As filed with the Securities and Exchange Commission on December 2, 2020

Registration No. 333-250132

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1. TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Innovative Payment Solutions, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	5961	33-1230229
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

19355 Business Center Drive, #9

Northridge, California 91324

(818) 864-8404

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

William Corbett

Chief Executive Officer and

Interim Chief Financial Officer

Innovative Payment Solutions, Inc.

19355 Business Center Drive, #9

Northridge, California 91324

(818) 864-8404

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leslie Marlow, Esq.

Hank Gracin, Esq.

Patrick J. Egan, Esq.
Gracin & Marlow, LLP

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174

(212) 907-6457

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)

Shares of common stock, par value $0.0001 per share, issuable upon conversion of secured convertible notes (2)	15,714, 287	$0.033	$518,572	$56.57

Shares of common stock, par value $0.0001 per share, issuable upon conversion of unsecured convertible notes (2)	20,636,003	$0.033	$680,989	$74.30

Shares of common stock, par value $0.0001 per share, issuable upon exercise of warrants (3)	33,045,715	$0.05	$1,652,286	$180.27
Total	69,396,005		$2,851,847	$311.14

(1)	Represents the maximum number of shares of common stock offered by the selling stockholders named in this registration statement. Includes such indeterminate number of additional shares of common stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction, including, but not limited to, as a result of the anti-dilution provisions contained in the convertible notes.
(2)	Represents shares of the registrant’s common stock issuable upon conversion of convertible notes or upon exercise of the warrants previously issued or issuable to the selling stockholders named in this registration statement.
(3)	Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share of the common stock issuable upon conversion of secured convertible notes is $0.033, which is the closing sale price of the shares of common stock on November 27, 2020 as reported on the OTCQB Venture Market. Pursuant to Rule 457(g) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share of the common stock issuable upon exercise of the warrants is $0.05, which is based upon the higher of (i) the price at which the warrants may be exercised ($0.05), and (ii) $0.033, which is the closing sale price of the shares of common stock on November 27, 2020 as reported on the OTCQB Venture Market.
(4)	Calculated by multiplying the estimated aggregate offering price of securities to be registered by 0.00010910.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED December 2, 2020

PROSPECTUS

69,396,005 Shares of Common Stock

This prospectus relates to the offering and resale by the selling stockholders (the “Selling Stockholders”) identified herein of up to 69,396,005 shares (the “Shares”) of the common stock, par value $0.0001 (the “common stock”) of Innovative Payment Solutions, Inc. (“IPSI,” the “Company,” “we,” “our,” or “us”), a Nevada corporation, which includes: (i) 15,714,287 shares of common stock issuable upon conversion of two Original Issue Discount 10% Senior Secured Convertible Notes (the “Secured Notes”); (ii) 20,636,003 shares of common stock issuable upon conversion of Original Issue Discount 10% Notes (the “Unsecured Notes”) (the Secured Notes and the Unsecured Notes are hereinafter collectively referred to as the “Notes”); (iii) 33,045,715 shares of the Company’s common stock underlying five (5) five-year warrants (the “Warrants”) to purchase 33,045,715 shares of our common stock. We are registering the resale shares of common stock issuable upon conversion of the Notes and exercise of the Warrants pursuant to the securities purchase agreement (the “Securities Purchase Agreement”) and the registration rights agreement (“Registration Rights Agreement”) that we entered into with the Selling Stockholders on August 3, 2020, August 5, 2020, September 17, 2020, September 24, 2020 and November 25, 2020. See the section of this prospectus entitled “The Private Placement” for a description of the Private Placement, and the section of this prospectus entitled “Selling Stockholders” for additional information regarding the Selling Stockholders.

We are not selling any Shares in this offering. We, therefore, will not receive any proceeds from the sale of the Shares by the Selling Stockholders. However, we may receive gross proceeds upon the exercise of the Warrants if exercised for cash.

The Selling Stockholders may sell the Shares described in this prospectus in a number of different ways and at varying prices. The prices at which the Selling Stockholders may sell the Shares in this offering will be determined by the prevailing market price for the shares of our common stock or in negotiated transactions. See “Plan of Distribution” for more information about how the Selling Stockholders may sell the Shares being registered pursuant to this prospectus. The Selling Stockholders each may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended. The Selling Stockholders has informed us that it does not currently have any agreement or understanding, directly or indirectly, with any person to distribute the Shares.

We have agreed to pay the expenses of the registration of the shares of our common stock offered and sold under the registration statement by the Selling Stockholders. The Selling Stockholders will pay any underwriting discounts, commissions and transfer taxes applicable to the shares of common stock sold by it.

Our common stock issued is traded on the OTCQB under the symbol “IPSI”. On November 27, 2020, the last reported sale price of our common stock on the OTCQB was $0.033.

Investing in our securities involves various risks. See “Risk Factors” beginning on page 5 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 2, 2020

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the common stock offered under this prospectus. The registration statement, including the exhibits, can be read on our website and the website of the Securities and Exchange Commission. See “Where You Can Find More Information.”

Information contained in, and that can be accessed through, our web site www.innovatepaysolve.com shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by any prospective investors for the purposes of determining whether to purchase the Shares offered hereunder.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that includes information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “may,” “should,” “would,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “continue,” “plan,” “potential” and similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus or incorporated herein by reference.

You should read this prospectus and the documents we have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents.

Risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from those expressed or implied in our written or oral forward-looking statements may be found in this prospectus under the heading “Risk Factors”.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus particularly our forward-looking statements, by these cautionary statements.

INDUSTRY AND MARKET DATA

This prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

ii

PROSPECTUS SUMMARY

Company Overview

We are a provider of next generation physical and virtual payment services that we initially introduced to the Mexican market in the third quarter of 2014 and expanded to the United States during 2019. Since the sale of our Mexican operations on December 31, 2019, our focus has been to provide our services solely in the United States, initially in Southern California. We offer an integrated network of kiosks, terminals and payment channels that enable consumers to deposit cash, convert it into a digital form and remit the funds to any merchant in our network quickly and securely. Our goal is to help consumers and merchants connect more efficiently in markets and consumer segments that are largely cash-based and lack convenient alternatives for consumers to pay for goods and services in physical, online and mobile environments. For example, we license technology that can be used to pay bills, add minutes to mobile phones, purchase transportation tickets, shop online, buy digital services or send money to third parties.

On August 5, 2019, we entered into a Stock Purchase Agreement (“SPA”) with Vivi Holdings, Inc. (“Vivi Holdings”) to sell to Vivi Holdings, our Mexican operations for 2,250,000 shares of Vivi Holdings common stock (the “Stock Sale”), of which nine percent (9%) was allocated as follows: five percent (5%) Gaston Pereira, two and one-half percent (2.5%) Andrey Novikov, and one and one-half percent (1.5%) Joseph Abrams. The sale of the Mexican operations pursuant to the SPA was closed on December 31, 2019 after, among other things, the receipt of a final fairness opinion and the approval of our shareholders. We no longer have any business operations in Mexico and our business is now wholly focused on our U.S. operations based in Northridge, California.

In making our decision to enter into the SPA, we took into account, among other things: the business outlook of our operations in Mexico; our inability to raise sufficient capital from the public market; the current and future competitive environment for our Mexican operations; our current weak financial viability; and the weak public market to raise necessary capital to further develop our business and fulfill our business plan.

We intend to continue to expand our operations in the United States with a focus initially on southern California. We are also exploring acquisition opportunities that we believe will be accretive to our business.

We offer a simple payment solution for consumers and businesses. We have plans to roll out 50 kiosks in Southern California to provide digital payments for the unbanked and underbanked using self-service kiosks and an E-wallet ecosystem. The kiosks are currently located in our warehouses in Southern California awaiting installation. Due to measures imposed by the state and local governments in areas affected by COVID-19, businesses have been suspended due to quarantine intended to contain the pandemic and many people have been forced to work from home in those areas. As a result, installation of our network of kiosks, terminals and payment channels in Southern California has been delayed, which has had an adverse impact on our business and financial condition and has hampered our ability to generate revenue and access usual sources of liquidity on reasonable terms.

Our Corporate History and Background

We were incorporated on September 25, 2013 under the laws of the State of Nevada originally under the name Asiya Pearls, Inc. On May 27, 2016, Asiya Pearls, Inc. filed a Certificate of Amendment to its Articles of Incorporation to change its name from Asiya Pearls, Inc. to QPAGOS.

Qpagos Corporation was incorporated on May 1, 2015 under the laws of Delaware under the name Qpagos Corporation as the holding company for its two 99.9% owned operating subsidiaries, QPagos, S.A.P.I. de C.V. (“Qpagos Mexico”) and Redpag Electrónicos S.A.P.I. de C.V. (“Redpag”). Each of these entities were incorporated in November 2013 in Mexico.

Qpagos Mexico was formed to process payment transactions for service providers it contracts with as well as provide electronic payment solutions to multiple clients in several industry segments including retail, financial transportation and government; and Redpag was formed to deploy and operate kiosks as a distributor of Qpagos Mexico.

On August 31, 2015, QPAGOS Corporation entered into various agreements with the shareholders of Qpagos Mexico and Redpag to give effect to a reverse merger transaction (the “Reverse Merger’’). Pursuant to the Reverse Merger, the majority of the shareholders of Qpagos Mexico and Redpag effectively received shares in Qpagos Corporation, through various consulting and management agreements entered into with Qpagos Corporation and sold an effective 99.996% and 99.990% of the outstanding shares in Qpagos Mexico and Redpag, respectively to Qpagos Corporation. The series of transactions closed effective August 31, 2015. Upon the close of the Reverse Merger, Qpagos Corporation became the parent of Qpagos Mexico and Redpag and assumed the operations of these two companies as its sole business.

On May 12, 2016, Qpagos Corporation entered into an Agreement and Plan of Merger (the “Merger Agreement”) with QPAGOS and QPAGOS Merge, Inc., a Delaware corporation and wholly owned subsidiary of QPAGOS (“Merger Sub”). Pursuant to the Merger Agreement, on May 12, 2016 Qpagos Corporation and Merger Sub merged (the “Merger”), and Qpagos Corporation continued as the surviving corporation of the Merger and became a wholly owned subsidiary of QPAGOS. As a result of the Merger, each outstanding share of Qpagos Corporation common stock was converted into the right to receive two shares of QPAGOS common stock as set forth in the Merger Agreement. Under the terms of the Merger Agreement, we issued, and Qpagos Corporation stockholders received in a tax-free exchange, shares of our common stock such that Qpagos Corporation stockholders owned approximately 91% of our company immediately after the Merger. In addition, each outstanding warrant of Qpagos Corporation was assumed by us and converted into a warrant to acquire a number of shares of our common stock equal to twice the number of shares of common stock of Qpagos Corporation subject to the warrant immediately before the effective time of the Merger at an exercise price per share of Company common stock equal to 50% of the warrant exercise price for Qpagos Corporation common stock. There were no options outstanding in Qpagos Corporation prior to the merger.

On November 1, 2019, we changed our name from QPAGOS to Innovative Payment Solutions, Inc. On October 31, 2019, we also filed a Certificate of Change with the Secretary of State of the State of Nevada to effect a reverse split of our common stock at a ratio of 1-for-10 (the “Reverse Stock Split”), effective on November 1, 2019. As a result of the Reverse Stock Split, each ten (10) pre-split shares of common stock outstanding were automatically combined into one (1) new share of common stock. Unless otherwise stated, all share and per share numbers in the Annual Report on Form 10-K have been adjusted to reflect the Reverse Stock Split.

On December 31, 2019, we consummated the disposal of Qpagos Corporation, including the two Mexican subsidiaries, Qpagos Mexico and Redpag in exchange for 2,250,000 shares of common stock of Vivi Holdings, of which nine percent (9%) was allocated to the following: Gaston Pereira (5%), Andrey Novikov (2.5%), and Joseph Abrams (1.5%). The transaction contemplated by the SPA was closed on December 31, 2019 after the satisfaction of customary conditions, the receipt of a final fairness opinion and the approval of our shareholders. We no longer have any business operations in Mexico; however we have retained our U.S. operations based in Northridge, California.

Our principal offices are located at 19355 Business Center Drive, #9, Northridge, California 91324, and our telephone number at that office is (818) 864-8404.

Our Strategy

We offer a simple payment solution for consumers and businesses. We have plans to roll out 50 kiosks in Southern California to provide digital payments for the unbanked and underbanked using self-service kiosks and an E-wallet ecosystem. The kiosks are currently located in our warehouses in Southern California awaiting installation. Due to measures imposed by the state and local governments in areas affected by COVID-19, businesses have been suspended due to quarantine intended to contain the pandemic and many people have been forced to work from home in those areas. As a result, installation of our network of kiosks, terminals and payment channels in Southern California has been delayed, which has had an adverse impact on our business and financial condition and has hampered our ability to generate revenue and access usual sources of liquidity on reasonable terms.

Our mission is to pivot from the four year experience we had with our Mexican kiosks and build out a US only kiosk network in Southern California that will allow the majority of the Southern California market to transfer money to Mexico cheaper than their current options and make payments to Mexican vendors as well.

The launch of the kiosks in Southern California will be directed toward the heavily trafficked Mexican grocery stores, convenience stores, check cashing businesses, and gas stations. Our goal is to develop a distribution network of kiosks that allow our clients to enhance their customer experience by combining mobile and hardware interfaces, such as mobile wallets, coupled with self-service kiosks into a seamless customer centric ecosystem.

Business Model

Our primary source of revenue is expected to come from commissions and fees. We also expect to derive revenue from a second screen on the kiosks which will be an ad driven revenue producer. Over the last four years we proved the model, with over $11 million in revenue last year and two million Mexican subscribers using the kiosks regularly. This experience and the vending partnerships established in those machines should facilitate the roll-out of our company owned machines in Southern California. This coupled with US vending additions such as micro loans, money transmitting opportunities (a $30 billion business), lotto tickets, and the built- in Mexican vendors, gives us what we believe to be the total solution for the Mexican consumer population in Southern California. After the launch of the 50 kiosks in a small designated Los Angeles area, we anticipate having a sophisticated distribution network of over 500 kiosks in California, Texas and Florida. With this initial launch in Southern California we will own the first 50 machines and the retailer will receive 20% of the fees as commission. Alternatively, we may sell the kiosks to retailers for a unit price of approximately $6,000 and in return receive 30% of the revenues.

Distribution Network

We are developing a distribution network along two verticals; 1) An agent network of independent businesses with high customer traffic in which our kiosks will be deployed generating additional revenue for them; 2) Retailers that wish to decongest long lines and shift service payments to self-service kiosks.

Sales and marketing

We participate in special local events and exhibitions and provide promo materials to distribute to retailers. We intend to direct advertisements to the mainly Spanish speaking customers in Southern California, along with our Spanish speaking employees that can educate and demonstrate services at the kiosks. We expect this will add tremendously to acceptance and word of mouth advertising in the respective neighborhoods.

Competition

The payment service business is highly competitive and continued growth depends on our ability to compete effectively. Although we don’t face direct competition in the form of kiosks, companies like Western Union, Money Gram, Wells Fargo, dominate the money remittance, wiring business. However, with the E wallet, our customer has the ability to deposit money into the kiosks and consequently creating their own digital wallet bank on our network.

Employees

As of November 1, 2020, Innovative Payment Solutions had two full time employees, which are its chief executive officer and chief technical officer.

Corporate Information

Our principal offices are located at 19355 Business Center Drive, #9, Northridge, California 91324, and our telephone number at that office is (818) 864-8404.

Available Information

We have included our website address as a factual reference and do not intend it to be an active link to our website. We make available on our website, www.innovatepaysolve.com our Annual Reports on Form 10-K, quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. These reports are available free of charge through the investor relations page of our internet website as soon as reasonably practicable after those reports are filed with the SEC.

THE OFFERING

Issuer:	Innovative Payment Solutions, Inc., a Nevada corporation

Securities offered by the Selling Stockholders	69,396,005 shares of our common stock

Total Common Stock outstanding after this offering	260,517,344 shares of common stock; assuming all of the Shares offered in this offering are issued upon conversion of the Notes and exercise of the Warrants

Use of Proceeds	We will not receive any proceeds from the sale of the Shares covered by this prospectus. However, we may receive gross proceeds upon the exercise of the Warrants if exercised for cash. See “Use of Proceeds”.

Risk Factors	Investing in our securities involves a high degree of risk. For a discussion of factors to consider before deciding to invest in our securities, you should carefully review and consider the “Risk Factors” section of this prospectus beginning on page 5 of this prospectus.

RISK FACTORS

Investing in our common stock involves a high degree of risk, and you should be able to bear the complete loss of your investment. You should carefully consider the risks described below, the other information in this prospectus and the documents incorporated by reference herein when evaluating our company and our business. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline and investors could lose all or a part of the money paid to buy our common stock

RISKS RELATING TO OUR BUSINESS

Risks Relating to Our Business and Industry

We have had very limited operations to date with our new business model.

In December 2019, we sold our Mexican operations and are now focused on operations in the United States. To date, as a result of COVID-19 business closures the installation of our network of kiosks, terminals and payment channels in Southern California has been delayed, and we have not yet installed any kiosks in the United States. As such, we have a very limited operating history. We have yet to demonstrate our ability to overcome the risks frequently encountered in the payment services industry in the United States and are still subject to many of the risks common to early stage companies, including the uncertainty as to our ability to implement our business plan, market acceptance of our proposed business and services, under-capitalization, cash shortages, limitations with respect to personnel, financing and other resources and uncertainty of our ability to generate revenues. There is no assurance that our activities will be successful or will result in any revenues or profit, and the likelihood of our success must be considered in light of the stage of our development. There can be no assurance that we will be able to consummate our business strategy and plans, or that financial, technological, market, or other limitations may force us to modify, alter, significantly delay, or significantly impede the implementation of such plans. We have insufficient results for investors to use to identify historical trends. Investors should consider our prospects in light of the risk, expenses and difficulties we will encounter as an early stage company. Our revenue and income potential is unproven and our business model is continually evolving. We are subject to the risks inherent to the operation of a new business enterprise, and cannot assure you that we will be able to successfully address these risks.

Our consolidated financial statements have been prepared assuming that it will continue as a going concern.

Our operating losses, negative cash flows from operations and limited alternative sources of revenue raise substantial doubt about our ability to continue as a going concern. Our auditors have issued a going concern opinion on our financial statements for the years ended December 31, 2018 and 2019, expressing substantial doubt that we can continue as an ongoing business for the twelve month period subsequent to the issuance of their report. The consolidated financial statements for the year ended December 31, 2019 do not include any adjustments that might result from the outcome of this uncertainty. If we cannot raise adequate capital on acceptable terms or generate sufficient revenue from operations, we will need to revise our business plans.

We may continue to generate operating losses and experience negative cash flows and it is uncertain whether we will achieve profitability.

For the nine months ended September 30, 2020 and 2019, we incurred a net loss of $4,082,507 and $3,532,596, respectively. We have an accumulated deficit of $26,267,538 through September 30, 2020. For the years ended December 31, 2019 and 2018, we incurred a net loss of $3,729,106 and $5,067,734, respectively. We expect to continue to incur operating losses until such time, if ever, as we are able to achieve sufficient levels of revenue from operations. There can be no assurance that we will ever generate significant sales or achieve profitability. Accordingly, the extent of future losses and the time required to achieve profitability, if ever, cannot be predicted at this point.

We also expect to experience negative cash flows for the foreseeable future as we fund our operating losses. As a result, we will need to generate significant revenues or raise additional financing in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability would likely negatively impact the value of our securities and financing activities.

The COVID-19 Pandemic has caused a delay in our roll out plans which has negatively impacted our operations and results of operations.

The COVID-19 pandemic has required our management to focus their attention primarily on responding to the challenges presented by the pandemic, including ensuring continuous operations, and adjusting our operations to address changes in the virtual payments industry. Due to measures imposed by the local governments in areas affected by COVID-19, businesses have been suspended due to quarantine intended to contain this outbreak and many people have been forced to work from home in those areas. As a result, installation of our network of kiosks, terminals and payment channels in Southern California has been delayed, which has had an adverse impact on our business and financial condition and has hampered its ability to generate revenue and access usual sources of liquidity on reasonable terms.

We will need substantial additional funding and may be unable to raise capital when needed, which would force us to delay, reduce or eliminate our product development programs or commercialization efforts.

As of September 30, 2020, we had cash and cash equivalents of $124,404. We believe that based on our current operating plan, our existing cash and cash equivalents will not be sufficient to enable us to fund our operations; our debt and other obligations; and our capital expenditure requirements for at least the next twelve months. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” above. We will need additional funds to meet our obligations and fund operations. Additional equity or debt financing, or corporate collaboration and licensing arrangements, may not be available on acceptable terms, if at all, particularly in the current economic environment. If adequate funds are not available, we may be required to delay, reduce the scope of or eliminate one or more of our research and development programs.

Until such time, if ever, as we can generate substantial product revenues, we will be required to finance our cash needs through public or private equity offerings, debt financings and corporate collaboration and licensing arrangements. If we raise additional funds by issuing equity securities, our stockholders may experience dilution. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. Any debt financing or additional equity that we may raise may contain terms, such as liquidation and other preferences, that are not favorable to us or our stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish valuable rights to our technologies, research programs or product candidates or grant licenses on terms that may not be favorable to us.

If we cannot establish profitable operations, we will need to raise additional capital to fully implement our business plan, which may not be available on commercially reasonable terms, or at all, and which may dilute your investment.

Achieving and sustaining profitability will require us to increase our revenues and manage our operating and administrative expenses. We cannot guarantee that we will be successful in achieving profitability. If we are unable to generate sufficient revenues to pay our expenses and our existing sources of cash and cash flows are otherwise insufficient to fund our activities, we will need to raise additional funds to continue our operations and in order to fully implement our business plan. If we do not generate such revenue from operations, we may be forced to limit our expansion. Furthermore, if we issue equity or debt securities to raise additional funds, our existing stockholders, may experience dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. If we are unsuccessful in achieving profitability, and we cannot obtain additional funds on commercially reasonable terms or at all, we may be required to curtail significantly or cease our operations, which could result in the loss to investors of their investment in our securities.

We have identified material weaknesses in our internal controls, and we cannot provide assurances that these weaknesses will be effectively remediated or that additional material weaknesses will not occur in the future. If our internal control over financial reporting or our disclosure controls and procedures are not effective, we may not be able to accurately report our financial results, prevent fraud, or file our periodic reports in a timely manner, which may cause investors to lose confidence in our reported financial information and may lead to a decline in our stock price.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a- 15(f) under the Exchange Act. We have identified material weaknesses in our internal controls with respect to our segregation of duties and our limited resources and our insufficient controls over review of accounting for certain complex transactions therefore our disclosure controls and procedures are not effective in providing material information required to be included in our periodic SEC filings on a timely basis and to ensure that information required to be disclosed in our periodic SEC filings is accumulated and communicated to our management to allow timely decisions regarding required disclosure about our internal control over financial reporting. Due to limited staffing, we are not always able to detect errors or omissions in financial reporting. If we fail to comply with the rules under Sarbanes-Oxley related to disclosure controls and procedures in the future, or, if we continue to have material weaknesses and other deficiencies in our internal control and accounting procedures and disclosure controls and procedures, our stock price could decline significantly and raising capital could be more difficult. If additional material weaknesses or significant deficiencies are discovered or if we otherwise fail to address the adequacy of our internal control and disclosure controls and procedures our business may be harmed. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our securities could drop significantly.

The failure to comply with the terms of the Secured Notes could result in a default under the terms of the notes and, if uncured, it could potentially result in action against our pledged assets.

The Secured Notes are secured by a lien on all of our assets. If we fail to comply with the terms of the Secured Notes and/or the related agreements, the note holder could declare a note default and if the default were to remain uncured, the secured creditors would have the right to proceed against any or all of the collateral securing their Secured Notes. Any action by our secured or unsecured creditors to proceed against our assets would likely have a serious disruptive effect on our business operations.

To date we have not successfully generated sufficient revenue to pay our operating expenses and have relied on proceeds from recent note issuances to pay the deficiency.

As of September 30, 2020, we have outstanding convertible debt in the principal amount of $597,410, net of unamortized discount of $930,672, pursuant to the terms of various notes that we issued. Subsequent to September 30, 2020, we issued unsecured convertible notes in the principal amounts of $28,600 and $286,000 to Mark Geist and Bellridge Capital , LP, respectively. To date, we have not generated sufficient revenue to pay the balances owed under these notes and provide sufficient working capital to run our business. The outstanding principal amount of the notes is convertible at any time and from time to time at the election of the holder after certain periods of time into shares of our common stock at discounts to the market price of our common stock. In addition, upon the occurrence and during the continuation of an Event of Default (as defined in the notes), the notes each will become immediately due and payable and we have agreed to pay additional default interest rates. Upon conversion of these notes, our current shareholders will suffer dilution, which could be significant.

Servicing our debt requires a significant amount of cash. Our ability to generate sufficient cash to service our debt depends on many factors beyond our control.

Our ability to make payments on and to refinance our debt, to fund planned capital expenditures and to maintain sufficient working capital depends on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations or from other sources in an amount sufficient to enable us to service our debt or to fund our other liquidity needs. If our cash flow and capital resources are insufficient to allow us to make scheduled payments on our debt, we may need to seek additional capital or restructure or refinance all or a portion of our debt on or before the maturity thereof, any of which could have a material adverse effect on our business, financial condition or results of operations. We cannot assure you that we will be able to refinance any of our debt on commercially reasonable terms or at all, or that the terms of that debt will allow any of the above alternative measures or that these measures would satisfy our scheduled debt service obligations. If we are unable to generate sufficient cash flow to repay or refinance our debt on favorable terms, it could significantly adversely affect our financial condition and the value of our outstanding debt. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. There can be no assurance that we will be able to obtain any financing when needed.

Covenant restrictions under our indebtedness may limit our ability to operate our business.

The Notes contain, and our future indebtedness agreements may contain covenants that restrict our ability to finance future operations or capital needs or to engage in other business activities. The Notes restrict our ability to:

●	incur, assume or guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom other than Permitted Indebtedness (as defined in the Notes);

●	repurchase capital stock;

●	repay any Indebtedness other than the Secured Notes or Permitted Indebtedness or make other restricted payments including, without limitation, paying dividends and making investments;

●	create liens;

●	sell or otherwise dispose of assets; and

●	enter into transactions with affiliates.

Our failure to fulfill all of our registration requirements may cause us to suffer liquidated damages, which may be very costly.

Pursuant to the terms of the Registration Rights Agreements that we entered into in connection with the Notes and Warrants we are required to file a registration statement with respect to securities issued to the note holders upon their request within a certain time period, the registration statement must be declared effective within 105 days of the closing of the issuance of the Notes and Warrants and maintain the effectiveness of such registration statement. If we fail to do so we could be required to pay liquidated damages. The failure to do so could result in the payment of damages by us. There can be no assurance as to when this registration statement will be declared effective or that we will be able to maintain the effectiveness of any registration statement, and therefore there can be no assurance that we will not incur damages under the various Registration Rights Agreements.

The payment services industry is highly competitive, and many of our competitors are larger and have greater financial and other resources.

The payment services industry is highly competitive, and our continued growth depends on our ability to compete effectively with both traditional and non-traditional payment service providers. Although we do not currently face direct competition from any competitor in exactly the same kiosk-based line of business as ours, we currently expect to face competition from a variety of financial and non-financial business groups which include retail banks, non-traditional payment service providers, such as retailers, like 7-Eleven and Walmart which provide mobile top-up services, and mobile network operators, traditional kiosk and terminal operators and electronic payment system operators, as well as other companies that provide various forms of payment services, including electronic payment and payment processing services. Competitors in our industry seek to differentiate themselves by features and functionalities such as speed, convenience, network size, accessibility, hours of operation, reliability and price. A significant number of these competitors have greater financial, technological and marketing resources than we have, operate robust networks and are highly regarded by consumers.

There is uncertainty as to market acceptance of our technology and services.

We have conducted our own research into the markets for our services; however, because we are a new entrant into the market, we cannot guarantee market acceptance of our services and have somewhat limited information on which to estimate our anticipated level of sales. Our services require consumers and service providers to adopt our technology. Our industry is susceptible to rapid technological developments and there can be no assurance that we will be able to match any new technological advances. If we are unable to match the technological changes in the needs of our customers the demand for our products will be reduced.

We rely on an outside vendor for the supply of key kiosk parts and the partial or complete loss of this supplier could cause customer supply or production delays and as a result potentially a loss of revenues.

We currently rely on a vendor to manufacture substantial portions of critical hardware that are used with or included in our kiosks. Although we do not believe the contract is material to us because there are other vendors that could supply the hardware required for the kiosks, we do not have a contract with any other vendors and therefore, if our present vendor was to delay or terminate its performance, our business could be disrupted.

Although we may add or change our vendors in the future, our reliance on vendors is expected to continue and involves other risks, including our limited control over the availability of components, delivery schedules, pricing and product quality. We may also experience delays, additional expenses and lost sales as a result of our dependency upon outside vendors. If the outside vendors on which we rely are not able to supply us with needed products or parts, or were to cease or interrupt production, and if other existing vendors were also unable to supply us in a timely manner, or on comparable terms, our business could be materially adversely impacted.

Our reliance on outside vendors for our kiosk hardware involves several risks, including the following:

●	there are a number of reasons our suppliers of required parts may cease or interrupt production or otherwise fail to supply us with an adequate supply of required parts, including contractual disputes with our supplier or adverse financial developments at or affecting the supplier;

●	we have reduced control over the pricing of third party-supplied materials, and our suppliers may be unable or unwilling to supply us with required materials on commercially acceptable terms, or at all;

●	we have reduced control over the timely delivery of third party-supplied materials; and

●	our suppliers may be unable to develop technologically advanced products to support our growth and development of new systems.

Disruptions in international trade and finance or in transportation also may have a material adverse effect on our business, financial condition and results of operation. Any significant disruption in our operations for any reason, such as regulatory requirements, scheduling delays, quality control problems, loss of certifications, power interruptions, fires, hurricanes, war or threats of terrorism, labor strikes, contract disputes, could adversely affect our sales and customer relationships. In addition, in the event of a breach of law by a vendor based outside of the U.S. or a breach of a contractual obligation that has an adverse effect upon our operations, we may have little or no recourse because all of our vendors’ assets could be located in a foreign country, such as Russia, Italy, Germany, Canada or the People’s Republic of China where it may not be possible to effect service of process and uncertainty exists as to whether the courts in such foreign jurisdiction would recognize or enforce a judgment of a U.S. court obtained against the vendor.

We are subject to the economic risk and business cycles of our merchants and agents and the overall level of consumer spending.

The payment services industry depends heavily on the overall level of consumer spending. We are exposed to general economic conditions that affect consumer confidence, consumer spending, consumer discretionary income or changes in consumer purchasing habits. Economic factors such as employment levels, business conditions, energy and fuel costs, interest rates, and inflation rate could reduce consumer spending or change consumer purchasing habits. A reduction in the amount of consumer spending could result in a decrease in our revenue and profits. If our merchants make fewer sales of their products and services using our services or consumers spend less money per transaction, we will have fewer transactions to process at lower amounts, resulting in lower revenue. Weakening in the Mexican economy could have a negative impact on our merchants, as well as consumers who purchase products and services using our payment processing systems, which could, in turn, negatively impact our business, financial condition and results of operations, particularly if the recessionary environment disproportionately affects some of the market segments that represent a larger portion of our payment processing volume. In addition, these factors could force some of our merchants and/or agents to liquidate their operations or go bankrupt, or could cause our agents to reduce the number of their locations or hours of operation, resulting in reduced transaction volumes. We also have a certain amount of fixed costs, including salaries and rent, which could limit our ability to adjust costs and respond quickly to changes affecting the economy and our business.

If consumer confidence in our business deteriorates, our business, financial condition and results of operations could be adversely affected.

Our business is built on consumers’ confidence in our brands, as well as our ability to provide fast, reliable payment services. As a consumer business, the strength of our brand and reputation are of paramount importance to us. A number of factors could adversely affect consumer confidence in our brand, many of which are beyond our control, and could have an adverse impact on our results of operations. These factors include:

●	any regulatory action or investigation against us;

●	any significant interruption to our systems and operations; and

●	any breach of our security systems or any compromises of consumer data.

A decline in the use of cash as a means of payment may result in a decline in the use of our kiosks and terminals.

We believe that consumers making cash payments are more likely to use our kiosks and terminals than where alternative payment methods are available. As a result, we believe that our profitability depends on the use of cash as a means of payment. During the COVID-19 pandemic the use of cash has been discouraged by some local governmental authorities and health experts. There can be no assurance that over time, the prevalence of cash payments in Southern California will not decline as a greater percentage of the population adopts credit and debit card payments and electronic banking. The shift from cash payments to credit and debit card payments and electronic banking could reduce our market share and payment volumes and may have a material adverse effect on our business, financial condition and results of operations.

Our business operations are geographically concentrated and could be significantly affected by any adverse change in the regions in which we operate.

Our business operations are now solely in the United States. Because to date we plan to derive all of our total revenues from our operations in United States and expect to continue to derive a significant portion of our revenue from operations solely in the United States for the near future, our business is exposed to adverse regulatory and competitive changes, economic downturns and changes in political conditions in the United States. Moreover, due to the concentration of our businesses in the United States, our business is less diversified and, accordingly, is subject to regional risks.

We are not currently subject to extensive government regulation; however, we could be subject to extensive government regulation, and there can be no guarantee that new regulations applicable to our business will not be enacted.

Currently our business is not impacted by government regulation; however, we may be subject to a variety of regulations aimed at preventing money laundering and financing criminal activity and terrorism, financial services regulations, payment services regulations, consumer protection laws, currency control regulations, advertising laws and privacy and data protection laws and therefore experience periodic investigations by various regulatory authorities in connection with the same, which may sometimes result in monetary or other sanctions being imposed on us. Many of these laws and regulations are constantly evolving, and are often unclear and inconsistent with other applicable laws and regulations, making compliance challenging and increasing our related operating costs and legal risks. In particular, there has been increased public attention and heightened legislation and regulations regarding money laundering and terrorist financing. We may have to make significant judgment calls in applying anti-money laundering legislation and risk being found in non-compliance with such laws.

We may not be able to complete or integrate successfully any potential future acquisitions, partnerships or joint ventures.

From time-to-time, we may evaluate possible acquisition transactions, partnerships or joint ventures, some of which may be material. Potential future acquisitions, partnerships and joint ventures may pose significant risks to our existing operations if they cannot be successfully integrated. These projects would place additional demands on our managerial, operational, financial and other resources, create operational complexity requiring additional personnel and other resources and require enhanced control procedures. In addition, we may not be able to successfully finance or integrate any businesses, services or technologies that we acquire or with which we form a partnership or joint venture. Furthermore, the integration of any acquisition may divert management’s time and resources from our core business and disrupt our operations. Moreover, even if we were successful in integrating newly acquired assets, expected synergies or cost savings may not materialize, resulting in lower than expected benefits to us from such transactions. We may spend time and money on projects that do not increase our revenue. Additionally, when making acquisitions it may not be possible for us to conduct a detailed investigation of the nature of the assets being acquired due to, for instance, time constraints in making the decision and other factors. We may become responsible for additional liabilities or obligations not foreseen at the time of an acquisition. In addition, in connection with any acquisitions, we must comply with various antitrust requirements. It is possible that perceived or actual violations of these requirements could give rise to regulatory enforcement action or result in us not receiving all necessary approvals in order to complete a desired acquisition. To the extent we pay the purchase price of any acquisition in cash, it would reduce our cash reserves, and to the extent the purchase price is paid with our stock, it could be dilutive to our stockholders. To the extent we pay the purchase price with proceeds from the incurrence of debt, it would increase our level of indebtedness and could negatively affect our liquidity and restrict our operations. All of the above risks could have a material adverse effect on our business, results of operations, financial condition, and prospects.

As our business develops we will need to implement enhanced compliance processes, procedures and controls with respect to the rules and regulations that apply to our business.

Our success requires significant public confidence in our ability to handle large and growing payment volumes and amounts of consumer funds, as well as comply with applicable regulatory requirements. Any failure to manage consumer funds or to comply with applicable regulatory requirements could result in the imposition of fines, harm our reputation and significantly diminish use of our products. In addition, if we are not in compliance with anti-corruption laws and other laws governing the conduct of business with government entities and/or officials (including local laws), we may be subject to criminal and civil penalties and other remedial measures, which could have an adverse impact on our business, financial condition, results of operations and prospects.

If we cannot keep pace with rapid developments and change in our industry and provide new services to our clients, the use of our services could decline, reducing our revenues.

The payment services industry in which we operate is characterized by rapid technological change, new product and service introductions, evolving industry standards, changing customer needs and the entrance of more established market players seeking to expand into these businesses. In order to remain competitive, we continually seek to expand the services we offer and to develop new projects, including, for example, the electronic wallet. These projects carry risks, such as delays in delivery, performance problems and lack of customer acceptance. In our industry, these risks are acute. Any delay in the delivery of new services or the failure to differentiate our services or to accurately predict and address market demand could render our services less desirable, or even obsolete, to consumers. In addition, if alternative payment mechanisms become widely available, substituting our current products and services, and we do not develop and offer similar alternative payment mechanisms successfully and on a timely basis, our business and prospects could be adversely affected. Furthermore, we may be unable to recover the costs we have incurred in developing new services. Our development efforts could result in increased costs and we could also experience a loss in business that could reduce our earnings or could cause a loss of revenue if promised new services are not timely delivered to our clients, we are not able to compete effectively with our competitors’ or do not perform as anticipated. If we are unable to develop, adapt to or access technological changes or evolving industry standards on a timely and cost effective basis, our business, financial condition and results of operations could be materially adversely affected.

Our systems and our third party providers’ systems may fail due to factors beyond our control, which could interrupt our service, cause us to lose business and increase our costs.

We depend on the efficient and uninterrupted operation of numerous systems, including our computer systems, software and telecommunications networks, as well as the data centers that we lease from third parties. Our systems and operations, or those of our third party providers, could be exposed to damage or interruption from, among other things, fire, flood, natural disaster, power loss, telecommunications failure, vendor failure, unauthorized entry, improper operation and computer viruses. Substantial property and equipment loss, and disruption in operations, as well as any defects in our systems or those of third parties or other difficulties could expose us to liability and materially adversely impact our business, financial condition and results of operations. In addition, any outage or disruptive efforts to our data center would result in the failure of our computers and kiosks to operate and would, if for an extensive period of time, adversely impact our reputation, brand and future prospects.

Unauthorized disclosure of data, whether through cybersecurity breaches, computer viruses or otherwise, could expose us to liability, protracted and costly litigation and damage our reputation.

We store and/or transmit sensitive data, such as mobile phone numbers, and we have ultimate liability to our consumers for our failure to protect this data. If breaches occur our encryption of data and other protective measures may not prevent unauthorized disclosure of data. Unauthorized disclosure of data or a cybersecurity breach could harm our reputation and deter clients from using electronic payments as well as kiosks and terminals generally and our services specifically, increase our operating expenses in order to correct the breaches or failures, expose us to uninsured liability, increase our risk of regulatory scrutiny, subject us to lawsuits, result in the imposition of material penalties and fines by state authorities and otherwise materially adversely affect our business, financial condition and results of operations.

Customer complaints or negative publicity about our customer service could affect attractiveness of our services adversely and, as a result, could have an adverse effect on our business, financial condition and results of operations.

Customer complaints or negative publicity about our customer service could diminish consumer confidence in, and the attractiveness of, our services. Breaches of our consumers’ privacy and our security systems could have the same effect. We sometimes take measures to combat risks of fraud and breaches of privacy and security, such as freezing consumer funds, which could damage relations with our consumers. These measures heighten the need for prompt and attentive customer service to resolve irregularities and disputes. Effective customer service requires significant personnel expense, and this expense, if not managed properly, could impact our profitability significantly. Any inability by us to manage or train our customer service representatives properly could compromise our ability to handle customer complaints effectively. If we do not handle customer complaints effectively, our reputation may suffer, and we may lose our customers’ confidence, which could have a material adverse effect on our business, financial condition and results of operations.

Our payment system might be used for fraudulent, illegal or improper purposes, which could expose us to additional liability and harm our business.

Despite measures we have taken and continue to take, our payment system remains susceptible to potentially illegal or improper uses. These may include use of our payment services in connection with fraudulent sales of goods or services, illicit sales of prescription medications or controlled substances, software and other intellectual property piracy, money laundering, bank fraud and prohibited sales of restricted products. In the past there have been news articles on how organized crime groups have used other payment services to transfer money in the course of illegal transactions.

Criminals are using increasingly sophisticated methods to engage in illegal activities such as counterfeiting and fraud. It is possible that incidents of fraud could increase in the future. Our risk management policies and procedures may not be fully effective to identify, monitor and manage these risks. We are not able to monitor in each case the sources for our counterparties’ funds or the ways in which they use them. Increases in chargebacks or other liability could have a material adverse effect on our business, financial condition and results of operations. Furthermore, an increase in fraudulent transactions or publicity regarding chargeback disputes could harm our reputation and reduce consumer confidence in the use of our kiosks and electronic wallets.

We may not be able to successfully protect the intellectual property we license and may be subject to infringement claims.

We rely on a combination of contractual rights, copyright, trademark and trade secret laws to establish and protect our technology and the technology that we license. We customarily require our employees and independent contractors to execute confidentiality agreements or otherwise to agree to keep our proprietary information and the information we license confidential when their relationship with us begins. Typically, our employment contracts also include clauses requiring our employees to assign to us all of the inventions and intellectual property rights they develop in the course of their employment and to agree not to disclose our confidential information. Nevertheless, others, including our competitors, may independently develop similar technology to that licensed by us, duplicate our services or design around our intellectual property. Further, contractual arrangements may not prevent unauthorized disclosure of our confidential information or ensure an adequate remedy in the event of any unauthorized disclosure of our confidential information. Because of the limited protection and enforcement of intellectual property rights in Mexico, our intellectual property rights may not be as protected as they may be in more developed markets such as the United States. We may have to litigate to enforce or determine the scope or enforceability of our intellectual property rights (including trade secrets and know-how), which could be expensive, could cause a diversion of resources and may not prove successful. The loss of intellectual property protection could harm our business and ability to compete and could result in costly redesign efforts, discontinuance of certain service offerings or other competitive harm. Additionally, we do not hold any patents for our business model or our business processes, and we do not currently intend to obtain any such patents in Mexico, the United States or elsewhere.

We may also be subject to costly litigation in the event our services or the technology that we license are claimed to infringe, misappropriate or otherwise violate any third party’s intellectual property or proprietary rights. Such claims could include patent infringement, copyright infringement, trademark infringement, trade secret misappropriation or breach of licenses. We may not be able to successfully defend against such claims, which may result in a limitation on our ability to use the intellectual property subject to these claims and also might require us to redesign affected services, enter into costly settlement or license agreements, pay costly damage awards, or face a temporary or permanent injunction prohibiting us from marketing or selling certain of our services. In such circumstances, if we cannot or do not license the infringed technology on reasonable terms or substitute similar technology from another source, our revenue and earnings could be adversely impacted. Additionally, in recent years, non-practicing entities have been acquiring patents, making claims of patent infringement and attempting to extract settlements from companies in our industry. Even if we believe that such claims are without merit and successfully defend these claims, defending against such claims is time consuming and expensive and could result in the diversion of the time and attention of our management and employees.

We may use open source software in a manner that could be harmful to our business.

We use open source software in connection with our technology and services. The original developers of the open source code provide no warranties on such code. Moreover, some open source software licenses require users who distribute open source software as part of their software to publicly disclose all or part of the source code to such software and/or make available any derivative works of the open source code on unfavorable terms or at no cost. The use of such open source code may ultimately require us to replace certain code used in our products, pay a royalty to use some open source code or discontinue certain products. Any of the above requirements could be harmful to our business, financial condition and operations.

We do not have and may be unable to obtain sufficient insurance to protect ourselves from business risks.

While we hold certain mandatory types of insurance policies, we do not currently maintain insurance coverage for business interruption, property damage or loss of key management personnel, as we have been unable to obtain these on commercially acceptable terms. We do not hold insurance policies to cover for any losses resulting from counterparty and credit risks or fraudulent transactions. We also do not generally maintain separate funds or otherwise set aside reserves for most types of business-related risks. Accordingly, our lack of insurance coverage or reserves with respect to business-related risks may expose us to substantial losses, which could materially adversely affect our business, financial condition and results of operations.

In a dynamic industry like ours, the ability to attract, recruit, retain and develop qualified personnel is critical to our success and growth.

Our business functions at the intersection of rapidly changing technological, social, economic and regulatory developments that require a wide-ranging set of expertise and intellectual capital. In order for us to compete and grow successfully, we must attract, recruit, retain and develop the necessary personnel who can provide the needed expertise across the entire spectrum of our capital needs. This is particularly true with respect to qualified and experienced software engineers and IT staff, who are highly sought after. The market for such personnel is highly competitive, and we may not succeed in recruiting additional personnel or may fail to replace effectively current personnel who depart with qualified or effective successors. Our efforts to retain and develop personnel may result in significant additional expenses, which could adversely affect our profitability. We cannot assure you that we will be able to attract and retain qualified personnel in the future. Failure to retain or attract key personnel could have a material adverse effect on our business, financial condition and results of operations.

The substantial share ownership position of three of our largest stockholders may limit your ability to influence corporate matters.

As of November 27, 2020, three stockholders (exclusive of our officers and directors) own 56,331,966 shares of common stock, representing approximately 29% of the voting power of our issued share capital. As a result of this concentration of share ownership, the three stockholders have significant influence over certain matters submitted to our stockholders for approval. This concentration of ownership could delay, deter or prevent a change of control or other business combination, which could negatively impact the value of our shares. The interests of these three stockholders may not always coincide with the interests of our other stockholders.

Certain of our officers may have a conflict of interest.

Certain of our officers are currently working for our company on a part-time basis. One such officer also works at other jobs and has discretion to decide what time he devotes to our activities, which may result in a lack of availability when needed due to responsibilities at other jobs.

Risks Relating to our Securities

There is currently a limited public trading market for our common stock and one may never develop.

There currently is a limited public trading market for our securities, and it is not assured that any such public market will develop in the foreseeable future. Moreover, there can be no assurance that even if our common stock is approved for listing on an exchange or is quoted in the over-the-counter market in the future, that an active trading market will develop or be sustained. Therefore, we cannot predict the prices at which our common stock will trade in the future, if at all. As a result, our investors may have limited or no ability to liquidate their investments.

Trading in our common stock is conducted on the OTCQB, as we currently do not meet the initial listing criteria for any registered securities exchange. The OTCQB and OTC Markets are less recognized markets than the registered securities exchanges and is often characterized by low trading volume and significant price fluctuations. These and other factors may further impair our stockholders’ ability to sell their shares when they want to and/or could depress our stock price. As a result, stockholders could find it difficult to dispose of, or obtain accurate quotations of the price of our securities because smaller quantities of shares could be bought and sold, transactions could be delayed and security analyst and news coverage of our Company may be limited. If a public market for our common stock does develop, these factors could result in lower prices and larger spreads in the bid and ask prices for our shares of common stock.

The market price of our common stock may be highly volatile and such volatility could cause you to lose some or all of your investment.

The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

●	the announcement of new products or product enhancements by us or our competitors;

●	developments concerning intellectual property rights;

●	changes in legal, regulatory, and enforcement frameworks impacting our services;

●	variations in our and our competitors’ results of operations;

●	fluctuations in earnings estimates or recommendations by securities analysts, if our common stock is covered by analysts;

●	the results of intellectual property lawsuits;

●	future issuances of common stock or other securities;

●	the addition or departure of key personnel; and

●	general market conditions and other factors, including factors unrelated to our operating performance.

Further, the stock market has recently experienced extreme price and volume fluctuations. The volatility of our common stock could be further exacerbated due to low trading volume. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock and the loss of some or all of our investors’ investment.

Some or all of the “restricted” shares of our common stock held by our stockholders, including, but not limited to, shares issued in the Merger may be offered from time to time in the open market pursuant to an effective registration statement under the Securities Act, or without registration pursuant to Rule 144 promulgated thereunder, and these sales may have a depressive effect on the market price of our common stock.

Because our common stock may be a “penny stock,” it may be more difficult for investors to sell shares of our common stock, and the market price of our common stock may be adversely affected.

Our common stock may be a “penny stock” if, among other things, the stock price is below $5.00 per share, it is not listed on a national securities exchange, or it has not met certain net tangible asset or average revenue requirements. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. This risk-disclosure document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser’s written agreement to the purchase. Broker-dealers must also provide customers that hold penny stock in their accounts with such broker-dealer a monthly statement containing price and market information relating to the penny stock. If a penny stock is sold to an investor in violation of the penny stock rules, the investor may be able to cancel its purchase and get their money back.

If applicable, the penny stock rules may make it difficult for stockholders to sell their shares of our common stock. Because of the rules and restrictions applicable to a penny stock, there is less trading in penny stocks and the market price of our common stock may be adversely affected. Also, many brokers choose not to participate in penny stock transactions. Accordingly, stockholders may not always be able to resell their shares of our common stock publicly at times and prices that they feel are appropriate.

Because we became public by means of a reverse Merger, we may not be able to attract the attention of brokerage firms.

Additional risks may exist because we became public through a “Reverse Merger.” Securities analysts of brokerage firms may not provide coverage of our company since there is little incentive for brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct secondary offerings on our behalf in the future. In addition, if we were to attempt to up-list the listing of our securities on a national securities exchange we will likely be subject to additional listing requirements applicable to entities that became public through a “Reverse Merger.”

Compliance with the reporting requirements of federal securities laws can be expensive.

We are a public reporting company in the United States, and accordingly, subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act of 2002. The costs of preparing and filing annual and quarterly reports and other information with the SEC and furnishing audited reports to stockholders are substantial. If we do not provide current information about our company to market makers, they will not be able to trade our stock. Failure to comply with the applicable securities laws could result in private or governmental legal action against us or our officers and directors, which could have a detrimental impact on our business and financials, the value of our stock, and the ability of stockholders to resell their stock.

Our investors’ ownership may be diluted in the future.

In the future, we may issue additional authorized but previously unissued equity securities, resulting in the dilution of ownership interests of our present stockholders. We expect to need to issue a substantial number of shares of common stock or other securities convertible into or exercisable for common stock in connection with hiring or retaining employees, future acquisitions, raising additional capital in the future to fund our operations, and other business purposes. Additional shares of common stock issued by us in the future, including shares issued upon exercise of the warrants for which we are filing the registration statement for which this prospectus forms a part, will dilute an investor’s investment in the Company.

Our board of directors has historically had significant control over us and we have yet to establish committees comprised of independent directors.

We only have three directors. Because of such limited number of directors, each of our board members had significant control over all corporate issues. In addition, two of our three directors serve as our officers and also hold officer positions in IPSI. We have not established board committees comprised of independent members, and we do not have an audit or compensation committee comprised of independent directors. Our three directors performed these functions, despite not all being independent directors. Thus, there is potential conflict in that two of our directors were also engaged in management and participated in decisions concerning management compensation and audit issues that may affect management and IPSI’s performance.

We do not expect to pay dividends on our common stock in the foreseeable future.

We have not paid cash dividends on our common stock to date and we do not expect to pay dividends on our common stock for the foreseeable future, and we may never pay dividends. Consequently, the only opportunity for investors to achieve a return on their investment may be if an active trading market develops, and investors are able to sell their shares for a profit or if our business is sold at a price that enables investors to recognize a profit, neither of which we can guarantee will ever take place. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, and growth plans. See “Dividend Policy.”

We do not have an independent compensation committee, which presents the risk that compensation and benefits paid to those executive officers who are board members and other officers may not be commensurate with its financial performance.

A compensation committee consisting of independent directors is a safeguard against self-dealing by company executives. Our board of directors, is comprised of two executive officers and one other director, and absent an independent compensation committee currently determines the compensation and benefits of our executive officers, administers our employee stock and benefit plans, and reviews policies relating to the compensation and benefits of our employees. Our lack of an independent compensation committee presents the risk that our executive officers on the board may have influence over their personal compensation and benefits levels that may not be commensurate with its financial performance.

Limitations on director and officer liability and indemnification of our officers and directors by our certificate of incorporation and by-laws it may discourage stockholders from bringing suit against an officer or director.

Our certificate of incorporation and bylaws provide, with certain exceptions as permitted by Nevada law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director or officer, unless the director or officer committed both a breach of fiduciary duty and such breach was accompanied by intentional misconduct, fraud or knowing violation of law. These provisions may discourage stockholders from bringing suit against a director or officer for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on behalf of us against a director or officer.

We are responsible for the indemnification of our officers and directors.

Should our officers and/or directors require us to contribute to their defense in an action brought against them in their capacity as such, we may be required to spend significant amounts of our capital. Our certificate of incorporation and bylaws also provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of us. This indemnification policy could result in substantial expenditures, which we may be unable to recoup. If these expenditures are significant or involve issues which result in significant liability for our key personnel, we may be unable to continue operating as a going concern.

USE OF PROCEEDS

This prospectus relates to Shares that may be offered and sold from time to time by the Selling Stockholders. We will not receive any proceeds upon the sale of Shares by the Selling Stockholders in this offering. However, we may receive gross proceeds upon the exercise of the Warrants issued to the Selling Stockholders only if exercised for cash. See “Plan of Distribution” elsewhere in this prospectus for more information.

DIVIDEND POLICY

We have never declared nor paid any cash dividends on our common stock, and currently intend to retain all of our cash and any earnings for use in our business and, therefore, do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends on our common stock will be at the discretion of the Board of Directors and will be dependent upon our consolidated financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price it may sell the offered Shares (if any), and such sales may be made at prevailing market prices, or at privately negotiated prices.

THE PRIVATE PLACEMENTS

Between June and November 2020, we entered into the following private placement transactions (the “Private Placements” and each a “Private Placement”).

On August 3, 2020, we entered into a Securities Purchase Agreement (the “Mercer SPA”) with Mercer Street Global Opportunity Fund, LLC (“Mercer”), pursuant to which we received $350,000 in exchange for the issuance of:

●	an Original Issue Discount 10% Senior Secured Convertible Note (the “Mercer Note”) in the principal amount of $400,000; and

●	a five-year warrant (the “Mercer Warrant”) to purchase 11,428,571 shares of our common stock at an exercise price of $0.05 per share.

On August 5, 2020, we entered into a Securities Purchase Agreement (the “Pinz SPA”) with Pinz Capital Special Opportunities Fund, LP. (“Pinz”), pursuant to which we received $87,500 in exchange for the issuance of:

●	an Original Issue Discount 10% Senior Secured Convertible Note (the “Pinz Note”) in the principal amount of $100,000; and

●	a five-year warrant (the “Pinz Warrant”) to purchase 2,857,143 shares of our common stock at an exercise price of $0.05 per share.

On October 20, 2020, Pinz entered into an assignment and transfer agreement (the “Pinz Assignment Agreement”) with Cavalry Fund I LP (“Cavalry”), pursuant to which Pinz assigned and transferred all of its rights and obligations under the Pinz Note (hereinafter referred to as the “August 2020 Cavalry Note”), the Pinz Warrant (hereinafter referred to as the “August 2020 Cavalry Warrant”), a Registration Rights Agreement dated August 3, 2020 entered into with Pinz in connection with the Pinz SPA, and the Pinz SPA (hereinafter referred to as the “August 2020 Cavalry SPA”)

The Mercer Note and August 2020 Cavalry Note are hereinafter referred to collectively as the “Secured Notes.” The Mercer Warrant and August 2020 Cavalry Warrant are hereinafter referred to collectively as the “August Warrants.”

The Secured Notes mature in 12 months after issuance, bear interest at a rate of 10% per annum, and are initially convertible into shares of our common stock at a conversion price of $0.035 per share (as adjusted for stock splits, stock combinations, dilutive issuances and similar events).

The Secured Notes may be prepaid at any time for the first 90 days at face value plus accrued interest. From day 91 through day 180, the Notes may be prepaid in an amount equal to 115% of the principal amount plus accrued interest. From day 181 through day 365, the Secured Notes may be prepaid in an amount equal to 125% of the principal amount plus accrued interest. The Secured Notes contain certain covenants, such as restrictions on: (i) distributions on capital stock, (ii) stock repurchases, and (iii) sales and the transfer of assets.

The Secured Notes and the August Warrants contain conversion limitations providing that a holder thereof may not convert the Notes or exercise the Warrants to the extent (but only to the extent) that, if after giving effect to such conversion, the holder or any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the outstanding shares of our common stock immediately after giving effect to such conversion or exercise. A holder may increase or decrease its beneficial ownership limitation upon notice to us provided that in no event such limitation exceeds 9.99%, and that any increase shall not be effective until the 61st day after such notice.

We had pledged substantially all of our assets as security for amounts due under those certain Original Issue Discount 10% Senior Secured Convertible Notes in the aggregate principal amount of $600,000 (the “June 2020 Cavalry Notes”) issued to Cavalry upon the terms and subject to the conditions set forth in a Security Agreement, dated June 30, 2020, between the Company and Cavalry (the “June 2020 Security Agreement”). The Security Agreement was amended and restated on August 3, 2020 (the “Amended Security Agreement”) to include the Mercer Note and August 2020 Cavalry Note thereunder on a pari passu basis with Cavalry. In connection with the issuance of the June 2020 Cavalry Note, we issued Cavalry five year warrants (the “June 2020 Cavalry Warrants”) to purchase 8,571,428 shares of our common stock, an exercise price of $0.05 per share, subject to adjustment. We also entered into a Registration Rights Agreement, dated June 30, 2020, with Cavalry (the “June 2020 Cavalry RRA”) pursuant to which we were obligated to file a registration statement with the which registration statement registering the resale of 34,285,712 shares of our common stock underlying June 2020 Cavalry Notes and June 2020 Cavalry Warrants, which registration statement was declared effective on July 28, 2020. We also granted Cavalry a 24-month right to participate in specified future financings, up to a level of 30%.

In connection with the Mercer SPA, we entered into a Registration Rights Agreement, dated August 3, 2020 (the “Mercer RRA”), with Mercer pursuant to which we are obligated to file a registration statement with the SEC within ninety (90) days after the date of the agreement (which was subsequently extended to November 16, 2020) to register the resale by Mercer of the shares of the Company’s common stock issuable to it under the Mercer Note and Mercer Warrant, and use all commercially reasonable efforts to have the registration statement declared effective by the SEC within one hundred and five (105) days after the date of the agreement (which was subsequently extended to December 16, 2020).

In connection with the Pinz SPA, we entered into a Registration Rights Agreement, dated August 3, 2020 with Pinz, which was subsequently assigned and transferred to Cavalry pursuant to the Pinz Assignment Agreement (the “August 2020 Cavalry RRA”), pursuant to which we are obligated to file a registration statement with the SEC within ninety (90) days after the date of the August 2020 Cavalry RRA (which was subsequently extended to November 16, 2020) to register the resale by Cavalry of the shares of our common stock issuable to it under the August 2020 Cavalry Note and August 2020 Cavalry Warrant, and use all commercially reasonable efforts to have the registration statement declared effective by the SEC within one hundred and five (105) days after the date of the agreement (which was subsequently extended to December 16, 2020).

Upon the occurrence of an event of default under the Secured Notes, a holder of the Secured Notes has the right to be prepaid at 140% of the outstanding principal balance and accrued interest, and interest accrues at 18% per annum (or the maximum amount permitted by law). In addition, if an event of default under in the Secured Notes has occurred, regardless of whether it has been cured or remains ongoing, the Secured Notes will thereafter be convertible at 65% of the lowest closing price of our common stock for the last 10 consecutive trading days.

On September 16, 2020, we entered into a Securities Purchase Agreement (the “Iroquois SPA”) with Iroquois Master Fund Ltd. (“Iroquois”), pursuant to which we received an aggregate of $199,500 in exchange for the issuance of:

●	an Original Issue Discount 10% Convertible Note (the “Iroquois Note”) in the aggregate principal amount of $228,000; and

●	a five-year warrant (the “Iroquois Warrant”) to purchase 6,514,286 shares of our common stock at an exercise price of $0.05 per share.

On September 24, 2020, we entered into a Securities Purchase Agreement (the “September 2020 Cavalry SPA”) with Cavalry, pursuant to which we received $99,750 in exchange for the issuance of:

●	an Original Issue Discount 10% Convertible Note (the “September 2020 Cavalry Note”) in the principal amount of $114,000; and

●	a five-year warrant (the “September 2020 Cavalry Warrant”) to purchase 3,257,143 shares of our common stock at an exercise price of $0.05 per share.

On October 20, 2020, we entered into a Securities Purchase Agreement (the “Geist SPA”) with Mark Geist (“Geist”), pursuant to which we received an aggregate of $25,025 in exchange for the issuance of:

●	an Original Issue Discount 10% Convertible Note (the “Geist Note”) in the aggregate principal amount of $28,600; and

●	a five-year warrant (the “Geist Warrant”) to purchase 817,143 shares of our common stock at an exercise price of $0.05 per share.

On November 25, 2020, we entered into a Securities Purchase Agreement (the “Bellridge SPA”) with Bellridge Capital, LP (“Bellridge”), pursuant to which we received an aggregate of $250,250 in exchange for the issuance of:

●	an Original Issue Discount 10% Convertible Note (the “Bellridge Note”) in the aggregate principal amount of $286,000; and

●	a five-year warrant (the “Bellridge Warrant”) to purchase 8,171,429 shares of our common stock at an exercise price of $0.05 per share.

The September 2020 Cavalry Note, the Iroquois Note, the Geist Note and the Bellridge Note are hereinafter referred to collectively as the “Unsecured Notes” and together with the Secured Notes, collectively, the “Notes.” The September 2020 Cavalry Warrant, the Iroquois Warrant, the Geist Warrant and the Bellridge Warrant are hereinafter referred to collectively as the “September Warrants” and together with the August Warrants collectively, the “Warrants.”

The transactions contemplated under the September 2020 Cavalry SPA, Iroquois SPA, Geist SPA and Bellridge SPA closed on September 17, 2020, September 24, 2020, October 20, 2020 and November 25, 2020 respectively. The Unsecured Notes are unsecured, mature in 12 months, bear interest at a rate of 10% per annum, and are initially convertible into shares of our common stock at a conversion price of $0.035 per share (as adjusted for stock splits, stock combinations, dilutive issuances and similar events).

The Unsecured Notes may be prepaid at any time for the first 90 days at face value plus accrued interest. From day 91 through day 180, the Unsecured Notes may be prepaid in an amount equal to 115% of the principal amount plus accrued interest. From day 181 through day 365, it may be prepaid in an amount equal to 125% of the principal amount plus accrued interest. The Unsecured Notes contain certain covenants, such as restrictions on: (i) distributions on capital stock, (ii) stock repurchases, and (iii) sales and the transfer of assets.

The Unsecured Notes and the September Warrants contain conversion limitations providing that a holder thereof may not convert the Note or exercise the Warrant to the extent (but only to the extent) that, if after giving effect to such conversion, the holder or any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the outstanding shares of our common stock immediately after giving effect to such conversion or exercise. A holder may increase or decrease its beneficial ownership limitation upon notice to us provided that in no event such limitation exceeds 9.99%, and that any increase shall not be effective until the 61st day after such notice.

In connection with the Iroquois SPA, we entered into a Registration Rights Agreement, dated September 16, 2020 (“Iroquois RRA”), with Iroquois pursuant to which we are obligated to file a registration statement with the SEC within ninety (90) days after the date of the agreement to register the resale by Iroquois of shares of our common stock issuable under the Unsecured Notes and upon exercise of the September Warrants, and use all commercially reasonable efforts to have the registration statement declared effective by the SEC within one hundred five (105) days after the date of the agreement.

In connection with the September 2020 Cavalry SPA, we entered into a Registration Rights Agreement, dated September 16, 2020 (the “September 2020 Cavalry RRA”), with Cavalry pursuant to which we are obligated to file a registration statement with the SEC within ninety (90) days after the date of the agreement to register the resale by Cavalry of shares of our common stock issuable under the Unsecured Notes and upon exercise of the September Warrants, and use all commercially reasonable efforts to have the registration statement declared effective by the SEC within one hundred five (105) days after the date of the agreement.

In connection with the Geist SPA, we entered into a Registration Rights Agreement, dated October 20, 2020 (the “Geist RRA”), with Geist pursuant to which we are obligated to file a registration statement with the SEC within ninety (90) days after the date of the agreement to register the resale by Geist of shares of our common stock issuable under the Geist Note and upon exercise of the Geist Warrant, and use all commercially reasonable efforts to have the registration statement declared effective by the SEC within one hundred five (105) days after the date of the agreement.

In connection with the Bellridge SPA, we entered into a Registration Rights Agreement, dated November 25, 2020 (the “Bellridge RRA”), with Bellridge pursuant to which we are obligated to file a registration statement with the SEC within ninety (90) days after the date of the agreement to register the resale by Bellridge of shares of our common stock issuable under the Bellridge Note and upon exercise of the Bellridge Warrant, and use all commercially reasonable efforts to have the registration statement declared effective by the SEC within one hundred five (105) days after the date of the agreement.

Upon the occurrence of an event of default under the Unsecured Notes, each holder of the Unsecured Notes has the right to be prepaid at 140% of the outstanding principal balance and accrued interest, and interest accrues at 18% per annum (or the maximum amount permitted by law). In addition, if an event of default under in the Unsecured Notes has occurred, regardless of whether it has been cured or remains ongoing, the Unsecured Notes will thereafter be convertible at 65% of the lowest closing price of our common stock for the last 10 consecutive trading days.

The Notes and Warrants were sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. Each of the investors is an accredited investor which has purchased the securities as an investment in a private placement that did not involve a general solicitation. The shares to be issued upon conversion of the Notes and the exercise of the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

SELLING STOCKHOLDERS

This prospectus covers the possible resale by the Selling Stockholders identified below. The shares of common stock being offered by the Selling Stockholders are issuable upon conversion of the Notes and exercise of the Warrants. For additional information regarding the issuance of the Notes and Warrants, see the section of this prospectus entitled “The Private Placements” above. We are registering the shares of common stock in order to permit the Selling Stockholders to offer the shares for resale from time-to-time. Except as otherwise noted and except for the ownership of the Notes and Warrants issued pursuant to the Securities Purchase Agreement and the securities issued to Cavalry in June 2020 as disclosed in the section “The Private Placements,” the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists information regarding the ownership of the shares of common stock by the Selling Stockholders. The first column lists the shares beneficially owned by the Selling Stockholder prior to this offering, without regard to any limitations on conversions or exercise. The second column lists the number of shares of common stock being offered by the Selling Stockholders in this offering, without regard to any limitations on conversions or exercise. Under the terms of the Notes and Warrants, the Selling Stockholders may not convert the Notes or exercise the Warrants to the extent (but only to the extent) the Selling Stockholders or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99%. A holder may increase or decrease its beneficial ownership limitation upon notice to us provided that in no event such limitation exceeds 9.99%, and that any increase shall not be effective until the 61st day after such notice. The selling stockholders may sell all, some or none of its shares in this offering.

The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholders and does not take in account any limitations on conversion of the Notes or exercise of the Warrants set forth therein. The Selling Stockholders may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

In accordance with the terms of a registration rights agreement with the Selling Stockholders, this prospectus generally covers the resale of at least 69,396,005 shares of common stock issued or issuable to the Selling Stockholders in the Private Placements. Because the conversion price of the Notes and Warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus and is based on 191,121,339 shares of common stock outstanding on November 14, 2020.

Under the terms of the Notes, a Selling Stockholders may not convert the Notes to the extent such conversion or exercise would cause such Selling Stockholders, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding shares of common stock following such conversion or exercise, excluding for purposes of such determination shares of common stock issuable upon conversion of the Notes which have not been converted. The number of shares in the second column does not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholders	Number of Shares Owned Prior to Offering	Maximum Number of Shares to be Offered for Resale Pursuant to this Prospectus	Number of Shares Beneficially Owned After Offering(6)
Iroquois Master Fund Ltd. (1)	13,680,001	13,680,001	-0-

Cavalry Fund I LP (2)	12,840,002	12,840,002	-0-

Mercer Street Global Opportunity Fund, LLC(3)	24,000,000	24,000,000	-0-

Mark Geist (4)	1,716,001	1,716,001	-0-

Bellridge Capital, LP (5)	26,234,901	17,160,001	9,074,900

(1)	Rich Abbe is the manager of Iroquois Master Fund Ltd. Includes 6,514,286 shares of common stock issuable upon exercise of the Iroquois Warrant and up to 7,165,715 shares of common stock issuable upon conversion of the Iroquois Note, plus the interest accrued thereon, without giving effect to the blocker described in the next sentence. The Notes and Warrants held by the Selling Stockholders are subject to beneficial ownership limitations such that the Notes and Warrants may not be converted or exercised, respectively, if it would result in the holder exceeding the beneficial ownership limitation. The beneficial ownership limitation is 4.99%.

(2)	Thomas P. Walsh is the manager of Cavalry Fund I LP. Includes 6,114,286 shares of common stock issuable upon exercise of the September 2020 Cavalry Warrant and August 2020 Cavalry Warrant and up to 6,725,716 shares of common stock issuable upon conversion of the August 2020 Cavalry Note and September 2020 Cavalry Note, plus the interest accrued thereon, without giving effect to the blocker described in the next sentence. The notes and warrants held by the Selling Stockholder are subject to beneficial ownership limitations such that the Notes and Warrants may not be converted or exercised, respectively, if it would result in the holder exceeding the beneficial ownership limitation. The beneficial ownership limitation is 4.99%.

(3)	Jonathan Juchno is the managing partner of Mercer Street Global Opportunity Fund, LLC. Includes 11,428,571 shares of common stock issuable upon exercise of the Mercer Warrant and up to 12,571,429 shares of common stock issuable upon conversion of the Mercer Note, plus the interest accrued thereon without giving effect to the blocker described in the next sentence. The notes and warrants held by the Selling Stockholders are subject to beneficial ownership limitations such that the notes and warrants may not be converted or exercised, respectively, if it would result in the holder exceeding the beneficial ownership limitation. The beneficial ownership limitation is 4.99%.

(4)	Includes 817,143 shares of common stock issuable upon exercise of the Warrants and up to 898,858 shares of common stock issuable upon conversion of the Notes, plus the interest accrued thereon. The notes and warrants held by the Selling Stockholders are subject to beneficial ownership limitations such that the notes and warrants may not be converted or exercised, respectively, if it would result in the holder exceeding the beneficial ownership limitation. The beneficial ownership limitation is 4.99%.

(5)	Robert Klimov is the Partner of Bellridge Capital, LP. Includes 8,171,429 shares of common stock issuable upon exercise of the Warrants and up to 8,988,572 shares of common stock issuable upon conversion of the Notes, plus the interest accrued thereon. The Bellridge Note and Bellridge Warrant held by the Selling Stockholders are subject to beneficial ownership limitations such that the notes and warrants may not be converted or exercised, respectively, if it would result in the holder exceeding the beneficial ownership limitation. The beneficial ownership limitation is 4.99%.

(6)	Assumes the exercise in full of the Notes and Warrants and sale of all shares of common stock underlying the Notes and the Warrants registered pursuant to this prospectus, although the Selling Stockholders are under no obligation known to us to sell any shares of common stock at this time.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time-to-time, sell any or all of their shares of common stock on the OTCQB Venture Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the Selling Stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares covered hereby will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Pursuant to applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with and is qualified in its entirety by and should be read together with our financial statements and the related notes thereto appearing elsewhere in this prospectus. This discussion contains certain forward-looking statements that involve risks and uncertainties, as described under the heading “Note Regarding Forward-Looking Statements”. Actual results could differ materially from those projected in the forward-looking statements.

Overview and Financial Condition

We intend to continue to expand our operations in the United States with a focus initially on Southern California. We are also exploring acquisition opportunities that we believe will be accretive to our business.

We offer a simple payment solution for consumers and businesses. We have plans to roll out 50 kiosks in Southern California to provide digital payments for the unbanked and underbanked using self-service kiosks and an E wallet ecosystem. The kiosks are currently located in our warehouses in Southern California awaiting installation. Due to measures imposed by the local governments in areas affected by COVID-19, businesses have been suspended due to quarantine intended to contain this outbreak and many people have been forced to work from home in those areas. As a result, installation of our network of kiosks, terminals and payment channels in Southern California has been delayed, which has had an adverse impact on our business and financial condition and has hampered our ability to generate revenue and access usual sources of liquidity on reasonable terms.

Management Discussion and Analysis of financial condition

The discussion and analysis of our financial condition and results of operations is based upon the unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2020 and 2019 and for the year ended December 2019 and 2018, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of any contingent liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. On an on-going basis, we review our estimates and assumptions. The estimates are based on our historical experience and other assumptions that we believe to be reasonable under the circumstances. Actual results are likely to differ from those estimates under different assumptions or conditions.

Results of Operations for the Three Months Ended September 30, 2020 and September 30, 2019

Net revenue

We have treated our Mexican operations as a discontinued operation in these interim financial statements, we have not generated any revenues from our US operations to date. We anticipate that we will recommence generating revenue once we are able to install our kiosks, the timing of which is uncertain due to the COVID-19 pandemic.

Cost of goods sold

We have treated our Mexican operations as a discontinued operation in these interim financial statements we have not generated any cost of goods sold from our US operations to date. We anticipate that our cost of goods sold will increase once we are able to install our kiosks.

General and administrative expenses

General and administrative expenses were $336,879 and $139,855 for the three months ended September 30, 2020 and 2019, respectively, an increase of $197,024 or 140.9%. The increase is primarily due to salaries and wage expenses of $114,360 including restricted stock award expenses for restricted stock issued to our CEO, in the prior period all payroll expenses were for operational personnel located at the Mexican operating sites, an increase in professional fees, including legal fees of $50,572 due to new business development initiatives, the balance of the increase consists of several minor cost increases.

Depreciation

Depreciation was $4,166 and $0 for the three months ended September 30, 2020 and 2019, respectively, an increase of $4,166. Depreciation during the current period represents depreciation on the kiosks received from Qpagos Mexico.

Loss on debt conversion

Loss on debt conversion was $283,336 and $486,763 for the three months ended September 30, 2020 and 2019, respectively, a decrease of $203,427 or 41.8%. The loss on debt conversion represents a loss realized on the conversion of convertible notes into equity at conversion prices ranging from 38% to 40% below current market prices. During the three months ended September 30, 2020 and 2019, $224,620 and $458,277 of principal and interest was converted into equity.

Interest expense, net

Interest expense was $253,487 and $52,650 for the three months ended September 30, 2020 and 2019, respectively, an increase of $200,837 or 381.5%. The increase is primarily due to penalty interest amounting to $211,425 incurred on settlement of several convertible notes before conversion during the current period

Amortization of debt discount

Amortization of debt discount was $428,282 and $487,606 for the three months ended September 30, 2020 and 2019, respectively, a decrease of $59,324 or 12.2%. The decrease is primarily due to the timing of new debt with associated debt discount issued during the current period, several new convertible loans were advanced to the Company during the second half of the current quarter to settle convertible notes with less favorable terms.

Derivative liability movements

Derivative liability movements were $(380,556) and $123,598 for the three months ended September 30, 2020 and 2019, respectively. The derivative liability arose due to the issuance of convertible securities with variable conversion prices and no floor conversion price. The charge during the current period represents the mark-to-market of the derivative liability outstanding as of September 30, 2020.

Net loss from continuing operations

We incurred a net loss of $1,706,706 and $1,194,460 for the three months ended September 30, 2020 and 2019 respectively, an increase in loss of $512,246 or 42.9%, primarily due to the increase in general and administrative expenses, the increase in interest expense and the net movement in derivative liabilities offset by a reduction in the loss on debt conversion, as discussed above.

Loss from discontinued operations

The loss from discontinued operations was $0 and $592,852 the three months ended September 30, 2020 and 2019, respectively. The decrease was due to our sale of our Mexican operations effective December 31, 2019.

Net loss

Net loss was $1,706,706 and $1,787,312 for the three months ended September 30, 2020 and 2019, respectively, a decrease in loss of $80,606 or 4.5%. The decrease is due to the loss realized on discontinued operations in the prior year offset by the increase in net loss from continuing operations in the current period, discussed in detail above.

Results of Operations for the Nine Months Ended September 30, 2020 and September 30, 2019

Net revenue

We have treated our Mexican operations as a discontinued operation in these interim financial statements, we have not generated any revenues from our US operations to date. We anticipate that we will recommence generating revenue once we are able to install our kiosks, the timing of which is uncertain due to the COVID-19 pandemic.

Cost of goods sold

We have treated our Mexican operations as a discontinued operation in these interim financial statements we have not generated any cost of goods sold from our US operations to date. We anticipate that our cost of goods sold will increase once we are able to install our kiosks.

General and administrative expenses

General and administrative expenses were $1,289,542 and $493,847 for the nine months ended September 30, 2020 and 2019, respectively, an increase of $795,695 or 161.1%. The increase is primarily due to the issuance of restricted stock to our CEO with a related expense of $439,362, directors fees of $88,000 during the current period, an increase in professional fees of $209,977 related to the development of our platform for the US market and certain payroll expenses of $134,073 incurred during the current period.

Depreciation

Depreciation was $8,333 and $0 for the nine months ended September 30, 2020 and 2019, respectively, an increase of $8,333. Depreciation during the current period represents depreciation on the kiosks received from Qpagos Mexico.

Investment impairment charge

Investment impairment charge was $1,019,960 and $0 for the nine months ended September 30, 2020 and 2019, respectively, the Company raised an impairment charge against the investment in Vivi Holdings Inc, as Vivi continues to not meet any of its indicated milestones concerning its proposed IPO and fund raising efforts.

Loss on debt conversion

Loss on debt conversion was $433,610 and $1,037,822 for the nine months ended September 30, 2020 and 2019, respectively, a decrease of $604,212 or 58.2%. The loss on debt conversion represents a loss realized on the conversion of convertible notes into equity at conversion prices ranging from 38% to 40% below current market prices. During the nine months ended September 30, 2020 and 2019, $335,948 and $953,612, respectively, of principal and interest was converted into equity.

Loss on settlement of liabilities

Loss on settlement of liabilities was $50,082 and $0 for the nine months ended September 30, 2020 and 2019, respectively, an increase of $50,082. The loss on settlement of liabilities represents the settlement of certain promissory notes during the current period by the issuance of 1,692,764 shares of common stock at a discount to current market prices.

Interest expense

Interest expense was $337,575 and $250,995 for the nine months ended September 30, 2020 and 2019, respectively, an increase of $86,580 or 34.5%. The increase is primarily due to the penalty interest incurred on the cash settlement of convertible debt resulting in penalty interest of $238,080 offset by a reduction in interest expense due to the timing of new convertible debt taken out during the current period.

Amortization of debt discount

Amortization of debt discount was $801,460 and $1,500,143 for the nine months ended September 30, 2020 and 2019, respectively, a decrease of $698,683 or 46.6%. The decrease is primarily due to the timing of new convertible debt advanced during the third quarter of the current period.

Derivative liability movements

Derivative liability movements were $(101,945) and $986,011 for the nine months ended September 30, 2020 and 2019, respectively. The derivative liability arose due to the issuance of convertible securities with variable conversion prices and no floor conversion price. The charge during the current period represents the mark-to-market of the derivative liability outstanding as of September 30, 2020.

Net loss from continuing operations

We incurred a net loss of $4,082,507 and $2,447,980 for the nine months ended September 30, 2020 and 2019 respectively, an increase in loss of $1,634,527 or 66.8%, primarily due to the increase in general and administrative expenses, the investment impairment charge and the reduction in the derivative liability gain, offset by a reduction in loss on debt conversion and the amortization of debt discount as discussed above.

Loss from discontinued operations

The loss from discontinued operations was $0 and $1,084,616 the nine months ended September 30, 2020 and 2019, respectively. We sold our Mexican operations effective December 31, 2019.

Net loss

Net loss was $4,082,507 and $3,532,596 for the nine months ended September 30, 2020 and 2019, respectively, an increase in loss of $549,911 or 15.6%. The increase is due to the increase in net loss from continuing operations offset by the loss from discontinued operations, discussed in detail above.

Results of Operations for the years Ended December 31, 2019 and December 31, 2018

Net Revenue

We have treated our Mexican operations as a discontinued operation in these interim financial statements, we have not generated any revenues from our US operations to date.

Cost of goods sold

We have treated our Mexican operations as a discontinued operation in these interim financial statements we have not generated any cost of goods sold from our US operations to date.

Gross profit

We have treated our Mexican operations as a discontinued operation in these interim financial statements we have not generated any gross profit from our US operations to date.

General and administrative expenses

General and administrative expenses were $807,934 and $994,913 for the years ended December 31, 2019 and 2018, respectively, a decrease of $186,979 or 18.8%. The decrease is primarily due to a decrease in IT consulting expenses during the current period of $211,163 primarily due to a reduction in consulting hours and rates. The remaining increase is made up of several immaterial changes in expenses as management focused on reducing overall overhead.

Loss on debt conversion

Loss on debt conversion was $2,838,599 and $3,738,307 for the years ended December 31, 2019 and 2018, respectively, a decrease of $899,708 or 24.1%. The loss on debt conversion represents a loss realized on the conversion of convertible notes into equity at conversion prices ranging from 38% to 50% below current market prices. There was a higher value of debt converted to equity and debt exchanged for equity during the current year, however the average discount on conversion was lower than in the prior year, primarily due to debt exchange agreements and certain convertible notes being exchanged at market prices.

Penalty on convertible notes

Penalty on convertible notes was $191,757 and $0 for the years ended December 31, 2019 and 2018, respectively, an increase of $191,757 or 100%. The Penalty on convertible notes arose due to certain convertible notes maturing before they could be repaid, resulting in a default whereby the principal sum of the note increased by percentages ranging from 10% to 50% of the capital outstanding.

Provision against receivables

A provision of $129,995 was raised against receivables from Qpagos Mexico relating to VAT refunds. These refunds have been outstanding for an extended period and collectability is uncertain based on the ageing of the refunds due.

Interest expense, net

Interest expense, net was $2,061,415 and $3,059,573 for the years ended December 31, 2019 and 2018, respectively, a decrease of $998,158 or 32.6%. The interest expense in the current year includes the amortization of non-cash debt discount of $1,692,110 (2018: $2,637,656) and interest expense of $369,305 (2018: $344,613), consisting of interest on notes payable and on the convertible notes, including penalty interest of $28,063 (2018: $77,328) on early note settlements. The decrease in debt discount was primarily due to a reduction in the value of convertible debt outstanding and the conversion of $2,496,715 of convertible debt to equity, compared to the prior year. The increase in interest expense is primarily due to the increase in loans payable during the current year, which were primarily converted to equity during the last quarter of 2019 compared to the prior year.

Derivative liability movements

The change in fair value of derivative liabilities was $1,981,938 and $4,129,793 for the years ended December 31, 2019 and 2018, respectively. The movements in derivative liabilities represents the mark-to-market of underlying conversion features of debt and warrant securities and is dependent on the market price of the Company’s stock and the volatility underpinning our stock.

Foreign currency loss

The foreign currency loss was $0 and $7,562 for the years ended December 31, 2019 and 2018. The decrease is primarily due to the mark to market of foreign currency assets and liabilities due to a lower value of net liabilities denominated in foreign currencies and the weakness of the Mexican Peso against the US$ during the prior year.

Net loss from continuing operations

We incurred a net loss from continuing operations of $4,047,762 and $3,670,562, for the years ended December 31, 2019 and 2018, respectively, an increase of $377,200 or 10.3%, primarily due to the decrease in the derivative liability movement of $2,147,855 offset by the reduction in; (i) general and administrative expenses of $186,979; loss on debt conversion of $899,708 and interest expense, net of $998,158, as discussed above.

Operating loss from discontinued operations, net of taxation

Operating loss from discontinued operations, net of taxation was $653,246 and $1,397,172 for the year ended December 31, 2019 and 2018, respectively, a decrease of $743,926 or 53.2%. The decrease is primarily due to a reduction in general and administrative expenses of $560,316 due to a concerted effort by management to reduce operating expenditure due to the loss making nature of the business and an increase in foreign exchange gain of $276,103, primarily due to the disposal of the business effective December 31, 2019, resulting in a realization of the foreign currency translation adjustment.

Profit on disposal of subsidiaries

Profit on disposal of subsidiaries was $971,903 and $0 for the years ended December 31, 2019 and 2018, respectively, an increase of $971,903 or 100%. We disposed of our Mexican operation effective December 31, 2019, in exchange for shares in Vivi Holdings, Inc, valued at $1,120,836 using the market value method to determine the value of the business disposed of due to the lack of relevant financial information from Vivi Holdings, Inc. and other proceeds of $180,000. We incurred expenditure of $129,203 related to the disposal, including allocating Vivi Holdings, Inc shares to certain individuals who facilitated the transaction, valued at $100,875. The net asset value of the subsidiaries disposed of was $199,730, resulting in the net gain on disposal of $971,903.

Net loss

Net loss was $3,729,106 and $5,067,734 for the years ended December 31, 2019 and 2018, respectively, a decrease in loss of $1,338,628 or 26.4%, The decrease in net loss is primarily due to the profit on disposal of subsidiaries and the reduction in operating loss from discontinued operations, offset by the slight increase in the net loss from continuing operations, as discussed above.

Liquidity and Capital Resources

To date, our primary sources of cash have been funds raised primarily from the sale of our debt securities as well as revenue derived from operations.

We incurred an accumulated deficit of $26,237,538 through September 30, 2020 and incurred negative cash flow from operations of $951,303 for the nine months ended September 30, 2020. We incurred an accumulated deficit of $22,185,031 through December 31, 2019 and incurred negative cash flow from operations of $774,856 and $1,734,320 for the years ended December 31, 2019 and 2018, respectively. The new direction of the Company into the US payment services market will require us to spend, substantial amounts in connection with implementing our business strategy, including our planned product development effort and we will be required to raise additional funding.

We will need to generate additional revenue from operations and/or obtain additional financing to pursue our business strategy, which includes expansion in the US market, repay our outstanding note obligations and take advantage of business opportunities that may arise. To meet our financing needs, we are considering multiple alternatives, including, but not limited to, additional equity financings and, debt financings and/or funding from partnerships. There can be no assurance that we will be able to complete any such transactions on acceptable terms or otherwise and may have to significantly curtail our operations.

At September 30, 2020, we had cash of $124,404 and a negative working capital of $3,139,449, including a derivative liability of $2,138,615. At December 31, 2019, we had cash of $2,979 and a working capital deficit of $1,613,080 (2018: $3,208,365).There is substantial doubt about our ability to continue as a going concern. After eliminating the derivative liability our working capital deficit is $1,000,834 at September 30, 2020. We believe that the current cash balances together with revenue anticipated to be generated from operations will not be sufficient to meet our current working capital needs and as mentioned above, we will seek further funding from either equity issues or further debt funding, should we not be successful, we may have to curtail our operations significantly. Due to the COVID-19 pandemic our ability to generate revenue has been significantly impacted and it is difficult to determine when we my start to generate revenue from operations.

We utilized cash of $951,303 and generated cash of $108,692 from continuing operations for the nine months ended September 30, 2020 and 2019, respectively and utilized cash of $0 and $632,428 from discontinued operations for the nine months ended September 30, 2020 and 2019, respectively. Overall cash utilized in operations increased by $427,567, primarily due to penalty interest incurred on the settlement of convertible debt.

We acquired terminals for gross proceeds of $50,000 from Qpagos Corporation during the nine months ended September 30, 2020, in terms of the SPA agreement entered into with Vivi Holdings in December 2019. During the nine months ended September 30, 2019 we had minimal investment activity.

Cash provided by financing activities during the nine months ended September 30, 2020 was primarily comprised of $1,602,100 of proceeds from short term notes and convertible notes and to a lesser extent share issuances of $33,000 and proceeds from Federal relief funds of $210,292, which was offset by $807,664 in repayment of loans payable and repayment of convertible notes.  Cash provided by financing activities during the nine months ended September 30, 2019 was primarily comprised of $499,782 of proceeds from short term notes and convertible notes and proceeds from loans payable.

At November 27, 2020, we had outstanding notes in the principal amount of $1,819,600.

Other than amounts owed under convertible notes, we have a commitment for a property lease which expires in February 2022.

The amount of future minimum lease payments under operating leases at September 30, 2020 are as follows:

Amount
Undiscounted minimum future lease payments
Total installments due:
2020	$11,835
2021	47,340
2022	7,890
67,065

Off Balance Sheet Arrangements

None

Critical Accounting Policies, Estimates and Judgments

Our consolidated financial statements are prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”), which require us to make estimates and assumptions. Certain critical accounting policies affect the more significant accounts, particularly those that involve judgments, estimates and assumptions used in the preparation of our consolidated financial statements. The development and selection of these critical accounting policies have been determined by our management. We have reviewed our critical accounting policies and estimates with our board of directors. Due to the significant judgment involved in selecting certain of the assumptions used in these policies, it is possible that different parties could choose different assumptions and reach different conclusions. We consider our policies relating to the following matters to be critical accounting policies. For a description of our Critical Accounting Policies, Estimates and Judgements, see “Accounting policies and Estimates” in our Consolidated Financial Statements included elsewhere is this prospectus.

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to us, but which will only be resolved when one or more future events occur or fail to occur.

Our management assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed. Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Recently Issued Accounting Pronouncements

For a description of recently announced accounting standards, including the expected dates of adoption and estimated effects, if any, on our consolidated financial statements, see “Recently Issued Accounting Pronouncements” in our Consolidated Financial Statements included elsewhere is this prospectus.

BUSINESS

Business Overview

We intend to continue to expand our operations in the United States with a focus initially on Southern California. We are also exploring acquisition opportunities that we believe will be accretive to our business.

We offer a simple payment solution for consumers and businesses. We have plans to roll out 50 kiosks in Southern California to provide digital payments for the unbanked and underbanked using self-service kiosks and an E-wallet ecosystem. The kiosks are currently located in our warehouses in Southern California awaiting installation. Due to measures imposed by the local governments in areas affected by the novel coronavirus outbreak (“COVID-19”), businesses have been suspended due to local and state stay-at-home orders intended to contain the COVID-19 outbreak and many people have been forced to work from home in those areas. As a result, installation of our network of kiosks, terminals and payment channels in Southern California has been delayed, which has had an adverse impact on our business and financial condition and has hampered our ability to generate revenue and access usual sources of liquidity on favorable terms.

None.

Employees

As of November 27, 2020, we had two full time employees, which are our Chief Executive Officer and Chief Technology Officer.

Property

We maintain the following operating facility:

Location	Description	Owned / Leased

Northridge, California	Corporate office	Leased

In the opinion of our management, our property is adequate for its present needs. We do not anticipate difficulty in renewing the existing lease as it expires or in finding alternative facilities if necessary. We believe all of our assets are adequately covered by insurance.

Corporate Information

We were incorporated on September 25, 2013 under the laws of the State of Nevada originally under the name Asiya Pearls, Inc. On May 27, 2016, Asiya Pearls, Inc. filed a Certificate of Amendment to its Articles of Incorporation to change its name from Asiya Pearls, Inc. to QPAGOS.

Qpagos Corporation was incorporated on May 1, 2015 under the laws of Delaware under the name Qpagos Corporation as the holding company for its two 99.9% owned operating subsidiaries, QPagos, S.A.P.I. de C.V. (“Qpagos Mexico”) and Redpag Electrónicos S.A.P.I. de C.V. (“Redpag”). Each of these entities were incorporated in November 2013 in Mexico.

Qpagos Mexico was formed to process payment transactions for service providers it contracts with as well as provide electronic payment solutions to multiple clients in several industry segments including retail, financial transportation and government; and Redpag was formed to deploy and operate kiosks as a distributor of Qpagos Mexico.

On August 31, 2015, QPAGOS Corporation entered into various agreements with the shareholders of Qpagos Mexico and Redpag to give effect to a reverse merger transaction (the “Reverse Merger’’). Pursuant to the Reverse Merger, the majority of the shareholders of Qpagos Mexico and Redpag effectively received shares in Qpagos Corporation, through various consulting and management agreements entered into with Qpagos Corporation and sold an effective 99.996% and 99.990% of the outstanding shares in Qpagos Mexico and Redpag, respectively to Qpagos Corporation. The series of transactions closed effective August 31, 2015. Upon the close of the Reverse Merger, Qpagos Corporation became the parent of Qpagos Mexico and Redpag and assumed the operations of these two companies as its sole business.

On May 12, 2016, Qpagos Corporation entered into an Agreement and Plan of Merger (the “Merger Agreement”) with QPAGOS and QPAGOS Merge, Inc., a Delaware corporation and wholly owned subsidiary of QPAGOS (“Merger Sub”). Pursuant to the Merger Agreement, on May 12, 2016 Qpagos Corporation and Merger Sub merged (the “Merger”), and Qpagos Corporation continued as the surviving corporation of the Merger and became a wholly owned subsidiary of QPAGOS. As a result of the Merger, each outstanding share of Qpagos Corporation common stock was converted into the right to receive two shares of QPAGOS common stock as set forth in the Merger Agreement. Under the terms of the Merger Agreement, we issued, and Qpagos Corporation stockholders received in a tax-free exchange, shares of our common stock such that Qpagos Corporation stockholders owned approximately 91% of our company immediately after the Merger. In addition, each outstanding warrant of Qpagos Corporation was assumed by us and converted into a warrant to acquire a number of shares of our common stock equal to twice the number of shares of common stock of Qpagos Corporation subject to the warrant immediately before the effective time of the Merger at an exercise price per share of Company common stock equal to 50% of the warrant exercise price for Qpagos Corporation common stock. There were no options outstanding in Qpagos Corporation prior to the merger.

On November 1, 2019, we changed our name from QPAGOS to Innovative Payment Solutions, Inc. On October 31, 2019, we also filed a Certificate of Change with the Secretary of State of the State of Nevada to effect a reverse split of our common stock at a ratio of 1-for-10 (the “Reverse Stock Split”), effective on November 1, 2019. As a result of the Reverse Stock Split, each ten (10) pre-split shares of common stock outstanding were automatically combined into one (1) new share of common stock. Unless otherwise stated, all share and per shares numbers in the Annual Report on Form 10-K have been adjusted to reflect the Reverse Stock Split.

On December 31, 2019, we consummated the disposal of Qpagos Corporation, including the two Mexican subsidiaries, Qpagos Mexico and Redpag in exchange for 2,250,000 shares of common stock of Vivi Holdings, of which nine percent (9%) was allocated to the following: Gaston Pereira (5%), Andrey Novikov (2.5%), and Joseph Abrams (1.5%). The SPA was closed on December 31, 2019 after the satisfaction of customary conditions, the receipt of a final fairness opinion and the approval of our shareholders. Innovative Payment Solutions no longer has any business operations in Mexico and has retained its U.S. operations based in Northridge, California.

Our principal offices are located at 19355 Business Center Drive, #9, Northridge, California, and our telephone number at that office is (818) 864-8404.

Our Strategy

We offer a simple payment solution for consumers and businesses. We have plans to roll out 50 kiosks in Southern California to provide digital payments for the unbanked and underbanked using self-service kiosks and an E wallet ecosystem. The kiosks are currently located in our warehouses in Southern California awaiting installation. Due to measures imposed by the local governments in areas affected by COVID-19, businesses have been suspended due to quarantine intended to contain this outbreak and many people have been forced to work from home in those areas. As a result, installation of our network of kiosks, terminals and payment channels in Southern California has been delayed, which has had an adverse impact on our business and financial condition and has hampered our ability to generate revenue and access usual sources of liquidity on reasonable terms.

Our mission is to pivot from the 4 year success we had with our Mexican kiosks and build out a US only kiosk network in Southern California that will allow the majority of the Southern California market to transfer money to Mexico cheaper than their current options and make payments to Mexican vendors as well.

The launch of the kiosks in Southern California will be directed toward the heavily trafficked Mexican grocery stores, convenience stores, check cashing businesses, and gas stations. Our goal is to develop a distribution network of kiosks that allow our clients to enhance their customer experience by combining mobile and hardware interfaces, such as mobile wallets, coupled with self-service kiosks into a seamless customer centric ecosystem.

Business Model

Our primary source of revenue is expected to come from commissions and fees. We also expect to derive revenue from a second screen on the kiosks which will be an ad driven revenue producer. Over the last 4 years we proved the model, with over $11 million in revenue last year and 2 million subscribers from Mexico using the kiosks regularly. This experience and the vending partnerships established in those machines should facilitate the roll-out of our company owned machines in Southern California. This coupled with US vending additions such as micro loans, money transmitting opportunities (a $30 Billion business), lotto tickets, and the built- in Mexican vendors, gives us what we believe to be the total solution for the Mexican consumer population in Southern California. After the launch of the 50 kiosks in a small designated Los Angeles area, we anticipate having a sophisticated distribution network of over 500 kiosks in California, Texas and Florida. With this initial launch in Southern California we will own the first 50 machines and the retailer will receive 20% of the fees as rent. Alternatively, we may sell the kiosks to retailers for a unit price of $6,000 and in return receive 30% of the revenues.

Distribution Network

We are developing a distribution network along two verticals; 1) An agent network of independent businesses with high customer traffic in which our kiosks will be deployed generating additional revenue for them; 2) Retailers that wish to decongest long lines and shift service payments to self-service kiosks.

Marketing

We participate in special local events and exhibitions and provide promo materials to distribute to retailers. We intend to direct advertisements to the mainly Spanish speaking customers in Southern California, along with our Spanish speaking employees that can educate and demonstrate services at the kiosks. We expect this will add tremendously to acceptance and word of mouth advertising in the respective neighborhoods.

Competition

The payment service business is highly competitive and continued growth depends on our ability to compete effectively. Although we don’t face direct competition in the form of kiosks, companies like Western Union, Money Gram, Wells Fargo, dominate the money remittance, wiring business. However, with the E wallet, our customer has the ability to deposit money into the kiosks and consequently creating their own digital wallet bank on our network.

Government and Environmental Regulation and Laws

Currently our business is not impacted by government regulation. We may in the future be subject to a variety of regulations aimed at preventing money laundering and financing criminal activity and terrorism, financial services regulations, payment services regulations, consumer protection laws, currency control regulations, advertising laws and privacy and data protection laws and therefore expect to experience periodic investigations by various regulatory authorities in connection with the same, which may sometimes result in monetary or other sanctions being imposed on us. Many of these laws and regulations are constantly evolving and are often unclear and inconsistent with other applicable laws and regulations, making compliance challenging and increasing our related operating costs and legal risks. In particular, there has been increased public attention and heightened legislation and regulations regarding money laundering and terrorist financing. We may have to make significant judgment calls in applying anti-money laundering legislation and risk being found in non-compliance with such laws.

Available Information

We have included our website address as a factual reference and do not intend it to be an active link to our website. We make available on our website, www.innovatepaysolve.com. our Annual Reports on Form 10-K, quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. These reports are available free of charge through the investor relations page of our internet website as soon as reasonably practicable after those reports are filed with the SEC.

Legal Proceedings

From time to time we may become involved in legal proceedings or be subject to claims arising in the ordinary course of our business.

We are not presently a party to any legal proceedings that, if determined adversely to us, would individually or taken together have a material adverse effect on our business, operating results, financial condition or cash flows.

MANAGEMENT

Executive Officers and Directors

The table below sets certain information concerning our executive officers and directors, including their names, ages, anticipated positions with us. Our executive officers are chosen by our Board and hold their respective offices until their resignation or earlier removal by the Board.

In accordance with our Certificate of Incorporation, incumbent directors are elected to serve until our next annual meeting and until each director’s successor is duly elected and qualified.

Name	Age	Position

William Corbett	61	Chief Executive Officer, Interim Chief Financial Officer and Director
Andrey Novikov	48	Chief Technology Officer, Secretary and Director
James Fuller	80	Director

The following information pertains to the members of our Board and executive officers, their principal occupations and other public Company directorships for at least the last five years and information regarding their specific experiences, qualifications, attributes and skills:

William Corbett, Chief Executive Officer, Interim Chief Financial Officer and Director

William Corbett has served as the Chief Executive Officer and a director of the Company since August 6, 2019.

William Corbett has over thirty years of Wall Street experience. Starting with Bear Stearns in the mid-eighties he became a managing director responsible for managing over 50 brokers and subsequently he was hired by Lehman Brothers where he was one of the top producers in the 1990’s. In 1995, he co-founded and became CEO of The Shemano Group, a San Francisco investment banking boutique, which developed into one of the leading banks for funding small cap companies. He pioneered the PIPE industry (Private Investment in Public Equities) perennially leading the country in monies raised by investment banking firms in micro-cap companies. The firm was also responsible for bringing companies public through IPO’s reverse mergers, and a leading underwriter for secondaries, raising billions for companies over 20 years. Over the last five years, Mr. Corbett was a managing director at Paulson Investment Co. from October 2013 until October 2016, responsible for West Coast investment banking activities. He also has also been serving as the CEO of DPL a lending company, and a wholly owned subsidiary of DPW Holdings, Inc., from October of 2016 until present.

Mr. Corbett’s financial experience on Wall Street, specifically with micro-cap companies, we believe provide him with the attributes that make him a valuable member of the Company’s Board of Directors.

Andrey Novikov, Chief Technology Officer and Director

Mr. Novikov has served as our Chief Technology Officer since December 3, 2019 and prior to that served as our Chief Operating Officer since the consummation of the Merger on May 12, 2016. Mr. Novikov has served as a director of the Company since the Merger in 2016, and has served as the Chief Operating Officer and a director of Qpagos Corporation and in the same capacity for each of Qpagos, S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V. since their incorporation in Mexico in April 2014. Mr. Novikov served as the QIWI Vice President of International Business Development from May 2008 until 2012, where as Vice President of International Business Development he had a leading role in QIWI startups in several countries, including China, Brazil, Argentina, Chile, and Peru. From December 2012 until October 2014, Mr. Novikov serves as an adviser for QIWI International Development.

We chose Mr. Novikov to serve as a member of our Board of Directors due to his vast knowledge of the industry.

James Fuller, Director

Mr. James W. Fuller, MBA, was appointed to our Board of Directors in May 2017. He has been the Chief Executive Officer, President, Chief Financial Officer and Secretary of Beauty Brands Group Inc. since February 5, 2013 and serves as its Chairman and Principal Accounting Officer. Since March 2008, Mr. Fuller has been a Partner in the Private equity firm, Baytree Capital Associates, LLC, where he oversees the West Coast operations and their interests in the Far East including China. In 2007 and 2008, he was the Owner of Northcoast Financial brokerage. He served as Senior Vice President of Marketing for Charles Schwab and Company from 1981 to 1985. Subsequently, he served key roles as the President of Bull & Bear Group, a mutual fund/discount brokerage company in New York. He served as the Senior Vice President of the New York Stock Exchange (NYSE) from 1976 to 1981, where he was responsible for corporate development, marketing, corporate listing and regulation oversight, research and public affairs. He served as Senior Vice president of Bridge Information Systems. He was the Founder and Head of Morgan Fuller Capital Group. He has over 30 years’ experience in the brokerage and related financial services industries. His financial career started in 1968 with J. Barth & Company in San Francisco. He served as West Coast Managing Director for New York based investment banking and trading firm from 1972 to 1974. He managed the consulting practice for the Investment Industries Division of SRI International, where he directed a study on the future of the Securities Industry from 1974 to 1976. His other projects included the development and implementation of the Cash Management Account for Merrill Lynch, which is a standard throughout the brokerage industry. He served as the Chairman of Pacific Research Institute. He has been a Director at Beauty Brands Group Inc. since February 5, 2013, Kogeto, Inc. since April 10, 2015 and Oklahoma Energy Corp. since 1998. He has been an Independent Director of Cavitation Technologies, Inc., since February 15, 2010 and serves as its Member of Advisory Board. He served as a Director of Bridge Information Systems. He served as an Independent Director of Propell Technologies Group, Inc. from October 14, 2011 to February 17, 2015. He served as a Director of TapImmune, Inc. from May 18, 2012 to February 6, 2013. He served on the Board of Trustees of the University of California, Santa Cruz for 12 years. He served on the Board of Directors of the Securities Investor Protection Corporation (SIPC) until 1987. He is a Member of the Board of the International Institute of Education. He is an Elected Member and Vice Chairman for Finance of the San Francisco Republican Central Committee and is a Member of the Pacific Council for International Policy, Commonwealth Club. He was a Member of the Committee of Foreign Relations. Mr. Fuller received his MBA in Finance from California State University and Bachelor of Science in Marketing and Political Science from San Jose State University.

We chose Mr. Fuller to serve as a member of our Board of Directors due to his extensive business experience, which makes him a valuable member of our Board of Directors.

CORPORATE GOVERNANCE

Code of Conduct and Ethics

Effective as of May 12, 2016, we adopted a Code of Conduct and Ethics that applies to, among other persons, our president or chief executive officer as well as the individuals performing the functions of our chief financial officer, corporate secretary and controller. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●	full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to regulatory agencies, including the SEC;

●	the prompt internal reporting of violations of the Code of Conduct and Ethics to an appropriate person or persons identified in the Code of Conduct and Ethics; and

●	accountability for adherence to the Code of Conduct and Ethics.

Our Code of Conduct and Ethics requires, among other things, that all of our personnel be afforded full access to our president or chief executive officer with respect to any matter which may arise relating to the Code of Conduct and Ethics. Further, all of our personnel are to be afforded full access to our Board of Directors if any such matter involves an alleged breach of the Code of Conduct and Ethics by our president or chief executive officer.

In addition, our Code of Conduct and Ethics emphasizes that all employees, and particularly managers and/or supervisors, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal, provincial and state securities laws. Any employee who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to his or her immediate supervisor or to our president or chief executive officer. If the incident involves an alleged breach of the Code of Conduct and Ethics by our president or chief executive officer, the incident must be reported to any member of our Board of Directors or use of a confidential and anonymous hotline phone number. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our company policy to retaliate against any individual who reports in good faith the violation or potential violation of our Code of Conduct and Ethics by another. Our Code of Conduct and Ethics is available, free of charge, to any stockholder upon written request to our Corporate Secretary at Innovative Payment Solutions, 19355 Business Center Dr, Ste # 9, Northridge, CA 91324. A copy of our Code of Conduct and Ethics can be found at https://www.innovatepaysolve.com/corporate-governance/governance-documents.

Composition of the Board

In accordance with our Articles of Incorporation, our Board is elected annually as a single class.

Board Committees

We currently do not have a separate Audit Committee, Nominating, Governance Committee or Compensation Committee, however, we intend to create such committees. Our full board currently serves as our Audit Committee. None of our directors, other than James Fuller, is considered an “Audit Committee” financial expert. The Audit Committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The Compensation Committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. The Nominating and Governance Committee will assist our Board of Directors in fulfilling its oversight responsibilities and identify, select and evaluate our Board of Directors and committees. No final determination has yet been made as to the memberships of the other committees.

We will reimburse all directors for any expenses incurred in attending directors’ meetings provided that we have the resources to pay these fees. We will provide officers and directors liability insurance.

Leadership Structure

The chairman of our Board of Directors and Chief Executive Officer positions are currently the same person, Mr. Corbett. Our Bylaws do not require our Board of Directors to separate the roles of chairman and chief executive officer but provides our Board of Directors with the flexibility to determine whether the two roles should be combined or separated based upon our needs. Our Board of Directors believes the combination of the chairman and the chief executive officer roles is the appropriate structure for our company at this time. Our Board of Directors believes the current leadership structure serves as an aid in the Board of Directors’ oversight of management and it provides us with sound corporate governance practices in the management of our business.

Risk Management

The Board of Directors discharges its responsibilities, and assesses the information provided by our management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, and management is responsible for conducting business in an ethical and risk mitigating manner where decisions are undertaken with a culture of ownership. Our Board of Directors oversees management in their duty to manage the risk of our company and each of our subsidiaries. Our Board of Directors regularly reviews information provided by management as management works to manage risks in the business. Our Board of Directors intends to establish Board Committees to assist the full Board of Directors’ oversight by focusing on risks related to the particular area of concentration of the relevant committee.

Director Independence

Although our Common Stock is not listed on any national securities exchange, for purposes of independence we use the definition of independence applied by The NASDAQ Stock Market. The Board has determined that James Fuller is “independent” in accordance with such definition and that neither Mr. Corbett nor Mr. Novikov are independent.

Family Relationships

There are no family relationships between the directors of the board or any of the executive officers of the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes all compensation earned in each of IPSI (formerly QPAGOS), Qpagos Corporation and its subsidiaries during its last two fiscal years ended December 31, 2019 and 2018 by: (i) its principal executive officer; and (ii) its most highly compensated executive officer other than the principal executive officer who was serving as an executive officer of IPSI as of the end of the last completed fiscal year. The tables below reflect the compensation for the IPSI executive officers who are also named executive officers of the combined company.

Name and principal position	Year	Salary	Bonus	Stock awards	Option awards		All other comp.		Total

William Corbett,	2019	$49,091	-	-	$-		$2,750	(a)	$51,841
Chief Executive Officer and Interim Chief Financial Officer(1)	2018	-	-	-	-		-		-

Gaston Pereira	2019	$125,000	-	-	$-		$1,981	(b)	$126,981
Chief Executive Officer and Chief Financial Officer(2)	2018	240,000	-	-	39,803	(c)	6,810	(e)	286,613

Andrey Novikov	2019	$126,100	-	-	$-		$7,671	(f)	$133,771
Chief Technology Officer(3)	2018	180,000	-	-	39,803	(d)	13,215	(g)	233,018

(a)	Consists of healthcare related expenses for the benefit of Mr. Corbett.
(b)	Consists of certain professional fees paid on behalf of Mr. Pereira
(c)	Mr. Pereira was granted options exercisable over 1,000,000 shares of common stock on December 27, 2018, these options vested immediately and were valued using a Black Scholes option pricing model.
(d)	Mr. Novikov was granted options exercisable over 1,000,000 shares of common stock on December 27, 2018, these options vested immediately and were valued using a Black Scholes option pricing model.
(e)	Consists of home leave expenses of $6,810.
(f)	Consists of home leave expenses of $7,671
(g)	Consists of home leave expenses of $13,215

(1)	Mr. Corbett was appointed as Chief Executive Officer on August 6, 2019.
(2)	Mr. Pereira resigned as Director, President, Chief Executive Officer and Interim Chief Financial Officer on August 1, 2019. Prior to August 6, 2019, he served as the President, Chief Executive Officer and Treasurer and a director of Qpagos Corporation and has served in the same capacity for each of Qpagos, S.A.P.I. de C.V. and Redpag Electronicos S.A.P.I. de C.V. since their incorporation in Mexico in November 2013.
(3)	Mr. Novikov was appointed as Chief Technology Officer on December 3, 2019 and has previously served as our Chief Operating Officer and a director of Qpagos Corporation, and has served in the same capacity for each of Qpagos, S.A.P.I. de C.V. and Redpag Electronicos S.A.P.I. de C.V. since their incorporation in Mexico in April 2014.

Employment Agreement

Effective June 24, 2020, we entered into an executive employment agreement with William Corbett (the “Corbett Employment Agreement”), to employ Mr. Corbett as our Chief Executive Officer for a term of three (3) years, provide for an annual base salary of $150,000, provide for a signing bonus of $25,000, structure for a bonus of up to 50% of base salary upon our achievement of $2,000,000 EBITDA and additional performance bonus payments as may be determined by our board of directors and provide for severance in the event of a termination without cause in amount equal to equal to fifty percent (50%) of his annual base salary rate then in effect, provided that if such termination without cause occurs after an Acquisition (as defined in the Corbett Employment Agreement) of our company, Mr. Corbett will be entitled to receive severance in an amount equal to equal to one-hundred percent (100%) of his annual base salary rate then in effect.

The Corbett Employment Agreement provides for the issuance to Mr. Corbett of 5,123,750 shares of our common stock, to be fully vested and not subject to forfeiture, and the grant to Mr. Corbett of 15,371,250 shares of our common stock subject to forfeiture.

On June 24, 2020, we entered into a restricted stock agreement with Mr. Corbett pursuant to which we granted him a restricted stock award of 15,371,250 shares of our common stock, which forfeiture restriction lapses 33%, 33% and 34% , respectively, on the first, second and third anniversary of the date of grant.

The Corbett Employment Agreement also provides that we will enter into an indemnification agreement with Mr. Corbett to indemnify him, both in connection with his position of employment with us and in the discharge of his duties and responsibilities to our company, to the maximum extent allowed under the laws of the State of Nevada. On June 24, 2020, we entered into an indemnification agreement with Mr. Corbett.

On December 3, 2019, we entered into a one-year employment agreement with Mr. Novikov to serve as our Chief Technology Officer and Secretary (the “Novikov IPSI Employment Agreement”) pursuant to which Mr. Novikov will be entitled to receive an annual salary at a rate of US$8,000.00 per month, payable US$5,000.00 in cash in accordance with the regular payroll practices of the Company and US$3,000.00 in Common Stock (based on then current fair market value of the Common Stock on the date of grant as determined by our board of directors. Mr. Novikov is also be eligible to earn an annual performance bonus up to fifty percent (50%) of the base salary based upon the Board’s assessment of his performance and attainment of targeted goals as set by the board of directors in its sole discretion. The Novikov IPSI Employment Agreement provides for a severance payments in the event of employment termination by us without Cause (as defined in the Agreement), by Mr. Novikov for Good Reason (as defined in the Agreement), due to Disability (as defined in the Agreement) or death, in certain circumstances (such as upon termination without Cause or for Good Reason) equal to the continuation of the payment of Mr. Novikov’s base salary until the last day of the employment term. The Novikov IPSI Employment Agreement also includes confidentiality obligations and inventions assignments by Mr. Novikov.

On May 18, 2015, Qpagos Corporation entered into a three-year employment agreement with Andrey Novikov (the “Novikov Qpagos Employment Agreement”) to serve as its Chief Operating Officer and Secretary, which term was extended for an additional effective as of May 1, 2019. During the term of the Novikov Qpagos Employment Agreement, Mr. Novikov received an annual base salary of not less than $180,000, which base salary was reduced to $108,000 effective May 1, 2019, and he was entitled to an annual performance cash bonus targeted at up to 50% of his base salary, in the discretion of the Board of Directors. Mr. Novikov was issued 720,000 shares of Qpagos Corporation common stock that vest on the one-year anniversary of the date of issuance which were exchanged in the Merger for 1,440,000 shares of our common stock. Mr. Novikov was generally entitled to receive all other benefits provided to other employees, including health and disability insurance. He also receives a housing allowance of approximately $2,000 a month. The agreement also provides for a one-time payment of moving expenses up to $15,000. The Novikov Qpagos Employment Agreement also provided for a severance payments in the event of employment termination by us without Cause (as defined in the Agreement), by Mr. Novikov for Good Reason (as defined in the Agreement), due to Disability (as defined in the Agreement) or death, in certain circumstances (such as upon termination without Cause or for Good Reason) equal to the continuation of the payment of Mr. Novikov’s base salary until the last day of the employment term. The Novikov Qpagos Employment Agreement also includes confidentiality obligations and inventions assignments by Mr. Novikov.

On May 1, 2015, we entered into a three-year employment agreement (the “Pereira Employment Agreement”) with Gaston Pereira to serve as our Chief Executive Officer, President and Treasurer. During the term of the Pereira Employment Agreement, Mr. Pereira received an annual base salary of not less than $240,000 and was entitled to an annual performance cash bonus targeted at up to 50% of his base salary, in the discretion of the Board of Directors. Mr. Pereira was issued 1,440,000 shares of Qpagos Corporation common stock that vest on the one-year anniversary of the date of issuance which were exchanged in the Merger for 2,880,000 shares of our common stock. Mr. Pereira was also generally entitled to receive all other benefits provided to other employees, including health and disability insurance. He also received a housing allowance of $1,800 a month. The agreement also provided for a one-time payment of moving expenses up to $25,000 and $10,000 of reimbursement of fees of a tax attorney for professional services regarding legal advice in connection with the Pereira Employment Agreement. The Pereira Agreement provides for a severance payments in the event of employment termination by us without Cause (as defined in the Agreement), by Mr. Pereira for Good Reason (as defined in the Pereira Employment Agreement), due to Disability (as defined in the Pereira Agreement) or death, in certain circumstances (such as upon termination without Cause or for Good Reason) equal to the continuation of the payment of Mr. Pereira’s base salary until the last day of the employment term. The Pereira Agreement also includes confidentiality obligations and inventions assignments by Mr. Pereira. On April 30, 2018 we amended the Pereira Employment Agreement to extend its term by an additional one-year period. On June 12, 2019, we amended the Pereira Employment Agreement, as amended, to extend the term of the agreement by an additional year and to lower Mr. Pereira’s salary to $180,000 from $240,000. The Pereira Agreement, as amended, terminated on August 1, 2019 when he resigned as our Chief Executive Officer, President and Interim Chief Financial Officer. The changes in salary were effective as of May 1, 2019.

Outstanding Equity Awards at Fiscal Year-Ended December 31, 2019

The following table lists the outstanding equity awards held by our named executive officers at December 31, 2019:

	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS (1)					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable*	Number of Securities Underlying Unexercised Options Unexercisable*	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options*	Option Exercisable Price*	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested	Market Value of Shares or Units of Stock that have not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested
Andrey Novikov	100,000	-	-	$0.40	12/27/2028	-	$-	-	-

*	Adjusted for 10 for 1 reverse stock split effective November 1, 2019.

Director Compensation

The executive directors were not paid any fees for their service as directors; however, each of Messrs. Pereira, Novikov and Corbett received compensation for service as officers of Innovative Payment Solutions, Inc and Qpagos Corporation. During the year ended December 31, 2019, we did not pay any compensation to our non-executive director. On March 18, 2020, Mr. Fuller received 2,000,000 shares of common stock for his service as a non-executive director.

MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock issued is traded on the OTCQB Venture Market under the symbol “IPSI”. On November 27, 2020, the last reported sale price of our common stock on the OTCQB Venture Market was $0.033.

Shareholders

As of November 27, 2020, there were an estimated 56 holders of record of our common stock. A certain amount of the shares of common stock are held in street name and may, therefore, be held by additional beneficial owners.

Dividends

We have never paid a cash dividend on our common stock since inception. The payment of dividends may be made at the discretion of our Board of Directors, and will depend upon, but not limited to, our operations, capital requirements, and overall financial condition.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the Board of Directors may consider relevant. We intend to follow a policy of retaining all of our earnings to finance the development and execution of our strategy and the expansion of our business. If we do not pay dividends, our common stock may be less valuable because a return on your investment will occur only if our stock price appreciates.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following includes a summary of any transaction occurring since January 1, 2018 for us and our subsidiaries or any proposed transaction, in which we and our subsidiaries were or are to be a participant and the amount involved exceeded or exceeds 1% of the average of our total assets for at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation” above). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions:

William Corbett

Effective January 1, 2020, we granted Mr. Corbett a total of 20,495,000 restricted shares of common stock of which 5,123,750 vested immediately and a further 15,371,250 which vest annually and equally over a three year period commencing on December 31, 2020.

Gaston Pereira

On December 27, 2018, we granted Mr. Pereira ten-year options to purchase an aggregate of 100,000 shares of common stock at an exercise price of $0.40 per share. These options expired on November 1, 2019, three months after his resignation.

On December 31, 2019, in terms of the SPA Agreement entered into with Vivi Holdings, 112,500 shares in Vivi Holdings were allocated to Mr. Pereira as compensation for facilitating the disposal of Qpagos Corporation and our Mexican operations.

Andrey Novikov

On December 27, 2018, we granted Mr. Novikov ten-year options to purchase an aggregate of 100,000 shares of common stock at an exercise price of $0.40 per share.

On December 31, 2019, in terms of the SPA Agreement entered into with Vivi Holdings, 56,250 shares in Vivi Holdings were allocated to Mr. Pereira as compensation for facilitating the disposal of Qpagos Corporation and our Mexican operations.

On April 7, 2020, we issued to Mr. Novikov 282,146 shares of our common stock.

James Fuller

On March 18, 2020, Mr. Fuller received 2,000,000 shares of common stock for his service as a non-executive director.

On June 29, 2018, we granted Mr. Fuller 12,000 shares of restricted common stock pursuant to the Company’s 2018 Stock Incentive Plan for his service as a director.

On December 27, 2018, we granted Mr. Fuller 7,000 shares of restricted common stock i pursuant to the Company’s 2018 Stock Incentive Plan for his service as a director.

Strategic IR

Strategic IR advanced us $168,000 between January 16 and June 15, 2018. This loan was formalized into a written note on October 13, 2018 and bears interest at the rate of 10% per annum. The note had a maturity date of February 10, 2019. On March 18, 2019 the note was extended to February 10, 2020, and the interest rate was changed to 15%. On July 30, 2019, the holders of loans payable by us, entered into debt exchange agreements, whereby the aggregate principal amount of the loans payable, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The balance of the note as of July 30, 2019, plus accrued interest thereon was $7196,307 and was converted into 3,166,240 post reverse split shares on November 18, 2019.

On November 15, 2019, we entered into Securities Purchase Agreements with Strategic IR whereby the following notes totaling $79,500 previously advanced to us during the period August 19, 2019 to October 15, 2019, was converted into 4,486,750 shares of common stock at a conversion price of $0.037 per share, thereby extinguishing the notes and realizing a loss on conversion of $85,248.

●	On August 19, 2019, we issued a Promissory Note in the aggregate principal amount of $15,000 to Strategic IR. The note has a maturity date of November 17, 2019 and a coupon of ten percent per annum. We had the right to prepay the note without penalty prior to maturity date.

●	On September 10, 2019, we issued a Promissory Note in the aggregate principal amount of $37,500 to Strategic IR. The note has a maturity date of December 10, 2019 and a coupon of ten percent per annum. We had the right to prepay the note without penalty prior to maturity date.

●	On September 25, 2019, we issued a Promissory Note in the aggregate principal amount of $2,000 to Strategic IR. The note has a maturity date of December 25, 2019 and a coupon of ten percent per annum. We had the right to prepay the note without penalty prior to maturity date.

●	On October 11, 2019, we issued a Promissory Note in the aggregate principal amount of $3,000 to Strategic IR. The note has a maturity date of January 9, 2020 and a coupon of ten percent per annum. We had the right to prepay the note without penalty prior to maturity date.

●	On October 15, 2019, we issued a Promissory Note in the aggregate principal amount of $22,000 to Strategic IR. The note has a maturity date of January 13, 2020 and a coupon of ten percent per annum. We had the right to prepay the note without penalty prior to maturity date.

On May 15, 2019, pursuant to the terms of a debt purchase agreement entered into with Labrys Fund LP. the $300,000 convertible promissory note issued on October 25, 2018, with a maturity date of April 25, 2019 and an original coupon of 8% per annum, was acquired by Strategic IR for gross proceeds of $302,367, including accrued interest thereon. The Convertible note earns interest at 18% per annum, the default interest rate in terms of the Promissory note. The terms of the convertible note include a provision for an automatic note penalty of 50% of the note outstanding if the note is in default. Strategic IR enforced this term resulting in an increase in the principal outstanding in terms of the note of $150,000. On June 19, 2019, pursuant to the terms of a debt purchase agreement entered into with Bellridge Capital, LP, Strategic IR transferred and assigned the aggregate principal sum of $200,000 plus accrued interest thereon of $3,124, of the Convertible note acquired from Labrys Fund LP. On July 30, 2019, the Company received a notice of conversion from Strategic IR, converting $108,882 of the April 25, 2018 convertible note acquired from Labrys Fund LP, into 37,034,605 pre-reverse split (3,703,461 post reverse split that was effected in November 2019) shares of common stock at a conversion price of $0.003 pre-reverse split ($0.03 post reverse split that was effected in November 2019) per share. On November 18, 2019, we and Strategic IR entered into an exchange agreement, replacing the existing note with a new note with a maturity date of November 18, 2020, removing the conversion limitation of ownership of 9.99% and reducing the interest rate to 6% per annum. On November 19, 2019, in terms of a conversion notice received, we received a conversion notice converting the aggregate principal sum of $150,000 and interest thereon of $9,125 into 10,007,882 shares of common stock at a conversion price of $0.0159 per share, thereby extinguishing the note and realizing a loss on conversion of $211,166.

On June 11, 2017, we issued a convertible promissory note in the aggregate principal amount of $10,000 to Strategic IR (“Strategic IR”). The note bears interest at 12% per annum and matured on December 16, 2017. Pursuant to the terms of an agreement entered into with the note holder, the maturity date of the note was extended to December 8, 2018 and the interest rate was increased to 15% per annum. On February 21, 2019 the maturity date was extended to December 8, 2019, with the interest rate remaining unchanged. On July 30, 2019, the holders of convertible notes with a $0.20 fixed price conversion feature, entered into debt exchange agreements with us, whereby the aggregate principal amount of the convertible notes, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The balance of the note as of July 30, 2019, plus accrued interest thereon was $13,060 and was converted into 210,645 post reverse split shares on November 18, 2019.

On June 11, 2017, we exchanged a note issued to Viktoria Akhmetova, with a principal amount of $20,000, together with accrued interest thereon of $164, totaling $20,164, for a convertible note, principal amount of $20,164, bearing interest at 12% per annum and matured on December 8, 2017. In terms of an agreement entered into with the note holder, the maturity date was extended to December 8, 2018 and the interest rate was increased to 15% per annum. On February 21, 2019 the maturity date was extended to December 8, 2019, with the interest rate remaining unchanged. On July 30, 2019, the holders of convertible notes with a $0.20 fixed price conversion feature, entered into debt exchange agreements with us, whereby the aggregate principal amount of the convertible notes, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The balance of the note as of July 30, 2019, plus accrued interest thereon was $26,321 and was converted into 424,540 post reverse split shares on November 18, 2019.

On June 29, 2017, we exchanged a note issued to Strategic with a principal amount of $50,000, together with accrued interest thereon of $3,740, totaling $53,740, for a convertible note, principal amount of $53,740, bearing interest at 12% per annum which matured on December 26, 2017. In terms of an agreement entered into with the note holder, the maturity date was extended to December 26, 2018 and the interest rate was increased to 15% per annum. On February 21, 2019 the maturity date was extended to December 26, 2019, with the interest rate remaining unchanged. On July 30, 2019, the holders of convertible notes with a $0.20 fixed price conversion feature, entered into debt exchange agreements with us, whereby the aggregate principal amount of the convertible notes, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The balance of the note as of July 30, 2019, plus accrued interest thereon was $69,751 and was converted into 1,125,020 post reverse split shares on November 18, 2019.

On June 29, 2017, we exchanged a note issued to Strategic with a principal amount of $110,000, together with accrued interest thereon of $5,535, totaling $115,535, for a convertible note, principal amount of $115,535, bearing interest at 12% per annum and matured on December 26, 2017. Pursuant to the terms of an agreement entered into with the note holder the maturity date was extended to December 26, 2018 and the interest rate was increased to 15% per annum. On February 21, 2019 the maturity date was extended to December 26, 2019, with the interest rate remaining unchanged. On July 30, 2019, the holders of convertible notes with a $0.20 fixed price conversion feature, entered into debt exchange agreements with us, whereby the aggregate principal amount of the convertible notes, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The balance of the note as of July 30, 2019, plus accrued interest thereon was $149,958 and was converted into 2,418,674 post reverse split shares on November 18, 2019.

On July 17, 2019, Strategic IR entered into a debt purchase agreement with GS Capital Partners, whereby the remaining balance of the September 19, 2019 convertible note in the aggregate principal amount of $33,252 plus accrued interest thereon of $2,165, was acquired for gross proceeds of $35,417. In addition to this strategic IR paid additional settlement costs of $14,583 including an early settlement penalty to GS Capital Partners. As of September 19, 2019, the note is in default and earns interest at the default interest rate. On November 18, 2019, we and Strategic IR entered into an exchange agreement, replacing the existing note with a new note with a maturity date of November 18, 2020, removing the conversion limitation of ownership of 9.99% and reducing the interest rate to 6% per annum. On November 19, 2019, we received a conversion notice converting the aggregate principal sum of $37,224 into 2,386,181 shares of common stock at a conversion price of $0.0156 per share, thereby extinguishing the note and realizing a loss on conversion of $51,064.

On July 17, 2019, we issued Strategic IR a Convertible Promissory Note in the aggregate principal amount of $14,583. The note had a maturity date of July 17, 2020 and a coupon of 6% per annum. We had the right to prepay the note provided it makes a prepayment penalty as set forth in the note. The outstanding principal amount of the note is convertible at any time into shares of our common stock at a conversion price equal to 60% of the average of the lowest three trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received. On November 19, 2019, we received a conversion notice converting the aggregate principal sum of $14,583, including interest thereon of $297 into 935,887 shares of common stock at a conversion price of $0.0159 per share, thereby extinguishing the note and realizing a loss on conversion of $19,747.

Gibbs International Holdings

Effective June 19, 2017, we exchanged a note issued to Gibbs International Holdings with a principal amount of $50,000, together with accrued interest thereon of $2,494, totaling $52,494, for a convertible note, principal amount of $52,494, bearing interest at 12% per annum and matured on December 16, 2017. In terms of an agreement entered into with the note holder, the maturity date was extended to December 16, 2018 and the interest rate was increased to 15% per annum. The note was past its maturity date which maturity date has not been extended as yet, and thereby; (i) became immediately due and payable; (ii) can only be amended with the written consent of the holder; and (iii) may be sold, assigned or transferred by the holder without our consent. The note was convertible into our common shares at a conversion price of $0.20 per share. On July 30, 2019, the holders of convertible notes with a $0.20 fixed price conversion feature, entered into debt exchange agreements with us, whereby the aggregate principal amount of the convertible notes, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The balance of the note as of July 30, 2019, plus accrued interest thereon was $68,350 and were exchanged for 1,102,412 post reverse split shares on November 18, 2019.

Effective August 20, 2018, we exchanged a note issued to Gibbs International Holdings with a principal amount of $294,620, together with accrued interest thereon of $111,115, totaling $405,735, for a convertible note, principal amount of $405,735, with a coupon of 8% per annum and maturing on August 31, 2019. We had the right to prepay the note within 180 days without penalties. The outstanding principal amount of the note was convertible at any time and from time to time at the election of the holder into our shares of common stock at a conversion price equal to 60% of the three lowest trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received. As of August 31, 2019 the note is in default and the note provided for the payment of a penalty of 10% of the principal outstanding, amounting to $40,573. On December 4, 2019, we received conversion notices converting the principal sum of $405,735, a once off penalty of $40,573 and interest thereon of $54,529 into 21,000,000 shares of common stock at a conversion price of $0.0238 thereby extinguishing the note. A loss on conversion of $528,162 was realized.

Bellridge Capital, LP

On June 19, 2019, in terms of a debt purchase agreement entered into with Strategic IR, Bellridge Capital, LP acquired an aggregate principal amount of $200,000 plus accrued interest thereon of $3,124 off the $300,000 convertible promissory note originally issued on October 25, 2018, to Labrys Fund LP, with a maturity date of April 25, 2019 and an original coupon of 8% per annum. The Convertible note accrues interest at 18% per annum, the default interest rate in terms of the original Promissory note. On November 19, 2019, we received a notice of conversion from Bellridge Capital, LP converting the principal sum of $200,000 and interest thereon of $21,568 into 13,935,112 shares of common stock at a conversion price of $0.0159 per share, thereby extinguishing the note. The Company incurred a loss on conversion of $294,031.

On November 25, 2020, the Company entered into the Bellridge SPA with Bellridge Capital, LP, pursuant to which the Company issued an Original Issue Discount 10% Convertible Note with a principal balance of $286,000 and a five year warrant to purchase 8,171,429 shares of common stock at an exercise price of $0.05 to Bellridge for gross proceeds of $250,250. The note has a maturity date of 12 months after issuance. The Company may prepay the note with prepayment penalties ranging from 115% to 120%. The outstanding principal amount of the note is convertible, at the election of the holder into shares of the Company’s common stock. The issuance of the Bellridge Note and Bellridge Warrant set forth above were issued relying on the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder for the offer and sale of securities not involving a public offering.

Vladimir Skigin

On April 17, 2018, we issued a Promissory Note in the aggregate principal amount of $49,491 to Vladimir Skigin. The note had a maturity date of September 13, 2018 and a coupon of eighteen percent per annum. We had the right to prepay the note without penalty prior to maturity date. On September 13, 2018, the maturity date of the note was extended to January 11, 2019. On February 21, 2019 the maturity date was extended to September 13, 2019, with the interest rate changed to 15%. On July 30, 2019, the holders of loans payable by us, entered into debt exchange agreements, whereby the aggregate principal amount of the loans payable, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The balance of the note as of July 30, 2019, plus accrued interest thereon was $59,810 and was converted into 964,670 post reverse split shares on November 18, 2019.

On December 23, 2019, in terms of a debt purchase agreement entered into with Wakatec OU, Mr. Skigin acquired $30,000 of the promissory note issued to Wakatec OU by Qpagos Corporation. On December 23, 2019, we entered into a debt settlement agreement whereby we agreed to the assignment of the debt owed to Mr. Skigin by Qpagos Corporation to us in exchange for a new promissory note in the principal amount of $30,000 issued by us. The promissory note is unsecured, bears interest at 4% per annum and matures on December 23, 2020. The balance of the promissory note, including interest thereon at December 31, 2019 is $30,026. On January 7, 2020, we entered into a debt exchange agreement with Mr. Skigin, whereby the aggregate principal sum of $30,000 plus accrued interest of $49 was exchanged for 1,502,466 shares of common stock at an issue price of $0.02 per share, realizing a loss on exchange of $30,049.

On December 11, 2019, Mr. Skigin purchased a portion of a note issued to Andrey Novikov by Qpagos Corporation in the principal amount of $65,953. On December 17, 2019, we entered into a debt settlement with Mr. Skigin whereby the Note was assigned from Qpagos Corporation to us and was simultaneously settled by the issue of 2,231,768 shares of common stock at an issue price of $0.03 per share, thereby extinguishing the note. A loss on settlement of $67,953 was realized.

We entered into an agreement with Gibbs, whereby the importation of kiosks and accessories was arranged and funded by Gibbs, Skiguin funded a portion of the kiosks and accessories purchased under the same terms and conditions of the agreement entered into with Gibbs. Pursuant to the terms of the agreement, a 5% margin has been added to the cost of the kiosks and accessories purchased and to the liability outstanding. The amount was due on November 1, 2017. On July 30, 2019, the holders of loans payable by us, entered into debt exchange agreements, whereby the aggregate principal amount of the loans payable, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The balance of the note as of July 30, 2019, plus accrued interest thereon was $74,662, after the interest was adjusted to $19,366 and was converted into 1,204,234 post reverse split shares on November 18, 2019.

West Point Partners, LLC

On September 3, 2019, we issued West Point Partners, LLC a Convertible Promissory Note in the aggregate principal amount of $26,527. The note had a maturity date of September 3, 2020 and a coupon of 8% per annum. We have the right to prepay the note provided it makes a prepayment penalty as set forth in the note. The outstanding principal amount of the note is convertible at any time into shares of our common stock at a conversion price equal to 60% of the average of the lowest two trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received.

On November 19, 2019, we received a notice of conversion converting the aggregate principal amount of the note outstanding, including interest thereon, totaling $26,968 into 1,812,390 shares of common stock at a conversion price of $0.149 per share, thereby extinguishing the note. We realized a loss on conversion of $40,090.

On October 21, 2019, West point Partners, LLC entered into a debt purchase agreement with GS Capital Partners, whereby the convertible note in the aggregate principal amount of $96,000 plus accrued interest thereon of $3,745, was acquired for gross proceeds of $99,745. On November 18, 2019, we and West Point Partners, LLC entered into an exchange agreement, replacing the existing note with a new note with a maturity date of November 18, 2020, removing the conversion limitation of ownership of 9.99% and reducing the interest rate to 6% per annum.

On November 19, 2019, we received a notice of conversion converting the aggregate principal amount of the note outstanding, including interest thereon, totaling $102,039 into 6,857,446 shares of common stock at a conversion price of $0.149 per share, thereby extinguishing the note. We realized a loss on conversion of $151,687.

On October 21, 2019, we issued a Convertible Promissory Note in the aggregate principal amount of $22,977 to West Point Partners, LLC for penalty interest and expenses incurred by West Point Partners LLC on acquiring the GS Capital Partners note dated March 4, 2019. The note had a maturity date of October 21, 2020 and bears interest at 8% per annum. The outstanding principal amount of the note was convertible after 180 days, at the election of the holder into shares of our common stock at a conversion price equal to 62% of the lowest two trading prices during the previous ten trading days.

On November 19, 2019, we received a notice of conversion converting the aggregate principal amount of the note outstanding, including interest thereon, totaling $23,118 into 1,553,621 shares of common stock at a conversion price of $0.149 per share, thereby extinguishing the note. We realized a loss on conversion of $34,366.

Director Independence

Board of Directors

The Board, in the exercise of its reasonable business judgment, has determined that James Fuller, is our only director that qualifies as an independent director pursuant to Nasdaq Stock Market Rule 5605(a)(2) and applicable SEC rules and regulations. Mr. Corbett and Mr. Novikov currently employed as our Chief Executive Officer and Chief Technology Officer, respectively, and therefore would not be considered independent directors.

Potential Conflicts of Interest

Since we did not have an Audit Committee or Compensation Committee comprised of independent directors, the functions that would have been performed by such committees were performed by our directors. Thus, there was an inherent conflict of interest.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of November 13, 2020 by:

●	each of our named executive officers;

●	each of our directors;

●	all of our current directors and executive officers as a group; and

●	each stockholder known by us to own beneficially more than five percent of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of November 14, 2020, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 191,121,339 shares of common stock outstanding on November 27, 2020.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is c/o Innovative Payment Solutions, Inc., 19355 Business Center Drive, #9, Northridge, California 91324.

Name of Beneficial Owner	Number of Shares Beneficially Owned Prior to Offering*		Percentage of common stock Beneficially Owned
Directors and Executive Officers

William Corbett	21,484,388	(1)	11.2%
Andrey Novikov	426,146	(2)	**
James Fuller	2,022,500		1.1%

All current executive officers and directors as a group (3 persons)	23,933,034		12.5%

5% or Greater Stockholders

Strategic IR, Inc.	27,156,353	(3)	14.2%
Bellridge Capital, LP	9,561,222	(4)	4.99%
Gibbs International, Inc.	19,614,391	(5)	10.2%

*	Excludes any shares deemed to be outstanding on variable priced convertible securities.

**	Less than 1%

(1)	Consists of 5,123,750 shares of restricted common stock and 15,371,250 shares of our common stock with forfeiture restriction lapses 33%, 33% and 34%, respectively, on the first, second and third anniversary of the date of grant.
(2)	Includes 426,146 shares of common stock and options exercisable over 100,000 shares of common stock of which are vested.
(3)	Information as obtained from a Schedule 13G filed on June 16, 2020. Anna Mosk is the President of Strategic IR, Inc. The principal address of Strategic IR, Inc is 109 E.17th Street, #25, Cheyenne, Wyoming 82001.
(4)	Pursuant to the terms of the Bellridge Note and Bellridge Warrant, Bellridge may not convert such note or exercise such warrant to the extent such conversion or exercise would cause the Selling Stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% (which may increase to 9.99% upon written noticed at the option of the holder thereof, which would become effective on the 61st day of receipt of such notice) of our then outstanding shares of common stock following such conversion or exercise. Therefore, the figure provided includes only 486,312 shares issuable upon exercise of the Bellridge Warrant and the Bellridge Note. Information as obtained from Bellridge Capital, LP on December 1, 2020. The principal address of Bellridge Capital, LP is 515 E. Las Olas boulevard, Suite 120A, Ft. Lauderdale, Fl. 33301. Robert Klimov is the Partner of Bellridge Capital, LP.
(5)	Based on a Schedule 13G filed by Jimmy I Gibbs on January 31, 2020 Gibbs International, Inc. holds 19,467,891 shares of common stock and warrants exercisable for 40,000 shares of common stock and Gibbs Investment Holdings, LLC of which Jimmy I. Gibbs is an equity holder and has dispositive control over, holds 106,500 shares of common stock. The address of Gibbs International, Inc. is 9855 Warren H. Abernathy Highway, Spartanburg, SC 29301. Jimmy Gibbs is an officer, director and sole shareholder of Gibbs International, Inc.

Listing

Our common stock is traded on the OTCQB Venture Market under the symbol IPSI.

DESCRIPTION OF OUR CAPITAL STOCK

General

The total number of shares of all classes of shares which we have authority to issue is 525,000,000 of which 500,000,000 shares are designated as “common stock” with a par value of $0.0001 per share, and 25,000,000 shares are designated as “preferred stock.

As of November 14, 2020, we had 191,121,339 issued and outstanding shares of common stock and no shares of preferred stock issued and outstanding.

Description of Common Stock

Voting Rights

The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights.

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, holders of the common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Other Rights and Preferences

The holders of the common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. the rights, preferences and privileges of the holders of the common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Our preferred stock may be issued from time to time by the Board of Directors as shares of one or more series. The description of shares of preferred stock, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors, and Articles of Amendment shall be filed as required by law with respect to issuance of such preferred stock, prior to the issuance of any shares of preferred stock.

The Board of Directors is expressly authorized, at any time, by adopting resolutions providing for the issuance of, dividing of such shares into series or providing for a change in the number of, shares of any preferred stock and, if and to the extent from time to time required by law, by filing Articles of Amendment which are effective without Shareholder action to increase or decrease the number of shares included in the preferred stock, but not below the number of shares then issued, and to set or change in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption relating to the shares of preferred stock. Notwithstanding the foregoing, the Board of Directors shall not be authorized to change the rights of holders of the common stock to vote one vote per share on all matters submitted for shareholder action. The authority of the Board of Directors with respect to the preferred stock shall include, but not be limited to, setting or changing the following:

1.	The annual dividend rate, if any, on shares of preferred stock, the times of payment and the date from which dividends shall be accumulated, if dividends are to be cumulative;

2.	Whether the shares of preferred stock shall be redeemable and, if so, the redemption price and the terms and conditions of such redemption;

3.	The obligation, if any, of the Company to redeem shares of preferred stock pursuant to a sinking fund;

4.	Whether shares of preferred stock shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

5.	Whether the shares of preferred stock shall have voting rights, in addition to the voting rights provided by law, and, if so, the extent of such voting rights;

6.	The rights of the shares of preferred stock in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Company; and

7.	Any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to the preferred stock.

The shares of preferred stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

Transfer Agent

The transfer agent and registrar for our common stock is Nevada Agency and Transfer Company. Its address is 50 West Liberty Street, Suite 880, Reno, Nevada 89501 and its telephone number is (775) 322-0626.

Listing

Our common stock is traded on the OTCQB Venture Market under the symbol IPSI.

Anti-Takeover Effects of Certain Provisions of our Articles of Incorporation and Bylaws

Our Articles of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Registrant or changing our board of directors and management. According to our Articles of Incorporation and Bylaws, the holders of the common stock do not have cumulative voting rights in the election of our directors. The lack of cumulative voting makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of our company by replacing its board of directors.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock will be available for future issuance without stockholder approval. We may use additional shares of common stock for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Anti-Takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes (“NRS”) generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

●	the combination was approved by the board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Parsons Behle & Latimer.

EXPERTS

The financial statements of Innovative Payment Solutions, Inc. as of December 31, 2019 and 2018 and for the two years ended December 31, 2019 and the nine month period ended September 30, 2020 and 2019 included in this registration statement, of which this prospectus forms a part, have been so included in reliance on the report of RBSM LLP, an independent registered public accounting firm appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement on Form S-1 that we have filed with the SEC under the Securities Act, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, you should refer to the registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement, are publicly available through the SEC’s website at www.sec.gov. We also maintain a website at www.innovatepaysolve.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

DISCLOSURE OF THE SECURITIES AND EXCHANGE COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our articles of incorporation contain provisions that permit us to indemnify our directors and officers to the fullest extent permitted by Nevada law. Our bylaws require us to indemnify any of our officers or directors, and certain other persons, under certain circumstances against all expenses and liabilities incurred or suffered by such persons because of a lawsuit or similar proceeding to which the person is made a party by reason of a his being a director or officer of the Company or our subsidiaries, unless that indemnification is prohibited by law. These provisions do not limit or eliminate our rights or the rights of any stockholder to seek an injunction or any other non-monetary relief in the event of a breach of a director’s or officer’s fiduciary duty. In addition, these provisions apply only to claims against a director or officer arising out of his or her role as a director or officer and do not relieve a director or officer from liability if he or she engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

The rights of indemnification provided in our articles of incorporation and bylaws are not exclusive of any other rights that may be available under any insurance or other agreement, by vote of stockholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC this type of indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Audited Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Innovative Payment Solutions, Inc.

(FKA: Qpagos)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Innovative Payment Solutions, Inc. (formerly Qpagos) and Subsidiaries (the Company) as of December 31, 2019 and 2018, and the related consolidated statements of operations and comprehensive loss, stockholders’ deficit and cash flows for each of the years in the two year period ended December 31, 2019, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and this raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters also are described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditor since 2014.

Henderson, NV

May 13, 2020

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2019	2018
Assets

Current Assets
Cash	$2,979	$71,294
Other current assets	55,059	9,575
Assets held for sale	-	983,105
Total Current Assets	58,038	1,063,974

Non-current assets
Investment	1,019,961	-
Total Assets	$1,077,999	$1,063,974

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities
Accounts payable	$314,523	$508,755
Liabilities held for sale	-	180,014
Loans payable	61,631	56,044
Loans payable - Related parties	30,026	313,949
Convertible debt, net of unamortized discount of $371,387 and $777,242, respectively	359,362	790,093
Convertible debt - Related parties, net of unamortized discount of $0 and $0 respectively	-	589,812
Derivative liability	905,576	1,833,672
Total Current Liabilities	1,671,118	4,272,339

Total Liabilities	1,671,118	4,272,339

Stockholders’ Deficit
Preferred stock, $0.0001 par value, 25,000,000 shares authorized, and 0 shares issued and outstanding as of December 31, 2019 and December 31, 2018.	-	-
Common stock, $0.0001 par value; 500,000,000 shares authorized, 128,902,124 and 8,883,922 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively.*	12,890	888
Additional paid-in-capital	21,579,022	14,865,765
Accumulated deficit	(22,185,031)	(18,455,925)
Accumulated other comprehensive income	-	380,907
Total Stockholders’ Deficit	(593,119)	(3,208,365)
Total Liabilities and Stockholders’ Deficit	$1,077,999	$1,063,974

*	After giving effect to a 10 for 1 reverse stock split effective November 1, 2019.

The accompanying notes are an integral part of these consolidated financial statements.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Twelve months ended	Twelve months ended
	December	December
	2019	2018

Net Revenue	$-	$-

Cost of Goods Sold	-	-

Gross profit	-	-

General and administrative	807,934	994,913
Total Expense	807,934	994,913

Loss from Operations	(807,934)	(994,913)

Loss on debt conversion	(2,838,599)	(3,738,307)
Penalty on default note	(191,757)	-
Provision against receivables	(129,995)	-
Interest expense, net	(2,061,415)	(3,059,573)
Derivative liability movements	1,981,938	4,129,793)
Foreign currency gain	-	(7,562)
Loss before Taxation from continuing operations	(4,047,762)	(3,670,562)

Taxation	-	-

Net loss from continuing operations	(4,047,762)	(3,670,562)
Discontinued operations
Operating loss from discontinued operations	(653,247)	(1,397,172)
Profit on disposal of subsidiaries	971,903	-
	318,656	(1,397,172)

Net loss	(3,729,106)	(5,067,734)
Basic and diluted loss per share*
Net loss per share from continuing operations	$(0.14)	$(0.47)
Net income per share from discontinued operations	$0.01	$(0.18)
	$(0.13)	$(0.65)
Weighted Average Number of Shares Outstanding - Basic and diluted	29,170,995	7,829,947

Other Comprehensive loss
Foreign currency translation adjustment	(380,907)	(106,647)

Total Comprehensive loss	$(4,110,013)	$(5,174,381)

*	After giving effect to a 10 for 1 reverse stock split effective November 1, 2019.

The accompanying notes are an integral part of these consolidated financial statements.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE PERIOD JANUARY 1, 2018 TO DECEMBER 31, 2019

	Preferred Stock Shares	Amount	Common Stock Shares*	Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders’ Deficit

Balance as of January 1, 2018	-	$-	5,620,742	$562	$8,499,560	$(13,388,191)	$487,554	$(4,400,515)

Conversion of debt to equity	-	-	3,232,600	323	6,199,688	-	-	6,200,011

Stock based compensation	-	-	19,000	2	52,173	-	-	52,175

Shares issued for services	-	-	11,580	1	34,738	-	-	34,739

Stock option compensation expense	-	-	-	-	79,606	-	-	79,606

Translation adjustment	-	-	-	-	-	-	(106,647)	(106,647)

Net loss	-	-	-	-	-	(5,067,734)	-	(5,067,734)
Balance as of December 31, 2018	-	$-	8,883,922	$888	$14,865,765	$(18,455,925)	$380,907	$(3,208,365)

Reverse split adjustment	-	-	99	-	-	-	-	-

Conversion of debt to equity	-	-	119,285,531	11,929	6,486,076	-	-	6,498,005

Shares issued for services	-	-	82,572	8	162,246	-	-	162,254

Shares subscriptions	-	-	650,000	65	64,935	-	-	65,000

Translation adjustment	-	-	-	-	-	-	(380,907)	(380,907)

Net loss	-	-	-	-	-	(3,729,106)	-	(3,729,106)
Balance at December 31, 2019	-	$-	128,902,124	$12,890	$21,579,022	$(22,185,031)	$-	$(593,119)

*	After giving effect to a 10 for 1 reverse stock split effective November 1, 2019.

The accompanying notes are an integral part of these consolidated financial statements.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve months ended	Twelve months ended
	December 31,	December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,729,106)	$(5,067,734)
Net (income) loss from discontinued operations	(318,656)	1,397,172
Net loss from continuing operations	(4,047,762)	(3,670,562)
Adjustment to reconcile net loss to net cash used in operating activities:
Derivative liability movements	(1,981,938)	(4,129,793)
Amortization of debt discount	1,692,110	2,637,656
Loss on conversion of debt to equity	2,838,599	3,738,307
Penalty on default note	191,757	-
Provision against Receivables	129,995	-
Convertible notes issued for services	62,996	119,974
Shares issued for services	162,253	34,739
Stock based compensation	-	131,781
Changes in Assets and Liabilities
Other current assets	4,521	(1,380)
Accounts payable and accrued expenses	249,815	58,476
Interest accruals	204,013	241,053
Cash used in operating activities - continuing operations	(493,641)	(839,749)
Cash used in operating activities - discontinued operations	(281,215)	(894,571)
CASH USED IN OPERATING ACTIVITIES	(774,856)	(1,734,320)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash used in investing activities - discontinued operations	-	(291)
NET CASH USED IN INVESTING ACTIVITIES	-	(291)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from share issuances	65,000	-
Proceeds from loans payable	264,435	267,491
Proceeds from short term notes and convertible notes	859,453	2,021,867
Repayment of convertible notes	(138,000)	(394,226)
Net cash provided by financing activities - continuing operations	1,050,888	1,895,132
Net cash provided by financing activities - discontinued operations	-	-
	1,050,888	1,895,132

Effect of exchange rate changes on cash and cash equivalents	(344,347)	(108,255)

NET (DECREASE) INCREASE IN CASH	(68,315)	52,266
CASH AT BEGINNING OF YEAR	71,294	19,028
CASH AT END OF YEAR	$2,979	$71,294

CASH PAID FOR INTEREST AND TAXES:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$61,007

NON-CASH INVESTING AND FINANCING ACTIVITIES
Notes payable including interest thereon converted to convertible notes payable	$298,117	$405,735
Conversion of convertible debt to equity	$2,777,768	$2,461,705
Conversion of loans payable to equity	$791,857	$-
Inventory reclassed to fixed assets	$-	$146,774

The accompanying notes are an integral part of these consolidated financial statements.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1	ORGANIZATION AND DESCRIPTION OF BUSINESS

a)	Organization

On May 12, 2016, Innovative Payment Solutions, Inc. (formerly known as QPAGOS and Asiya Pearls, Inc.), a Nevada corporation (“IPSI” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Qpagos Corporation, a Delaware corporation (“Qpagos Corporation”), and Qpagos Merge, Inc., a Delaware corporation and wholly owned subsidiary of IPS (“Merger Sub”). Pursuant to the Merger Agreement, on May 12, 2016, the merger was consummated, and Qpagos Corporation and Merger Sub merged (the “Merger”), with Qpagos Corporation continuing as the surviving corporation of the Merger.

Pursuant to the Merger Agreement, upon consummation of the Merger, each share of Qpagos Corporation’s capital stock issued and outstanding immediately prior to the Merger was converted into the right to receive two shares of IPS common stock, par value $0.0001 per share (the “Common Stock”). Additionally, pursuant to the Merger Agreement, upon consummation of the Merger, IPS assumed all of Qpagos Corporation’s warrants issued and outstanding immediately prior to the Merger, which were exercisable for approximately 6,219,200 pre-reverse split (621,920 post reverse split that was effected in November 2019) shares of Common Stock, respectively, as of the date of the Merger. Prior to and as a condition to the closing of the Merger, the then-current IPS stockholder of 5,000,000 pre-reverse split (500,000 post reverse split that was effected in November 2019) shares of Common Stock agreed to return to IPS 4,975,000 pre-reverse split (497,500 post reverse split that was effected in November 2019) shares of Common Stock held by such holder to IPS and the then-current IPS stockholder retained an aggregate of 25,000 pre-reverse split (2,500 post reverse split that was effected in November 2019) shares of Common Stock and the other stockholders of IPS retained 5,000,000 pre-reverse split (500,000 post reverse split that was effected in November 2019) shares of Common Stock. Therefore, immediately following the Merger, Qpagos Corporation’s former stockholders held 49,929,000 pre-reverse split (4,992,900 post reverse split that was effected in November 2019) shares of IPS common stock which represented approximately 91% of the outstanding Common Stock.

The Merger was treated as a reverse acquisition of IPS, a public shell company, for financial accounting and reporting purposes. As such, Qpagos Corporation was treated as the acquirer for accounting and financial reporting purposes while IPS was treated as the acquired entity for accounting and financial reporting purposes.

Qpagos Corporation (“Qpagos”) was incorporated on May 1, 2015 under the laws of the state of Delaware to effectuate a reverse merger transaction with Qpagos, S.A.P.I. de C.V. (Qpagos Mexico) and Redpag Electrónicos S.A.P.I. de C.V. (Redpag). Each of the entities were incorporated in November 2013 in Mexico.

Qpagos, S.A.P.I. de C.V. was formed to process payment transactions for service providers it contracts with, and Redpag Electrónicos S.A.P.I. de C.V. was formed to deploy and operate kiosks as a distributor.

On May 27, 2016 Asiya changed its name to QPAGOS. QPAGOS and its direct and indirect subsidiaries Qpagos Corporation, Qpagos, S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V., will be referred to hereafter as “the Company”.

On June 1, 2016, the board of directors changed the Company’s fiscal year end from October 31 to December 31.

On November 1, 2019, the Company changed its name to Innovative Payment Solutions Inc.

Also on November 1, 2019, immediately following the name change, the Company filed a Certificate of Change with the Secretary of State of the State of Nevada to effect a reverse split of Company’s common stock at a ratio of 1-for-10, effective on November 1, 2019. As a result of the Reverse Stock Split, each ten pre-split shares of common stock outstanding automatically combined into one new share of common stock without any further action on the part of the holders, and the number of outstanding shares common stock was reduced from 320,477,867 shares to 32,047,817 after rounding for fractional shares.

On December 31, 2019, Innovative Payment Solutions consummated the disposal of Qpagos Corporation, including the two Mexican subsidiaries, Qpagos Mexico and Redpag in exchange for 2,250,000 shares of common stock of Vivi Holdings, of which nine percent (9%) was allocated to the following: Gaston Pereira (5%), Andrey Novikov (2.5%), and Joseph Abrams (1.5%). The SPA was closed on December 31, 2019 after the satisfaction of customary conditions, the receipt of a final fairness opinion and the approval of our shareholders. Innovative Payment Solutions no longer have any business operations in Mexico and has retained its U.S. operations based in Northridge, California.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1	ORGANIZATION AND DESCRIPTION OF BUSINESS (continued)

b)	Description of the business

Qpagos Corporation, through its subsidiaries Qpagos S.A.P.I de C.V. (“Qpagos”) and Redpag Electronicos S.A.P.I de C.V. (“Redpag”), provides physical and virtual payment services to the Mexican market. Qpagos Corporation provided an integrated network of kiosks, terminals and payment channels that enabled consumers in Mexico to deposit cash, convert it into a digital form and remit the funds to any merchant in our network quickly and securely. The Company helped consumers and merchants connect more efficiently in markets and consumer segments, such as Mexico, that are largely cash-based and lack convenient alternatives for consumers to pay for goods and services in physical, online and mobile environments. For example, the company’s licensed technology can be used to pay bills, add minutes to mobile phones, purchase transportation and tickets, shop online or at a retail store, buy digital services or send money to a friend or relative.

On December 31, 2019, the Company consummated the disposal of Qpagos Corporation, including the two Mexican subsidiaries, Qpagos Mexico and Redpag in terms of a Stock Purchase Agreement entered into with Vivi Holdings, Inc on August 5, 2019, in exchange for 2,250,000 shares of common stock of Vivi Holdings, of which nine percent (9%) was allocated to the following: Gaston Pereira (5%), Andrey Novikov (2.5%), and Joseph Abrams (1.5%). The SPA was closed on December 31, 2019 after the satisfaction of customary conditions, the receipt of a final fairness opinion and the approval of our shareholders. Innovative Payment Solutions no longer have any business operations in Mexico and has retained its U.S. operations based in Northridge, California.

2	ACCOUNTING POLICIES AND ESTIMATES

a)	Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).

All amounts referred to in the notes to the consolidated financial statements are in United States Dollars ($) unless stated otherwise.

b)	Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiary in which it has a majority voting interest. All significant inter-company accounts and transactions have been eliminated in the consolidated financial statements.

Effective December 31, 2019, the Company disposed of Qpagos Corporation, Qpagos S.A.P.I. de CV and Redpag Electronicos, S.A.P.I. de CV, these entities are reported as discontinued operations in these consolidated financial statements.

The entities included in these consolidated financial statements are as follows:

Innovative Payment Solutions, Inc. - Parent Company

Qpagos Corporation - 100% owned – disposed of effective December 31, 2019.

Qpagos, S.A. P.I de C.V., a Mexican entity (99.996% owned) – disposed of effective December 31, 2019.

Redpag Electrónicos, S.A. P.I. de C.V., a Mexican entity (99.990% owned) – disposed of effective December 31, 2019.

c)	Mexican Operations

The financial statements of the Company’s discontinued Mexican operations are measured using local currencies as their functional currencies.

The Company translates the assets and liabilities of its discontinued Mexican subsidiaries at the exchange rates in effect at year end and the results of operations at the average rate throughout the year. The translation adjustments are recorded directly as a separate component of stockholders’ equity, while transaction gains (losses) are included in net income (loss). All sales to customers are in Mexico.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

d)	Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions, which are evaluated on an ongoing basis, that affect the amounts reported in the consolidated financial statements and accompanying notes. Management bases its estimates on historical experience and on various other assumptions that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the amounts of revenues and expenses that are not readily apparent from other sources. Actual results could differ from those estimates and judgments. In particular, significant estimates and judgments include those related to, the estimated useful lives for plant and equipment, the fair value of warrants and stock options granted for services or compensation, estimates of the probability and potential magnitude of contingent liabilities, derivative liabilities, the valuation allowance for deferred tax assets due to continuing operating losses and the allowance for doubtful accounts.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

e)	Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur.

The Company’s management assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed. Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

f)	Fair Value of Financial Instruments

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for the investment in Vivi Holdings Inc., was evaluated at fair value using Level 3 Inputs based on the Company’s estimate of the market value of the entities disposed to Vivi Holdings, Inc. Vivi Holdings Inc., does not have sufficient information available to assess the current market price of its equity.

The carrying amounts reported in the balance sheets for cash, accounts receivable, other current assets, other assets, accounts payable, accrued liabilities, and notes payable, approximate fair value due to the relatively short period to maturity for these instruments. The Company has identified the short-term convertible notes and certain warrants attached to certain of the notes that are required to be presented on the balance sheets at fair value in accordance with the accounting guidance.

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. We evaluate the fair value of variably priced derivative liabilities on a quarterly basis and report any movements thereon ibn earnings.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

g)	Risks and Uncertainties

The Company’s operations will be subject to significant risk and uncertainties including financial, operational, regulatory and other risks associated, including the potential risk of business failure. The recent global Covid-19 breakout has caused an economic crisis which may result in a general tightening in the credit markets, lower levels of liquidity, increases in the rates of default and bankruptcy, and extreme volatility in credit, equity and fixed income markets. These conditions may not only limit the Company’s access to capital, but also make it difficult for its customers, vendors and the Company to accurately forecast and plan future business activities. In addition, businesses have been suspended due to quarantines intended to contain this outbreak and many people have been forced to work from home in those areas. As a result, installation of the Company’s network of kiosks, terminals and payment channels in Southern California has been delayed, which has had an adverse impact on our business and financial condition and has hampered our ability to generate revenue and access usual sources of liquidity on reasonable terms.

The Company’s operations were carried out in Mexico. Accordingly, the Company’s business, financial condition and results of operations were influenced by the political, economic and legal environment in Mexico and by the general state of that economy. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things.

h)	Adoption of accounting standards

In February 2016, the Financial Accounting Standards Board (“FSAB”) issued Accounting Standards Update (“ASU”), No. 2016-02, Leases (Topic 842) (ASC 842)

The amendments in this update establishes a comprehensive new lease accounting model. The new standard: (a) clarifies the definition of a lease; (b) requires a dual approach to lease classification similar to current lease classifications; and (c) causes lessees to recognize leases on the balance sheet as a lease liability with a corresponding right-of-use asset for leases with a lease-term of more than twelve months. The new standard is effective for fiscal years and interim periods beginning after December 15, 2018, with early adoption permitted. A modified retrospective transition approach is required for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, including a number of optional practical expedients that entities may elect to apply. In July 2018, the FASB issued ASU No. 2018-11, Leases (Topic 842): Targeted Improvements, an update which provides another transition method, the prospective transition method, which allows entities to initially apply the new lease standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company adopted the new standard on January 1, 2019 using the prospective transition method.

The Company has identified all leases and reviewed the leases to determine the impact of ASC 842 on its consolidated financial statements. The Company has elected to apply all of the practical expedients to all leases, which include not reassessing (1) whether any expired or existing contracts are or contain leases, (2) lease classification for any expired or existing leases, and (3) initial direct costs for any existing leases. The adoption of the new standard resulted in the recording of a right-of-use asset and a lease liability on the consolidated balance sheet on January 1, 2019 of MXN Pesos 639,400 ($32,996) utilizing an incremental borrowing rate of 10.65% and the subsequent amortization of the asset and the lease liability.

i)	Recent accounting pronouncements

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740)

The Amendments in this update reduce the complexity in accounting for income taxes by removing certain exceptions to accounting for income taxes and deferred taxes and simplifying the accounting treatment of franchise taxes, a step up in the tax basis of goodwill as part of business combinations, the allocation of current and deferred tax to a legal entity not subject to tax in its own financial statements, reflecting changes in tax laws or rates in the annual effective rate in interim periods that include the enactment date and minor codification improvements.

This ASU is effective for fiscal years and interim periods beginning after December 15, 2020.

The effects of this ASU on the Company’s financial statements is not considered to be material.

The FASB issued several updates during the period, none of these standards are either applicable to the Company or require adoption at a future date and none are expected to have a material impact on the consolidated financial statements upon adoption.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

j)	Reporting by Segment

No segmental information is required as the Company, during the years ended December 31, 2019 and 2018 only had one segment of business from which it derived revenue, providing physical and virtual payment services in the Mexican Market. This business segment was discontinued on December 31, 2019 and no revenue has been derived from activities in the US market as yet.

k)	Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. At December 31, 2019 and December 31, 2018, respectively, the Company had no cash equivalents.

The Company minimizes credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution in the United States. The balance at times may exceed federally insured limits. At December 31, 2019 and 2018, the balance did not exceed the federally insured limit.

l)	Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are reported at realizable value, net of allowances for doubtful accounts, which is estimated and recorded in the period the related revenue is recorded. The Company has a standardized approach to estimate and review the collectability of its receivables based on a number of factors, including the period they have been outstanding. Historical collection and payer reimbursement experience is an integral part of the estimation process related to allowances for doubtful accounts. In addition, the Company regularly assesses the state of its billing operations in order to identify issues, which may impact the collectability of these receivables or reserve estimates. Revisions to the allowance for doubtful accounts estimates are recorded as an adjustment to bad debt expense. Receivables deemed uncollectible are charged against the allowance for doubtful accounts at the time such receivables are written-off. Recoveries of receivables previously written-off are recorded as credits to the allowance for doubtful accounts. There were no recoveries during the period ended December 31, 2019 and 2018.

m)	Investments

The Company’s non-marketable equity securities are investments in privately held companies without readily determinable market values. The carrying value of our non-marketable equity securities is adjusted to fair value for observable transactions for identical or similar investments of the same issuer or impairment (referred to as the measurement alternative). All gains and losses on non-marketable equity securities, realized and unrealized, are recognized in other income (expense), net. Non-marketable equity securities that have been remeasured during the period are classified within Level 3 in the fair value hierarchy because the Company estimates the value based on valuation methods using the observable transaction price at the transaction date and other unobservable inputs including volatility, rights, and obligations of the securities the Company holds. The cost method is used when the Company has a passive, long-term investment that doesn't result in influence over the company. The cost method is used when the investment results in an ownership stake of less than 20%, and there is no substantial influence. Under the cost method, the stock purchased is recorded on a balance sheet as a non-current asset at the historical acquisition/purchase price, and is not modified unless shares are sold, additional shares are purchased or there is evidence of the fair market value of the investment declining below carrying value. Any dividends received are recorded as income.

The Company had no realized or unrealized gains or losses on its non-marketable equity securities and on cumulative net gain or loss in 2019.

n)	Inventory

The Company primarily values inventories at the lower of cost or net realizable value applied on a first-in, first-out basis. The Company identifies and writes down its excess and obsolete inventories to net realizable value based on usage forecasts, order volume and inventory ageing. With the development of new products, the Company also rationalizes its product offerings and will write-down discontinued product to the lower of cost or net realizable value.

o)	Advances received from customers

Other than the sale of kiosks to customers, the provision of services through our kiosks is conducted on a cash basis. Customers are required to deposit cash with the Company to meet anticipated demand for services provided through kiosks either owned or operated by them. The services provided through the customer owned or operated kiosks are deducted from the deposits held on their behalf, the Company requires that these deposits be replenished as and when the services are provided.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

p)	Plant and Equipment

Plant and equipment is stated at cost, less accumulated depreciation. Plant and equipment with costs greater than $1,000 are capitalized and depreciated. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives of the assets are as follows:

Description	Estimated Useful Life

Kiosks	7 years

Computer equipment	3 years

Leasehold improvements	Lesser of estimated useful life or life of lease

Office equipment	10 years

The cost of repairs and maintenance is expensed as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

q)	Intangibles

All of the Company’s intangible assets are subject to amortization. The Company evaluates the recoverability of intangible assets periodically by taking into account events or circumstances that may warrant revised estimates of useful lives or that indicate the asset may be impaired. Where intangibles are deemed to be impaired, we recognize an impairment loss measured as the difference between the estimated fair value of the intangible and its book value.

i)	License Agreements

License agreements acquired by the Company are reported at acquisition value less accumulated amortization and impairments.

ii)	Amortization

Amortization is reported in the statement of operations on a straight-line basis over the estimated useful life of the intangible assets, unless the useful life is indefinite. Amortizable intangible assets are amortized from the date that they are available for use. The estimated useful life of the license agreement is five years which is the expected period for which we expect to derive a benefit from the underlying license agreements.

r)	Long-Term Assets

Assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

s)	Revenue Recognition

The Company’s revenue recognition policy is consistent with the requirements of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 606, Revenue.

The Company’s revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those services. The Company derives its revenues from the sale of its services, as defined below. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its revenue transactions:

i.	identify the contract with a customer;

ii.	identify the performance obligations in the contract;

iii.	determine the transaction price;

iv.	allocate the transaction price to performance obligations in the contract; and

v.	recognize revenue as the performance obligation is satisfied.

The Company has the following sources of revenue which is recognized on the basis described below.

●	Revenue from the sale of services.

Prepaid services are acquired from providers and is sold to end-users through kiosks that the Company owns or kiosks that are owned by third parties. The Company recognizes the revenue on the sale of these services when the end-user deposits funds into the terminal and the prepaid service is delivered to the end-user. The revenue is recognized at the gross value, including margin, of the prepaid service to the Company, net of any value-added tax which is collected on behalf of the Mexican Revenue Authorities.

●	Payment processing provided to end-users

The Company provides a secure means for end-users to pay for certain services, such as utilities through its kiosks. The Company earns either a fixed per-transaction fee or a fixed percentage of the service sold. The Company acts as a collection agent and recognizes the payment processing fee, net of any value-added taxes collected on behalf of the Mexican Revenue Authorities (with respect to revenue generated prior to the sale of the Mexican operations), when the funds are deposited into the kiosk and the customer has settled his liability or has acquired a prepaid service.

●	Revenue from the sale of kiosks.

The Company imports, assembles and sell kiosks that are used to generate the revenues discussed above. Revenue is recognized on the full value of the kiosks sold, net of any valued added taxation collected on behalf of the Mexican Revenue Authorities (with respect to revenue generated prior to the sale of the Mexican operations), when the customer takes delivery of the kiosk and all the risks and rewards of ownership are passed to the customer.

The Company does not enter into any leasing of kiosks arrangements with customers and the Company does not generate any revenues from merchants who access its terminals as yet.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

t)	Share-Based Payment Arrangements

Generally, all forms of share-based payments, including stock option grants, restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on the estimated number of awards that are ultimately expected to vest. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expense resulting from share-based payments is recorded in operating expenses in the consolidated statement of operations.

Prior to the Company’s reverse merger which took place on May 12, 2016, all share-based payments were based on management’s estimate of market value of the Company’s equity. The factors considered in determining managements estimate of market value includes, assumptions of future revenues, expected cash flows, market acceptability of our technology and the current market conditions. These assumptions are complex and highly subjective, compounded by the business being in its early stage of development in a new market with limited data available.

Where equity transactions with arms-length third parties, who had applied their own assumptions and estimates in determining the market value of our equity, had taken place prior to and within a reasonable time frame of any share-based payments, the value of those share transactions have been used as the fair value for any share-based equity payments.

Where equity transactions with arms-length third parties, included both shares and warrants, the value of the warrants have been eliminated from the unit price of the securities using a Black-Scholes valuation model to determine the value of the warrants. The assumptions used in the Black Scholes valuation model includes market related interest rates for risk-free government issued treasury securities with similar maturities; the expected volatility of the Company’s common stock based on companies operating in similar industries and markets; the estimated stock price of the Company; the expected dividend yield of the Company and; the expected life of the warrants being valued.

Subsequent to the Company’s reverse merger which took place on May 12, 2016, the Company has utilized the market value of its common stock as quoted on the OTCQB, as an indicator of the fair value of its common stock in determining share- based payment arrangements.

u)	Derivative Liabilities

ASC 815 generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re- measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to the requirements of ASC 815. ASC 815 also provides an exception to this rule when the host instrument is deemed to be conventional, as described.

v)	Income Taxes

Prior to December 31, 2019, the Company’s primary operations were based in Mexico and enacted tax laws in Mexico are used in the calculation of income taxes, the holding company is based in the US and currently enacted US tax laws are used in the calculation of income taxes.

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A full valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. It is the Company’s policy to classify interest and penalties on income taxes as interest expense or penalties expense. As of December 31, 2019, and 2018, there have been no interest or penalties incurred on income taxes.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

w)	Comprehensive income

Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. For the Company, comprehensive income for the periods presented includes translation adjustment and net loss.

x)	Reclassification of prior year presentation

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported results of operations.

3	GOING CONCERN

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. Other than the disposal of its subsidiary Qpagos Corporation, including its Mexican operations, the Company has incurred an operating loss since inception resulting in an accumulated deficit of $22,185,031, after realizing a profit on disposal of Qpagos Corporation and the Mexican operations of $971,903, as of December 31, 2019 and has not generated sufficient revenue to cover its operating expenditure, raising substantial doubt about the Company’s ability to continue as a going concern. In addition to operational expenses, as the Company executes its US business plan, additional capital resources will be required. The Company will need to raise capital in the near term in order to continue operating and executing its new US business plan. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company has acquired kiosks that it plans to deploy in the US market and establish a payment solutions to certain demographic sectors, thereby generating revenues in the US market with an expected improvement in margins, in addition, the Company intends to raise additional equity or loan funds to meet its short-term working capital needs. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern for at least the next twelve months from the date the financial statements were issued.

4	PROFIT ON DISPOSAL OF SUBSIDIARIES

Effective December 31, 2019, the Company sold 100% of the outstanding common stock of its subsidiary, Qpagos Corporation, to Vivi Holdings, Inc. (“Vivi”), together with its ownership interest of 99.9% of Qpagos Corporations’ two Mexican entities: QPagos S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V. (the “Sale”). The Sale was conducted pursuant to a Stock Purchase Agreement (the “Purchase Agreement”) between the Company and Vivi, dated August 5, 2019. The Purchase Agreement contains customary representations, warranties and covenants made by Company and Vivi.

As consideration for the Acquisition, and in accordance with the Purchase Agreement, Vivi issued an aggregate of 2,250,000 fully-paid and non-assessable shares of its common stock (the “Shares”) as follows: 2,047,500 Shares to the Company; 56,250 Shares to the Company’s designee, Mr. Andrey Novikov; 33,750 Shares to the Company’s designee, the Joseph W. & Patricia G. Abrams Family Trust; and 112,500 Shares to the Company’s designee, Mr. Gaston Pereira. In addition, in connection with the closing of the Sale, the Company received an unsecured non-interest bearing promissory note from Qpagos Corporation. relating to refunds of certain Value Added Tax amounts anticipated to be received for tax years 2015 through 2019 (each, a “VAT Refund”) from the Mexican Tax Administration, or the applicable Mexican governmental authority. QPAGOS Corporation. has agreed to diligently file the VAT Refund for tax years 2015 through 2019 and to pay the Company forty-six percent of each VAT Refund received by it, up to $130,000.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4	PROFIT ON DISPOSAL OF SUBSIDIARIES (continued)

The Company no longer has any business operations in Mexico and has retained its U.S. operations based in Northridge, California.

Year ended December 31, 2019

Proceeds on disposal
Shares in Vivi Holdings, Inc.	$1,120,836
Promissory note from Qpagos Corporation	130,000
Kiosks to be transferred to Innovative Payment Solutions	50,000
Gross proceeds	1,300,836

Vivi Holdings, Inc. shares distributed as deal related fees	(100,875)
Deal related expenses	(28,328)
Net proceeds	$1,171,633

Assets disposed of:
Cash	$59,551
Inventory	150,117
Accounts receivable	10,863
Recoverable IVA and tax credits	170,981
Other current assets	186,093
Intangible assets	39,417
Plant and equipment	178,778
Other non-current assets	12,849
808,649
Liabilities assumed by purchaser
Accounts payable and other payables	(355,652)
Notes payable	(43,000)
IVA and other taxes payable	(14,923)
Advances from customers	(195,344)
Net	(608,919)
Net assets sold	$199,730
Net profit realized on disposal	$971,903

5	DISCONTINUED OPERATIONS

Effective December 31, 2019, the Company sold 100% of the outstanding common stock of its subsidiary, Qpagos Corp to Vivi. The operations of Qpagos Corp and its two Mexican entities; QPagos S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V, which represent substantially all of its assets, are reported as discontinued operations.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5	DISCONTINUED OPERATIONS (continued)

The following assets and liabilities are reported as discontinued operations:

December 31,
2018
Current Assets
Accounts receivable	$60,523
Inventory	330,632
Recoverable IVA taxes and credits	98,493
Other current assets	169,564
Total current assets	659,212

Non-current assets
Plant and equipment, net	228,103
Intangibles, net	82,417
Investment	3,000
Other assets	10,373
Total non-current assets	323,893

Assets held for sale	$983,105

Current liabilities
Accounts payable	$40,136
ICA and other taxes payable	18,969
Advances from clients	120,909
Liabilities held for sale	$180,014

The statement of operations from discontinued operations is as follows:

	Year ended	Year ended
	December 31,	December 31,
	2019	2018

Net Revenue	$11,480,637	$7,936,273

Cost of Goods Sold	11,525,223	7,867,557

Gross (loss) profit	(44,586)	68,716

General and administrative	953,491	1,513,807
Depreciation and amortization and impairment costs	45,360	65,455
Total Expense	998,851	1,579,262

Loss from Operations	(1,043,437)	(1,510,546)

Other income	6,648	5,934
Foreign currency gain	383,542	107,440
Loss before taxation	(653,247)	(1,397,172)
Taxation	-	-
Loss from discontinued operations, net of taxation	$(653,247)	$(1,397,172)

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6	INVESTMENT

Investment in Vivi Holdings, Inc.

Effective December 31, 2019, the Company sold 100% of the outstanding common stock of its subsidiary, Qpagos Corp, together with its 99.9% ownership interest of Qpagos Corporations’ two Mexican entities: QPagos S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V, to Vivi.

As consideration for the disposal Vivi issued an aggregate of 2,250,000 Shares of its common stock as follows: 2,047,500 Shares to the Company; 56,250 Shares to the Company’s designee, Mr. Andrey Novikov; 33,750 Shares to the Company’s designee, the Joseph W. & Patricia G. Abrams Family Trust; and 112,500 Shares to the Company’s designee, Mr. Gaston Pereira.

Due to the lack of available information, the Vivi Shares were valued by a modified market method, whereby the value of the assets disposed of were determined by management using the enterprise value of the entire Company less the liabilities and assets retained by the Company.

The shares in Vivi Holdings, Inc., are unlisted as of December 31, 2019.

December 31, 2019

Investment in Vivi Holdings, Inc.	$1,019,961

7	LOANS PAYABLE

Loans payable consisted of the following:

Description	Interest Rate	Maturity	December 31, 2019	December 31, 2018

Stanislav Minaychenko	4.0%	June 16, 2020	23,930	-
Maxim Pukhovskiy	4.0%	June 16, 2020	17,683	-
Wakatec OU	4.0%	December 21, 2020	-	-
Alexander Motorin	4.0%	December 23,2020	20,018	-
Andrey Novikov	8.0%	December 9, 2020	-	-
Victoria Akhmetova	15%	January 11, 2020	-	56,044
Boba Management Corporation	10%	December 26, 2020	-	-
	10%	February 22, 2020	-	-
	10%	March 1, 2020	-	-
	10%	March 26, 2020	-	-
	-	April 12, 2020	-	-
	-	May 7, 2020	-	-
	-	May 13,2020	-	-
	-	May 20, 2020	-	-
	-	May 23, 2020	-	-
Global Business Partnership AG	10%	January 14, 2020	-	-
Total loans payable			$61,631	$56,044

Interest expense totaled $7,513 and $6,044 for the year ended December 31, 2019 and 2018, respectively.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7	LOANS PAYABLE (continued)

Stanislav Minaychenko

On December 17,2019, in terms of a settlement agreement entered into between the Company, Qpagos Corporation and Stanislav Minaychenko, the Company issued a promissory note to Mr. Minaychenko in settlement of $23,893 owing to him in terms of a service agreement dated September 1, 2015. The promissory note bears interest at 4% per annum, is unsecured and matures on June 16, 2020. The balance of the promissory note, including interest thereon at December 31, 2019 is $23,930.

Maxim Pukhovskiy

On December 17, 2019, in terms of a settlement agreement entered into between the Company, Qpagos Corporation and Maxim Pukhovskiy, the Company issued a promissory note to Mr. Pukhovskiy in settlement of $17,856 owing to him in terms of a service agreement dated May 1, 2015. The promissory note bears interest at 4% per annum, is unsecured and matures on June 16, 2020. The balance of the promissory note, including interest thereon at December 31, 2019 is $17,683.

Wakatec OU

On December 21, 2019, the Company issued a promissory note to Wakatec OU in settlement of a $93,000 trade payable owing by Qpagos Corporation to Wakatec OU. The promissory note bears interest at 4% per annum, is unsecured and matures on December 21, 2020.

On December 23, 2019, in terms of two debt purchase agreements and assignment agreements entered into Wakatec disposed of $30,000 and $20,000 of the promissory note to Vladimir Skiguine and Alexander Motorin. The remaining principal outstanding of $43,000 was disposed of in terms of the sale of Qpagos Corporation to Viv Holdings, Inc. (Note 4 above).

Alexander Motorin

On December 23, 2019, in terms of a debt purchase agreement entered into with Wakatec OU, Mr. Motorin acquired $20,000 of the promissory note issued to Wakatec OU by Qpagos Corporation. On December 23, 2019, the Company entered into a debt settlement agreement whereby the company agreed to the assignment of the debt owed to Mr. Motorin by Qpagos Corporation to the Company in exchange for a new promissory note in the principal amount of $20,000 issued by the Company. The promissory note is unsecured, bears interest at 4% per annum and matures on December 23, 2020. The balance of the promissory note, including interest thereon at December 31, 2019 is $20,018.

Andrey Novikov

On December 9, 2019, in terms of a settlement agreement entered into between the Company, Qpagos Corporation and Andrey Novikov, the Company issued a promissory note to Mr. Novikov in settlement of $131,906 of a total debt owing to Mr. Novikov of $156,206 owing to him in terms of a service agreement dated September 1, 2015, the balance remaining as owing to Mr. Novikov by Qpagos Corporation. The promissory note bears interest at 8% per annum, is unsecured and matures on December 9,2020.

On December 11, 2019, Mr. Novikov entered into two debt purchase agreements, whereby he disposed of the promissory note as follows; (i) a portion of the note in the principal amount of $65,953 was sold and assigned to Strategic IR and; (ii) a portion of the note in the principal amount of $65,953 was sold and assigned to Vladimir Skiguine, thereby extinguishing the liability owing to Mr. Novikov.

Viktoria Akhmetova

On April 17, 2018, the Company issued a Promissory Note in the aggregate principal amount of $50,000 to Viktoria Akhmetova. The note had a maturity date of September 13, 2018 and a coupon of 18% per annum. The Company had the right to prepay the note without penalty prior to maturity date. On September 13, 2018, the maturity date of the note was extended to January 11, 2019. On March 19, 2019, the note was extended to January 11, 2020, and the interest rate changed to 15% per annum.

On July 30, 2019, the holders of loans payable by the Company, entered into debt exchange agreements, whereby the aggregate principal amount of the loans payable, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share.

The balance of the note as of July 30, 2019, plus accrued interest thereon was $60,425 and was converted into 974,592 post reverse split shares of common stock on November 18, 2019.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7	LOANS PAYABLE (continued)

Boba Management Corporation

●	On February 22, 2019, the Company issued a Promissory Note in the aggregate principal amount of $20,000 to Boba Management Corporation. The note had a maturity date of February 22, 2020 and a coupon of 10% per annum. The Company had the right to prepay the note without penalty prior to maturity date.

On July 30, 2019, the holders of loans payable by the Company, entered into debt exchange agreements, whereby the aggregate principal amount of the loans payable, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share.

The balance of the note as of July 30, 2019, plus accrued interest thereon was $20,866 and was converted into 336,545 post reverse split shares of common stock on November 18, 2019.

●	On March 1, 2019, the Company issued a Promissory Note in the aggregate principal amount of $20,000 to Boba Management Corporation. The note had a maturity date of March 1, 2020 and a coupon of 10% per annum. The Company had the right to prepay the note without penalty prior to maturity date.

On July 30, 2019, the holders of loans payable by the Company, entered into debt exchange agreements, whereby the aggregate principal amount of the loans payable, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share.

The balance of the note as of July 30, 2019, plus accrued interest thereon was $20,827 and was converted into 335,926 post reverse split shares of common stock on November 18, 2019.

●	On March 26, 2019, the Company issued a Promissory Note in the aggregate principal amount of $20,000 to Boba Management Corporation. The note had a maturity date of March 26, 2020 and a coupon of 10% per annum. The Company had the right to prepay the note without penalty prior to maturity date. The balance of the note plus accrued interest at September 30, 2019 was $20,690.

On July 30, 2019, the holders of loans payable by the Company, entered into debt exchange agreements, whereby the aggregate principal amount of the loans payable, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share.

The balance of the note as of July 30, 2019, plus accrued interest thereon was $20,690 and was converted into 333,717 post reverse split shares of common stock on November 18, 2019.

●	On September 26, 2019, the Company issued a Promissory Note in the aggregate principal amount of $34,955 to Boba Management Corporation. The note had a maturity date of December 26, 2019 and a coupon of 10% per annum. The Company had the right to prepay the note without penalty prior to maturity date. The balance of the note plus accrued interest at September 30, 2019 was $34,994.

On November 19, 2019, in terms of a debt exchange agreement entered into, Boba Management exchanged principal in the aggregate of $34,955 and interest thereon of $469 into 1,968,014 shares of common stock at a conversion price of $0.04 per share, thereby extinguishing the debt and realizing a loss on exchange of $37,392.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7	LOANS PAYABLE (continued)

Boba Management Corporation (continued)

On July 15, 2019, the Company entered into Securities Purchase Agreements with Boba Management Corp whereby the following notes totaling $65,000 previously advanced to the Company during the period April 12 to May 23, 2019, was converted into 6,500,000 pre-reverse split (650,000 post reverse split that was effected in November 2019) shares of common stock at a conversion price of $0.01 per share.

●	On April 12, 2019, the Company issued a Promissory Note in the aggregate principal amount of $20,000 to Boba Management Corporation.

●	On May 7, 2019, the Company issued a Promissory Note in the aggregate principal amount of $10,000 to Boba Management Corporation.

●	On May 13, 2019, the Company issued a Promissory Note in the aggregate principal amount of $15,000 to Boba Management Corporation.

●	On May 20, 2019, the Company issued a Promissory Note in the aggregate principal amount of $15,000 to Boba Management Corporation.

●	On May 23, 2019, the Company issued a Promissory Note in the aggregate principal amount of $5,000 to Boba Management Corporation.

Global Business Partnership AG

On October 16, 2019, the Company issued a Promissory Note in the aggregate principal amount of $24,980 to Global Business Partners AG. The note had a maturity date of January 14, 2020 and a coupon of 10% per annum. The Company had the right to prepay the note without penalty prior to maturity date.

On November 14, 2019, Global Business Partners entered into a share purchase agreement whereby the principal sum of $24,980 and interest thereon of $198 was settled by the issue of 1,398,803 shares of common stock.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8	CONVERTIBLE NOTES PAYABLE

Convertible notes payable consists of the following:

					Unamortized	December 31, 2019	December 31, 2018
Description	Interest rate	Maturity Date	Principal	Accrued interest	debt discount	Balance, net	Balance, net

Power Up Lending Group	8%	April 30, 2019	-	-	-	-	38,645
	8%	September 15, 2019	-	-	-	-	11,869
	12%	November 12, 2020	93,000	1,223	(82,580)	11,643	-
	12%	December 23, 2020	63,000	166	(61,623)	1,543

Labrys Fund, LP	8%	December, 22 2018	-	-	-	-	129,758
	8%	April 25, 2019	-	-	-	-	126,826

JSJ Investments, Inc.	8%	July 26, 2019	-	-	-	-	46,751
	8%	October 8, 2019	-	-	-	-	24,855
	8%	March 29, 2020	-	-	-	-	-

GS Capital Partners, LLC	8%	May 11, 2019	-	-	-	-	41,543
	8%	August 14, 2019	10,000	17,557	-	27,557	61,693
	8%	August 14, 2019	150,000	24,789	-	174,789	53,056
	8%	September 19, 2019	-	-	-	-	14,557
	8%	September 19, 2019	-	-	-	-	10,134
	8%	February 4, 2020	48,000	6,228	(4,985)	49,243	-
	8%	February 4, 2020	-	-	-	-	-

Viktoria Akhmetova	15%	December 8, 2019	-	-	-	-	24,573

Joseph W and Patricia G Abrams	15%	December 10, 2019	-	-	-	-	31,964
	15%	January 27, 2020	-	-	-	-	4,496

Roman Shefer	15%	December 24, 2019	-	-	-	-	12,121

Crown Bridge Partners, LLC	8%	May 14, 2019	-	-	-	-	18,796
	8%	June 12, 2019	-	-	-	-	16,437
	8%	July 26, 2019	-	-		-	12,856
	8%	August 31, 2019	27,500	3,303	-	30,803	9,927
	8%	October 16, 2019	27,500	2,887	-	30,387	6,184

Alex Pereira	8%	November 11, 2019	-	-	-	-	3,189

Delinvest Commercial, LTD	15%	December 16, 2019	-	-	-	-	24,307
	15%	December 26, 2019	-	-	-	-	65,556

BOBA Management Corp	8%	January 23, 2020	-	-	-	-	-
	8%	October 8, 2019	-	-	-	-	-
	8%	July 16, 2020	-	-	-	-	-

Global Consulting Alliance	8%	September 15, 2019	-	-	-	-	-
	8%	May 24, 2020	-	-	-	-	-

Dieter Busenhart	6%	November 12, 2020	-	-	-	-	-
	6%	November 18, 2020	-	-	-	-	-

Odyssey Funding LLC	10%	November 15, 2020	200,000	2,521	(174,863)	27,658	-

Black Ice Advisors, LLC	10%	November 25, 2020	52,500	575	(47,336)	5,739	-
Total convertible notes payable			$671,500	$59,249	$(371,387)	$359,362	$790,093

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8	CONVERTIBLE NOTES PAYABLE (continued)

Interest expense totaled $188,159 and $196,496 and amortization of debt discount totaled $1,349,071 and $2,023,379 for the year ended December 31, 2019 and 2018, respectively.

The convertible notes have variable conversion prices based on a discount to market price of trading activity over a specified period of time. The variable conversion features were valued using a Black Scholes valuation model. The difference between the fair market value of the common stock and the calculated conversion price on the issuance date was recorded as a debt discount with a corresponding credit to derivative financial liability.

The total value of the beneficial conversion feature recorded as a debt discount during the year ended December 31, 2019 and 2018 was $882,448 and $2,141,024, respectively.

Power Up Lending Group Ltd

●	On July 20, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $63,000 to Power Up Lending Group LTD. The note had a maturity date of April 30, 2019 and a coupon of eight percent (8%) per annum. The Company had the right to prepay the note without penalty for the first 180 days. The outstanding principal amount of the note was convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 62% of the average of the lowest three trading bid prices during the previous ten trading days, including the date the notice of conversion is received.

On January 23, 2019, in terms of a debt purchase agreement entered into with BOBA Management Corp., BOBA purchased the $63,000 convertible note plus interest and penalty interest thereon of $25,461. BOBA incurred expenses of $4,423 in purchasing the note, The Company replaced the convertible note purchased by BOBA for a new convertible note with a principal sum of $92,884, bearing interest at 8% per annum and maturing on January 23, 2020.

●	On November 21, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $83,000 to Power up Lending Group Ltd. The note had a maturity date of September 15, 2019 and a coupon of 8% per annum. The Company may not prepay the note. The outstanding principal amount of the note was convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 62% of the lowest three trading prices during the previous ten trading days.

On May 25, 2019, in terms of a debt purchase agreement entered into with Global Consulting Alliance., the $83,000 convertible note, plus accrued interest thereon of $3,275, was acquired by Global Consulting Alliance for gross proceeds of $86,275 and an additional payment directly to Power Up to settle the penalty interest of $34,510.

●	On November 21, 2019, the Company issued a Convertible Promissory Note in the aggregate principal amount of $93,000 to Power up Lending Group Ltd. The note had a maturity date of November 12, 2020 and a coupon of 12% per annum. The Company may prepay the note with prepayment penalties ranging from 115% to 135%. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 61% of the lowest three trading prices during the previous fifteen trading days.

The balance of the note plus accrued interest at December 31, 2019 was $11,643, less unamortized debt discount of $82,580.

●	On December 23, 2019, the Company issued a Convertible Promissory Note in the aggregate principal amount of $63,000 to Power up Lending Group Ltd. The note had a maturity date of December 23, 2020 and a coupon of 12% per annum. The Company may prepay the note with prepayment penalties ranging from 115% to 135%. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 61% of the lowest three trading prices during the previous fifteen trading days.

The balance of the note plus accrued interest at December 31, 2019 was $1,542, less unamortized debt discount of $61,623.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8	CONVERTIBLE NOTES PAYABLE (continued)

Labrys Fund, LP

●	On June 22, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $150,000 to Labrys Fund, LP. The note had a maturity date of December 22, 2018 and a coupon of 8% per annum. The Company had the right to prepay the note without penalty for the first 180 days. The outstanding principal amount of the note is convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the average of the lowest three trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received. In December 2018 the maturity date was extended to February 28, 2019.

Between December 26, 2018 and February 13, 2019, the Company received conversion notices converting an aggregate principal amount of $150,000 and interest thereon of $7,116, at an average conversion price of $0.0156 pre-reverse stock split ($0.156 post reverse stock split that was effected in November 2019) per share, into 10,070,334 pre-reverse split (1,007,034 post reverse split that was effected in November 2019) shares of common stock, thereby extinguishing the note.

●	On October 25, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $300,000 to Labrys Fund LP. The note has a maturity date of April 25, 2019 and a coupon of 8% per annum. In connection with the issuance of the note, the Company was required to issue 825,718 shares of common stock as a commitment fee valued at $165,254. The shares are returnable to the Company if no Event of Default has occurred prior to the date the note is fully repaid. The Company may not prepay the note. The outstanding principal amount of the note was convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the lowest trading price during the previous ten (10) trading days.

On April 25, 2019, the Company received conversion notices converting the interest outstanding of $11,967 at a conversion price of $0.0006 per share, into 1,869,979 pre-reverse split (186,998 post reverse split that was effected in November 2019) shares of common stock. The note was not repaid and not converted prior to the maturity date, therefore the 825,718 pre-reverse split (82,572 post reverse split that was effected in November 2019) commitment share valued at $165,254 were expensed and the interest rate on the convertible note increased to 18%, the default interest rate as provided for in the Promissory Note.

On May 15, 2019, in terms of a debt purchase agreement entered into with Strategic IR, the $300,000 convertible note plus accrued interest thereon of $2,367 was acquired by Strategic IR for gross proceeds of $302,367.

JSJ Investments Inc.

●	On July 26, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $100,000 to JSJ Investments, Inc. The note had a maturity date of July 26, 2019 and a coupon of 8% per annum. The Company had the right to prepay the note provided it makes a prepayment penalty as set forth in the note. The outstanding principal amount of the note is convertible at any time into shares of the Company’s common stock at a conversion price equal to 60% of the average of the lowest three trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received.

Between January 28, 2019 and March 11, 2019, the Company received conversion notices, converting an aggregate principal amount of $100,000 and interest thereon of $4,533, at an average conversion price of $0.0126 pre-reverse stock split ($0.126 post reverse stock split that was effected in November 2019) into 8,304,805 pre-reverse split (830,481 post reverse split that was effected in November 2019) shares of common stock, thereby extinguishing the convertible note.

●	On October 8, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $100,000 to JSJ Investments Inc. The note has a maturity date of October 8, 2019 and a coupon of eight percent (8%) per annum. The Company had the right to prepay the note prior to maturity in accordance with penalty provisions set forth in the note. The outstanding principal amount of the note plus interest and any default interest is convertible at any time after the pre-payment date at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the average of the lowest three trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received.

Between April 17, 2019 and June 3, 2019 the Company received conversion notices, converting an aggregate principal amount of $88,000 and fees thereon of $1,500, at an average conversion price of $0.0583 pre-reverse stock split ($0.583 post reverse stock split that was effected in November 2019), into 14,832,564 pre-reverse split (1,483,257 post reverse split that was effected in November 2019) shares of common stock.

On July 16, 2019, Boba Management Corp entered into a debt purchase agreement with JSJ Investments, Inc., whereby the remaining balance of the October 8, 2018 convertible note in the aggregate principal amount of $12,000 plus accrued interest thereon of $4,862, was acquired for gross proceeds of $16,862. In addition to this Boba Management Corp paid additional settlement costs of $6,800 including an early settlement penalty to JSJ Investments, Inc.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8	CONVERTIBLE NOTES PAYABLE (continued)

JSJ Investments Inc. (continued)

●	On April 2, 2019, the Company received the proceeds of a convertible promissory note issued to JSJ Investments, Inc. on March 29, 2019, with the aggregate principal amount of $75,000. The note had a maturity date of March 29, 2020 and a coupon of 8% per annum. The Company may prepay the note at a premium ranging from 120% to 140% of the principal plus accrued interest. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the lowest three trading prices during the previous ten (10) trading days.

On October 3, 2019, the Company received a notice of conversion from JSJ Investments, converting $25,000 into 9,999,200 pre-reverse stock split (999,920 post reverse split that was effected in November 2019) shares of common stock at a conversion price of $0.0025 pre-reverse split ($0.025 post reverse split that was effected in November 2019) per share. The Company incurred a loss on conversion of $24,996.

On November 12, 2019, Dieter Busenhart entered into a debt purchase agreement with JSJ Investments, Inc., whereby the remaining balance of the March 29, 2019 convertible note in the aggregate principal amount of $50,000 plus accrued interest thereon of $3,485, was acquired for gross proceeds of $53,485. In addition to this Mr. Busenhart paid additional settlement costs of $20,000 including an early settlement penalty to JSJ Investments, Inc.

GS Capital Partners, LLC

●	On May 11, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $80,000 to GS Capital Partners, LLC. The note had a maturity date of May 11, 2019 and a coupon of 8% per annum. The Company had the right to prepay the note, provided it makes a pre-payment penalty as specified in the note. The outstanding principal amount of the note is convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 62% of lowest trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received.

Between December 27, 2018 and May 6, 2019, the Company received conversion notices converting an aggregate principal amount of $80,000 and interest thereon of $5,290, at an average conversion price of $0.01055 pre-reverse stock split ($0.1055 post reverse stock split that was effected in November 2019) per share, into 8,087,331 pre-reverse split (808,733 post reverse split that was effected in November 2019) shares of common stock thereby extinguishing the note.

●	On August 14, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $150,000 to GS Capital Partners, LLC. The note had a maturity date of August 14, 2019 and a coupon of 8% per annum. The Company had the right to prepay the note up to 180 days, provided it makes a pre-payment penalty as specified in the note. The outstanding principal amount of the note is convertible at any time after the six-month anniversary of the note, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 62% of lowest trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received.

Between August 12, 2019 and September 11, 2019, the Company received notices of conversion from GS Capital Partners converting $50,000 of principal and $3,945 of interest into 17,432,265 pre-reverse split (1,743,227 post reverse split that was effected in November 2019) shares of common stock at an average conversion price of $0.00309 pre-reverse stock split ($0.031 post reverse stock split that was effected in November 2019) per share. The Company incurred a loss on conversion of $56,315.

As of August 14, 2019 the note is in default and accrues interest at the default interest rate of 24% per annum.

On December 30, 2019, the Company repaid the principal sum of $90,000 on the convertible note.

The balance of the note plus accrued interest at December 31, 2019 was $27,557.

●	On September 11, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $150,000 to GS Capital Partners, LLC. The note has a maturity date of August 14, 2019 and a coupon of 8% per annum. The note may not be prepaid. The outstanding principal amount of the note was convertible at any time after the six month anniversary of the note, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 62% of lowest trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received.

As of August 14, 2019 the note is in default and accrues interest at the default interest rate of 24% per annum.

The balance of the note plus accrued interest at December 31, 2019 was $174,789.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8	CONVERTIBLE NOTES PAYABLE (continued)

GS Capital Partners, LLC (continued)

●	On September 21, 2018, pursuant to a debt purchase agreement entered into with GS Capital Partners LLC, the convertible note issued to Power Up Lending Group LTD on March 26, 2018 of $68,000 plus accrued interest thereon of $2,698 was exchanged for a new note issued to GS Capital Partners LLC, with a principal sum of $70,698 bearing interest at 8% per annum with a maturity date of September 19, 2019. The note may not be prepaid. The outstanding principal amount of the note is convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 65% of the average of the lowest two trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received.

Between October 9, 2018 and June 11, 2019, the Company received notices of conversion, converting principal of $40,698 and interest of $1,112 into 4,267,152 pre-reverse stock split (426,716 post reverse split that was effected in November 2019) shares of common stock at an average conversion price of $0.0098 pre-reverse stock split ($0.098 post reverse stock split that was effected in November 2019) per share.

Between July 10, 2019 and July 31, 2019, the Company received notices of conversion from GS Capital Partners, converting $30,000 of capital and $1,983 of interest into 9,936,206 pre-reverse stock split (993,621 post reverse stock split that was effected in November 2019) shares of common stock at an average conversion price of $0.00322 pre-reverse stock split ($0.032 post reverse split that was effected in November 2019) per share, thereby extinguishing the note. The Company incurred a loss on conversion of $28,009.

●	On September 19, 2018, pursuant to a debt purchase agreement entered into with GS Capital Partners, LLC, the Company issued a convertible promissory note in the aggregate amount of $33,252 for the payment of penalty interest and legal fees associated with the March 26, 2018 Power Up convertible note discussed below. The note has a maturity date of September 19, 2019 and a coupon of 8% per annum. The Company has the right to prepay the note, provided it makes payment of a pre-payment penalty as specified in the note. The outstanding principal amount of the note is convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 65% of the two lowest trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received.

On July 17, 2019, Strategic IR entered into a debt purchase agreement with GS Capital Partners, whereby the remaining balance of the September 19, 2019 convertible note in the aggregate principal amount of $33,252 plus accrued interest thereon of $2,165, was acquired for gross proceeds of $35,417. In addition to this strategic IR paid additional settlement costs of $14,583 including an early settlement penalty to GS Capital Partners.

●	On February 4, 2019, the Company issued a Convertible Promissory Note in the aggregate principal amount of $96,000 to GS Capital Partners LLC. The note has a maturity date of February 4, 2020 and a coupon of 8% per annum. The Company may not prepay the note. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 62% of the lowest three trading prices during the previous ten (10) trading days.

On December 19, 2019, the Company repaid the principal sum of $48,000 on the convertible note.

The balance of the note plus accrued interest at December 31, 2019 was $49,243.

●	On March 4, 2019, the Company funded a back-end Convertible Promissory Note in the aggregate principal amount of $96,000 from GS Capital Partners LLC. The note has a maturity date of February 4, 2020 and a coupon of 8% per annum. The Company may not prepay the note. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 62% of the lowest three trading prices during the previous ten (10) trading days.

On October 21, 2019, West point Partners, LLC entered into a debt purchase agreement with GS Capital Partners, whereby the convertible note in the aggregate principal amount of $96,000 plus accrued interest thereon of $3,745, was acquired for gross proceeds of $99,745. In addition to this West Point Partners, LLC IR paid additional settlement costs of $22,977 including an early settlement penalty to GS Capital Partners.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8	CONVERTIBLE NOTES PAYABLE (continued)

Viktoria Akhmetova

On June 11, 2017, the Company exchanged a note issued to Viktoria Akhmetova, with a principal amount of $20,000, together with accrued interest thereon of $164, totaling $20,164, for a convertible note, principal amount of $20,164, bearing interest at 12% per annum and matured on December 8, 2017. Pursuant to the terms of an agreement entered into with the note holder, the maturity date was extended to December 8, 2018 and the interest rate was increased to 15% per annum. On February 21, 2019 the maturity date was extended to December 8, 2019, with the interest rate remaining unchanged. The note is convertible into common shares of the Company at a conversion price of $0.20 per share.

On July 30, 2019, the holders of convertible notes with a $0.20 fixed price conversion feature, entered into debt exchange agreements with the Company, whereby the aggregate principal amount of the convertible notes, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The Company did not have sufficient unissued shares to effect the exchange until the reverse stock split of 10:1 shares was effected on November 1, 2019.

The balance of the note as of July 30, 2019, plus accrued interest thereon was $26,321 and was exchanged for 424,540 post reverse split shares of common stock on November 18, 2019.

Joseph W and Patricia G Abrams

●	Effective June 13, 2017, the Company exchanged a note issued to Joseph W and Patricia G Abrams (“Abrams”) with a principal amount of $25,000, together with accrued interest thereon of $1,247, totaling $26,247, for a convertible note, principal amount of $26,247, bearing interest at 12% per annum and matured on December 10, 2017. Pursuant to the terms of an agreement entered into with the note holder, the maturity date was extended to December 10, 2018 and the interest rate was increased to 15% per annum. On February 21, 2019 the maturity date was extended to December 10, 2019, with the interest rate remaining unchanged. The convertible note is convertible into common shares of the Company at a conversion price of $0.20 per share.

On July 30, 2019, the holders of convertible notes with a $0.20 fixed price conversion feature, entered into debt exchange agreements with the Company, whereby the aggregate principal amount of the convertible notes, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The Company did not have sufficient unissued shares to effect the exchange until the reverse stock split of 10:1 shares came into effect on November 1, 2019.

The balance of the note as of July 30, 2019, plus accrued interest thereon was $34,239 and was exchanged for 552,250 post reverse split shares of common stock on November 18, 2019.

●	On July 31, 2017, the Company issued a Convertible Promissory Note to Abrams in the aggregate principal amount of $3,753. The note had a maturity date of January 27, 2018 and a coupon of 12% per annum. Pursuant to terms of an agreement entered into with the note holder, the maturity date was extended to January 27, 2019 and the interest rate was increased to 15% per annum. On February 21, 2019 the maturity date was extended to January 27, 2020, with the interest rate remaining unchanged. The Company had the right to prepay the note without penalty. The outstanding principal amount of the note is convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price of $0.25 per share.

On July 30, 2019, the holders of convertible notes with a $0.20 fixed price conversion feature, entered into debt exchange agreements with the Company, whereby the aggregate principal amount of the convertible notes, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The Company did not have sufficient unissued shares to effect the exchange until the reverse stock split of 10:1 shares came into effect on November 1, 2019.

The balance of the note as of July 30, 2019, plus accrued interest thereon was $4,822 and was exchanged for 77,776 post reverse split shares of common stock on November 18, 2019.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8	CONVERTIBLE NOTES PAYABLE (continued)

Roman Schefer

On June 27, 2017, the Company entered into a convertible promissory note in the aggregate principal amount of $10,000. The note bore interest at 12% per annum and matured on December 16, 2017. Pursuant to the terms of an agreement entered into with the note holder, the maturity date was extended to December 24, 2018 and the interest rate was increased to 15% per annum. On February 21, 2019 the maturity date was extended to December 24, 2019, with the interest rate remaining unchanged. The note is convertible into common shares at a conversion price of $.20 per share.

On July 30, 2019, the holders of convertible notes with a $0.20 fixed price conversion feature, entered into debt exchange agreements with the Company, whereby the aggregate principal amount of the convertible notes, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The Company did not have sufficient unissued shares to effect the exchange until the reverse stock split of 10:1 shares came into effect on November 1, 2019.

The balance of the note as of July 30, 2019, plus accrued interest thereon was $12,988 and was exchanged for 209,479 post reverse split shares of common stock on November 18, 2019.

Crown Bridge Partners

●	On May 14, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $27,500 to Crown Bridge Partners. The note had a maturity date of May 14, 2019 and a coupon of 8% per annum. The Company had the right to prepay the note for the first 180 days, subject to a penalty ranging from 10% to 35% of the prepayment, dependent upon the timing of the prepayment. The outstanding principal amount of the note was convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the lowest trading price during the previous fifteen (15) trading days.

Between January 16, 2019 and February 12, 2019 the Company received conversion notices, converting an aggregate principal amount of $27,500, fees of $1,500 and interest thereon of $1,580, at an average conversion price of $0.0128 pre-reverse split ($0.128 post reverse split that was effected in November 2019), into 2,380,300 pre-reverse split (238,030 post reverse split that was effected in November 2019) shares of common stock, thereby extinguishing the note.

●	On June 12, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $27,500 to Crown Bridge Partners. The note had a maturity date of June 12, 2019 and a coupon of 8% per annum. The Company had the right to prepay the note for the first 180 days, subject to a penalty ranging from 10% to 35% of the prepayment, dependent upon the timing of the prepayment. The outstanding principal amount of the note was convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the lowest trading price during the previous fifteen (15) trading days.

Between March 15, 2019 and May 24, 2019, the Company received conversion notices, converting an aggregate principal amount of $27,500, fees thereon of $1,500 and interest thereon of $1,896, at an average conversion price of $0.0043 pre-reverse split ($0.043 post reverse split that was effected in November 2019), into 7,146,260 pre-reverse split (714,626 post reverse split that was effected in November 2019) shares of common stock, thereby extinguishing the note.

●	On July 26, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $27,500 to Crown Bridge Partners. The note had a maturity date of July 26, 2019 and a coupon of 8% per annum. The Company had the right to prepay the note for the first 180 days, subject to a penalty ranging from 10% to 35% of the prepayment, dependent upon the timing of the prepayment. The outstanding principal amount of the note was convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the lowest trading price during the previous ten (10) trading days.

Between June 12,2019 and August 7, 2019, the Company received conversion notices, converting an aggregate principal amount of $18,700, and fees thereon of $1,000, at an average conversion price of $0.0026 pre-reverse split ($0.026 post reverse split that was effected in November 2019), into 7,700,000 pre-reverse split (770,000 post reverse split that was effected in November 2019) shares of common stock.

On December 16, 2019, the Company received a notice of conversion from Crown Bridge Partners converting $8,800 of principal, fees thereon of $500 and interest of $2,409 into 1,045,457 shares of common stock at a conversion price of $0.011 per share, thereby extinguishing the note. The Company incurred a loss on conversion of $58,336.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8	CONVERTIBLE NOTES PAYABLE (continued)

Crown Bridge Partners (continued)

●	On August 31, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $27,500 to Crown Bridge Partners. The note had a maturity date of August 31, 2019 and a coupon of 8% per annum. The Company had the right to prepay the note for the first 180 days, subject to a penalty ranging from 10% to 35% of the prepayment, dependent upon the timing of the prepayment. The outstanding principal amount of the note is convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the lowest trading price during the previous ten (10) trading days.

As of August 31, 2019 the note is in default and interest accrues at the default interest rate of 12% per annum and the note holder may require the Company to pay a penalty of 50% of the value of the note outstanding, including default interest.

The balance of the note plus accrued interest at December 31, 2019 was $30,803.

●	On October 16, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $27,500 to Crown Bridge Partners. The note has a maturity date of October 16, 2019 and a coupon of 8% per annum. The Company may not prepay the note. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the lowest trading price during the previous fifteen (15) trading days.

As of October 31, 2019 the note is in default and attracts interest at the default interest rate of 12% per annum and the note holder may require the Company to pay a penalty of 50% of the value of the note outstanding, including default interest.

The balance of the note plus accrued interest at December 31, 2019 was $30,387.

Alex Pereira

On November 5, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $19,250 to Alex Pereira as compensation for the expenses incurred on its behalf. The note has a maturity date of November 5, 2019 and a coupon of 8% per annum. The Company has the right to prepay the note prior to maturity in accordance with penalty provisions set forth in the note. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 62% of the lowest trading price during the previous ten (10) trading days.

On May 19, 2019, the Company received a conversion notice, converting an aggregate principal amount of $9,660, at a conversion price of $0.0047 pre-reverse split ($0.047 post reverse split that was effected in November 2019), into 2,049,981 pre-reverse split (204,999 post reverse split that was effected in November 2019) shares of common stock.

On July 24, 2019, the Company received a notice of conversion from Alex Pereira, converting $10,692 into 3,414,786 pre-reverse split (341,479 post reverse split that was effected in November 2019) shares of common stock at a conversion price of $0.003131 pre-reverse split (0.0313 post reverse split that was effected in November 2019) per share, thereby extinguishing the note. The Company incurred a loss on conversion of $9,797.

Delinvest Commercial, LTD.

●	On June 19, 2017, the Company issued Delinvest Commercial LTD. (“Delinvest”) a convertible promissory note in the aggregate principal amount of $20,000. The note bore interest at 12% per annum and matured on December 16, 2017. Pursuant to the terms of an agreement entered into with the note holder, the maturity date was extended to December 16, 2018 and the interest rate was increased to 15% per annum. On February 21, 2019 the maturity date was extended to December 16, 2019, with the interest rate remaining unchanged. The note was convertible into common shares of the Company at a conversion price of $0.20 per share.

On July 30, 2019, the holders of convertible notes with a $0.20 fixed price conversion feature, entered into debt exchange agreements with the Company, whereby the aggregate principal amount of the convertible notes, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The Company did not have sufficient unissued shares to effect the exchange until the reverse stock split of 10:1 shares came into effect on November 1, 2019.

The balance of the note as of July 30, 2019, plus accrued interest thereon was $26,041 and was exchanged for 420,018 post reverse split shares on November 18, 2019.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8	CONVERTIBLE NOTES PAYABLE (continued)

Delinvest Commercial, LTD. (continued)

●	On June 29, 2017, the Company exchanged a Delinvest note with a principal amount of $50,000, together with accrued interest thereon of $4,123, totaling $54,123, for a convertible note, principal amount of $54,123, bearing interest at 12% per annum and matured on December 26, 2017. Pursuant to the terms of an agreement entered into with the note holder, the maturity date was extended to December 26, 2018 and the interest rate was increased to 15% per annum. On February 21, 2019 the maturity date was extended to December 26, 2019, with the interest rate remaining unchanged. The note was convertible into common shares of the Company at a conversion price of $0.20 per share.

On July 30, 2019, the holders of convertible notes with a $0.20 fixed price conversion feature, entered into debt exchange agreements with the Company, whereby the aggregate principal amount of the convertible notes, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The Company did not have sufficient unissued shares to effect the exchange until the reverse stock split of 10:1 shares came into effect on November 1, 2019.

The balance of the note as of July 30, 2019, plus accrued interest thereon was $70,249 and were exchanged for 1,133,050 post reverse split shares on November 18, 2019.

BOBA Management Corporation

●	On January 23, 2019, the Company issued a Convertible Promissory Note in the aggregate principal amount of $92,884 to BOBA Management Corporation to assume a Power up Note dated July 20, 2018. The note had a maturity date of January 23, 2020. The outstanding principal amount of the note was convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the lowest three trading prices during the previous ten (10) trading days.

On July 30, 2019, the Company received a notice of conversion from Boba Management Corp, converting $96,710 into 32,894,528 pre-reverse split (3,289,453 post reverse split that was effected in November 2019) shares of common stock at a conversion price of $0.003 pre-reverse split ($0.03 post reverse split that was effected in November 2019) per share. The Company incurred a loss on conversion of $103,947.

●	On July 16, 2019, Boba Management Corp entered into a debt purchase agreement with JSJ Investments, Inc., whereby the remaining balance of the October 8, 2018 convertible note in the aggregate principal amount of $12,000 plus accrued interest thereon of $4,862, was acquired for gross proceeds of $16,862. In addition to this Boba Management Corp paid additional settlement costs of $6,800 including an early settlement penalty to JSJ Investments, Inc.

●	On July 16, 2019, the Company issued Boba Management Corp a Convertible Promissory Note in the aggregate principal amount of $6,800. The note had a maturity date of July 26, 2020 and a coupon of 8% per annum. The Company had the right to prepay the note provided it makes a prepayment penalty as set forth in the note. The outstanding principal amount of the note was convertible at any time into shares of the Company’s common stock at a conversion price equal to 60% of the average of the lowest three trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received.

On July 30, 2019, the Company received notices of conversion from Boba Management Corp, converting the following: (i) the convertible note acquired from JSJ Investments, Inc. in the aggregate principal amount of $12,000 plus accrued interest thereon of $4,911 into 5,752,981 pre-reverse split (575,299 post reverse split that was effected in November 2019) shares of common stock at a conversion price of $0.003 pre-reverse split ($0.03 post reverse split that was effected in November 2019) per share; and (ii) the convertible promissory note in the aggregate principal amount of $6,800 plus accrued interest thereon of $19 into 2,319,982 pre-reverse split (231,999 post reverse split that was effected in November 2019) shares of common stock at a conversion price of $0.003 pre-reverse split ($0.03 post reverse split that was effected in November 2019) per share, thereby extinguishing both notes.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8	CONVERTIBLE NOTES PAYABLE (continued)

Global Consulting Alliance

●	On May 25, 2019, pursuant to the terms of a debt purchase agreement entered into with Power Up Lending., the $83,000 convertible note dated November 21, 2018, plus accrued interest thereon of $3,275 was acquired by Global Consulting Alliance. The note had a maturity date of September 15, 2019 and a coupon of 8% per annum. The Company may not prepay the note. The outstanding principal amount of the note was convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 62% of the lowest three trading prices during the previous ten (10) trading days.

On July 30, 2019, the Company received a notice of conversion from Global Consulting Alliance, converting $87,565 into 28,823,153 pre-reverse split (2,882,216 post reverse split that was effected in November 2019) shares of common stock at a conversion price of $0.00304 pre-reverse split ($0.0304 post reverse split that was effected in November 2019) per share, thereby extinguishing the note. The Company incurred a loss on conversion of $88,256.

●	On May 25, 2019, the Company issued a Convertible Promissory Note in the aggregate principal amount of $34,510 to Global Consulting Alliance for penalty interest and expenses incurred by Global consulting Alliance on assuming the Power up Note dated November 21, 2018. The note had a maturity date of May 24, 2020. The outstanding principal amount of the note was convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the lowest two trading prices during the previous ten (10) trading days.

On July 30, 2019, the Company received a notice of conversion from Global Consulting Alliance, converting $35,016 into 12,158,241 pre-reverse split shares (1,215,825 post reverse split that was effected in November 2019) shares of common stock at a conversion price of $0.00288 pre-reverse split ($0.0288 post reverse split that was effected in November 2019) per share., thereby extinguishing the note. The Company incurred a loss on conversion of $39,150.

Dieter Busenhart

●	On November 12, 2019, Dieter Busenhart entered into a debt purchase agreement with JSJ Investments, Inc., whereby the remaining balance of the March 29, 2019 convertible note in the aggregate principal amount of $50,000 plus accrued interest thereon of $3,485, was acquired for gross proceeds of $53,485. The note had a maturity date of March 29, 2020 and a coupon of 8% per annum. The Company may prepay the note at a premium ranging from 120% to 140% of the principal plus accrued interest. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the lowest three trading prices during the previous ten (10) trading days. On November 18, 2019, the Company and Dieter Busenhart entered into an exchange agreement, replacing the existing note with a new note with a maturity date of November 18, 2020, removing the conversion limitation of ownership of 9.99% and reducing the interest rate to 6% per annum.

On November 19, 2019, the Company received a notice of conversion converting the aggregate principal amount of the note outstanding, including interest thereon, totaling $53,595 into 3,370,725 shares of common stock at a conversion price of $0.159 per share, thereby extinguishing the note. The Company realized a loss on conversion of $71,122.

●	On November 12, 2019, the Company issued a Convertible Promissory Note in the aggregate principal amount of $23,250 to Dieter Busenhart for penalty interest and expenses incurred by him on acquiring the JSJ Investments, Inc. note dated March 29, 2019. The note had a maturity date of November 12, 2020 and bears interest at 6% per annum. The outstanding principal amount of the note was convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the average three lowest trading prices during the previous ten trading days.

On November 19, 2019, the Company received a notice of conversion converting the aggregate principal amount of the note outstanding, including interest thereon, totaling $23,273 into 1,463,706 shares of common stock at a conversion price of $0.159 per share, thereby extinguishing the note. The Company realized a loss on conversion of $30,884.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8	CONVERTIBLE NOTES PAYABLE (continued)

Odyssey Funding, LLC

On November 15, 2019, the Company issued a Convertible Promissory Note in the aggregate principal amount of $200,000 to Odyssey Funding, LLC. The note had a maturity date of November 15, 2020 and a coupon of 10% per annum. The Company may prepay the note with prepayment penalties ranging from 120% to 145%. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 58% of the lowest trading price during the previous fifteen trading days.

The balance of the note plus accrued interest at December 31, 2019 was $27,657, less unamortized debt discount of $174,864.

Black Ice Advisors, LLC

On November 25, 2019, the Company issued a Convertible Promissory Note in the aggregate principal amount of $52,500 to Black Ice Advisors, LLC. The note had a maturity date of November 25, 2020 and a coupon of 10% per annum. The Company may prepay the note with prepayment penalties ranging from 120% to 145%. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 58% of the lowest trading price during the previous fifteen trading days.

The balance of the note plus accrued interest at December 31, 2019 was $5,739, less unamortized debt discount of $47,336.

9	DERIVATIVE LIABILITY

Certain of the short-term convertible notes disclosed in note 8 above and note 14 below, have variable priced conversion rights with no fixed floor price and will re-price dependent on the share price performance over varying periods of time, due to the variable priced conversion rights, all convertible notes and any warrants attached thereto, issued subsequent to the variable priced conversion notes are valued and give rise to a derivative financial liability, which was initially valued at inception of the convertible notes using a Black-Scholes valuation model. The value of this derivative financial liability was re-assessed at December 31, 2019 and 2018, and $1,981,938 and $4,129,793 was credited to the statement of operations and comprehensive loss, respectively. The value of the derivative liability will be re-assessed at each financial reporting period, with any movement thereon recorded in the statement of operations in the period in which it is incurred.

The following assumptions were used in the Black-Scholes valuation model:

	Year ended December 31, 2019	Year ended December 31, 2018
Conversion price*	$0.02 to 2.00	$0.20 to 2.50
Risk free interest rate	1.53 to 2.59%	1.78 to 2.81%
Expected life of derivative liability	1 to 12 months	3 to 12 months
Expected volatility of underlying stock	148.5 to 224.3%	169.15 to 230.55%
Expected dividend rate	0%	0%

*	Adjusted for 10 for 1 reverse stock split effective November 1, 2019.

The movement in derivative liability is as follows:

	December 31, 2019	December 31, 2018

Opening balance	$1,833,672	$3,277,621
Derivative financial liability arising from convertible note	1,053,842	2,685,844
Fair value adjustment to derivative liability	(1,981,938)	(4,129,793)
	$905,576	$1,833,672

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10	STOCKHOLDERS’ EQUITY

a.	Common Stock

The Company has authorized 500,000,000 common shares with a par value of $0.0001 each. The Company has issued and outstanding 128,902,124 shares of common stock as of December 31, 2019 and 8,883,922 as of December 31, 2018, after giving effect to a 10 for 1 reverse stock split.

On November 1, 2019, the Company filed a Certificate of Change with the Secretary of State of the State of Nevada to effect a reverse split of Company’s common stock at a ratio of 1-for-10 (the “Reverse Stock Split”), effective on November 1, 2019. As a result of the Reverse Stock Split, each ten (10) pre-split shares of common stock outstanding was automatically combined into one (1) new share of common stock without any further action on the part of the holders, and the number of outstanding shares common stock was reduced from 320,477,867 shares to 32,047,886 shares, after taking into account rounding up for fractional shares.

The following common shares were issued by the Company during the year ended December 31, 2019.

●	In terms of various debt conversion notices received between January 16, 2019 and December 17, 2019, the Company issued an aggregate of 99,106,803 shares of common stock, and in terms of various debt exchange agreements entered into on November 18, 2019, the Company issued an aggregate of 17,641,713 shares of common stock, in settlement of $2,792,648 of convertible notes and $791,857 of loans payable, resulting in a net loss on conversion and exchange of $2,838,599.

●	The Company did not repay a convertible note issued to Labrys Fund, LP prior to the maturity date, which resulted in the returnable commitment shares being retained by Labrys Fund, LP. The 82,572 shares of common stock was expensed as a commitment fee, valued at $165,254 on April 25, 2019.

●	In terms of subscription agreements entered into with investors between August 5, 2019 and November 18, 2019, the Company issued 3,177,015 shares of common stock for gross proceeds of $200,400.

b.	Preferred Stock

The Company has authorized 25,000,000 shares of preferred stock with a par value of $0.0001 authorized, no preferred stock is issued and outstanding as of December 31, 2019 and 2018.

c.	Warrants

A summary of warrant activity during the period January 1, 2018 to December 31, 2019 is as follows:

	Shares Underlying Warrants*	Exercise price per share*	Weighted average exercise price*
Outstanding January 1, 2018	852,775	$2.00 to 6.25	$5.10
Granted	-	-	-
Forfeited/Cancelled	-	-	-
Exercised	-	-	-
Outstanding December 31, 2018	852,775	$2.00 to 6.25	$5.10
Granted	-	-	-
Forfeited/Cancelled	-	-	-
Exercised	-	-	-
Outstanding December 31, 2019	852,775	$2.00 to 6.25	$5.10

* Adjusted for 10 for 1 reverse stock split effective November 1, 2019.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10	STOCKHOLDERS’ EQUITY (continued)

c.	Warrants (continued)

The warrants outstanding and exercisable at December 31, 2019 are as follows:

	Warrants Outstanding			Warrants Exercisable
Exercise Price*	Number Outstanding*	Weighted Average Remaining Contractual life in years	Weighted Average Exercise Price*	Number Exercisable*	Weighted Average Exercise Price*	Weighted Average Remaining Contractual life in years
$6.25	621,920	0.75		621,920
$2.00	230,855	0.50		230,855
	852,775	0.68	$5.10	852,775	$5.10	0.68

*	Adjusted for 10 for 1 reverse stock split effective November 1, 2019.

The warrants outstanding have an intrinsic value of $0 and $0 as of December 31, 2019 and 2018, respectively.

d.	Stock options

On June 18, 2018, the Company established its 2018 Stock Incentive Plan. The purpose of the plan is to promote the interests of the Company and the stockholders of the Company by providing directors, officers, employees and consultants of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ or service of the Company, to acquire a proprietary interest in the long-term success of the Company and to reward the performance of individuals in fulfilling long-term corporate objectives. The plan terminates after a period of ten years in June 2028.

The Plan is administered by the Board of Directors or a Committee appointed by the Board of Directors who have the authority to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan.

The maximum number of securities available under the plan is 8,000,000 shares of common stock. The maximum number of shares of common stock awarded to any individual during any fiscal year may not exceed 1,000,000 shares of common stock.

No options or restricted shares were granted for the year ended December 31, 2019.

On June 29, 2018, the Company granted a director 120,000 shares of restricted common stock in terms of the Stock Incentive Plan. These shares were valued at $49,200 on the date of grant and were vested immediately.

On December 27, 2018, the Company granted a director 70,000 shares of restricted common stock in terms of the Stock Incentive Plan. These shares were valued at $2,975 on the granted date and vested immediately.

On December 27, 2018, the Company granted ten year options to purchase an aggregate of 2,000,000 shares of common stock at an exercise price of $0.04 per share, valued at $79,606, to the executive officers of the Company.

On November 1, 2019, the 100,000 stock options issued to Gaston Pereira expired as they were not exercised within three months of his resignation.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10	STOCKHOLDERS’ EQUITY (continued)

d.	Stock options (continued)

The fair value of the options issued were valued using a Black Scholes option pricing model using the following assumptions:

Year ended December 31, 2018

Calculated stock price	$0.04
Risk-free interest rate	2.77%
Expected life of warrants (in years)	10
Expected volatility of the underlying stock	174.91%
Expected dividend rate	0%

The volatility of the common stock is estimated using historical data of the Company. The risk-free interest rate used in the Black-Scholes pricing model is determined by reference to historical U.S. Treasury constant maturity rates with maturities approximate to the life of the options granted. An expected dividend yield of zero is used in the valuation model, because the Company does not expect to pay any cash dividends in the foreseeable future. As of December 31, 2018, the Company does not anticipate any of the options will be forfeited in performing the valuation of the options.

A summary of option activity during the period January 1, 2018 to December 31, 2019 is as follows:

	Shares Underlying options*	Exercise price per share*	Weighted average exercise price*
Outstanding January 1, 2018	200,000	$0,40	$0,40
Granted	-	-	-
Forfeited/Cancelled	-	-	-
Exercised	-	-	-
Outstanding December 31, 2018	200,000	0.40	0.40
Granted	-	-	-
Forfeited/Cancelled	(100,000)	-	-
Exercised	-	-	-
Outstanding December 31, 2019	100,000	$0.40	$0.40

*	Adjusted for 10 for 1 reverse stock split effective November 1, 2019.

The options outstanding and exercisable at December 31, 2019 are as follows:

	Options Outstanding			Options Exercisable
Exercise Price*	Number Outstanding*	Weighted Average Remaining Contractual life in years	Weighted Average Exercise Price*	Number Exercisable	Weighted Average Exercise Price*	Weighted Average Remaining Contractual life in years
0.40	100,000	9.00	$0.40	100,000	$0.4	9.00

*	Adjusted for 10 for 1 reverse stock split effective November 1, 2019.

The options outstanding have an intrinsic value of $0 and $0 as of December 31, 2019 and 2018, respectively.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11	INCOME TAXES

The Company’s primary operations were based in Mexico and currently enacted tax laws in Mexico are used in the calculation of income taxes, the holding company is based in the US and currently enacted US tax laws are used in the calculation of income taxes.

Federal Corporate Income Tax (“CIT”) - Mexico

CIT applies to Mexican resident taxpayers’ income from worldwide sources, as well as to foreign residents on the income attributed to their permanent establishments (“Pes”) located in Mexico. The federal CIT rate is 30%.

All corporate entities, including associations of a civil nature, branches, etc., are subject to the tax rules applicable to Mexican corporations (unless specifically ruled out).

Provisions to recognize the effects of inflation for tax purposes in the areas of monetary assets and liabilities (annual monetary adjustment) and depreciable assets are provided in the Mexican Income Tax Law, even though recent inflation rates have been stable at low levels

Federal Income Tax - United States

On December 22, 2017, the Tax Cuts and Jobs Act (the TCJA), which significantly modified U.S. corporate income tax law, was signed into law by President Trump. The TCJA contains significant changes to corporate income taxation, including but not limited to the reduction of the corporate income tax rate from a top marginal rate of 35% to a flat rate of 21%, limitation of the tax deduction for interest expense to 30% of earnings (except for certain small businesses), limitation of the deduction for net operating losses to 80% of current year taxable income and generally eliminating net operating loss carrybacks, allowing net operating losses to carryforward without expiration, one-time taxation of offshore earnings at reduced rates regardless of whether they are repatriated, elimination of U.S. tax on foreign earnings (subject to certain important exceptions), immediate deductions for certain new investments instead of deductions for depreciation expense over time, and modifying or repealing many business deductions and credits (including changes to the orphan drug tax credit and changes to the deductibility of research and experimental expenditures that will be effective in the future). Notwithstanding the reduction in the corporate income tax rate, the overall impact of the new federal tax law is uncertain, including to what extent various states will conform to the newly enacted federal tax law.

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A full valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. It is the Company’s policy to classify interest and penalties on income taxes as interest expense or penalties expense. As of December 31, 2019 and 2018, there have been no interest or penalties incurred on income taxes.

The provision for income taxes consists of the following:

	Year ended December 31, 2019	Year ended December 31, 2018

Current
Federal	$-	$-
State	-	-
Foreign	-	-
	$-	$-

Deferred
Federal	$-	$-
State	-	-
Foreign	-	-
	$-	$-

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11	INCOME TAXES (continued)

A reconciliation of the U.S. Federal statutory income tax to the effective income tax is as follows:

	Year ended December 31, 2019	Year ended December 31, 2018
Continuing operations
Tax expense at the federal statutory rate	$(850,030)	$(1,141,370)
State tax expense, net of federal tax effect	-	-
Effect of foreign operations	-	27,713
Effect of income tax rate change	-	-
Permanent timing differences	772,183	(147,563)
Temporary timing differences	27,299	8,271
	(50,548)	(1,252,950)
Deferred income tax asset valuation allowance	50,548	1,252,950
	$-	$-
Discontinued operations
Tax expense at the federal statutory rate	$66,918	$(1,141,370)
State tax expense, net of federal tax effect	-	-
Effect of foreign operations	(27,739)	27,713
Effect of income tax rate change	-	-
Permanent timing differences	(1,834,306)	(147,563)
Temporary timing differences	63,004	8,271
	(1,732,123)	(1,252,950)
Deferred income tax asset valuation allowance	1,732,123	1,252,950
	$-	$-

Significant components of the Company’s deferred income tax assets are as follows:

	December 31, 2019	December 31, 2018
Depreciation and amortization	$-	$12,618
Other	27,299	(15,412)
Net operating losses	3,936,879	3,750,027
Valuation allowance	(3,964,178)	(3,747,233)
Net deferred income tax assets	$-	$-

The valuation allowance for deferred income tax assets as of December 31, 2019 and December 31, 2018 was $3,964,178 and $3,747,233, respectively. The net change in the deferred income tax assets valuation allowance was an increase of 216,946 after reducing prior year tax loss carry forwards by $(313,050) upon assessment, increasing the deferred tax asset by $63,004 for current year temporary timing differences and by reducing the deferred tax asset by $(1,315,240) for the disposal of Qpagos Corporation and the Mexican operations, effective December 31, 2019.

As of December 31, 2019, the prior three years remain open for examination by the federal or state regulatory agencies for purposes of an audit for tax purposes.

Estimated net operating loss carry-forwards of Innovative Payment Solutions of $18,747,044 begin to expire in 2034 through 2040. In assessing the realizability of deferred income tax assets, management considers whether or not it is more likely than not that some portion or all deferred income tax assets will be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies in making this assessment.

The Company’s ability to utilize the United States Federal operating loss carry-forwards may be subject to an annual limitation if pursuant to IRC Section 382/383 of the Internal Revenue Code of 1986, as amended, if a change of ownership has occurred. Management has not determined if an ownership change has occurred under IRC Section 382/383, but is evaluating, if such change has occurred. If such change has occurred it is also possible that the loss carryforward could be eliminated.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12	EQUITY BASED COMPENSATION

Equity based compensation is made up of the following:

	Year ended December 31, 2019	Year ended December 31, 2018

Incentive stock awards	$-	52,175
Stock issued for services rendered	162,254	34,739
	$162,254	$86,914

13	NET LOSS PER SHARE

Basic loss per share is based on the weighted-average number of common shares outstanding during each period. Diluted loss per share is based on basic shares as determined above plus common stock equivalents. The computation of diluted net loss per share does not assume the issuance of common shares that have an anti-dilutive effect on net loss per share. For the years ended December 31, 2019 and 2018 all warrants options and convertible debt securities were excluded from the computation of diluted net loss per share.

Dilutive shares which could exist pursuant to the exercise of outstanding stock instruments and which were not included in the calculation because their affect would have been anti-dilutive for the years ended December 31, 2019 and 2018 are as follows:

	Year ended December 31, 2019 (Shares)	Year ended December 31, 2018 (Shares)

Convertible debt	28,557,283	7,791,195
Stock options	100,000	200,000
Warrants to purchase shares of common stock	852,775	852,775
	29,510,058	8,843,970

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14	RELATED PARTY TRANSACTIONS

The following transactions were entered into with related parties:

Gaston Pereira

On December 27, 2018, the company granted Mr. Pereira ten year options to purchase an aggregate of 100,000 shares of common stock at an exercise price of $0.40 per share. These options expired on November 1, 2019, three months after his resignation

Andrey Novikov

On December 27, 2018, the company granted Mr. Novikov ten year options to purchase an aggregate of 100,000 shares of common stock at an exercise price of $0.40 per share.

James Fuller

On June 29, 2018, the Company granted Mr. Fuller 12,000 shares of restricted common stock in terms of the Stock Incentive Plan.

On December 27, 2018, the Company granted Mr. Fuller 7,000 shares of restricted common stock in terms of the stock incentive plan.

LOANS PAYABLE

Description	Interest Rate	Maturity Date	December 31, 2019	December 31, 2018

Vladimir Skiguine	18%	January 11, 2020	-	55,474
	4%	December 12,2020	30,026	-
	8%	December 9, 2020	-	-
	36%	On Demand	-	81,316

Strategic IR	10%	February 10, 2020	$-	$177,159
		November 17, 2019	-	-
	10%	December 10, 2019	-	-
	10%	December 25, 2019	-	-
		January 9, 2020	-	-
		January 13, 2020	-	-

Loans payable - Related parties			$30,026	$313,949

Interest expense amounted to $24,771 and $14,141 for the years ended December 31, 2019 and 2018, respectively.

Vladimir Skiguine

Mr. Skiguine is considered to be a related party as his shareholding and that of the Company’s under his control exceeds 5%.

●	Promissory note

On April 17, 2018, the Company issued a Promissory Note in the aggregate principal amount of $49,491 to Vladimir Skiguine. The note had a maturity date of September 13, 2018 and a coupon of eighteen percent per annum. The Company had the right to prepay the note without penalty prior to maturity date. On September 13, 2018, the maturity date of the note was extended to January 11, 2019. On February 21, 2019 the maturity date was extended to September 13, 2019, with the interest rate changed to 15%.

On July 30, 2019, the holders of loans payable by the Company, entered into debt exchange agreements, whereby the aggregate principal amount of the loans payable, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The Company did not have sufficient unissued shares to effect the exchange until the reverse stock split of 10:1 shares came into effect on November 1, 2019.

The balance of the note as of July 30, 2019, plus accrued interest thereon was $59,810 and was converted into 964,670 post reverse split shares on November 18, 2019.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14	RELATED PARTY TRANSACTIONS (continued)

LOANS PAYABLE (continued)

Vladimir Skiguine (continued)

●	Promissory note

On December 23, 2019, in terms of a debt purchase agreement entered into with Wakatec OU, Mr. Skiguine acquired $30,000 of the promissory note issued to Wakatec OU by Qpagos Corporation. On December 23, 2019, the Company entered into a debt settlement agreement whereby the company agreed to the assignment of the debt owed to Mr. Skiguine by Qpagos Corporation to the Company in exchange for a new promissory note in the principal amount of $30,000 issued by the Company. The promissory note is unsecured, bears interest at 4% per annum and matures on December 23, 2020. The balance of the promissory note, including interest thereon at December 31, 2019 is $30,026.

●	Promissory note

On December 11, 2019, Mr. Skiguine purchased a portion of a note issued to Andrey Novikov by Qpagos Corporation in the principal amount of $65,953. On December 17, 2019, the company entered into a debt settlement with Mr. Skiguine whereby the Note was assigned from Qpagos Corporation to the Company and was simultaneously settled by the issue of 2,231,768 shares of common stock at an issue price of $0.03 per share, thereby extinguishing the note. A loss on settlement of $67,953 was realized.

●	Equipment funding

The Company entered into an agreement with Gibbs, whereby the importation of kiosks and accessories was arranged and funded by Gibbs, Skiguine funded a portion of the kiosks and accessories purchased under the same terms and conditions of the agreement entered into with Gibbs. Pursuant to the terms of the agreement, a 5% margin has been added to the cost of the kiosks and accessories purchased and to the liability outstanding. The amount was due on November 1, 2017. The amount has not been paid to date. The agreement does not provide for any default provisions and management is currently negotiating the terms of repayment with Skiguine. A penalty interest rate has been provided for on the loan.

On July 30, 2019, the holders of loans payable by the Company, entered into debt exchange agreements, whereby the aggregate principal amount of the loans payable, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The Company did not have sufficient unissued shares to effect the exchange until the reverse stock split of 10:1 shares came into effect on November 1, 2019.

The balance of the note as of July 30, 2019, plus accrued interest thereon was $74,662, after the interest was adjusted to $19,366 and was converted into 1,204,234 post reverse split shares on November 18, 2019.

Strategic IR

Strategic IR is considered to be a related party as its shareholding is approximately 24.0%.

●	Strategic IR advanced the Company $168,000 between January 16 and June 15, 2018. This loan was formalized into a written note on October 13, 2018 and bears interest at the rate of 10% per annum. The note had a maturity date of February 10, 2019. On March 18, 2019 the note was extended to February 10, 2020, and the interest rate was changed to 15%.

On July 30, 2019, the holders of loans payable by the Company, entered into debt exchange agreements, whereby the aggregate principal amount of the loans payable, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The Company did not have sufficient unissued shares to effect the exchange until the reverse stock split of 10:1 shares came into effect on November 1, 2019.

The balance of the note as of July 30, 2019, plus accrued interest thereon was $196,307 and was converted into 3,166,240 post reverse split shares on November 18, 2019.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14	RELATED PARTY TRANSACTIONS (continued)

LOANS PAYABLE (continued)

Strategic IR

On November 15, 2019, the Company entered into Securities Purchase Agreements with Strategic IR whereby the following notes totaling $79,500 previously advanced to the Company during the period August 19, 2019 to October 15, 2019, was converted into 4,486,750 shares of common stock at a conversion price of $0.037 per share, thereby extinguishing the notes and realizing a loss on conversion of $85,248.

●	On August 19, 2019, the Company issued a Promissory Note in the aggregate principal amount of $15,000 to Strategic IR. The note has a maturity date of November 17, 2019 and a coupon of ten percent per annum. The Company has the right to prepay the note without penalty prior to maturity date.

●	On September 10, 2019, the Company issued a Promissory Note in the aggregate principal amount of $37,500 to Strategic IR. The note has a maturity date of December 10, 2019 and a coupon of ten percent per annum. The Company has the right to prepay the note without penalty prior to maturity date.

●	On September 25, 2019, the Company issued a Promissory Note in the aggregate principal amount of $2,000 to Strategic IR. The note has a maturity date of December 25, 2019 and a coupon of ten percent per annum. The Company has the right to prepay the note without penalty prior to maturity date.

●	On October 11, 2019, the Company issued a Promissory Note in the aggregate principal amount of $3,000 to Strategic IR. The note has a maturity date of January 9, 2020 and a coupon of ten percent per annum. The Company has the right to prepay the note without penalty prior to maturity date.

●	On October 15, 2019, the Company issued a Promissory Note in the aggregate principal amount of $22,000 to Strategic IR. The note has a maturity date of January 13, 2020 and a coupon of ten percent per annum. The Company has the right to prepay the note without penalty prior to maturity date.

CONVERTIBLE NOTES PAYABLE

Description	Interest rate	Maturity Date	Principal	Accrued interest	Unamortized debt discount	December 31, 2019 Balance, net	December 31, 2018 Balance, net

Strategic IR	18%	April 25, 2019	-	-	-	-	-
	15%	December 8, 2019	-	-	-	-	12,193
	15%	December 8, 2019	-	-	-	-	24,573
	15%	December 26, 2019	-	-	-	-	65,091
	15%	December 26, 2019	-	-	-	-	139,940
	8%	September 19, 2019	-	-	-	-	-
	6%	July 17,2020	-	-	-	-	-

Cobbolo Limited	15%	December 26, 2019	-	-	-	-	64,726
	15%	December 26, 2019	-	-	-	-	64,146

Gibbs International Holdings	15%	On demand	-	-	-	-	63,798
	8%	August 31, 2019	-	-	-	-	155,345

Bellridge Capital LP	18%	April 25, 2019	-	-	-	-	-

West Point Partners, LLC	8%	September 3, 2020	-	-	-	-	-
	6%	November 18, 2020	-	-	-	-	-
	8%	October 21, 2020	-	-	-	-	-

Total convertible notes payable			$-	$-	$-	$-	$589,812

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14	RELATED PARTY TRANSACTIONS (continued)

CONVERTIBLE NOTES PAYABLE (continued)

Interest expense amounted to $58,732 and $67,101 for the years ended December 31, 2019 and 2018, respectively. The amortization of debt discount amounted to $343,039 and $614,277 for the years ended December 31, 2019 and 2018, respectively.

The convertible notes have variable conversion prices based on a discount to market price of trading activity over a specified period of time. The variable conversion features were valued using a Black Scholes valuation model. The difference between the fair market value of the common stock and the calculated conversion price on the issuance date was recorded as a debt discount with a corresponding credit to derivative financial liability.

The total value of the beneficial conversion feature recorded as a debt discount during the year ended December 31, 2019 and 2018 was $141,591and $544,819, respectively.

Strategic IR

●	On May 15, 2019, pursuant to the terms of a debt purchase agreement entered into with Labrys Fund LP. the $300,000 convertible promissory note issued on October 25, 2018, with a maturity date of April 25, 2019 and an original coupon of 8% per annum, was acquired by Strategic IR for gross proceeds of $302,367, including accrued interest thereon.

The Convertible note earns interest at 18% per annum, the default interest rate in terms of the Promissory note.

The terms of the convertible note include a provision for an automatic note penalty of 50% of the note outstanding if the note is in default. Strategic IR enforced this term resulting in an increase in the principal outstanding in terms of the note of $150,000. On June 19, 2019, pursuant to the terms of a debt purchase agreement entered into with Bellridge Capital LP, Strategic IR transferred and assigned the aggregate principal sum of $200,000 plus accrued interest thereon of $3,124, of the Convertible note acquired from Labrys Fund LP.

On July 30, 2019, the Company received a notice of conversion from Strategic IR, converting $108,882 of the April 25, 2018 convertible note acquired from Labrys Fund LP, into 37,034,605 pre-reverse split (3,703,461 post reverse split that was effected in November 2019) shares of common stock at a conversion price of $0.003 pre-reverse split ($0.03 post reverse split that was effected in November 2019) per share.

On November 18, 2019, the Company and Strategic IR entered into an exchange agreement, replacing the remaining balance of the May 15, 2019 convertible note purchased from Labrys Fund LP, 2019, including interest thereon with a new note in the aggregate principal amount of $159,123 with a maturity date of November 18, 2020, removing the conversion limitation of ownership of 9.99% and reducing the interest rate to 6% per annum.

On November 19, 2019, in terms of a conversion notice received, the Company received a conversion notice converting the aggregate principal sum of $159,123 and interest thereon into 10,007,882 shares of common stock at a conversion price of $0.0159 per share, thereby extinguishing the note and realizing a loss on conversion of $211,166.

●	On June 11, 2017, the Company issued a convertible promissory note in the aggregate principal amount of $10,000 to Strategic IR (“Strategic IR”). The note bears interest at 12% per annum and matured on December 16, 2017. Pursuant to the terms of an agreement entered into with the note holder, the maturity date of the note was extended to December 8, 2018 and the interest rate was increased to 15% per annum. On February 21, 2019 the maturity date was extended to December 8, 2019, with the interest rate remaining unchanged.

On July 30, 2019, the holders of convertible notes with a $0.20 fixed price conversion feature, entered into debt exchange agreements with the Company, whereby the aggregate principal amount of the convertible notes, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The Company did not have sufficient unissued shares to effect the exchange until the reverse stock split of 10:1 shares came into effect on November 1, 2019.

The balance of the note as of July 30, 2019, plus accrued interest thereon was $13,060 and was converted into 210,645 post reverse split shares on November 18, 2019.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14	RELATED PARTY TRANSACTIONS (continued)

CONVERTIBLE NOTES PAYABLE (continued)

Strategic IR (continued)

●	On June 11, 2017, the Company exchanged a note issued to Viktoria Akhmetova, with a principal amount of $20,000, together with accrued interest thereon of $164, totaling $20,164, for a convertible note, principal amount of $20,164, bearing interest at 12% per annum and matured on December 8, 2017. In terms of an agreement entered into with the note holder, the maturity date was extended to December 8, 2018 and the interest rate was increased to 15% per annum. On February 21, 2019 the maturity date was extended to December 8, 2019, with the interest rate remaining unchanged.

On July 30, 2019, the holders of convertible notes with a $0.20 fixed price conversion feature, entered into debt exchange agreements with the Company, whereby the aggregate principal amount of the convertible notes, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The Company did not have sufficient unissued shares to effect the exchange until the reverse stock split of 10:1 shares came into effect on November 1, 2019.

The balance of the note as of July 30, 2019, plus accrued interest thereon was $26,321 and was converted into 424,540 post reverse split shares on November 18, 2019.

●	On June 29, 2017, the Company exchanged a note issued to Strategic with a principal amount of $50,000, together with accrued interest thereon of $3,740, totaling $53,740, for a convertible note, principal amount of $53,740, bearing interest at 12% per annum which matured on December 26, 2017. In terms of an agreement entered into with the note holder, the maturity date was extended to December 26, 2018 and the interest rate was increased to 15% per annum. On February 21, 2019 the maturity date was extended to December 26, 2019, with the interest rate remaining unchanged.

On July 30, 2019, the holders of convertible notes with a $0.20 fixed price conversion feature, entered into debt exchange agreements with the Company, whereby the aggregate principal amount of the convertible notes, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The Company did not have sufficient unissued shares to effect the exchange until the reverse stock split of 10:1 shares came into effect on November 1, 2019.

The balance of the note as of July 30, 2019, plus accrued interest thereon was $69,751 and was converted into 1,125,020 post reverse split shares on November 18, 2019.

●	On June 29, 2017, the Company exchanged a note issued to Strategic with a principal amount of $110,000, together with accrued interest thereon of $5,535, totaling $115,535, for a convertible note, principal amount of $115,535, bearing interest at 12% per annum and matured on December 26, 2017. Pursuant to the terms of an agreement entered into with the note holder the maturity date was extended to December 26, 2018 and the interest rate was increased to 15% per annum. On February 21, 2019 the maturity date was extended to December 26, 2019, with the interest rate remaining unchanged.

On July 30, 2019, the holders of convertible notes with a $0.20 fixed price conversion feature, entered into debt exchange agreements with the Company, whereby the aggregate principal amount of the convertible notes, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The Company did not have sufficient unissued shares to effect the exchange until the reverse stock split of 10:1 shares came into effect on November 1, 2019.

The balance of the note as of July 30, 2019, plus accrued interest thereon was $149,958 and was converted into 2,418,674 post reverse split shares on November 18, 2019.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14	RELATED PARTY TRANSACTIONS (continued)

CONVERTIBLE NOTES PAYABLE (continued)

Strategic IR (continued)

●	On July 17, 2019, Strategic IR entered into a debt purchase agreement with GS Capital Partners, whereby the remaining balance of the September 19, 2019 convertible note in the aggregate principal amount of $33,252 plus accrued interest thereon of $2,165, was acquired for gross proceeds of $35,417. In addition to this strategic IR paid additional settlement costs of $14,583 including an early settlement penalty to GS Capital Partners.

As of September 19, 2019, the note is in default and earns interest at the default interest rate.

On November 18, 2019, the Company and Strategic IR entered into an exchange agreement, replacing the balance of the July 15, 2019 convertible note purchased from GS Capital Partners, including interest thereon with a new note in the aggregate principal amount of $37,224 with a maturity date of November 18, 2020, removing the conversion limitation of ownership of 9.99% and reducing the interest rate to 6% per annum.

On November 19, 2019, Company received a conversion notice converting the aggregate principal sum of $37,224 into 2,386,181 shares of common stock at a conversion price of $0.0156 per share, thereby extinguishing the note and realizing a loss on conversion of $51,064.

●	On July 17, 2019, the Company issued Strategic IR a Convertible Promissory Note in the aggregate principal amount of $14,583. The note had a maturity date of July 17, 2020 and a coupon of 6% per annum. The Company has the right to prepay the note provided it makes a prepayment penalty as set forth in the note. The outstanding principal amount of the note is convertible at any time into shares of the Company’s common stock at a conversion price equal to 60% of the average of the lowest three trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received.

On November 19, 2019, in terms of a conversion notice received, the Company received a conversion notice converting the aggregate principal sum of $14,583, including interest thereon of $297 into 935,887 shares of common stock at a conversion price of $0.0159 per share, thereby extinguishing the note and realizing a loss on conversion of $19,747.

●	On December 11, 2019, Strategic IR purchased a portion of a note issued to Andrey Novikov by Qpagos Corporation in the principal amount of $65,953. On December 17, 2019, the company entered into a debt settlement with Strategic IR whereby the Note was assigned from Qpagos Corporation to the Company and was simultaneously settled by the issue of 2,231,768 shares of common stock at an issue price of $0.03 per share, thereby extinguishing the note. A loss on settlement of $67,953 was realized.

Vladimir Skiguine

Vladimir Skiguine is the principal and has control over Cobbolo Limited and has also personally advanced the Company funds.

Cobbolo Limited

●	On June 29, 2017, the Company exchanged a note issued to Cobbolo Limited with a principal amount of $50,000, together with accrued interest thereon of $3,438, totaling $53,438, for a convertible note, principal amount of $53,438, bearing interest at 12% per annum and matured on December 26, 2017. Pursuant to the terms of an agreement entered into with the note holder, the maturity date was extended to December 26, 2018 and the interest rate was increased to 15% per annum. On February 21, 2019 the maturity date was extended to December 26, 2019, with the interest rate remaining unchanged.

On July 30, 2019, the holders of convertible notes with a $0.20 fixed price conversion feature, entered into debt exchange agreements with the Company, whereby the aggregate principal amount of the convertible notes, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 pre-reverse split) per share. The Company did not have sufficient unissued shares to effect the exchange until the reverse stock split of 10:1 shares came into effect on November 1, 2019.

The balance of the note as of July 30, 2019, plus accrued interest thereon was $69,360 and was converted into 1,118,711 post-reverse split shares on November 18, 2019.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14	RELATED PARTY TRANSACTIONS (continued)

CONVERTIBLE NOTES PAYABLE (continued)

Vladimir Skiguine (continued)

●	On June 29, 2017, the Company exchanged a note issued to Cobbolo Limited with a principal amount of $50,000, together with accrued interest thereon of $2,959, totaling $52,959, for a convertible note, principal amount of $52,959, bearing interest at 12% per annum and matured on December 26, 2017. Pursuant to the terms of an agreement entered into with the note holder, the maturity date was extended to December 26, 2018 and the interest rate was increased to 15% per annum. On February 21, 2019 the maturity date was extended to December 26, 2019, with the interest rate remaining unchanged. The note is convertible into common shares of the Company at a conversion price of $0.20 per share.

On July 30, 2019, the holders of convertible notes with a $0.20 fixed price conversion feature, entered into debt exchange agreements with the Company, whereby the aggregate principal amount of the convertible notes, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The Company did not have sufficient unissued shares to effect the exchange until the reverse stock split of 10:1 shares came into effect on November 1, 2019.

The balance of the note as of July 30, 2019, plus accrued interest thereon was $68,738 and was converted into 1,108,674 post-reverse split shares on November 18, 2019.

Gibbs International Holdings

Gibbs International Holdings is considered to be a related party as its shareholding is approximately 14.4%.

●	Effective June 19, 2017, the Company exchanged a note issued to Gibbs International Holdings with a principal amount of $50,000, together with accrued interest thereon of $2,494, totaling $52,494, for a convertible note, principal amount of $52,494, bearing interest at 12% per annum and matured on December 16, 2017. In terms of an agreement entered into with the note holder, the maturity date was extended to December 16, 2018 and the interest rate was increased to 15% per annum. The note was past its maturity date which maturity date has not been extended as yet, and thereby; (i) became immediately due and payable; (ii) can only be amended with the written consent of the holder; and (iii) may be sold, assigned or transferred by the holder without the Company’s consent. The note is currently recorded under current liabilities. The note was convertible into common shares of the Company at a conversion price of $0.20 per share.

On July 30, 2019, the holders of convertible notes with a $0.20 fixed price conversion feature, entered into debt exchange agreements with the Company, whereby the aggregate principal amount of the convertible notes, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The Company did not have sufficient unissued shares to effect the exchange until the reverse stock split of 10:1 shares came into effect on November 1, 2019.

The balance of the note as of July 30, 2019, plus accrued interest thereon was $68,350 and were exchanged for 1,102,412 post reverse split shares on November 18, 2019.

●	Effective August 20, 2018, the Company exchanged a note issued to Gibbs International Holdings with a principal amount of $294,620, together with accrued interest thereon of $111,115, totaling $405,735, for a convertible note, principal amount of $405,735, with a coupon of 8% per annum and maturing on August 31, 2019. The Company had the right to prepay the note within 180 days without penalties. The outstanding principal amount of the note was convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the three lowest trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received.

As of August 31, 2019 the note is in default and the note provided for the payment of a penalty of 10% of the principal outstanding, amounting to $40,573.

On December 4, 2019, the Company received conversion notices converting the principal sum of $405,735, a once off penalty of $40,573 and interest thereon of $54,529 into 21,000,000 shares of common stock at a conversion price of $0.0238 thereby extinguishing the note. A loss on conversion of $528,162 was realized.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14	RELATED PARTY TRANSACTIONS (continued)

CONVERTIBLE NOTES PAYABLE (continued)

Bellridge Capital LP

Bellridge Capital LP is considered to be a related party as its shareholding is approximately 10.5%.

On June 19, 2019, in terms of a debt purchase agreement entered into with Strategic IR, Bellridge Capital LP acquired an aggregate principal amount of $200,000 plus accrued interest thereon of $3,124 off the $300,000 convertible promissory note originally issued on October 25, 2018, to Labrys Fund LP, with a maturity date of April 25, 2019 and an original coupon of 8% per annum.

The Convertible note accrues interest at 18% per annum, the default interest rate in terms of the original Promissory note.

On November 19, 2019, the Company received a notice of conversion from Bellridge Capital LP converting the principal sum of $200,000 and interest thereon of $21,568 into 13,935,112 shares of common stock at a conversion price of $0.0159 per share, thereby extinguishing the note. The Company incurred a loss on conversion of $294,031.

West Point Partners, LLC

●	On September 3, 2019, the Company issued West Point Partners, LLC a Convertible Promissory Note in the aggregate principal amount of $26,527. The note had a maturity date of September 3, 2020 and a coupon of 8% per annum. The Company has the right to prepay the note provided it makes a prepayment penalty as set forth in the note. The outstanding principal amount of the note is convertible at any time into shares of the Company’s common stock at a conversion price equal to 60% of the average of the lowest two trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received.

On November 19, 2019, the Company received a notice of conversion converting the aggregate principal amount of the note outstanding, including interest thereon, totaling $26,968 into 1,812,390 shares of common stock at a conversion price of $0.149 per share, thereby extinguishing the note. The Company realized a loss on conversion of $40,090.

●	On October 21, 2019, West point Partners, LLC entered into a debt purchase agreement with GS Capital Partners, whereby the convertible note in the aggregate principal amount of $96,000 plus accrued interest thereon of $3,745, was acquired for gross proceeds of $99,745. On November 18, 2019, the Company and West Point Partners, LLC entered into an exchange agreement, replacing the existing note with a new note with a maturity date of November 18, 2020, removing the conversion limitation of ownership of 9.99% and reducing the interest rate to 6% per annum.

On November 19, 2019, the Company received a notice of conversion converting the aggregate principal amount of the note outstanding, including interest thereon, totaling $102,039 into 6,857,446 shares of common stock at a conversion price of $0.149 per share, thereby extinguishing the note. The Company realized a loss on conversion of $151,687.

●	On October 21, 2019, the Company issued a Convertible Promissory Note in the aggregate principal amount of $22,977 to West Point Partners, LLC for penalty interest and expenses incurred by West Point Partners LLC on acquiring the GS Capital Partners note dated March 4, 2019. The note had a maturity date of October 21, 2020 and bears interest at 8% per annum. The outstanding principal amount of the note was convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 62% of the lowest two trading prices during the previous ten trading days.

On November 19, 2019, the Company received a notice of conversion converting the aggregate principal amount of the note outstanding, including interest thereon, totaling $23,118 into 1,553,621 shares of common stock at a conversion price of $0.149 per share, thereby extinguishing the note. The Company realized a loss on conversion of $34,366.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

15	COMMITMENTS AND CONTINGENCIES

The Company operates out of sub-let premises in Northridge, California. The sub-lease is on a month to month basis at $4,000 per month.

The discontinued operations of the Company operates from an office facility in Mexico. The office is leased under a three (3) year non-cancellable operating lease, which ended on December 16, 2019.

16	SUBSEQUENT EVENTS

COVID-19 Outbreak

In March 2020, the outbreak of COVID-19 (coronavirus) caused by a novel strain of the coronavirus was recognized as a pandemic by the World Health Organization, and the outbreak has become increasingly widespread in the United States, including in each of the areas in which the Company operates. While to date the Company has not been required to stop operating, management is evaluating its use of its office space, virtual meetings and the like. The Company continues to monitor the impact of the COVID-19 (coronavirus) outbreak closely. The extent to which the COVID-19 (coronavirus) outbreak will impact our operations, ability to obtain financing or future financial results is uncertain.

Debt exchanges

On January 7, 2020, the Company entered into a debt exchange agreement whereby the aggregate principal sum of $20,000 plus accrued interest of $33 was exchanged for 1,001,644 shares of common stock at an issue price of $0.02 per share, realizing a loss on exchange of $20,033.

On January 7, 2020, the Company entered into a debt exchange agreement whereby the aggregate principal sum of $30,000 plus accrued interest of $49 was exchanged for 1,502,466 shares of common stock at an issue price of $0.02 per share, realizing a loss on exchange of $30,049.

Convertible note funding

On January 13, 2020, the Company issued a Convertible Promissory Note in the aggregate principal amount of $100,000 to Odyssey Funding, LLC. The note had a maturity date of January 13, 2021 and a coupon of 10% per annum. The Company may prepay the note with prepayment penalties ranging from 125% to 145%. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 58% of the lowest trading price during the previous fifteen trading days.

On January 22, 2020, the Company issued a Convertible Promissory Note in the aggregate principal amount of $43,000 to Power Up Lending Group Ltd. The note had a maturity date of January 22, 2021 and a coupon of 12% per annum. The Company may prepay the note with prepayment penalties ranging from 115% to 135%. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 61% of the lowest trading price during the previous fifteen trading days.

On February 5, 2020, the Company issued a Convertible Promissory Note in the aggregate principal amount of $105,000 to Adar Alef, LLC. The note had a maturity date of February 5, 2021 and a coupon of 10% per annum. The Company may prepay the note with prepayment penalties ranging from 120% to 145%. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 58% of the lowest trading price during the previous fifteen trading days.

On February 24, 2020, the Company issued a Convertible Promissory Note in the aggregate principal amount of $78,750 to LG Capital Funding LLC. The note had a maturity date of February 24, 2021 and a coupon of 10% per annum. The Company may prepay the note with prepayment penalties ranging from 120% to 145%. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 58% of the lowest trading price during the previous fifteen trading days.

INNOVATIVE PAYMENT SOLUTIONS, INC.

(formerly QPAGOS)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

16	SUBSEQUENT EVENTS (continued)

Share subscriptions

On February 20, 2020, the Company entered into a Securities Purchase Agreement whereby 1,000,000 shares of common stock and 1,000,000 three year warrants, exercisable at $0.05 per share were sold to an investor for gross proceeds of $25,000.

On March 16, 2020, the Company entered into a Securities Purchase Agreement whereby 400,000 shares of common stock were sold to an investor for gross proceeds of $8,000.

Debt Conversions

On January 28, 2020, the Company received a conversion notice from Global Consulting Alliance, converting an aggregate amount of $27,741, at a conversion price of $0.02449 into 1,132,764 shares of common stock, thereby extinguishing the note.

On March 11, 2020, the Company received a conversion notice, converting an aggregate principal amount of $7,586.40 and fees thereon of $500, at a conversion price of $0.01444 into 560,000 shares of common stock.

Shares issued for services

On January 30, 2020, the Company entered into a Corporate Brand Consulting Agreement with Ludlow Business Services, Inc. whereby the consultant agreed to provide corporate consulting, development of strategies, corporate awareness, business plans and advising on interactions with investment professionals, for a consideration of $7,500 per month and 535,714 shares of common stock amounting to $30,000, at the average closing price of the common stock ten days prior to the execution of the agreement.

On March 19, 2020, the Company issued 2,000,000 shares of common stock to a director for directors fees valued at $88,000.

On April 4, 2020, the Company issued 282,146 shares to Andrey Novikov as compensation in terms of an employment agreement entered into with Mr. Novikov in December 2019.

Other than disclosed above, the Company has evaluated subsequent events through the date the consolidated financial statements were available to be issued and has concluded that no such events or transactions took place that would require disclosure herein.

INNOVATIVE PAYMENT SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2020	2019
	(Unaudited)
Assets
Current Assets
Cash	$124,404	$2,979
Other current assets	8,668	55,059
Total Current Assets	133,072	58,038

Non-current assets
Investment	1	1,019,961
Plant and equipment, net	41,667	-
Right of use asset	62,290	-
Security deposit	4,000	-
Total non-current assets	107,958	1,019,961
Total Assets	$241,030	$1,077,999

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable	$409,752	$314,523
Federal relief loans	60,292	-
Loans payable	23,403	61,631
Loans payable - Related parties	-	30,026
Convertible debt, net of unamortized discount of $930,671 and $371,387, respectively	597,410	359,362
Operating lease liability	43,049
Derivative liability	2,138,615	905,576
Total Current Liabilities	3,272,521	1,671,118

Non-current liabilities
Federal relief loans	151,310	-
Operating lease liability	19,241	-
Total Liabilities	3,443,072	1,671,118

Stockholders’ Deficit
Preferred stock, $0.0001 par value, 25,000,000 shares authorized, and 0 shares issued and outstanding as of September 30, 2020 and December 31, 2019.	-	-
Common stock, $0.0001 par value; 500,000,000 shares authorized, 191,121,339 and 128,902,124 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively.*	19,112	12,890
Additional paid-in-capital*	23,046,384	21,579,022
Accumulated deficit	(26,267,538)	(22,185,031)
Total Stockholders’ Deficit	(3,202,042)	(593,119)
Total Liabilities and Stockholders’ Deficit	$241,030	$1,077,999

*	After giving effect to a 10 for 1 reverse stock split effective November 1, 2019.

See notes to the unaudited condensed consolidated financial statements.

INNOVATIVE PAYMENT SOLUTIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three months ended	Three months ended	Nine months ended	Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2020	2019	2020	2019

Net Revenue	$-	$-	$-	$-

Cost of Goods Sold	-	-	-	-

Gross profit	-	-	-	-

General and administrative	336,879	139,855	1,289,542	493,847
Depreciation and amortization	4,166	-	8,333	-
Total Expense	341,045	139,855	1,297,875	493,847

Loss from Operations	(341,045)	(139,855)	(1,297,875)	(493,847)

Investment impairment charge	-	-	(1,019,960)	-
Loss on debt conversion	(283,336)	(486,763)	(433,610)	(1,037,822)
Loss on settlement of liabilities	-	-	(50,082)
Penalty on convertible notes	-	(151,184)	-	(151,184)
Interest expense	(253,487)	(52,650)	(337,575)	(250,995)
Amortization of debt discount	(428,282)	(487,606)	(801,460)	(1,500,143)
Derivative liability movements	(380,556)	123,598	(101,945)	986,011
Other (expense) income	(20,000)	-	(40,000)	-
Loss before Income Taxes from continuing operations	(1,706,706)	(1,194,460)	(4,082,507)	(2,447,980)

Income Taxes	-	-	-	-

Net Loss from continuing operations	(1,706,706)	(1,194,460)	(4,082,507)	(2,447,980)

Loss from discontinued operations, net of income taxes	-	(592,852)	-	(1,084,616)

Net Loss	$(1,706,706)	$(1,787,312)	$(4,082,507)	(3,532,596)

Basic and diluted loss per share*
Continuing operations	$(0.01)	$(0.05)	$(0.02)	(0.15)
Discontinued operations	$-	$(0.02)	$-	(0.07)
	$(0.01)	$(0.07)	$(0.02)	(0.22)
Weighted Average Number of Shares Outstanding *
Basic and diluted	181,960,300	24,977,520	164,604,005	15,933,974

Other Comprehensive gain
Foreign currency translation adjustment	-	(2,286)	-	15,438

Total Comprehensive income (loss)	$(1,706,706)	$(1,789,598)	$(4,082,507)	$(3,517,158)

*	After giving effect to a 10 for 1 reverse stock split effective November 1, 2019.

See notes to the unaudited condensed consolidated financial statements

INNOVATIVE PAYMENT SOLUTIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Amount	Shares*	Amount*	Capital*	Deficit	Income	Deficit

Balance as of December 31, 2019	-	$-	128,902,124	$12,890	$21,579,022	$(22,185,031)	$-	$(593,119)
Settlement of liabilities	-	-	2,504,110	250	99,914	-	-	100,164
Conversion of debt to equity	-	-	1,692,764	169	105,966	-	-	106,135
Shares issued for services	-	-	535,714	54	29,946	-	-	30,000
Share subscriptions	-	-	1,400,000	140	32,860	-	-	33,000
Stock based compensation	-	-	2,000,000	200	87,800	-	-	88,000
Fair value of Restricted Stock Awards	-	-	20,495,000	2,050	311,781	-	-	313,831
Net loss	-	-	-	-	-	(1,398,063)	-	(1,398,063)
Balance as of March 31, 2020	-	-	157,529,712	15,753	22,247,289	(23,583,094)	-	(1,320,052)
Conversion of debt to equity	-	-	5,330,737	533	154,933	-	-	155,466
Shares issued for services	-	-	282,146	28	13,472	-	-	13,500
Fair value of Restricted Stock Awards	-	-	-	-	62,765	-	-	62,765
Net loss	-	-	-	-	-	(977,738)	-	(977,738)
Balance as of June 30, 2020		-	163,142,595	16,314	22,478,459	(24,560,832)	-	(2,066,059)
Conversion of debt to equity	-	-	27,978,744	2,798	505,159	-	-	507,957
Fair value of Restricted Stock Awards	-	-	-	-	62,766	-	-	62,766
Net loss	-	-	-	-	-	(1,706,706)	-	(1,706,706)
Balance at September 30, 2020	-	$-	191,121,339	$19,112	$23,046,384	$(26,267,538)	$-	$(3,202,042)

					Additional		Accumulated Other	Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Shares*	Amount*	Capital*	Deficit	Income	Deficit

Balance as of December 31, 2018	-	$-	8,883,952	$8,88	$14,865,765	$(18,455,925)	$380,907	$(3,208,365)
Conversion of debt to equity	-	-	2,437,616	2,44	677,719	-	-	677,963
Translation adjustment	-	-	-	-	-	-	10,019	10,019
Net loss	-	-	-	-	-	(866,843)	-	(866,843)
Balance as of March 31, 2019	-	$-	11,321,568	$1,132	$15,543,484	$(19,322,768)	$390,926	$(3,387,226)
Conversion of debt to equity	-	-	3,517,084	352	371,578	-	-	371,930
Shares issued for services			82,572	8	162,246	-	-	162,254
Translation adjustment	-	-	-	-	-	-	7,705	7,705
Net loss	-	-	-	-	-	(878,441)	-	(878,441)

Balance as of June 30, 2019	-	$-	14,921,224	$1,492	$16,077,308	$(20,201,209)	$398,631	$(3,723,778)
Conversion of debt to equity	-	-	15,476,673	1,548	943,993	-	-	945,541
Share subscriptions	-	-	650,000	65	64,935	-	-	65,000
Translation adjustment	-	-	-	-	-	-	(2,286)	(2,286)
Net loss	-	-	-	-	-	(1,787,312)	-	(1,787,312)
Balance at September 30, 2019	-	-	31,047,897	3,105	17,086,236	(21,988,521)	396,345	(4,502,835)

*	After giving effect to a 10 for 1 reverse stock split effective November 1, 2019.

See notes to the unaudited condensed consolidated financial statements.

INNOVATIVE PAYMENT SOLUTIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended	Nine months ended
	September 30,	September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,082,507)	$(3,532,596)
Less: net loss from discontinued operations	-	1,084,616
Net loss from continuing operations	(4,082,507)	(2,447,980)
Adjustments to reconcile net loss to net cash used in operating activities:
Derivative liability movements	101,945	(986,011)
Depreciation	8,333	-
Amortization of debt discount	801,460	1,500,143
Investment impairment charge	1,019,960	-
Loss on conversion of debt to equity	433,610	1,037,822
Loss on settlement of liabilities	50,164	-
Penalty on convertible notes	-	150,000
Convertible notes issued for services	-	53,516
Shares issued for services	43,500	-
Stock based compensation	527,362	162,254
Amortization of right of use asset	24,451	-
Changes in Assets and Liabilities
Other current assets	42,390	1,441
Accounts payable and accrued expenses	95,227	416,573
Operating lease liabilities	(24,451)	-
Interest accruals	7,253	220,934
Cash used in operating activities – continuing operations	(951,303)	108,692
Cash used in operating activities – discontinued operations	-	(632,428)
CASH USED IN OPERATING ACTIVITIES	(951,303)	(523,736)

CASH FLOWS FROM INVESTING ACTIVITIES:
Plant and equipment purchased	(50,000)	-
Net cash used in investing activities – continuing operations	(50,000)	-
Net cash used in investing activities – discontinued operations	-	(2,441)
NET CASH USED IN INVESTING ACTIVITIES	(50,000)	(2,441)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from share issuances	33,000	-
Proceeds from loans payable	85,000	199,455
Repayment of loans payable	(104,500)	-
Repayment of convertible notes	(703,164)	-
Proceeds from short term notes and convertible notes	1,602,100	300,327
Proceeds from federal relief funds	210,292	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,122,728	499,782

Effect of exchange rate changes on cash and cash equivalents	-	8,408

NET DECREASE IN CASH	121,425	(17,987)
CASH AT BEGINNING OF PERIOD	2,979	71,294
CASH AT END OF PERIOD	$124,404	$53,307

CASH PAID FOR INTEREST AND TAXES:
Cash paid for income taxes	$-	$-
Cash paid for interest	$340,242	$-
NON CASH INVESTING AND FINANCING ACTIVITIES
Recognition of right of use lease	$86,741	$-
Conversion of convertible debt to equity	$769,558	$1,022,612
Settlement of liabilities with equity	$100,164	$74,662

See notes to the unaudited condensed consolidated financial statements.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

a)	Organization

On May 12, 2016, Innovative Payment Solutions, Inc. (formerly known as QPAGOS and Asiya Pearls, Inc.), a Nevada corporation (“IPSI” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Qpagos Corporation, a Delaware corporation (“Qpagos Corporation”), and Qpagos Merge, Inc., a Delaware corporation and wholly owned subsidiary of IPSI (“Merger Sub”).  Pursuant to the Merger Agreement, on May 12, 2016, the merger was consummated, and Qpagos Corporation and Merger Sub merged (the “Merger”), with Qpagos Corporation continuing as the surviving corporation of the Merger.

Pursuant to the Merger Agreement, upon consummation of the Merger, each share of Qpagos Corporation’s capital stock issued and outstanding immediately prior to the Merger was converted into the right to receive two shares of IPSI common stock, par value $0.0001 per share (the “Common Stock”). Additionally, pursuant to the Merger Agreement, upon consummation of the Merger, IPSI assumed all of Qpagos Corporation’s warrants issued and outstanding immediately prior to the Merger, which were exercisable for approximately 6,219,200 pre reverse split (621,920 post reverse split that was effected in November 2019) shares of Common Stock, respectively, as of the date of the Merger. Prior to and as a condition to the closing of the Merger, the then-current IPSI stockholder of 5,000,000 pre reverse split (500,000 post reverse split that was effected in November 2019) shares of Common Stock agreed to return to IPSI 4,975,000 pre reverse split (497,500 post reverse split that was effected in November 2019) shares of Common Stock held by such holder to IPSI and the then-current IPSI stockholder retained an aggregate of 25,000 pre reverse split (2,500 post reverse split that was effected in November 2019) shares of Common Stock and the other stockholders of IPSI retained 5,000,000 pre reverse split (500,000 post reverse split that was effected in November 2019) shares of Common Stock. Therefore, immediately following the Merger, Qpagos Corporation’s former stockholders held 49,929,000 pre reverse split (4,992,900 post reverse split that was effected in November 2019) shares of IPSI common stock which represented approximately 91% of the outstanding Common Stock.

The Merger was treated as a reverse acquisition of IPSI, a public shell company, for financial accounting and reporting purposes. As such, Qpagos Corporation was treated as the acquirer for accounting and financial reporting purposes while IPSI was treated as the acquired entity for accounting and financial reporting purposes.

Qpagos Corporation (“Qpagos”) was incorporated on May 1, 2015 under the laws of the state of Delaware to effectuate a reverse merger transaction with Qpagos, S.A.P.I. de C.V. (“Qpagos Mexico”) and Redpag Electrónicos S.A.P.I. de C.V. (“Redpag”). Each of the entities were incorporated in November 2013 in Mexico.

Qpagos Mexico was formed to process payment transactions for service providers it contracts with, and Redpag was formed to deploy and operate kiosks as a distributor.

On May 27, 2016 Asiya changed its name to QPAGOS.

On June 1, 2016, the board of directors of QPAGOS (the “Board”) changed the Company’s fiscal year end from October 31 to December 31.

On November 1, 2019, the Company changed its name from QPAGOS to Innovative Payment Solutions, Inc.

Also on November 1, 2019, immediately following the name change, the Company filed a Certificate of Change with the Secretary of State of the State of Nevada to effect a reverse split of the Company’s common stock, par value $0.0001 per share (the “common stock”) at a ratio of 1-for-10, effective on November 1, 2019 (the Reverse Stock Split”). As a result of the Reverse Stock Split, each ten pre-split shares of common stock outstanding automatically combined into one new share of common stock without any further action on the part of the holders, and the number of outstanding shares of common stock was reduced from 320,477,867 shares to 32,047,817 after rounding for fractional shares.

On December 31, 2019, Innovative Payment Solutions consummated the disposal of Qpagos Corporation, Qpagos Mexico and Redpag in exchange for 2,250,000 shares (the “Vivi Shares”) of common stock of Vivi Holdings, Inc. (“Vivi” or “Vivi Holdings”) pursuant to a Stock Purchase Agreement dated August 5, 2019 (the “SPA”). Of the 2,250,000 shares of Vivi, nine percent (9%) was allocated as follows: Gaston Pereira (5%), Andrey Novikov (2.5%), and Joseph Abrams (1.5%). The SPA was closed on December 31, 2019 after the satisfaction of customary conditions, the receipt of a final fairness opinion and the approval of the Company’s shareholders. Innovative Payment Solutions no longer has any business operations in Mexico and has retained its U.S. operations based in Calabasas, California.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1	ORGANIZATION AND DESCRIPTION OF BUSINESS (continued)

b)	Description of the business

Subsequent to the merger of Qpagos Corporation into IPSI and until the divestiture of Qpagos Corporation, Qpagos Mexico and Redpag, the Company’s focus was on the operations of Qpagos Corporation in Mexico. The Company’s current focus is on providing physical and virtual payment services to the United States market, leveraging the knowledge it obtained from the operations of Qpagos Corporation. On December 31, 2019, the Company consummated the disposal of Qpagos Corporation, including the two Mexican subsidiaries, Qpagos Mexico and Redpag pursuant to the SPA, in exchange for 2,250,000 shares of common stock of Vivi Holdings, of which nine percent (9%) was allocated to the following: Gaston Pereira (5%), Andrey Novikov (2.5%), and Joseph Abrams (1.5%). The SPA was closed on December 31, 2019 after the satisfaction of customary conditions, the receipt of a final fairness opinion and the approval of the Company’s shareholders. The Company no longer has any business operations in Mexico and has retained its U.S. operations based in Northridge, California.

Qpagos Corporation, through its subsidiaries Qpagos Mexico and Redpag, provided physical and virtual payment services to the Mexican market. Qpagos Corporation provided an integrated network of kiosks, terminals and payment channels that enabled consumers in Mexico to deposit cash, convert it into a digital form and remit the funds to any merchant in our network quickly and securely. Qpagos Mexico helped consumers and merchants connect more efficiently in markets and consumer segments, such as Mexico, that are largely cash-based and lack convenient alternatives for consumers to pay for goods and services in physical, online and mobile environments.

c)	COVID-19 Outbreak

In March 2020, the outbreak of COVID-19 (also known as the coronavirus) caused by a novel strain of the coronavirus was recognized as a pandemic by the World Health Organization, and the outbreak has become increasingly widespread in the United States, including in each of the areas in which the Company operates. While, to date, the Company has not been required to stop operating, management is evaluating its use of its office space, virtual meetings and the like.

The Company provides an integrated network of kiosks, terminals and payment channels that enable consumers to deposit cash, convert it into a digital form and remit the funds to any merchant in its network quickly and securely. The Company has plans to roll out 50 kiosks in Southern California to provide digital payments for the unbanked and underbanked using self-service kiosks and an E wallet ecosystem. The kiosks are currently located in the Company’s warehouses in Southern California awaiting installation. Due to measures imposed by the local governments in areas affected by COVID-19, businesses have been suspended due to local and state stay-at-home orders intended to contain the COVID-19 outbreak and many people have been forced to work from home in those areas. As a result, installation of the Company’s network of kiosks, terminals and payment channels in Southern California has been delayed, which has had an adverse impact on the Company’s business and financial condition and has hampered its ability to generate revenue and access usual sources of liquidity on reasonable terms.

The Company has been following the recommendations of local health authorities to minimize exposure risk for its employees for the past several weeks, including the temporary closures of its offices and having employees work remotely to the extent possible, which has to an extent adversely affected their efficiency. As a result, the Company’s books and records were not easily accessible, resulting in delays in preparation and completion of its financial statements. Further, the various governmental mandatory closures of businesses in these locations have precluded the Company’s personnel, particularly its senior accounting staff, from obtaining access to its books and records necessary to prepare the Company’s financial statements to be included in this Report.

The Company continues to monitor the impact of the COVID-19 outbreak closely. The extent to which the COVID-19 outbreak will continue to impact the Company’s operations, ability to obtain financing or future financial results is uncertain.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES

a)	Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information with the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, these unaudited condensed consolidated financial statements do not include all of the information and disclosures required by U.S. GAAP for complete financial statements. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments (consisting only of normal recurring adjustments), which the Company considers necessary, for a fair presentation of those financial statements. The results of operations and cash flows for the three and nine months ended September 30, 2020 may not necessarily be indicative of results that may be expected for any succeeding quarter or for the entire fiscal year. The information contained in this Report should be read in conjunction with the audited financial statements of IPSI for the year ended December 31, 2019, included in the Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on May 14, 2020 (the “2019 10-K”).

All amounts referred to in the notes to the unaudited condensed consolidated financial statements are in United States Dollars ($) unless stated otherwise.

b)	Principles of Consolidation

The unaudited condensed consolidated financial statements include the financial statements of the Company. In the prior year the financial statements included the Company and its wholly owned subsidiary and its indirect subsidiaries. All significant inter-company accounts and transactions have been eliminated in the consolidated financial statements. The entities included in these consolidated financial statements are as follows:

Entity	Percentage owned	Country	Disposed of

Innovative Payment Solutions, Inc	-	USA	-
Qpagos Corporation	100%	USA	December 31, 2019
Qpagos, S.A.P.I de C.V.	99.996%	Mexico	December 31, 2019
Redpag Electrónicos, S.A.P.I. de C.V	99.990%	Mexico	December 31, 2019

c)	Mexican Operations

The financial statements of the Company’s discontinued Mexican operations in the prior period are measured using local currencies as their functional currencies.

The Company translated the assets and liabilities of its discontinued Mexican subsidiaries at the exchange rates in effect at the period end and the results of operations at the average rate throughout the period. The translation adjustments are recorded directly as a separate component of stockholders’ equity, while transaction gains (losses) are included in net income (loss). All sales were to customers located in Mexico.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

d)	Use of Estimates

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions, which are evaluated on an ongoing basis, that affect the amounts reported in the unaudited condensed consolidated financial statements and accompanying notes. Management bases its estimates on historical experience and on various other assumptions that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the amounts of revenues and expenses that are not readily apparent from other sources. Actual results could differ materially from those estimates and judgments. In particular, significant estimates and judgments include those related to; the estimated useful lives for plant and equipment, investment valuation, the fair value of warrants and stock options granted for services or compensation, estimates of the probability and potential magnitude of contingent liabilities, derivative liabilities, the valuation allowance for deferred tax assets due to continuing operating losses, those related to revenue recognition and the allowance for doubtful accounts.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed consolidated financial statements, which management considered in formulating its estimate could change in the near-term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

e)	Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur.

The Company’s management assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed. Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

f)	Fair Value of Financial Instruments

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for the investment in Vivi Holdings Inc., was evaluated at fair value using Level 3 Inputs based on the Company’s estimate of the market value of the entities disposed to Vivi Holdings, Inc. Vivi Holdings Inc., does not have sufficient information available to assess the current market price of its equity.

The carrying amounts reported in the balance sheets for cash, other current assets, other assets, accounts payable, accrued liabilities, and notes payable, approximate fair value due to the relatively short period to maturity for these instruments. The Company has identified the short-term convertible notes and certain warrants attached to certain of the notes that are required to be presented on the balance sheets at fair value in accordance with the accounting guidance.

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company evaluates the fair value of variably priced derivative liabilities on a quarterly basis and report any movements thereon in earnings.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

g)	Risks and Uncertainties

The Company’s operations will be subject to significant risks and uncertainties including financial, operational, regulatory, and other risks, including the potential risk of business failure. The recent global Covid-19 breakout has caused an economic crisis which may result in a general tightening in the credit markets, lower levels of liquidity, increases in the rates of default and bankruptcy, and extreme volatility in credit, equity and fixed income markets. These conditions may not only limit the Company’s access to capital, but also make it difficult for its customers, vendors and the Company to accurately forecast and plan future business activities. In addition, businesses have been suspended due to quarantines intended to contain this outbreak and many people have been forced to work from home in those areas. As a result, installation of the Company’s network of kiosks, terminals and payment channels in Southern California has been delayed, which has had an adverse impact on its business and financial condition and has hampered the Company’s ability to generate revenue and access usual sources of liquidity on reasonable terms.

The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things.

h)	Recent accounting pronouncements

In August 2020, the Financial Accounting Standards Board (the “FASB”) issued ASU No. 2020-06, debt with Conversion and Other Options (subtopic 470-20): and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40), certain accounting models for convertible debt instruments with beneficial conversion features or cash conversion features are removed from the guidance and for equity instruments the contracts affected are free standing instruments and embedded features that are accounted for as derivatives, the settlement assessment was simplified by removing certain settlement requirements.

This ASU is effective for fiscal years and interim periods beginning after December 15, 2021.

The effects of this ASU on the Company’s condensed consolidated financial statements is currently being assessed and is expected to have an impact on the treatment of certain convertible instruments and the derivative liabilities associated with these convertible instruments.

The FASB issued several additional updates during the period, none of these standards are either applicable to the Company or require adoption at a future date and none are expected to have a material impact on the consolidated financial statements upon adoption.

i)	Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. At September 30, 2020 and December 31, 2019, respectively, the Company had no cash equivalents.

The Company minimizes credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution in the United States. The balance at times may exceed federally insured limits. At September 30, 2020 and December 31, 2019, the balance did not exceed the federally insured limit.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

j)	Investments

The Company’s non-marketable equity securities are investments in privately held companies without readily determinable market values. The carrying value of our non-marketable equity securities is adjusted to fair value for observable transactions for identical or similar investments of the same issuer or impairment (referred to as the measurement alternative). All gains and losses on non-marketable equity securities, realized and unrealized, are recognized in other income (expense), net. Non-marketable equity securities that have been remeasured during the period are classified within Level 3 in the fair value hierarchy because the Company estimates the value based on valuation methods using the observable transaction price at the transaction date and other unobservable inputs including volatility, rights, and obligations of the securities the Company holds. The cost method is used when the Company has a passive, long-term investment that doesn’t result in influence over the Company. The cost method is used when the investment results in an ownership stake of less than 20%, and there is no substantial influence. Under the cost method, the stock purchased is recorded on a balance sheet as a non-current asset at the historical acquisition/purchase price, and is not modified unless shares are sold, additional shares are purchased or there is evidence of the fair market value of the investment declining below carrying value. Any dividends received are recorded as income.

The Company recorded an impairment charge of $0 and $1,019,960 on its non-marketable equity securities for the three and nine months ended September 30, 2020, respectively. The impairment charge was based on management’s determination that due to the lack of ability, to date, by Vivi Holdings (“Vivi”) to fulfill its capital raising requirements and implement its business strategy that there is a significant risk that Vivi may not be able to meet its obligations.

k)	Plant and Equipment

Plant and equipment is stated at cost, less accumulated depreciation. Plant and equipment with costs greater than $1,000 are capitalized and depreciated. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives of the assets are as follows:

Description	Estimated Useful Life

Kiosks	3 years

Computer equipment	3 years

Leasehold improvements	Lesser of estimated useful life or life of lease

Office equipment	10 years

The cost of repairs and maintenance is expensed as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

l)	Long-Term Assets

Assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

m)	Revenue Recognition

The Company’s revenue recognition policy is consistent with the requirements of FASB ASC 606, Revenue.

The Company’s revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those services. The Company derives its revenues from the sale of its services, as defined below. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its revenue transactions:

i.	identify the contract with a customer;

ii.	identify the performance obligations in the contract;

iii.	determine the transaction price;

iv.	allocate the transaction price to performance obligations in the contract; and

v.	recognize revenue as the performance obligation is satisfied.

The Company had the following sources of revenue during the nine months ended September 30, 2019 which was recognized on the basis described below.

●	Revenue from the sale of services.

Prepaid services were acquired from providers and were sold to end-users through kiosks that the Company owned or kiosks that were owned by third parties. The Company recognized the revenue on the sale of these services when the end-user deposited funds into the terminal and the prepaid service was delivered to the end-user. The revenue was recognized at the gross value, including margin, of the prepaid service to the Company, net of any value-added tax which was collected on behalf of the Mexican Revenue Authorities.

●	Payment processing provided to end-users

The Company provides a secure means for end-users to pay for certain services, such as utilities through its kiosks. During the nine months ended September 30, 2019, the Company earned either a fixed per-transaction fee or a fixed percentage of the service sold. The Company acted as a collection agent and recognized the payment processing fee, net of any value-added taxes collected on behalf of the Mexican Revenue Authorities (with respect to revenue generated prior to the sale of the Mexican operations), when the funds were deposited into the kiosk and the customer had settled his liability or had acquired a prepaid service.

●	Revenue from the sale of kiosks.

During the nine months ended September 30, 2019, the Company imported, assembled and sold kiosks that were used to generate the revenues discussed above. Revenues were recognized on the full value of the kiosks sold, net of any sales taxation collected on behalf of the Revenue authorities, when the customers took delivery of the kiosk and all the risks and rewards of ownership were passed to the customer.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

n)	Share-Based Payment Arrangements

Generally, all forms of share-based payments, including stock option grants, restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on the estimated number of awards that are ultimately expected to vest. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expense resulting from share-based payments is recorded in operating expenses in the consolidated statement of operations.

Prior to the Merger on May 12, 2016, all share-based payments were based on management’s estimate of market value of the Company’s equity. The factors considered in determining managements estimate of market value includes, assumptions of future revenues, expected cash flows, market acceptability of our technology and the current market conditions. These assumptions are complex and highly subjective, compounded by the business being in its early stage of development in a new market with limited data available.

Where equity transactions with arms-length third parties, who had applied their own assumptions and estimates in determining the market value of our equity, had taken place prior to and within a reasonable time frame of any share-based payments, the value of those share transactions have been used as the fair value for any share-based equity payments.

Where equity transactions with arms-length third parties, included both shares and warrants, the value of the warrants have been eliminated from the unit price of the securities using a Black-Scholes valuation model to determine the value of the warrants. The assumptions used in the Black Scholes valuation model includes market related interest rates for risk-free government issued treasury securities with similar maturities; the expected volatility of the Company’s common stock based on companies operating in similar industries and markets; the estimated stock price of the Company; the expected dividend yield of the Company and; the expected life of the warrants being valued.

Subsequent to the Company’s reverse merger which took place on May 12, 2016, the Company has utilized the market value of its common stock as quoted on the OTCQB, as an indicator of the fair value of its common stock in determining share- based payment arrangements.

o)	Derivative Liabilities

ASC topic 815: Derivatives and Hedging (“topic 815”) generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re- measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to the requirements of ASC 815. ASC 815 also provides an exception to this rule when the host instrument is deemed to be conventional, as described.

p)	Reclassification of prior year presentation

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported results of operations.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3	GOING CONCERN

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred an operating loss since inception resulting in an accumulated deficit of $26,267,538 as of September 30, 2020 and has not generated sufficient revenue to cover its operating expenditure, raising substantial doubt about the Company’s ability to continue as a going concern. In addition to operational expenses, as the Company executes its US business plan, additional capital resources will be required. The Company will need to raise capital in the near term in order to continue operating and executing its new US business plan. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company has acquired kiosks that it plans to deploy in the US market and establish a payment solution to certain demographic sectors, thereby generating revenues in the US market with an expected improvement in margins. In addition, the Company intends to raise additional equity or loan funds to meet its short-term working capital needs. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern for at least the next twelve months from the date the financial statements were issued.

4	DISCONTINUED OPERATIONS

Effective December 31, 2019, the Company sold 100% of the outstanding common stock of its subsidiary, Qpagos Corporation to Vivi. The operations of Qpagos Corporation and its two Mexican entities; Qpagos Mexico and Redpag which represent substantially all of its assets, are reported as discontinued operations.

The statement of operations from discontinued operations is as follows:

	Three months ended September 30,	Nine months ended September 30,
	2019	2019

Net Revenue	$3,480,878	$7,550,475

Cost of Goods Sold	3,767,192	7,748,178

Gross profit	(286,314)	(197,703)

General and administrative	278,960	832,623
Depreciation and amortization and impairment costs	11,276	33,885
Total Expense	290,236	866,508

Loss from Operations	(576,550)	(1,064,211)

Other income (expense)	(866)	1,007
Foreign currency loss	(15,436)	(21,412)
Loss before taxation	(592,852)	(1,084,616)
Taxation	-	-
Loss from discontinued operations, net of taxation	(592,852)	$(1,084,616)

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

5	INVESTMENT

Investment in Vivi Holdings, Inc.

Effective December 31, 2019, the Company sold 100% of the outstanding common stock of its subsidiary, Qpagos Corporation, together with its 99.9% ownership interest of Qpagos Mexico and Redpag, to Vivi.

As consideration for the disposal Vivi issued an aggregate of 2,250,000 Shares of its common stock as follows: 2,047,500 Shares to the Company; 56,250 Shares to the Company’s designee, Mr. Andrey Novikov; 33,750 Shares to the Company’s designee, the Joseph W. & Patricia G. Abrams Family Trust; and 112,500 Shares to the Company’s designee, Mr. Gaston Pereira.

Due to the lack of available information, the Vivi Shares were valued by a modified market method, whereby the value of the assets disposed of were determined by management using the enterprise value of the entire Company less the liabilities and assets retained by the Company.

As of September 30, 2020, the Company impaired the carrying value of the investment in Vivi by $1,019,960 based on Vivi’s lack of ability to execute on its proposed IPO and fund raising activities, largely impacted by the COVID-19 pandemic.

The shares in Vivi are unlisted as of September 30, 2020.

	September 30, 2020	December 31, 2019

Investment in Vivi Holdings, Inc.	$1,019,961	$1,019,961
Impairment provision	(1,019,960)	-
	$1	$1,019,961

6	LEASES

Adoption of ASC Topic 842, “Leases”

On January 1, 2019, the Company adopted Topic 842 using the prospective transition method applied to leases that were in place as of January 1, 2019. Results for reporting periods beginning after January 1, 2019 are presented under Topic 842, while prior period amounts are not adjusted and continue to be reported in accordance with the Company’s historic accounting under Topic 840.

The Company entered into a real property lease for office and warehouse space located at 19355 Business Center Drive in Northridge California, Los Angeles County. The lease commenced on February 15, 2020 and expires on February 28, 2022, monthly rental expense is $3,945 per month with no escalations during the term of the lease.

The initial value of the right-of-use asset was $86,741 and the operating lease liability was $86,741. The Company monitors for events or changes in circumstances that require a reassessment of our lease. When a reassessment results in the remeasurement of a lease liability, a corresponding adjustment is made to the carrying amount of the corresponding right-of-use asset unless doing so would reduce the carrying amount of the right-of-use asset to an amount less than zero. In that case, the amount of the adjustment that would result in a negative right-of-use asset balance is recorded as a loss in the statement of operations.

Discount Rate

To determine the present value of minimum future lease payments for operating leases at February 15, 2020, the Company was required to estimate a rate of interest that it would have to pay to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment (the “incremental borrowing rate” or “IBR”).

The Company determined the appropriate IBR by identifying a reference rate and making adjustments that take into consideration financing options and certain lease-specific circumstances. For the reference rate, the Company used the 5 year ARM interest rate at the time of entering into the agreement and compared that rate to the Company’s weighted average cost of funding at the time of entering into the operating lease. The Company determined that 10.00% was an appropriate incremental borrowing rate to apply to its real-estate operating lease.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

6	LEASES (continued)

Right of use assets

Right of use assets included in the unaudited condensed consolidated Balance Sheet are as follows:

September 30, 2020

Non-current assets
Right of use assets, operating leases, net of amortization	$62,290

Total Lease Cost

Individual components of the total lease cost incurred by the Company is as follows:

Nine months ended September 30, 2020

Operating lease expense	$29,588

Maturity of Operating Leases

The amount of future minimum lease payments under operating leases are as follows:

Amount
Undiscounted minimum future lease payments
Total instalments due:
2020	$11,835
2021	47,340
2022	7,890
67,065
Imputed interest	(4,775)
Total operating lease liability	$62,290

Disclosed as:
Current portion	$43,049
Non-current portion	19,241
$62,290

Other lease information:

Nine months ended September 30, 2020

Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from operating leases	$(29,588)

Remaining lease term – operating lease	17 months

Discount rate – operating lease	10.0%

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7	FEDERAL RELIEF LOANS

Payroll Protection Program loan

On May 7, 2020, the Company received a Payroll Protection Program (“PPP”) loan through its bankers, Wells Fargo Bank, amounting to $60,292 earning interest at 1% per annum, maturing on May 5, 2022 and repayable in installments of $2,538 commencing on November 5, 2020. The Company may apply for the loan to be forgiven in whole or in part based on the loan being utilized for payroll costs, continuation of healthcare benefits, mortgage interest payments, rent, utility and interest payments on any other debt obligation. The Company anticipates that the loan will be forgivable.

Small Business Administration Disaster Relief loan

On July 7, 2020, the Company received a Small Business Economic Injury Disaster loan amounting to $150,000, bearing interest at 3.75% per annum and repayable in monthly installments of $731 commencing twelve months after inception with the balance of interest and principal repayable on July 7, 2050. The loan is secured by all tangible and intangible assets of the Company. The proceeds are to be used for working capital purposes to alleviate economic injury caused by the COVID-19 pandemic.

8	LOANS PAYABLE

Loans payable consisted of the following:

Description	Interest Rate	Maturity	September 30, 2020	December 31, 2019

Stanislav Minaychenko	4.0%	September 16, 2020	14,390	23,930
Maxim Pukhoskiy	4.0%	June 16, 2020	7,963	17,683
Dieter Busenhart	10.0%	January 17, 2021	1,050	-
Alexander Motorin	4.0%	December 23, 2020	-	20,018
Total loans payable			$23,403	$61,631

Interest expense totaled $767 and $1,148 for the three and nine months ended September 30, 2020, respectively, and $1,328 and $6,803 for the three and nine months ended September 30, 2019, respectively.

Stanislav Minaychenko

On December 17, 2019, in terms of a settlement agreement entered into between the Company, Qpagos Corporation and Stanislav Minaychenko, the Company issued a promissory note to Mr. Minaychenko in settlement of $23,893 owing to him in terms of a service agreement dated September 1, 2015. The promissory note bears interest at 4% per annum, is unsecured and matures on June 16, 2020.

During the nine months ended September 30, 2020, the Company repaid an aggregate principal amount of $10,000.

On July 1, 2020, the Company entered into an extension agreement with Stanislav Minaychenko, extending the maturity date to September 16, 2020.

The note is currently in default as we were unable to pay the outstanding balance by September 16, 2020. The note has no default penalties and we anticipate repaying the note as soon as we have sufficient funds.

The balance of the promissory note, including interest thereon at September 30, 2020 is $14,390.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

8	LOANS PAYABLE (continued)

Maxim Pukhoskiy

On December 17, 2019, in terms of a settlement agreement entered into between the Company, Qpagos Corporation and Maxim Pukhoskiy, the Company issued a promissory note to Mr. Pukhoskiy in settlement of $17,856 owing to him in terms of a service agreement dated May 1, 2015. The promissory note bears interest at 4% per annum, is unsecured and matures on June 16, 2020.

During the nine months ended September 30, 2020, the Company repaid an aggregate principal amount of $10,000.

The note is currently in default as we were unable to pay the outstanding balance by June 16, 2020. The note has no default penalties and we anticipate repaying the note as soon as we have sufficient funds.

The balance of the promissory note, including interest thereon at September 30, 2020 is $7,963.

Dieter Busenhart

On July 17, 2020, the Company issued a promissory note to Dieter Busenhart in the aggregate principal amount of $50,000 for net proceeds of $50,000, bearing interest at 10% per annum and maturing on January 17, 2021.

Between August 5, 2020 and September 16, 2020, the Company repaid $49,500 of the principal outstanding.

The balance of the promissory note, including interest thereon at September 30, 2020 is $1,050.

Alexander Motorin

On December 23, 2019, in terms of a debt purchase agreement entered into with Waketec OU, Mr. Motorin acquired $20,000 of the promissory note issued to Waketec OU by Qpagos Corporation. On December 23, 2019, the Company entered into a debt settlement agreement whereby the company agreed to the assignment of the debt owed to Mr. Motorin by Qpagos Corporation to the Company in exchange for a new promissory note in the principal amount of $20,000 issued by the Company. The promissory note is unsecured, bears interest at 4% per annum and matures on December 23, 2020.

On January 7, 2020, the Company entered into a debt exchange agreement whereby the aggregate principal sum of $20,000 plus accrued interest of $33 was exchanged for 1,001,644 shares of common stock at an issue price of $0.02 per share, realizing a loss on exchange of $20,033.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9	CONVERTIBLE NOTES PAYABLE

Convertible notes payable consists of the following:

					Unamortized	September 30, 2020	December 31, 2019
Description	Interest rate	Maturity Date	Principal	Accrued interest	debt discount	Balance, net	Balance, net

Power Up Lending Group	12%	November 12, 2020	-	-	-	-	11,643
	12%	December 23, 2020	-	-	-	-	1,543
	12%	January 22, 2021	-	-	-	-	-
	12%	July 13, 2021	63,000	1,636	(49,364)	15,272	-

GS Capital Partners, LLC	8%	August 14, 2019	-	-	-	-	27,557
	8%	August 14, 2019	-	-	-	-	174,789
	8%	February 4, 2020	-	-	-	-	49,243

Crown Bridge Partners, LLC	8%	August 31, 2019	-	-	-	-	30,803
	8%	October 16, 2019	-	-	-	-	30,387

Odyssey Funding LLC	10%	November 15, 2020	-	-	-	-	27,658
	10%	January 13, 2021	-	-	-	-	-

Black Ice Advisors, LLC	10%	November 25, 2020	-	-	-	-	5,739

Adar Alef, LLC	10%	February 5, 2021	-	-	-	-	-

LG Capital Funding LLC	10%	February 24, 2021	-	-	-	-	-

Cavalry Fund I LP	10%	June 30, 2021	300,000	7,479	(202,193)	105,286	-
	10%	July 31, 2021	300,000	5,014	(126,476)	178,538	-
	10%	September 24, 2021	114,000	187	(112,126)	2,061	-

Mercer Street Global Opportunity Fund, LLC	10%	August 3, 2021	400,000	6,356	(168,885)	237,471	-

Pinz Capital Special Opportunities Fund LP	10%	August 5, 2021	100,000	1,534	(52,372)	49,162	-

Iroquois Master Fund Ltd.	10%	September 16, 2021	228,000	875	(219,255)	9,620	-

Total convertible notes payable			$1,505,000	$23,081	$(930,671)	$597,410	$359,362

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9	CONVERTIBLE NOTES PAYABLE (continued)

Interest expense, including penalty interest totaled $241,652 and $324,953 for the three and nine months ended September 30, 2020, respectively and $324,953 and $158,500 for the three and nine months ended September 30, 2019, respectively.

Amortization of debt discount totaled $428,282 and $799,451 for the three and nine months ended September 30, 2020, respectively and $801,460 and $1,500,143 for the three and nine months ended September 30, 2019, respectively.

The convertible notes have variable conversion prices based on a discount to market price of trading activity over a specified period of time. The variable conversion features were valued using a Black Scholes valuation model. The difference between the fair market value of the common stock and the calculated conversion price on the issuance date was recorded as a debt discount with a corresponding credit to derivative financial liability.

The total value of the beneficial conversion feature recorded as a debt discount during the three and nine months ended September 30, 2020 was $1,144,484 and $1,471,234, respectively and for the three and nine months ended September 30, 2019 was $33,327 and $1,027,684, respectively.

Power Up Lending Group Ltd

●

On November 21, 2019, the Company issued a Convertible Promissory Note in the aggregate principal amount of $93,000 to Power up Lending Group Ltd. The note has a maturity date of November 12, 2020 and a coupon of 12% per annum. The Company may prepay the note with prepayment penalties ranging from 115% to 135%. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 61% of the lowest three trading prices during the previous fifteen trading days.

Between June 16, 2020 and June 22, 2020, the Company received notices of conversion from Power Up Lending Group converting $39,000 of principal into 3,360,149 shares of common stock at an average conversion price of $0.0116. The Company incurred a loss on conversion of $41,096.

Between July 8, 2020 and July 20, 2020, the Company repaid the remaining principal and interest outstanding of $59,580, thereby extinguishing the note.

●

On December 23, 2019, the Company issued a Convertible Promissory Note in the aggregate principal amount of $63,000 to Power up Lending Group Ltd. The note has a maturity date of December 23, 2020 and a coupon of 12% per annum. The Company may prepay the note with prepayment penalties ranging from 115% to 135%. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 61% of the lowest three trading prices during the previous fifteen trading days.

On July 8, 2020, the Company repaid the remaining principal and interest on the note, including penalty interest thereon of $90,447, thereby extinguishing the note.

●

On January 22, 2020, the Company issued a Convertible Promissory Note in the aggregate principal amount of $43,000 to Power Up Lending Group Ltd. The note has a maturity date of January 22, 2021 and a coupon of 12% per annum. The Company may prepay the note with prepayment penalties ranging from 115% to 135%. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 61% of the lowest trading price during the previous fifteen trading days.

On July 15, 2020, the Company repaid the remaining principal and interest on the note, including penalty interest thereon of $63,294, thereby extinguishing the note.

●

On July 13, 2020, the Company issued a Convertible Promissory Note in the aggregate principal amount of $63,000 to Power Up Lending Group Ltd for net proceeds of $60,000 after certain expenses. The note has a maturity date of July 13, 2021 and a coupon of 12% per annum. The Company may prepay the note with prepayment penalties ranging from 115% to 135%. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 61% of the lowest trading price during the previous fifteen trading days.

The balance of the note plus accrued interest at September 30, 2020 was $15,272. After unamortized debt discount of $49,364.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9	CONVERTIBLE NOTES PAYABLE (continued)

GS Capital Partners, LLC

●

On August 14, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $150,000 to GS Capital Partners, LLC. The note had a maturity date of August 14, 2019 and a coupon of 8% per annum. The Company had the right to prepay the note up to 180 days, provided it makes a pre-payment penalty as specified in the note. The outstanding principal amount of the note was convertible at any time after the six-month anniversary of the note, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 62% of lowest trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received.

Between August 12, 2019 and September 11, 2019, the Company received notices of conversion from GS Capital Partners converting $50,000 of principal and $3,945 of interest into 17,432,265 pre reverse split (1,743,227 post reverse split that was effected in November 2019) shares of common stock at an average conversion price of $0.00309 pre reverse stock split ($0.031 post reverse stock split that was effected in November 2019) per share. The Company incurred a loss on conversion of $56,315.

As of August 14, 2019, the note was in default and accrued interest at the default interest rate of 24% per annum.

On December 30, 2019, the Company repaid the principal sum of $90,000 on the convertible note.

On January 28, 2020, in terms of a conversion notice received, the remaining principal balance of $10,000 plus accrued interest thereon of $17,741was converted into 1,132,764 shares of common stock at a conversion price of $0.02449, thereby extinguishing the note.

●

On September 11, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $150,000 to GS Capital Partners, LLC. The note has a maturity date of August 14, 2019 and a coupon of 8% per annum. The note may not be prepaid. The outstanding principal amount of the note was convertible at any time after the six month anniversary of the note, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 62% of lowest trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received.

As of August 14, 2019 the note was in default and accrued interest at the default interest rate of 24% per annum.

On July 20, 2020, in terms of a conversion notice received from GS Capital Partners, converting an aggregate principal amount of $35,000 and interest thereon of $10,418 at a conversion price of $0.0083 per share into 5,466,723 shares of common stock.

On August 10, 2020, the Company repaid the remaining principal and interest on the note, including penalty interest thereon of $150,704, thereby extinguishing the note.

●

On February 4, 2019, the Company issued a Convertible Promissory Note in the aggregate principal amount of $96,000 to GS Capital Partners LLC. The note has a maturity date of February 4, 2020 and a coupon of 8% per annum. The Company may not prepay the note. The outstanding principal amount of the note was convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 62% of the lowest three trading prices during the previous ten (10) trading days.

On December 19, 2019, the Company repaid the principal sum of $48,000 on the convertible note.

On January 14, 2020, the Company repaid the principal sum of $48,000 and accrued interest and penalty interest of $33,030, thereby extinguishing the note.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9	CONVERTIBLE NOTES PAYABLE (continued)

Crown Bridge Partners

●

On August 31, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $27,500 to Crown Bridge Partners. The note had a maturity date of August 31, 2019 and a coupon of 8% per annum. The Company had the right to prepay the note for the first 180 days, subject to a penalty ranging from 10% to 35% of the prepayment, dependent upon the timing of the prepayment. The outstanding principal amount of the note was convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the lowest trading price during the previous ten (10) trading days.

As of August 31, 2019 the note was in default and interest accrued at the default interest rate of 12% per annum and the note holder may require the Company to pay a penalty of 50% of the value of the note outstanding, including default interest.

On March 11, 2020, the Company received a conversion notice from Crown Bridge Partners, converting an aggregate principal amount of $7,586 and fees thereon of $500, at a conversion price of $0.01444 into 560,000 shares of common stock.

On August 31, 2020, the Company repaid the remaining principal and interest on the note of $24,032, thereby extinguishing the note.

●

On October 16, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $27,500 to Crown Bridge Partners. The note has a maturity date of October 16, 2019 and a coupon of 8% per annum. The Company may not prepay the note. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the lowest trading price during the previous fifteen (15) trading days.

As of October 31, 2019 the note was in default and accrued interest at the default interest rate of 12% per annum and the note holder may require the Company to pay a penalty of 50% of the value of the note outstanding, including default interest.

On August 31, 2020, the Company repaid the remaining principal and interest on the note of $31,587, thereby extinguishing the note.

Odyssey Funding, LLC

●

On November 15, 2019, the Company issued a Convertible Promissory Note in the aggregate principal amount of $200,000 to Odyssey Funding, LLC. The note has a maturity date of November 15, 2020 and a coupon of 10% per annum. The Company had the right to prepay the note with prepayment penalties ranging from 120% to 145%. The outstanding principal amount of the note was convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 58% of the lowest trading price during the previous fifteen trading days.

On August 3, 2020, the Company repaid the principal and interest on the note, including penalty interest thereon of $207,421, thereby extinguishing the note.

●

On January 13, 2020, the Company issued a Convertible Promissory Note in the aggregate principal amount of $100,000 to Odyssey Funding, LLC. The note had a maturity date of January 13, 2021 and a coupon of 10% per annum. The Company had the right to prepay the note with prepayment penalties ranging from 120% to 145%. The outstanding principal amount of the note was convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 58% of the lowest trading price during the previous fifteen trading days.

On July 17, 2020, the Company repaid the principal and interest on the note, including penalty interest thereon of $152,349, thereby extinguishing the note.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9	CONVERTIBLE NOTES PAYABLE (continued)

Black Ice Advisors, LLC

On November 25, 2019, the Company issued a Convertible Promissory Note in the aggregate principal amount of $52,500 to Black Ice Advisors, LLC. The note had a maturity date of November 25, 2020 and a coupon of 10% per annum. The Company had the right to prepay the note with prepayment penalties ranging from 120% to 145%. The outstanding principal amount of the note was convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 58% of the lowest trading price during the previous fifteen trading days.

Between May 27, 2020 and June 8, 2020, the Company received notices of conversion from Black Ice Advisors, LLC converting $37,000 of principal into 1,970,588 shares of common stock at an average conversion price of $0.0188. The Company incurred a loss on conversion of $38,371.

On July 9, 2020, the Company repaid the remaining principal and interest on the note, including penalty interest thereon of $25,975, thereby extinguishing the note.

Adar Alef, LLC

On February 5, 2020, the Company issued a Convertible Promissory Note in the aggregate principal amount of $105,000 to Adar Alef, LLC. The note had a maturity date of February 5, 2021 and a coupon of 10% per annum. The Company had the right to prepay the note with prepayment penalties ranging from 120% to 145%. The outstanding principal amount of the note was convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 58% of the lowest trading price during the previous fifteen trading days.

On August 5, 2020, the Company repaid principal and interest on the note, including penalty interest thereon of $78,765.

On September 9, 2020, in terms of a conversion notice received, Adar Alef, LLC converted $55,563 of principal and interest into 5,556,250 shares of common stock, thereby extinguishing the note.

LG Capital Funding, LLC

On February 24, 2020, the Company issued a Convertible Promissory Note in the aggregate principal amount of $78,750 to LG Capital Funding LLC. The note has a maturity date of February 24, 2021 and a coupon of 10% per annum. The Company had the right to prepay the note with prepayment penalties ranging from 120% to 145%. The outstanding principal amount of the note was convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 58% of the lowest trading price during the previous fifteen trading days.

On August 25, 2020, the Company repaid the principal and interest on the note, including penalty interest thereon of $119,819, thereby extinguishing the note.

Cavalry Fund LLP

●

On July 1, 2020, the Company closed a transaction with Cavalry Fund I LP (“Cavalry”), pursuant to which the Company received net proceeds of $246,600, after certain expenses in exchange for the issuance of a $300,000 Senior Secured Convertible Note (“Initial Note”), with an original issue discount of 12.5% or $37,500, bearing interest at 10% per annum and maturing on June 30, 2021, the initial Note is convertible into shares of common stock at an initial conversion price of $0.035 per share, in addition, the Company issued a warrant exercisable over 8,571,428 shares of common stock at an initial exercise price of $.0.05 per share.

The Initial Note may be prepaid at any time for the first 90 days at face value plus accrued interest. From day 91 through day 180, the Initial Note may be prepaid in an amount equal to 115% of the principal amount plus accrued interest. From day 181 through day 365, it may be prepaid in an amount equal to 125% of the principal amount plus accrued interest. The Initial Note contains certain covenants, such as restrictions on: (i) distributions on capital stock, (ii) stock repurchases, and (iii) sales and the transfer of assets.

The balance of the Initial Note plus accrued interest at September 30, 2020 was $105,286, after unamortized debt discount of $202,193.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9	CONVERTIBLE NOTES PAYABLE (continued)

Cavalry Fund LLP (continued)

●

Cavalry had agreed to purchase an additional $300,000 Senior Secured Convertible Note (the “Second Note”); from the Company upon the same terms as the Initial Note, within three trading days of a registration statement registering the shares of the Company’s common stock issuable under the Notes and upon exercise of the Warrants being declared effective by the SEC. On July 28, 2020 the registration statement was declared effective and on July 31, 2020, the Company received the additional net proceeds of $262,500. In addition, the Company issued a warrant exercisable over 8,571,429 shares of common stock at an initial exercise price of $0.05 per share.

The Second Note may be prepaid at any time for the first 90 days at face value plus accrued interest. From day 91 through day 180, the Second Note may be prepaid in an amount equal to 115% of the principal amount plus accrued interest. From day 181 through day 365, it may be prepaid in an amount equal to 125% of the principal amount plus accrued interest. The Second Note contains certain covenants, such as restrictions on: (i) distributions on capital stock, (ii) stock repurchases, and (iii) sales and the transfer of assets.

The balance of the Second Note plus accrued interest at September 30, 2020 was $178,538, after unamortized debt discount of $126,476.

●

On September 24, 2020, the Company closed a transaction with Cavalry Fund I LP (“Cavalry”), pursuant to which the Company received net proceeds of $99,750, after certain expenses in exchange for the issuance of a $114,000 Senior Secured Convertible Note (the “Third Note”), with an original issue discount of $14,000, bearing interest at 10% per annum and maturing on September 24, 2021, the Third Note is convertible into shares of common stock at an initial conversion price of $0.035 per share, in addition, the Company issued a warrant exercisable over 3,257,143 shares of common stock at an initial exercise price of $0.05 per share.

The Third Note may be prepaid at any time for the first 90 days at face value plus accrued interest. From day 91 through day 180, the Third Note may be prepaid in an amount equal to 115% of the principal amount plus accrued interest. From day 181 through day 365, it may be prepaid in an amount equal to 125% of the principal amount plus accrued interest. The Third Note contains certain covenants, such as restrictions on: (i) distributions on capital stock, (ii) stock repurchases, and (iii) sales and the transfer of assets.

The balance of the Third Note plus accrued interest at September 30, 2020 was $2,061, after unamortized debt discount of $112,126.

In connection with the Securities Purchase Agreement, the Company entered into for the sale of the initial Note and the Second Note, the Company entered into a Registration Rights Agreement, dated June 30, 2020 with Cavalry pursuant to which it is obligated to file a registration statement with the SEC within sixty (60) days after the date of the agreement to register the resale by the Investor of the Conversion Shares and Warrant Shares, and use all commercially reasonable efforts to have the registration statement declared effective by the SEC within seventy five (75) days after the registration statement is filed.

The Company has pledged substantially all of its assets as security for amounts due under the Initial Note, Second Note and Third Note, upon the terms and subject to the conditions set forth in a Security Agreement, dated June 30, 2020, between the Company and Cavalry.

Mercer Street Global opportunity Fund, LLC

On August 3, 2020, the Company closed a transaction with Mercer Street Global Opportunity Fund, LLC, (“Mercer”), pursuant to which the Company received net proceeds of $350,000, after an original issue discount of $50,000 in exchange for the issuance of a $400,000 Senior Secured Convertible Note, bearing interest at 10% per annum and maturing on August 3, 2021, the note is convertible into shares of common stock at an initial conversion price of 0.035 per share, in addition, the Company issued a warrant exercisable over 11,428,571 shares of common stock at an initial exercise price of $0.05 per share.

The note may be prepaid at any time for the first 90 days at face value plus accrued interest. From day 91 through day 180, the note may be prepaid in an amount equal to 115% of the principal amount plus accrued interest. From day 181 through day 365, it may be prepaid in an amount equal to 125% of the principal amount plus accrued interest. The note contains certain covenants, such as restrictions on: (i) distributions on capital stock, (ii) stock repurchases, and (iii) sales and the transfer of assets.

The balance of the note plus accrued interest at September 30, 2020 was $237,471, after unamortized debt discount of $168,885.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9	CONVERTIBLE NOTES PAYABLE (continued)

Pinz Capital Special Opportunities Fund, LP

On August 5, 2020, the Company closed a transaction with Pinz Capital Special Opportunities Fund, LP (“Pinz”), pursuant to which the Company received net proceeds of $87,500, after an original issue discount of $12,500 in exchange for the issuance of a $100,000 Senior Secured Convertible Note, bearing interest at 10% per annum and maturing on August 5, 2021, the note is convertible into shares of common stock at an initial conversion price of 0.035 per share, in addition, the Company issued a warrant exercisable over 2,857,143 shares of common stock at an initial exercise price of $0.05 per share.

The note may be prepaid at any time for the first 90 days at face value plus accrued interest. From day 91 through day 180, the note may be prepaid in an amount equal to 115% of the principal amount plus accrued interest. From day 181 through day 365, it may be prepaid in an amount equal to 125% of the principal amount plus accrued interest. The note contains certain covenants, such as restrictions on: (i) distributions on capital stock, (ii) stock repurchases, and (iii) sales and the transfer of assets.

The balance of the note plus accrued interest at September 30, 2020 was $49,162, after unamortized debt discount of $52,372.

Iroquois Master Fund Ltd.

On September 16, 2020, the Company closed a transaction with Iroquois Master Fund Ltd., pursuant to which the Company received net proceeds of $199,500, after an original issue discount of $28,500 in exchange for the issuance of a $228,000 Senior Secured Convertible Note, bearing interest at 10% per annum and maturing on September 16, 2021, the note is convertible into shares of common stock at an initial conversion price of 0.035 per share, in addition, the Company issued a warrant exercisable over 6,514,286 shares of common stock at an initial exercise price of $0.05 per share.

The note may be prepaid at any time for the first 90 days at face value plus accrued interest. From day 91 through day 180, the note may be prepaid in an amount equal to 115% of the principal amount plus accrued interest. From day 181 through day 365, it may be prepaid in an amount equal to 125% of the principal amount plus accrued interest. The note contains certain covenants, such as restrictions on: (i) distributions on capital stock, (ii) stock repurchases, and (iii) sales and the transfer of assets.

The balance of the note plus accrued interest at September 30, 2020 was $9,620, after unamortized debt discount of $219,255.

10	DERIVATIVE LIABILITY

Certain of the short-term convertible notes disclosed in note 9 above and certain warrants disclosed in note 11 below, have variable priced conversion rights with no fixed floor price and will re-price dependent on the share price performance over varying periods of time and certain notes and warrants have fundamental transaction clauses which might result in cash settlement, due to these factors, all convertible notes and any warrants attached thereto are valued and give rise to a derivative financial liability, which was initially valued at inception of the convertible notes using a Black-Scholes valuation model.

During the nine months ended September 30, 2020, an additional $1,131,094 was raised as a derivative liability on variably priced convertible notes.

The value of this derivative financial liability was re-assessed at September 30, 2020, and $101,945 was charged to the statement of operations and comprehensive loss, respectively. The value of the derivative liability will be re-assessed at each financial reporting period, with any movement thereon recorded in the statement of operations in the period in which it is incurred.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

10	DERIVATIVE LIABILITY Continued)

The following assumptions were used in the Black-Scholes valuation model:

	Nine months ended September 30, 2020	Year ended December 31, 2019
Conversion price	$0.016 to 2.00	$0.02 to 2.00
Risk free interest rate	0.11 to 1.53%	1.53 to 2.59%
Expected life of derivative liability	1 to 12 months	1 to 12 months
Expected volatility of underlying stock	11.7 to 222.6%	148.5 to 224.3%
Expected dividend rate	0%	0%

The movement in derivative liability is as follows:

	September 30, 2020	December 31, 2019

Opening balance	$905,576	$1,833,672
Derivative financial liability arising from convertible note	1,131,094	1,053,842
Fair value adjustment to derivative liability	101,945	(1,981,938)
	$2,138,615	$905,576

11	STOCKHOLDERS’ EQUITY

a.	Common Stock

The Company has authorized 500,000,000 common shares with a par value of $0.0001 each. The Company has issued and outstanding 191,121,339 and 128,902,124 shares of common stock as of September 30, 2020 and December 31, 2019.

The following common shares were issued by the Company during the nine months ended September 30, 2020.

●	In terms of debt conversion notices received between January 28, 2020 and September 9, 2020, the Company issued an aggregate of 35,002,245 shares of common stock for the conversion of $335,948 of convertible debt, realizing a loss on conversion of $433,610 and in terms of debt exchange agreements entered into on January 7, 2020, the Company issued an aggregate of 2,504,110 shares of common stock, in settlement of $50,082 of loans payable, resulting in a net loss on exchange of $50,082.

●	In terms of subscription agreements entered into with investors on February 20, 2020 and March 16, 2020, the Company issued 1,400,000 shares of common stock for gross proceeds of $33,000.

●	In terms of an agreement entered into with a supplier, the Company issued 535,714 shares of common stock valued at $30,000 on grant date, as partial compensation for services provided.

●	In terms of an employment agreement entered into with the Company’s Chief Operating Officer, the Company issued 282,146 shares of common stock valued at $13,500.

●	The Company granted a director 2,000,000 shares of common stock for services to be rendered as a director of the Company, these shares were valued at grant date at $88,000.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

11	STOCKHOLDERS’ EQUITY (continued)

b.	Restricted stock awards

The following restricted stock awards were made during the nine months ended September 30, 2020.

(a)	An aggregate of 5,123,750 shares of restricted common stock were issued to our Chief Executive Officer in terms of an employment agreement entered into with him. These shares are restricted and were fully vested on January 1, 2020. These restricted shares were valued at $251,064 or $0.049 per share, the market price of the Company’s common stock on grant date.

(b)	An aggregate of 15,371,250 shares of restricted common stock were issued to our Chief Operating Officer in terms of an employment agreement entered into with him. These shares are restricted and vest over a three year period commencing on December 31, 2020. These restricted shares were valued at $753,191 or $0.049 per share, the market price of the Company’s common stock on grant date.

The restricted stock granted and exercisable at September 30, 2020 is as follows:

	Restricted Stock Granted		Restricted Stock Vested
Grant date Price	Number Granted	Weighted Average Fair Value per Share	Number Vested	Weighted Average Fair Value per Share
$0.049	20,495,000	$0.049	5,123,750	$0.049

The Company has recorded an expense of $62,766 and $439,362 for the three months and nine months ended September 30, 2020, respectively, relating to the restricted stock awards.

c.	Preferred Stock

The Company has authorized 25,000,000 shares of preferred stock with a par value of $0.0001 authorized, no preferred stock is issued and outstanding as of September 30, 2020 and December 31, 2019.

d.	Warrants

In connection with the subscription agreement entered into with an investor, a three year warrant exercisable for 1,000,000 shares of common stock was granted to the investor, together with 1,000,000 shares of common stock for subscription proceeds of $25,000.

In terms of the Senior Secured convertible notes entered into with various noteholders as described in note 9 above, the Company issued five year warrants exercisable for a total of 41,200,000 shares of common stock at an initial exercise price of $0.05 per share. The warrants have a cashless exercise option and an exercise limitation based on a certain beneficial ownership percentage of 4.99% which may be adjusted to 9.99%. The Company has a mandatory exercise right if the closing price of the common stock trades above $0.15 per share for ten consecutive days and trading volume is at least $250,000. The exercise price of the warrant is adjustable under the following conditions; i) subsequent equity sales are at a price below the exercise price of the warrant; ii) the Company issues options with an exercise price lower than the exercise price of the warrants; iii) issues convertible securities which are convertible into common stock at a price lower than the warrant exercise price; and iv) the option exercise price or rate of conversion for convertible securities results in a lower exercise price than the exercise price of the warrants.

As long as the senior secured convertible debt which resulted in these warrant being issued, is still outstanding, the warrants will have a full rachet increase right upon a change in the exercise price of the warrant as described above. The increase in warrants will be determined by multiplying the exercise price of the warrant immediately before a change in exercise price has occurred by the number of warrants outstanding, and dividing the product obtained by the revised exercise price.

The warrant holders also have the option to acquire subsequent rights offering rights, under certain circumstances and is entitled to pro-rata distributions made by the Company in assets or securities other than common stock.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

11	STOCKHOLDERS’ EQUITY (continued)

d.	Warrants (continued)

The warrants include a fundamental transaction clause which will give the warrant holder the right on an as converted basis to the proceeds which common shareholders would be entitled to as a result of a fundamental transaction. Notwithstanding the aforementioned rights, provided the warrants are not registered under an effective registration statement, the holder of the warrant has the right to receive cash equal to the Black-Scholes value of the unexercised portion of the warrant in accordance with the terms of the warrant agreement.

The fair value of the warrants issued were determined by using a Black Scholes valuation model using the following assumptions:

Nine months ended September 30, 2020
Conversion price	$0.05
Risk free interest rate	1.35%
Expected life of derivative liability	3 years
Expected volatility of underlying stock	190.4 to 216.9%
Expected dividend rate	0%

A summary of warrant activity during the period January 1, 2019 to September 30, 2020 is as follows:

	Shares Underlying Warrants*	Exercise price per share	Weighted average exercise price
Outstanding January 1, 2019	852,775	$2.00 to 6.25	$5.10
Granted	-	-	-
Forfeited/Cancelled	-	-	-
Exercised	-	-	-
Outstanding December 31, 2019	852,775	$2.00 to 6.25	$5.10
Granted	42,200,000	0.05	0.05
Forfeited/Cancelled	(536,775)	2.00 to 6.25	4.42
Exercised	-	-	-
Outstanding September 30, 2020	42,516,000	$0.05 to 6.25	$0.10

The warrants outstanding and exercisable at September 30, 2020 are as follows:

	Warrants Outstanding			Warrants Exercisable
Exercise Price*	Number Outstanding	Weighted Average Remaining Contractual life in years	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price	Weighted Average Remaining Contractual life in years
$6.25	316,000	0.12		316,000
$0.05	42,200,000	4.80		42,200,000
	42,516,000	4.76	$0.10	42,516,000	$0.10	4.76

The warrants outstanding have an intrinsic value of $0 and $0 as of September 30, 2020 and December 31, 2019.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

11	STOCKHOLDERS’ EQUITY (continued)

e.	Stock options

On June 18, 2018, the Company established its 2018 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to promote the interests of the Company and the stockholders of the Company by providing directors, officers, employees and consultants of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ or service of the Company, to acquire a proprietary interest in the long-term success of the Company and to reward the performance of individuals in fulfilling long-term corporate objectives. The Plan terminates after a period of ten years in June 2028.

The Plan is administered by the Board of Directors or a Committee appointed by the Board of Directors who have the authority to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan.

The maximum number of securities available under the Plan is 800,000 shares of common stock. The maximum number of shares of common stock awarded to any individual during any fiscal year may not exceed 100,000 shares of common stock.

No options were granted for the three and nine months ended September 30, 2020.

A summary of option activity during the period January 1, 2019 to September 30, 2020 is as follows:

	Shares Underlying options	Exercise price per share	Weighted average exercise price
Outstanding January 1, 2019	200,000	$0,40	$0,40
Granted	-	-	-
Forfeited/Cancelled	(100,000)	-	-
Exercised	-	-	-
Outstanding December 31, 2019	100,000	0.40	0.40
Granted	-	-	-
Forfeited/Cancelled	-	-	-
Exercised	-	-	-
Outstanding September 30, 2020	100,000	$0.40	$0.40

The options outstanding and exercisable at September 30, 2020 are as follows:

	Options Outstanding			Options Exercisable
Exercise Price*	Number Outstanding*	Weighted Average Remaining Contractual life in years	Weighted Average Exercise Price*	Number Exercisable	Weighted Average Exercise Price*	Weighted Average Remaining Contractual life in years
0.40	100,000	8.50	$0.40	100,000	$0.4	8.50

The options outstanding have an intrinsic value of $0 and $0 as of September 30, 2020 and December 31, 2019.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

12	NET LOSS PER SHARE

Basic loss per share is based on the weighted-average number of common shares outstanding during each period. Diluted loss per share is based on basic shares as determined above plus common stock equivalents. The computation of diluted net loss per share does not assume the issuance of common shares that have an anti-dilutive effect on net loss per share. For the nine months ended September 30, 2020 and 2019 all warrants, options and convertible debt securities were excluded from the computation of diluted net loss per share.

Dilutive shares which could exist pursuant to the exercise of outstanding stock instruments and which were not included in the calculation because their affect would have been anti-dilutive for the three and nine months ended September 30, 2020 and 2019 are as follows:

	Three and nine months ended September 30, 2020 (Shares)	Three and nine months ended September 30, 2019 (Shares)

Convertible debt	43,659,481	54,292,074
Stock options	100,000	200,000
Warrants to purchase shares of common stock	42,659,520	852,775
	86,419,001	55,344,849

13	RELATED PARTY TRANSACTIONS

The following transactions were entered into with related parties:

James Fuller

On March 18, 2020, the Company granted Mr. Fuller, a director of the Company, 2,000,000 shares of restricted common stock in terms of the Stock Incentive Plan.

William Corbett

Effective January 1, 2020, the Company granted Mr. Corbett, the Chief Executive Officer of the Company, a total of 20,495,000 restricted shares of common stock of which 5,123,750 vested immediately and a further 15,371,250 which vest annually and equally over a three year period commencing on December 31, 2020.

Effective June 24, 2020, the Company entered into an executive employment agreement with William Corbett, (the “Corbett Employment Agreement”) to employ Mr. Corbett as the Company’s Chief Executive Officer for a term of three (3) years, provide for an annual base salary of $150,000, provide for a signing bonus of $25,000, structure for a bonus of up to 50% of base salary upon the Company’s achievement of $2,000,000 EBITDA and additional performance bonus payments as may be determined by the Company’s board of directors and provide for severance in the event of a termination without cause in amount equal to equal to fifty percent (50%) of his annual base salary rate then in effect, provided that if such termination without cause occurs after an Acquisition of the Company, Mr. Corbett will be entitled to receive severance in an amount equal to equal to 100% of his annual base salary rate then in effect.

The Corbett Employment Agreement provides for the grant to Mr. Corbett of 5,123,750 shares of the Company’s common stock, which are fully vested and not subject to forfeiture.

On June 24, 2020, the Company entered into a restricted stock agreement with Mr. Corbett pursuant to which the Company granted him a restricted stock award of 15,371,250 shares of the Company’s common stock, which forfeiture restriction lapse 33%, 33% and 34%, respectively, on the first, second and third anniversary of the date of grant.

On June 24, 2020, the Company entered into an indemnification agreement with Mr. Corbett to indemnify him, in connection with his position of employment with Company and in the discharge of his duties and responsibilities to Company, to the maximum extent allowed under the laws of the State of Nevada. The Company is not be required or obligated to indemnify Mr. Corbett to extent it would violate the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder.

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

13	RELATED PARTY TRANSACTIONS (continued)

LOANS PAYABLE

Description	Interest Rate	Maturity Date	September 30, 2020	December 31, 2019

Vladimir Skigin	4%	December 12, 2020	-	30,026
Loans payable - Related parties			$-	$30,026

Interest expense amounted to $8,413 and $23,248 for the three and nine months ended September 30, 2020 and 2019, respectively.

Vladimir Skigin

Mr. Skigin is considered to be a related party as his shareholding and that of the Companies under his control exceeds 5%.

●	Promissory note

On December 23, 2019, in terms of a debt purchase agreement entered into with Waketec OU, Mr. Skigin acquired $30,000 of the promissory note issued to Waketec OU by Qpagos Corporation. On December 23, 2019, the Company entered into a debt settlement agreement whereby the Company agreed to the assignment of the debt owed to Mr. Skigin by Qpagos Corporation to the Company in exchange for a new promissory note in the principal amount of $30,000 issued by the Company. The promissory note is unsecured, bears interest at 4% per annum and matures on December 23, 2020. The balance of the promissory note, including interest thereon at December 31, 2019 is $30,026.

On January 7, 2020, the Company entered into a debt exchange agreement with Mr. Skigin, whereby the aggregate principal sum of $30,000 plus accrued interest of $49 was exchanged for 1,502,466 shares of common stock at an issue price of $0.02 per share, realizing a loss on exchange of $30,049.

14	COMMITMENTS AND CONTINGENCIES

The Company entered into a property lease agreement as disclosed under note 6 above.

The future minimum lease commitments are as follows:

Amount
Undiscounted minimum future lease payments
Total instalments due	$67,065
Imputed interest	(4,775)
Total operating lease liability	$62,290

Disclosed as:
Current portion	$43,049
Non-current portion	19,241
$62,290

INNOVATIVE PAYMENT SOLUTIONS, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

15	SUBSEQUENT EVENTS

Convertible debt issued

On October 20, 2020, the Company closed a transaction with Mark Geist (“Geist”), pursuant to which the Company received net proceeds of $25,025, after an original issue discount of $3,575 in exchange for the issuance of a $28,600 Senior Secured Convertible Note, bearing interest at 10% per annum and maturing on October 20, 2021, the note is convertible into shares of common stock at an initial conversion price of $0.035 per share, in addition, the Company issued a warrant exercisable over 817,143 shares of common stock at an initial exercise price of $0.05 per share.

The note may be prepaid at any time for the first 90 days at face value plus accrued interest. From day 91 through day 180, the note may be prepaid in an amount equal to 115% of the principal amount plus accrued interest. From day 181 through day 365, it may be prepaid in an amount equal to 125% of the principal amount plus accrued interest. The note contains certain covenants, such as restrictions on: (i) distributions on capital stock, (ii) stock repurchases, and (iii) sales and the transfer of assets.

INNOVATIVE PAYMENT SOLUTIONS, INC.

69,396,005 SHARES OF COMMON STOCK

PROSPECTUS

                   , 2020

Through and including               , 2020 (25 days after commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling security holders) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the SEC registration fee, are estimates.

Accounting fees and expenses	$7,500.00
Legal fees and expenses	$28,500.00
Transfer agent fees and expenses	-
SEC registration fee	$311.14
Miscellaneous	$3,688.86
Total	$40,000.00

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the Nevada Revised Statute provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (1) his act or failure to act constituted a breach of his fiduciary duties as a director or officer and (2) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

The Registrant’s Articles of Incorporation, as amended, and amended and restated bylaws provide for indemnification of directors, officers, employees or agents of the Registrant to the fullest extent permitted by Nevada law (as amended from time to time). Section 78.7502 of the Nevada Revised Statute provides that such indemnification may only be provided if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to behave his conduct was unlawful.

In any underwriting agreement we enter into in connection with the sale of the securities being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us, within the meaning of the Securities Act, against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Other than as set forth below or as previously disclosed in our filings with the Securities and Exchange Commission, we did not sell any equity securities within the past three years that were not registered under the Securities Act.

On May 19, 2017, the Company executed a Secured Grid Note for advances totaling $110,000 which took place between December 12, 2016 and March 6, 2017, bearing interest at 10% per annum maturing on May 30, 2017 or earlier upon acceleration by Strategic IR. The Company entered into an extension agreement with Strategic IR extending the maturity date of the note to June 29, 2017. On June 29, 2017, the Company exchanged the note issued to Strategic with a principal amount of $110,000, together with accrued interest thereon of $5,535, totaling $115,535, for a convertible note, principal amount of $115,535, bearing interest at 12% per annum and matured on December 26, 2017. Pursuant to the terms of an agreement entered into with Strategic IR the maturity date was extended to December 26, 2018 and the interest rate was increased to 15% per annum. On February 21, 2019 the maturity date was extended to December 26, 2019, with the interest rate remaining unchanged. On July 30, 2019, the holders of convertible notes with a $0.20 fixed price conversion feature, entered into debt exchange agreements with the Company, whereby the aggregate principal amount of the convertible notes, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The Company did not have sufficient unissued shares to effect the exchange until the reverse stock split of 10:1 shares came into effect on November 1, 2019. The balance of the note as of July 30, 2019, plus accrued interest thereon was $149,958 and was converted into 2,418,674 post reverse split shares on November 18, 2019.

On June 11, 2017, the Company exchanged a note issued to Viktoria Akhmetova, with a principal amount of $20,000, together with accrued interest thereon of $164, totaling $20,164, for a convertible note, principal amount of $20,164, bearing interest at 12% per annum and matured on December 8, 2017. In terms of an agreement entered into with the note holder, the maturity date was extended to December 8, 2018 and the interest rate was increased to 15% per annum. On February 21, 2019 the maturity date was extended to December 8, 2019, with the interest rate remaining unchanged. On July 30, 2019, the holders of these convertible notes with a $0.20 fixed price conversion feature, entered into debt exchange agreements with the Company, whereby the aggregate principal amount of the convertible notes, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The balance of the note as of July 30, 2019, plus accrued interest thereon was $26,321 and was exchanged for 424,540 post reverse split shares of common stock on November 18, 2019.

On June 11, 2017, we issued a convertible promissory note in the aggregate principal amount of $10,000 to Strategic IR. The note bears interest at 12% per annum and matured on December 16, 2017. Pursuant to the terms of an agreement entered into with the note holder, the maturity date of the note was extended to December 8, 2018 and the interest rate was increased to 15% per annum. On February 21, 2019 the maturity date was extended to December 8, 2019, with the interest rate remaining unchanged. On July 30, 2019, the holders of convertible notes with a $0.20 fixed price conversion feature, entered into debt exchange agreements with us, whereby the aggregate principal amount of the convertible notes, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The balance of the note as of July 30, 2019, plus accrued interest thereon was $13,060 and was converted into 210,645 post reverse split shares on November 18, 2019.

Effective June 13, 2017, the Company exchanged a note issued to Joseph W and Patricia G Abrams (“Abrams”) with a principal amount of $25,000, together with accrued interest thereon of $1,247, totaling $26,247, for a convertible note, with a principal amount of $26,247, bearing interest at 12% per annum and matured on December 10, 2017. Pursuant to the terms of an agreement entered into with the note holder, the maturity date was extended to December 10, 2018 and the interest rate was increased to 15% per annum. On February 21, 2019 the maturity date was extended to December 10, 2019, with the interest rate remaining unchanged. The convertible note is convertible into common shares of the Company at a conversion price of $0.20 per share. On July 30, 2019, the holders of convertible notes with a $0.20 fixed price conversion feature, entered into debt exchange agreements with the Company, whereby the aggregate principal amount of the convertible notes, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The Company did not have sufficient unissued shares to effect the exchange until the reverse stock split of 10:1 shares came into effect on November 1, 2019. The balance of the note as of July 30, 2019, plus accrued interest thereon was $34,239 and was exchanged for 552,250 post reverse split shares of common stock on November 18, 2019.

Effective June 19, 2017, the Company exchanged a note issued to Gibbs International Holdings with a principal amount of $50,000, together with accrued interest thereon of $2,494, totaling $52,494, for a convertible note, principal amount of $52,494, bearing interest at 12% per annum and matured on December 16, 2017. In terms of an agreement entered into with the note holder, the maturity date was extended to December 16, 2018 and the interest rate was increased to 15% per annum. The note was past its maturity date which maturity date has not been extended as yet, and thereby; (i) became immediately due and payable; (ii) can only be amended with the written consent of the holder; and (iii) may be sold, assigned or transferred by the holder without the Company’s consent. The note is currently recorded under current liabilities. The note was convertible into common shares of the Company at a conversion price of $0.20 per share. On July 30, 2019, the holders of convertible notes with a $0.20 fixed price conversion feature, entered into debt exchange agreements with the Company, whereby the aggregate principal amount of the convertible notes, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The balance of the note as of July 30, 2019, plus accrued interest thereon was $68,350 and were exchanged for 1,102,412 post reverse split shares on November 18, 2019.

On June 19, 2017, the Company issued Delinvest Commercial LTD. (“Delinvest”) a convertible promissory note in the aggregate principal amount of $20,000. The note bore interest at 12% per annum and matured on December 16, 2017. Pursuant to the terms of an agreement entered into with the note holder, the maturity date was extended to December 16, 2018 and the interest rate was increased to 15% per annum. On February 21, 2019 the maturity date was extended to December 16, 2019, with the interest rate remaining unchanged. The note was convertible into common shares of the Company at a conversion price of $0.20 per share. On July 30, 2019, the holders of convertible notes with a $0.20 fixed price conversion feature, entered into debt exchange agreements with the Company, whereby the aggregate principal amount of the convertible notes, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The balance of the note as of July 30, 2019, plus accrued interest thereon was $26,041 and was exchanged for 420,018 post reverse split shares on November 18, 2019.

On June 27, 2017, the Company entered into a convertible promissory note with Roman Schefer (“Schefer”) in the aggregate principal amount of $10,000. The note bore interest at 12% per annum and matured on December 16, 2017. Pursuant to the terms of an agreement entered into with Schefer, the maturity date was extended to December 24, 2018 and the interest rate was increased to 15% per annum. On February 21, 2019 the maturity date was extended to December 24, 2019, with the interest rate remaining unchanged. The note is convertible into common shares at a conversion price of $.20 per share. On July 30, 2019, the holders of convertible notes with a $0.20 fixed price conversion feature, entered into debt exchange agreements with the Company, whereby the aggregate principal amount of the convertible notes, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The balance of the note as of July 30, 2019, plus accrued interest thereon was $12,988 and was exchanged for 209,479 post reverse split shares of common stock on November 18, 2019.

On June 29, 2017, the Company exchanged a note issued to Cobbolo Limited with a principal amount of $50,000, together with accrued interest thereon of $3,438, totaling $53,438, for a convertible note, principal amount of $53,438, bearing interest at 12% per annum and matured on December 26, 2017. Pursuant to the terms of an agreement entered into with the note holder, the maturity date was extended to December 26, 2018 and the interest rate was increased to 15% per annum. On February 21, 2019 the maturity date was extended to December 26, 2019, with the interest rate remaining unchanged. On July 30, 2019, the holders of convertible notes with a $0.20 fixed price conversion feature, entered into debt exchange agreements with the Company, whereby the aggregate principal amount of the convertible notes, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 pre-reverse split) per share. The balance of the note as of July 30, 2019, plus accrued interest thereon was $69,360 and was converted into 1,118,711 post-reverse split shares on November 18, 2019.

On June 29, 2017, the Company exchanged a note issued to Cobbolo Limited with a principal amount of $50,000, together with accrued interest thereon of $2,959, totaling $52,959, for a convertible note, principal amount of $52,959, bearing interest at 12% per annum and matured on December 26, 2017. Pursuant to the terms of an agreement entered into with the note holder, the maturity date was extended to December 26, 2018 and the interest rate was increased to 15% per annum. On February 21, 2019 the maturity date was extended to December 26, 2019, with the interest rate remaining unchanged. The note is convertible into common shares of the Company at a conversion price of $0.20 per share. On July 30, 2019, the holders of convertible notes with a $0.20 fixed price conversion feature, entered into debt exchange agreements with the Company, whereby the aggregate principal amount of the convertible notes, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The balance of the note as of July 30, 2019, plus accrued interest thereon was $68,738 and was converted into 1,108,674 post-reverse split shares on November 18, 2019.

On June 29, 2017, the Company exchanged a Delinvest note with a principal amount of $50,000, together with accrued interest thereon of $4,123, totaling $54,123, for a convertible note, principal amount of $54,123, bearing interest at 12% per annum and matured on December 26, 2017. Pursuant to the terms of an agreement entered into with the note holder, the maturity date was extended to December 26, 2018 and the interest rate was increased to 15% per annum. On February 21, 2019 the maturity date was extended to December 26, 2019, with the interest rate remaining unchanged. The note was convertible into common shares of the Company at a conversion price of $0.20 per share. On July 30, 2019, the holders of convertible notes with a $0.20 fixed price conversion feature, entered into debt exchange agreements with the Company, whereby the aggregate principal amount of the convertible notes, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The Company did not have sufficient unissued shares to effect the exchange until the reverse stock split of 10:1 shares came into effect on November 1, 2019. The balance of the note as of July 30, 2019, plus accrued interest thereon was $70,249 and were exchanged for 1,133,050 post reverse split shares on November 18, 2019.

On June 29, 2017, the Company exchanged a note issued to Strategic with a principal amount of $50,000, together with accrued interest thereon of $3,740, totaling $53,740, for a convertible note, principal amount of $53,740, bearing interest at 12% per annum which matured on December 26, 2017. In terms of an agreement entered into with the note holder, the maturity date was extended to December 26, 2018 and the interest rate was increased to 15% per annum. On February 21, 2019 the maturity date was extended to December 26, 2019, with the interest rate remaining unchanged. On July 30, 2019, the holders of convertible notes with a $0.20 fixed price conversion feature, entered into debt exchange agreements with the Company, whereby the aggregate principal amount of the convertible notes, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The Company did not have sufficient unissued shares to effect the exchange until the reverse stock split of 10:1 shares came into effect on November 1, 2019. The balance of the note as of July 30, 2019, plus accrued interest thereon was $69,751 and was converted into 1,125,020 post reverse split shares on November 18, 2019.

On July 31, 2017, the Company issued a Convertible Promissory Note to Abrams in the aggregate principal amount of $3,753. The note had a maturity date of January 27, 2018 and a coupon of 12% per annum. Pursuant to terms of an agreement entered into with the note holder, the maturity date was extended to January 27, 2019 and the interest rate was increased to 15% per annum. On February 21, 2019 the maturity date was extended to January 27, 2020, with the interest rate remaining unchanged. The Company had the right to prepay the note without penalty. The outstanding principal amount of the note is convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price of $0.25 per share. On July 30, 2019, the holders of convertible notes with a $0.20 fixed price conversion feature, entered into debt exchange agreements with the Company, whereby the aggregate principal amount of the convertible notes, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The balance of the note as of July 30, 2019, plus accrued interest thereon was $4,822 and was exchanged for 77,776 post reverse split shares of common stock on November 18, 2019.

On October 3, 2017, we issued a Convertible Promissory Note in the aggregate principal amount of $48,880 to Strategic IR Corp. The note has a maturity date of October 3, 2018 and a coupon of eight percent (8%) per annum. We have the right to prepay the note without penalty for the first 180 days. The outstanding principal amount of the note is convertible at any time and from time to time at the election of the holder into shares of our common stock at a conversion price equal to 60% of the average of the lowest three trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received. On March 7, 2018, in terms of a conversion notice received on October 25, 2017, the Company, after increasing its authorized share capital, issued 659,980 shares of common stock at a conversion price of $0.0744 in settlement of the principal of $48,880 plus accrued interest thereon of $236, thereby extinguishing the note.

On October 11, October 12 and October 26, 2017, we received three installments of $50,000 each from Vladimir Skigin totaling $150,000 and issued a Convertible Promissory Note in the aggregate principal amount of $150,000 to him. The note has a maturity date of October 10, 2018 and a coupon of 8% per annum. We have the right to prepay the note within the first 180 days at a premium of 110% of the sum of the accrued interest and principal. The outstanding principal amount of the note is convertible at any time and from time to time at the election of the holder into shares of our common stock at a conversion price equal to 60% of the average of the lowest three trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received.

On October 23, 2017, the Company issued a Convertible Promissory Note in the aggregate principal amount of $14,298 to Strategic. The note had a maturity date of October 23, 2018 and a coupon of eight percent (8%) per annum. The Company had the right to prepay the note without penalty for the first 180 days. The outstanding principal amount of the note was convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the average of the lowest three trading bid prices during the previous ten (10) trading days, including the date the notice of conversion was received. On March 7, 2018, in terms of a conversion notice received on October 25, 2017, the Company, after increasing its authorized share capital, issued 192,216 shares of common stock at a conversion price of $0.0744 in settlement of the principal of $14,298 and accrued interest thereon of $7, thereby extinguishing the note.

On October 25, 2017, in terms of an agreement entered into, Strategic IR assigned a note entered into on August 24, 2017 with the Company to Viktoria Akhmetova. The note had an aggregate principal amount of $113,845 and accrued interest thereon of $1,547. The note has a maturity date of August 24, 2018 and a coupon of 8% per annum. The Company has the right to prepay the note, provided it makes a pre-payment penalty as specified in the note. The outstanding principal amount of the note is convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the average of the lowest three trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received. On October 25, 2017, the Company received a notice of conversion of the outstanding principal and interest into common shares effective October 25, 2017. The Company had to increase its number of authorized shares in order to give effect to this conversion. The Company received a default waiver from the note holder to allow it to increase its authorized shares. On March 7, 2018, in terms of a conversion notice received on October 25, 2017, the Company, after increasing its authorized share capital, issued 1,329,044 shares of common stock at a conversion price of $0.0868 in settlement of the principal of $113,845 plus accrued interest thereon of $1,547, thereby extinguishing the note.

On October 25, 2017, in terms of an agreement entered into, Strategic IR assigned a note entered into on September 18, 2017 with the Company to Viktoria Akhmetova. The note had an aggregate principal amount of $69,047 and accrued interest thereon of $560. The note has a maturity date of September 18, 2018 and a coupon of 8% per annum. The Company has the right to prepay the note without penalty for the first 180 days. The outstanding principal amount of the note is convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the average of the lowest three trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received. On October 25, 2017, the Company received a notice of conversion of the outstanding principal and interest into common shares effective October 25, 2017. The Company had to increase its number of authorized shares in order to give effect to this conversion. The Company received a default waiver from the note holder to allow it to increase its authorized shares. On March 7, 2018, in terms of a conversion notice received on October 25, 2017, the Company, after increasing its authorized share capital, issued 935,324 shares of common stock at a conversion price of $0.0744 in settlement of the principal of $69,047 plus accrued interest thereon of $560, thereby extinguishing the note.

On October 25, 2017, in terms of an agreement entered into, Strategic IR assigned a note entered into on September 26, 2017 with the Company to Viktoria Akhmetova. The note had an aggregate principal amount of $20,000 and accrued interest thereon of $127. The note had a maturity date of September 26, 2018 and a coupon of 8% per annum. The Company had the right to prepay the note without penalty for the first 180 days. The outstanding principal amount of the note was convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the average of the lowest three trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received. On October 25, 2017, the Company received a notice of conversion of the outstanding principal and interest into common shares effective October 25, 2017. The Company had to increase its number of authorized shares in order to give effect to this conversion. The Company received a default waiver from the note holder to allow it to increase its authorized shares. On March 7, 2018, in terms of a conversion notice received on October 25, 2017, the Company, after increasing its authorized share capital, issued 270,453 shares of common stock at a conversion price of $0.0744 in settlement of the principal of $20,000 plus accrued interest thereon of $127, thereby extinguishing the note.

On October 25, 2017, in terms of an agreement entered into, Strategic IR assigned a previously unclassified amount due to Strategic, subsequently classified as a Convertible Promissory Note on June 27, 2017 with an aggregate principal amount of $100,000 and accrued interest thereon of $2,630, to BOBA Management. The note has a maturity date of December 24, 2017 and a coupon of 8% per annum. The Company has the right to prepay the note, provided it makes a pre-payment penalty as specified in the note. The outstanding principal amount of the note is convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the average of the lowest three trading bid prices during the previous ten (10) trading days. On October 25, 2017, the Company received a notice of conversion of the outstanding principal and interest into common shares effective October 25, 2017. The Company had to increase its number of authorized shares in order to give effect to this conversion. The Company received a default waiver from the note holder to allow it to increase its authorized shares. On March 7, 2018, in terms of a conversion notice received on October 25, 2017, the Company, after increasing its authorized share capital, issued 1,379,067 shares of common stock at a conversion price of $0.0744 in settlement of the principal of $100,000 plus accrued interest thereon of $2,630, thereby extinguishing the note.

On October 31, 2017, we issued a Convertible Promissory Note in the aggregate principal amount of $50,000 to Viktoria Akhmetova. The note has a maturity date of October 20, 2018 and a coupon of eight percent (8%) per annum. We have the right to prepay the note within the first 180 days at a premium of 110% of the sum of the accrued interest and principal. The outstanding principal amount of the note is convertible at any time and from time to time at the election of the holder into shares of our common stock at a conversion price equal to 60% of the average of the lowest three trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received. On March 7, 2018, in terms of a conversion notice received on October 25, 2017, the Company, after increasing its authorized share capital, issued 687,968 shares of common stock at a conversion price of $0.074 in settlement of the principal of $50,000 plus accrued interest thereon of $910, thereby extinguishing the note.

On November 14, 2017, the Company issued a Convertible Promissory Note in the aggregate principal amount of $53,000 to Power Up Lending Group LTD. The note had a maturity date of August 30, 2018 and a coupon of eight percent (8%) per annum. The Company had the right to prepay the note without penalty for the first 180 days. The outstanding principal amount of the note was convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the average of the lowest three trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received. On May 14, 2018, the Company repaid the convertible promissory note together with interest and early settlement penalty interest thereon for gross proceeds of $74,373.

On November 27, 2017 and December 13, 2017, we issued 203,516 and 168,466 shares of our common stock upon conversion of notes. The issuance was exempt from registration pursuant to section 3(a)(9) of the Securities Act. The shares were issued in exchange for the notes and no compensation was paid by the security holder in connection with the solicitation of the exchange.

On November 29, 2017, the Company issued a Convertible Promissory Note in the aggregate principal amount of $75,000 to JSJ Investments, Inc. The note had a maturity date of November 29, 2018 and a coupon of 8% per annum. The Company had the right to prepay the note without penalty for the first 180 days. The outstanding principal amount of the note was convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the average of the lowest three trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received. On June 4, 2018, $40,000 of the outstanding principal was converted into 328,407 shares of common stock at a conversion price of $0.1218 per share. On June 21, 2018, the remaining $35,000 of the principal outstanding together with interest of $3,210 was converted into 288,943 shares of common stock at a conversion price of $0.1322 per share.

On December 14, 2017, the Company issued a Convertible Promissory Note in the aggregate principal amount of $78,000 to Labrys Fund, LP. The note had a maturity date of June 14, 2018 and a coupon of 8% per annum. In connection with the issuance of the note, the Company was required to issue 231,591 shares of common stock as a commitment fee valued at $76,537. The shares were returnable to the Company if no Event of Default had occurred prior to the date the note was fully repaid. The Company had the right to prepay the note without penalty for the first 180 days. The outstanding principal amount of the note was convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the average of the lowest three trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received. On June 14, 2018, $15,000 of the outstanding principal was converted into 118,483 shares of common stock at a conversion price of $0.1266 per share. On June 20, 2018, the remaining principal of $40,000 together with interest thereon of $44 was repaid. On June 20, 2018, a further $23,000 of the principal outstanding together with interest of $3,184 was converted into 199,269 shares of common stock at a conversion price of $0.1314 per share. Labrys Fund LP returned 115,796 of the commitment shares to the Company and retained the remaining 115,795 shares of common stock as commitment fees.

In terms of various debt conversion notices received between January 17, 2018 and December 31, 2018, the Company issued an aggregate of 32,325,999 shares of common stock in settlement of $2,461,705 of convertible notes, resulting in a net loss on conversion of $3,738,306.

On January 9, 2018, in terms of an assignment agreement entered into with Power Up Lending Group, the Company issued a Convertible Promissory Note in the aggregate principal amount of $86,329 to Anna Mosk. The note had a maturity date of January 9, 2019 and a coupon of 8% per annum. The Company had the right to prepay the note within the first 180 days at a premium of 110% of the sum of the accrued interest and principal. The outstanding principal amount of the note was convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the average of the lowest three trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received. On March 13, 2018, in terms of a conversion notice received, the Company issued 1,021,745 shares of common stock at a conversion price of $0.0856 in settlement of the principal of $86,329 and accrued interest thereon of $1,173, thereby extinguishing the note.

On January 9, 2018, in terms of an additional payment made by Strategic IR to Power Up Lending Group to settle outstanding early settlement penalties and interest thereon, related to the assignment agreement entered into between Anna Mosk and Power up Lending Group, the Company issued a convertible promissory note to Strategic IR in the aggregate principal amount of $40,521. The note had a maturity date of January 9, 2019 and a coupon of 8% per annum. The Company had the right to prepay the note, provided it makes a prepayment penalty as specified in the note. The outstanding principal amount of the note was convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the three lowest trading bid prices during the previous ten (10) trading days, including the date the notice of conversion was received. On March 13, 2018, in terms of a conversion notice received, the Company issued 479,587 shares of common stock at a conversion price of $0.0856 in settlement of the principal of $40,521 and accrued interest thereon of $551, thereby extinguishing the note.

On January 24, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $68,000 to Power Up Lending Group LTD. The note had a maturity date of October 30, 2018 and a coupon of eight percent (8%) per annum. The Company had the right to prepay the note without penalty for the first 180 days. The outstanding principal amount of the note was convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the average of the lowest three trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received. On July 25, 2018, the Company repaid the convertible promissory note together with interest and early settlement penalty interest thereon for gross proceeds of $95,402.

On January 31, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $30,000 to Viktoria Akhmetova. The note had a maturity date of January 31, 2019 and a coupon of 8% per annum. The Company had the right to prepay the note within the first 180 days at a premium of 110% of the sum of the accrued interest and principal. The outstanding principal amount of the note was convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the average of the lowest three trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received. On April 18, 2018, in terms of a conversion notice received, the Company issued 235,691 shares of common stock at a conversion price of $0.1287 in settlement of the principal of $30,000 plus accrued interest thereon of $329, thereby extinguishing the note.

On February 12, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $88,000 to Labrys Fund, LP. The note has a maturity date of August 12, 2018 and a coupon of 8% per annum. In connection with the issuance of the note, the Company was required to issue 440,000 shares of common stock as a commitment fee valued at $70,400. The shares are returnable to the Company if no Event of Default has occurred prior to the date the note is fully repaid. Management had determined that it is probable that the Company would meet the conditions under the note and therefore it more likely than not that the Company would not be in Default as defined in the note and therefore the value of the 440,000 shares was not recorded. The Company had the right to prepay the note without penalty for the first 180 days. The outstanding principal amount of the note was convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the average of the lowest three trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received. On August 14, 2018, $18,000 of the principal together with interest of $3,520 was converted into 170,769 shares of common stock at a conversion price of $0.126 per share. On the same day the balance of the principal of $70,000 was repaid thereby extinguishing the note, the 440,000 commitment shares were returned to the Company and cancelled.

On February 14, 2018, in terms of a debt purchase agreement entered into with GS Capital Partners, LLC, the Company issued a convertible promissory note in the aggregate amount of $17,984 in exchange for a convertible promissory note in the aggregate amount of $17,000 plus accrued interest thereon of $984. The note had a maturity date of February 14, 2019 and a coupon of 8% per annum. The Company had the right to prepay the note, provided it made a pre-payment penalty as specified in the note. The outstanding principal amount of the note was convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the three lowest trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received. On March 13, 2018, in terms of a conversion notice received, the Company issued 211,188 shares of common stock at a conversion price of $0.0856 in settlement of the principal of $17,984 and accrued interest thereon of $102, thereby extinguishing the note.

On February 15, 2018, in terms of a Securities Purchase Agreement, the Company issued a Convertible Promissory Note in the aggregate principal amount of $72,969 to Strategic IR. The note had a maturity date of February 15, 2019 and a coupon of 8% per annum. The Company had the right to prepay the note, provided it made a pre-payment penalty as specified in the note. The outstanding principal amount of the note was convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of lowest three trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received. The proceeds of the convertible note was used to purchase $50,000 of the principal of the Crown Bridge Capital Partners note dated August 14, 2017 plus accrued interest thereon of $1,994 and early settlement penalty of $20,975. On March 13, 2018, in terms of a conversion notice received, the Company issued 856,715 shares of common stock at a conversion price of $0.0856 in settlement of the principal of $72,969 and accrued interest thereon of $400, thereby extinguishing the note.

On February 26, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $37,000 to Viktoria Akhmetova. The note had a maturity date of February 26, 2019 and a coupon of 8% per annum. The Company had the right to prepay the note within the first 180 days at a premium of 110% of the sum of the accrued interest and principal. The outstanding principal amount of the note was convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the average of the lowest three trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received. On April 18, 2018, in terms of a conversion notice received, the Company issued 292,325 shares of common stock at a conversion price of $0.1287 in settlement of the principal of $37,000 plus accrued interest thereon of $616, thereby extinguishing the note.

On February 27, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $55,000 to Crown Bridge Partners. The note has a maturity date of February 27, 2019 and a coupon of 8% per annum. The Company has the right to prepay the note for the first 180 days, subject to a penalty ranging from 10% to 35% of the prepayment, dependent upon the timing of the prepayment. The outstanding principal amount of the note is convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the lowest trading price during the previous fifteen (15) trading days. On September 7, 2018, the company received a conversion notice, converting $18,025, consisting of principal of $17,525 and fees thereon of $500 into 206,000 shares of common stock at a conversion price of $0.0875. On October 8, 2018 the Company received a further conversion notice, converting $15,759, consisting of principal of $15,259 and fees thereon of $500 into 206,000 shares of common stock at a conversion price of $0.0765 per share. On October 19, 2018 the Company received a further conversion notice, converting $14,940, consisting of principal of $14,440 and fees thereon of $500 into 180,000 shares of common stock at a conversion price of $.083 per share. On December 21, 2018, the Company received a further conversion notice, converting $10,934, consisting of principal of $7,776, accrued interest of $2,658 and fees thereon of $500 into 436,477 shares of common stock at a conversion price of $.02505 per share, thereby extinguishing the note.

On March 26, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $68,000 to Power Up Lending Group LTD. The note had a maturity date of January 15, 2019 and a coupon of eight percent (8%) per annum. The Company has the right to prepay the note without penalty for the first 180 days. The outstanding principal amount of the note was convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the average of the lowest three trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received. On September 21, 2018, pursuant to a debt purchase agreement entered into with GS Capital Partners LLC, the convertible note issued to Power Up Lending Group LTD on March 26, 2018 of $68,000 plus accrued interest thereon of $2,698 was exchanged for a new note issued to GS Capital Partners LLC, with a principal sum of $70,698 bearing interest at 8% per annum with a maturity date of September 19, 2019. The note may not be prepaid. The outstanding principal amount of the note is convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 65% of the average of the lowest two trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received. Between October 9, 2018 and June 11, 2019, the Company received notices of conversion, converting principal of $40,698 and interest of $1,112 into 4,267,152 pre-reverse stock split (426,716 post reverse split that was effected in November 2019) shares of common stock at an average conversion price of $0.0098 pre-reverse stock split ($0.098 post reverse stock split that was effected in November 2019) per share. Between July 10, 2019 and July 31, 2019, the Company received notices of conversion from GS Capital Partners, converting $30,000 of capital and $1,983 of interest into 9,936,206 pre-reverse stock split (993,621 post reverse stock split that was effected in November 2019) shares of common stock at an average conversion price of $0.00322 pre-reverse stock split ($0.032 post reverse split that was effected in November 2019) per share, thereby extinguishing the note. The Company incurred a loss on conversion of $28,009.

On March 26, 2018, in terms of a debt purchase agreement entered into with Power Up Lending Group, the Company issued Boba Management Corp a new note with as principal sum of $65,513. The note had a maturity date of March 26, 2019 and a coupon of 8% per annum. The Company had the right to prepay the note, provided it made a pre-payment penalty as specified in the note. The outstanding principal amount of the note was convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the three lowest trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received. On April 18, 2018, in terms of a conversion notice received, the Company issued 511,571 shares of common stock at a conversion price of $0.1287 in settlement of the principal of $65,313 plus accrued interest thereon of $316, thereby extinguishing the note.

On March 26, 2018, in terms of a Securities Purchase Agreement, the Company issued a Convertible Promissory Note in the aggregate principal amount of $31,618 to BOBA Management Corp. The note had a maturity date of March 26, 2019 and a coupon of 8% per annum. The Company had the right to prepay the note, provided it made a pre-payment penalty as specified in the note. The outstanding principal amount of the note was convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of lowest three trading bid prices during the previous ten (10) trading days, including the date the notice of conversion was received. The proceeds of the convertible note were used to pay early settlement penalties and fees associated with the Power Up Lending note above. On April 18, 2018, in terms of a conversion notice received, the Company issued 246,899 shares of common stock at a conversion price of $0.1287 in settlement of the principal of $31,618 plus accrued interest thereon of $152, thereby extinguishing the note.

On April 17, 2018, the Company issued a Promissory Note in the aggregate principal amount of $50,000 to Viktoria Akhmetova. The note had a maturity date of September 13, 2018 and a coupon of eighteen percent per annum. The Company has the right to prepay the note without penalty prior to maturity date. On September 13, 2018, the maturity date of the note was extended to January 11, 2019. On March 19, 2019, the note was extended to January 11, 2020. On July 30, 2019, in terms of a conversion notice received, the Company issued 974,591 shares of common stock at a conversion price of $0.62 in settlement of the principal of $50,000 plus accrued interest thereon of $10,425, thereby extinguishing the note.

On April 17, 2018, the Company issued a Promissory Note in the aggregate principal amount of $49,491 to Vladimir Skiguine. The note had a maturity date of September 13, 2018 and a coupon of eighteen percent per annum. The Company had the right to prepay the note without penalty prior to maturity date. On September 13, 2018, the maturity date of the note was extended to January 11, 2019. On February 21, 2019 the maturity date was extended to September 13, 2019, with the interest rate changed to 15%. On July 30, 2019, the holders of loans payable by the Company, entered into debt exchange agreements, whereby the aggregate principal amount of the loans payable, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The Company did not have sufficient unissued shares to effect the exchange until the reverse stock split of 10:1 shares came into effect on November 1, 2019. The balance of the note as of July 30, 2019, plus accrued interest thereon was $59,810 and was converted into 964,670 post reverse split shares on November 18, 2019.

On May 3, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $105,000 to GS Capital Partners, LLC. The note has a maturity date of May 3, 2019 and a coupon of 8% per annum. The Company has the right to prepay the note, provided it makes a pre-payment penalty as specified in the note. The outstanding principal amount of the note is convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 62% of lowest trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received. On November 2, 2018, the Company repaid $70,356 consisting of principal of $52,500, accrued interest thereon of $2,106 and early settlement penalty of $15,750. On November 5, 2018, in terms of a debt purchase agreement entered into between Alex Pereira and GS Capital Partners, the remaining principal amount of $52,500 and accrued interest thereon was acquired by Alex Pereira. On November 7, 2018, the Company received a conversion notice, converting the remaining principal and accrued interest thereon of $54,606 into 628,519 shares of common stock at a conversion price of $0.087 per share, thereby extinguishing the note.

In conjunction with the purchase of the convertible note above, Alex Pereira paid the early settlement penalty and legal fees associated therewith on the remaining principal of $52,500 directly to GS Capital amounting to $19,250. On November 5, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $19,250 to Alex Pereira as compensation for the expenses incurred on its behalf. The note has a maturity date of November 5, 2019 and a coupon of 8% per annum. The Company has the right to prepay the note prior to maturity in accordance with penalty provisions set forth in the note. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 62% of the lowest trading price during the previous ten (10) trading days. On May 19, 2019, the Company received a conversion notice, converting an aggregate principal amount of $9,660, at a conversion price of $0.0047 pre-reverse split ($0.047 post reverse split that was effected in November 2019), into 2,049,981 pre-reverse split (204,999 post reverse split that was effected in November 2019) shares of common stock. On July 24, 2019, the Company received a notice of conversion from Alex Pereira, converting $10,692 into 3,414,786 pre-reverse split (341,479 post reverse split that was effected in November 2019) shares of common stock at a conversion price of $0.003131 pre-reverse split (0.0313 post reverse split that was effected in November 2019) per share, thereby extinguishing the note.

On May 11, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $80,000 to GS Capital Partners, LLC. The note had a maturity date of May 11, 2019 and a coupon of 8% per annum. The Company had the right to prepay the note, provided it makes a pre-payment penalty as specified in the note. The outstanding principal amount of the note is convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 62% of lowest trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received. Between December 27, 2018 and May 6, 2019, the Company received conversion notices converting an aggregate principal amount of $80,000 and interest thereon of $5,290, at an average conversion price of $0.01055 pre-reverse stock split ($0.1055 post reverse stock split that was effected in November 2019) per share, into 8,087,331 pre-reverse split (808,733 post reverse split that was effected in November 2019) shares of common stock thereby extinguishing the note.

On May 14, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $27,500 to Crown Bridge Partners. The note has a maturity date of May 14, 2019 and a coupon of 8% per annum. The Company has the right to prepay the note for the first 180 days, subject to a penalty ranging from 10% to 35% of the prepayment, dependent upon the timing of the prepayment. The outstanding principal amount of the note is convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the lowest trading price during the previous fifteen (15) trading days. Between January 16, 2019 and February 12, 2019 the Company received conversion notices, converting an aggregate principal amount of $27,500, fees of $1,500 and interest thereon of $1,580, at an average conversion price of $0.0128 pre-reverse split ($0.128 post reverse split that was effected in November 2019), into 2,380,300 pre-reverse split (238,030 post reverse split that was effected in November 2019) shares of common stock, thereby extinguishing the note.

On May 24, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $63,000 to Power Up Lending Group LTD. The note has a maturity date of March 15, 2019 and a coupon of eight percent (8%) per annum. The Company has the right to prepay the note without penalty for the first 180 days. The outstanding principal amount of the note is convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the average of the lowest three trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received. On November 29, 2018, the Company received a conversion notice, converting $10,000 of principal into 153,139 shares of common stock at a conversion price of $0.0653 per share. On November 30, 2018, the Company received a further conversion notice, converting $15,000 of principal into 233,281 shares of common stock at a conversion price of $0.0643 per share. On December 3, 2018, the Company received a further conversion notice, converting $18,000 of principal into 280,811 shares of common stock at a conversion price of $0.0641 per share. On December 17, 2018, the Company received a further conversion notice, converting $15,000 of principal into 403,226 shares of common stock at a conversion price of $0.0372 per share. On December 31, 2018, the Company received a final conversion notice converting $7,520, consisting of $5,000 of principal and accrued interest of $2,520 into 293,750 shares of common stock at a conversion price of $0.0256 per share thereby extinguishing the note.

On June 12, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $27,500 to Crown Bridge Partners. The note has a maturity date of June 12, 2019 and a coupon of 8% per annum. The Company has the right to prepay the note for the first 180 days, subject to a penalty ranging from 10% to 35% of the prepayment, dependent upon the timing of the prepayment. The outstanding principal amount of the note is convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the lowest trading price during the previous fifteen (15) trading days. Between March 15, 2019 and May 24, 2019, the Company received conversion notices, converting an aggregate principal amount of $27,500, fees thereon of $1,500 and interest thereon of $1,896, at an average conversion price of $0.0043 pre-reverse split ($0.043 post reverse split that was effected in November 2019), into 7,146,260 pre-reverse split (714,626 post reverse split that was effected in November 2019) shares of common stock, thereby extinguishing the note.

On June 20, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $50,000 to 616796 BC, Ltd. The note had a maturity date of June 20, 2019 and a coupon of 8% per annum. The outstanding principal amount of the note was convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the lowest trading price during the previous ten (10) trading days. On June 20, 2018, in terms of a conversion notice received, the Company issued 302,480 shares of common stock at a conversion price of $0.1653 in settlement of the principal of $50,000, thereby extinguishing the note.

On June 22, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $150,000 to Labrys Fund, LP. The note has a maturity date of December 22, 2018 and a coupon of 8% per annum. The Company has the right to prepay the note without penalty for the first 180 days. The outstanding principal amount of the note is convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the average of the lowest three trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received. Between December 26, 2018 and February 13, 2019, the Company received conversion notices converting an aggregate principal amount of $150,000 and interest thereon of $7,116, at an average conversion price of $0.0156 pre-reverse stock split ($0.156 post reverse stock split that was effected in November 2019) per share, into 10,070,334 pre-reverse split (1,007,034 post reverse split that was effected in November 2019) shares of common stock, thereby extinguishing the note.

On June 29, 2018, the Company granted a director 120,000 shares of restricted common stock in terms of the Stock Incentive Plan. These shares were valued at $49,200 on the date of grant and were vested immediately.

On June 18, 2018, the Company granted Mr. Fuller 12,000 shares of restricted common stock pursuant to the Stock Incentive Plan. These shares were valued at the fair market value on the date of the grant and were vested immediately.

On May 24, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $63,000 to Power Up Lending Group LTD. The note had a maturity date of March 15, 2019 and a coupon of eight percent (8%) per annum. The Company had the right to prepay the note without penalty for the first 180 days. The outstanding principal amount of the note was convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 62% of the average of the lowest three trading bid prices during the previous ten trading days, including the date the notice of conversion is received. On January 23, 2019, in terms of a debt purchase agreement entered into with BOBA Management Corp., BOBA purchased the $63,000 convertible note plus interest and penalty interest thereon of $25,461. BOBA incurred expenses of $4,423 in purchasing the note, The Company replaced the convertible note purchased by BOBA for a new convertible note with a principal sum of $92,884, bearing interest at 8% per annum and maturing on January 23, 2020. Between November 29, 2018 and December 31, 2018 the Company received conversion notices for an aggregate of 1,083,396 shares of common stock with a prices ranging from $0.0256 to $0.0653 per share, thereby extinguishing the note.

On July 26, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $27,500 to Crown Bridge Partners. The note has a maturity date of July 26, 2019 and a coupon of 8% per annum. The Company has the right to prepay the note for the first 180 days, subject to a penalty ranging from 10% to 35% of the prepayment, dependent upon the timing of the prepayment. The outstanding principal amount of the note is convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the lowest trading price during the previous ten (10) trading days. Between June 12,2019 and August 7, 2019, the Company received conversion notices, converting an aggregate principal amount of $18,700, and fees thereon of $1,000, at an average conversion price of $0.0026 pre-reverse split ($0.026 post reverse split that was effected in November 2019), into 7,700,000 pre-reverse split (770,000 post reverse split that was effected in November 2019) shares of common stock. On December 16, 2019, the Company received a notice of conversion from Crown Bridge Partners converting $8,800 of principal, fees thereon of $500 and interest of $2,409 into 1,045,457 shares of common stock at a conversion price of $0.011 per share, thereby extinguishing the note.

On July 26, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $100,000 to JSJ Investments, Inc. The note had a maturity date of July 26, 2019 and a coupon of 8% per annum. The outstanding principal amount of the note is convertible at any time into shares of the Company’s common stock at a conversion price equal to 60% of the average of the lowest three trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received. Between January 28, 2019 and March 11, 2019, the Company received conversion notices, converting an aggregate principal amount of $100,000 and interest thereon of $4,533, at an average conversion price of $0.0126 pre-reverse stock split ($0.126 post reverse stock split that was effected in November 2019) into 8,304,805 pre-reverse split (830,481 post reverse split that was effected in November 2019) shares of common stock, thereby extinguishing the convertible note.

On August 14, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $150,000 to GS Capital Partners, LLC. The note had a maturity date of August 14, 2019 and a coupon of 8% per annum. The Company had the right to prepay the note up to 180 days, provided it makes a pre-payment penalty as specified in the note. The outstanding principal amount of the note is convertible at any time after the six-month anniversary of the note, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 62% of lowest trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received. Between August 12, 2019 and September 11, 2019, the Company received notices of conversion from GS Capital Partners converting $50,000 of principal and $3,945 of interest into 17,432,265 pre-reverse split (1,743,227 post reverse split that was effected in November 2019) shares of common stock at an average conversion price of $0.00309 pre-reverse stock split ($0.031 post reverse stock split that was effected in November 2019) per share. The Company incurred a loss on conversion of $56,315. As of August 14, 2019 the note is in default and accrues interest at the default interest rate of 24% per annum. On December 30, 2019, the Company repaid the principal sum of $90,000 on the convertible note. The balance of the note plus accrued interest at December 31, 2019 was $27,557. On January 28, 2020, in terms of a conversion notice received, the remaining principal balance of $10,000 plus accrued interest thereon of $17,741was converted into 1,132,764 shares of common stock at a conversion price of $0.02449, thereby extinguishing the note.

Effective August 20, 2018, we exchanged a note issued to Gibbs International Holdings with a principal amount of $294,620, together with accrued interest thereon of $111,115, totaling $405,735, for a convertible note, principal amount of $405,735, with a coupon of 8% per annum and maturing on August 31, 2019. We had the right to prepay the note within 180 days without penalties. The outstanding principal amount of the note was convertible at any time and from time to time at the election of the holder into our shares of common stock at a conversion price equal to 60% of the three lowest trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received. As of August 31, 2019 the note is in default and the note provided for the payment of a penalty of 10% of the principal outstanding, amounting to $40,573. On December 6, 2019, we received conversion notices converting the principal sum of $405,735, a once off penalty of $40,573 and interest thereon of $54,529 into 18,000,000 shares of common stock at a conversion price of approximately $0.023 thereby extinguishing the note.

On August 31, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $27,500 to Crown Bridge Partners. The note has a maturity date of August 31, 2019 and a coupon of 8% per annum. The Company has the right to prepay the note for the first 180 days, subject to a penalty ranging from 10% to 35% of the prepayment, dependent upon the timing of the prepayment. The outstanding principal amount of the note is convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the lowest trading price during the previous ten (10) trading days. As of August 31, 2019 the note is in default and interest accrues at the default interest rate of 12% per annum and the note holder may require the Company to pay a penalty of 50% of the value of the note outstanding, including default interest. On March 11, 2020, the Company received a conversion notice from Crown Bridge Partners, converting an aggregate principal amount of $7,586 and fees thereon of $500, at a conversion price of $0.01444 into 560,000 shares of common stock. The balance of the note plus accrued interest at June 30, 2020 was $24,812

On September 19, 2018, pursuant to a debt purchase agreement entered into with GS Capital Partners, LLC, the Company issued a convertible promissory note in the aggregate amount of $33,252 for the payment of penalty interest and legal fees associated with the March 26, 2018 Power Up convertible note discussed below. The note has a maturity date of September 19, 2019 and a coupon of 8% per annum. The Company has the right to prepay the note, provided it makes payment of a pre-payment penalty as specified in the note. The outstanding principal amount of the note is convertible at any time and from time to time at the election of the holder into shares of the Company’s common stock at a conversion price equal to 65% of the two lowest trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received. The balance of the note plus accrued interest at December 31, 2018 was $10,134 net of unamortized discount of $23,869. On July 17, 2019, Strategic IR entered into a debt purchase agreement with GS Capital Partners, whereby the remaining balance of the September 19, 2019 convertible note in the aggregate principal amount of $33,252 plus accrued interest thereon of $2,165, was acquired for gross proceeds of $35,417. In addition to this strategic IR paid additional settlement costs of $14,583 including an early settlement penalty to GS Capital Partners. As of September 19, 2019, the note is in default and earns interest at the default interest rate. On November 18, 2019, we and Strategic IR entered into an exchange agreement, replacing the existing note with a new note with a maturity date of November 18, 2020, removing the conversion limitation of ownership of 9.99% and reducing the interest rate to 6% per annum. On November 19, 2019, we received a conversion notice converting the aggregate principal sum of $37,224 into 2,386,181 shares of common stock at a conversion price of $0.0156 per share, thereby extinguishing the note. On July 17, 2019, the Company issued Strategic IR a Convertible Promissory Note in the aggregate principal amount of $14,583. The note had a maturity date of July 17, 2020, and a coupon of 6% per annum. The Company has the right to prepay the note provided it makes a prepayment penalty as set forth in the note. The outstanding principal amount of the note is convertible at any time into shares of the Company’s common stock at a conversion price equal to 60% of the average of the lowest three trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received. On November 19, 2019, in terms of a conversion notice received, the Company received a conversion notice converting the aggregate principal sum of $14,583, including interest thereon of $297 into 935,887 shares of common stock at a conversion price of $0.0159 per share, thereby extinguishing the note.

On October 8, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $100,000 to JSJ Investments Inc. The note has a maturity date of October 8, 2019 and a coupon of eight percent (8%) per annum. The Company has the right to prepay the note prior to maturity in accordance with penalty provisions set forth in the note. The outstanding principal amount of the note plus interest and any default interest is convertible at any time after the pre-payment date at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the average of the lowest three trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received. Between April 17, 2019 and June 3, 2019 the Company received conversion notices, converting an aggregate principal amount of $88,000 and fees thereon of $1,500, at an average conversion price of $0.0583 pre-reverse stock split ($0.583 post reverse stock split that was effected in November 2019), into 14,832,564 pre-reverse split (1,483,257 post reverse split that was effected in November 2019) shares of common stock. On July 16, 2019, Boba Management Corp entered into a debt purchase agreement with JSJ Investments, Inc., whereby the remaining balance of the October 8, 2018 convertible note in the aggregate principal amount of $12,000 plus accrued interest thereon of $4,862, was acquired for gross proceeds of $16,862. In addition to this Boba Management Corp paid additional settlement costs of $6,800 including an early settlement penalty to JSJ Investments, Inc. On July 16, 2019, the Company issued Boba Management Corp a Convertible Promissory Note in the aggregate principal amount of $6,800. The note had a maturity date of July 26, 2020 and a coupon of 8% per annum. The Company had the right to prepay the note provided it makes a prepayment penalty as set forth in the note. The outstanding principal amount of the note was convertible at any time into shares of the Company’s common stock at a conversion price equal to 60% of the average of the lowest three trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received. On July 30, 2019, the Company received notices of conversion from Boba Management Corp, converting the following: (i) the convertible note acquired from JSJ Investments, Inc. in the aggregate principal amount of $12,000 plus accrued interest thereon of $4,911 into 5,752,981 pre-reverse split (575,299 post reverse split that was effected in November 2019) shares of common stock at a conversion price of $0.003 pre-reverse split ($0.03 post reverse split that was effected in November 2019) per share; and (ii) the convertible promissory note in the aggregate principal amount of $6,800 plus accrued interest thereon of $19 into 2,319,982 pre-reverse split (231,999 post reverse split that was effected in November 2019) shares of common stock at a conversion price of $0.003 pre-reverse split ($0.03 post reverse split that was effected in November 2019) per share, thereby extinguishing both notes.

Strategic IR advanced the Company $168,000 between January 16 and June 15, 2018. This loan was formalized into a written note on October 13, 2018 and bears interest at the rate of 10% per annum. The note had a maturity date of February 10, 2019. On March 18, 2019 the note was extended to February 10, 2020, and the interest rate was changed to 15%. On July 30, 2019, the holders of loans payable by the Company, entered into debt exchange agreements, whereby the aggregate principal amount of the loans payable, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The balance of the note as of July 30, 2019, plus accrued interest thereon was $196,307 and was converted into 3,166,240 post reverse split shares on November 18, 2019.

On October 16, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $27,500 to Crown Bridge Partners. The note has a maturity date of October 16, 2019 and a coupon of 8% per annum. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the lowest trading price during the previous fifteen (15) trading days. As of October 31, 2019, the note was due and accrued interest at an interest rate of 12% per annum. The note holder, under certain circumstances, may require the Company to pay a penalty of 50% of the value of the note outstanding, including default interest. On August 24, 2020, the note was retired for a cash payment of $31,587.

On October 25, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $300,000 to Labrys Fund LP. The note has a maturity date of April 25, 2019 and a coupon of 8% per annum. In connection with the issuance of the note, the Company was required to issue 825,718 shares of common stock as a commitment fee valued at $165,254. The shares are returnable to the Company if no Event of Default has occurred prior to the date the note is fully repaid. The Company may not prepay the note. The outstanding principal amount of the note was convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the lowest trading price during the previous ten (10) trading days. On April 25, 2019, the Company received conversion notices converting the interest outstanding of $11,967 at a conversion price of $0.0006 per share, into 1,869,979 pre-reverse split (186,998 post reverse split that was effected in November 2019) shares of common stock. The note was not repaid and not converted prior to the maturity date, therefore the 825,718 pre-reverse split (82,572 post reverse split that was effected in November 2019) commitment share valued at $165,254 were expensed and the interest rate on the convertible note increased to 18%, the default interest rate as provided for in the Promissory Note.

On November 21, 2018, the Company issued a Convertible Promissory Note in the aggregate principal amount of $83,000 to Power up Lending Group Ltd. On May 25, 2019, in terms of a debt purchase agreement entered into with Global Consulting Alliance., the $83,000 convertible note, plus accrued interest thereon of $3,275, was acquired by Global Consulting Alliance for gross proceeds of $86,275 and an additional payment directly to Power Up to settle the penalty interest of $34,510. The note has a maturity date of September 15, 2019 and a coupon of 8% per annum. The Company may not prepay the note. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 62% of the lowest three trading prices during the previous ten (10) trading days. On July 30, 2019, the Company received a notice of conversion from Global Consulting Alliance, converting $87,565 into 28,823,153 pre-reverse split (2,882,216 post reverse split that was effected in November 2019) shares of common stock at a conversion price of $0.00304 pre-reverse split ($0.0304 post reverse split that was effected in November 2019) per share, thereby extinguishing the note. The Company incurred a loss on conversion of $88,256.Additionally, on May 25, 2019, the Company issued a Convertible Promissory Note in the aggregate principal amount of $34,510 to Global Consulting Alliance for penalty interest and expenses incurred by Global consulting Alliance on assuming the Power up Note dated November 21, 2018. The note had a maturity date of May 24, 2020. The outstanding principal amount of the note was convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the lowest two trading prices during the previous ten (10) trading days.

On December 27, 2018, the Company granted a director 70,000 shares of restricted common stock in terms of the stock incentive plan. These shares were valued at $2,975 on the granted date and vested immediately.

On December 27, 2018, the Company granted Mr. Fuller 7,000 shares of restricted common stock pursuant to the Stock Incentive Plan. These shares were valued at $0.425 per share on the date of the grant and were vested immediately.

On December 27, 2018, the Company granted a director 70,000 shares of restricted common stock in terms of the Stock Incentive Plan. These shares were valued at $2,975 on the granted date and vested immediately.

On December 27, 2018, the Company granted ten year options to purchase an aggregate of 2,000,000 shares of common stock at an exercise price of $0.04 per share, valued at $79,606, to the executive officers of the Company.

On December 27, 2018, the Company granted ten year options to an executive officer and director of the Company, to purchase an aggregate of 100,000 shares of common stock at an exercise price of $0.40 per share. These options expired three months following the resignation of the executive officer and director.

On December 27, 2018, the Company granted ten year options to an executive officer and director of the Company, to purchase an aggregate of 100,000 shares of common stock at an exercise price of $0.40 per share.

On January 16, 2019 the Company received a conversion notice from Crown Bridge Partners LLC, converting $8,085, consisting of $7,585 of principal and $500 of fees on a convertible note issued on February 27, 2018, into 490,000 shares of common stock at a conversion price of $0.0165 per share. The company made a loss on conversion of $13,965.

On January 17, 2019, the Company received a conversion notice from Labrys fund, LP, converting $12,585, consisting of $11,961 of principal and $625 of interest on a convertible note issued on June 22, 2018 into 570,000 shares of common stock at a conversion price of $0.02208 per share. The company made a loss on conversion of $13,064.

On January 23, 2019, the Company issued a Convertible Promissory Note in the aggregate principal amount of $92,884 to BOBA Management Corporation to assume a Power up Note dated July 20, 2018. The note had a maturity date of January 23, 2020. The outstanding principal amount of the note was convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the lowest three trading prices during the previous ten (10) trading days. On July 30, 2019, the Company received a notice of conversion from Boba Management Corp, converting $96,710 into 32,894,528 pre-reverse split (3,289,453 post reverse split that was effected in November 2019) shares of common stock at a conversion price of $0.003 pre-reverse split ($0.03 post reverse split that was effected in November 2019) per share.

On January 25, 2019, the Company received a conversion notice from Labrys fund, LP, converting $13,748, consisting of $13,542 of principal and $206 of interest on a convertible note issued on June 22, 2018, into 700,000 shares of common stock at a conversion price of $0.0196398 per share. The company made a loss on conversion of $10,052.

On February 4, 2019, the Company issued a Convertible Promissory Note in the aggregate principal amount of $96,000 to GS Capital Partners LLC. The note has a maturity date of February 4, 2020 and a coupon of 8% per annum. The Company may not prepay the note. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 62% of the lowest three trading prices during the previous ten (10) trading days. On December 19, 2019, the Company repaid the principal sum of $48,000 on the convertible note. On January 14, 2020, the Company repaid the principal sum of $48,000 and accrued interest and penalty interest of $33,030, thereby extinguishing the note.

On March 4, 2019, the Company funded a back-end Convertible Promissory Note in the aggregate principal amount of $96,000 from GS Capital Partners LLC. The note has a maturity date of February 4, 2020 and a coupon of 8% per annum. The Company may not prepay the note. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 62% of the lowest three trading prices during the previous ten (10) trading days. On October 21, 2019, West point Partners, LLC entered into a debt purchase agreement with GS Capital Partners, whereby the convertible note in the aggregate principal amount of $96,000 plus accrued interest thereon of $3,745, was acquired for gross proceeds of $99,745. In addition to this West Point Partners, LLC IR paid additional settlement costs of $22,977 including an early settlement penalty to GS Capital Partners. On November 19, 2019, the Company received a notice of conversion converting the aggregate principal amount of the note outstanding, including interest thereon, totaling $23,118 into 1,553,621 shares of common stock at a conversion price of $0.149 per share, thereby extinguishing the note. The Company realized a loss on conversion of $34,366. On October 21, 2019, the Company issued a Convertible Promissory Note in the aggregate principal amount of $22,977 to West Point Partners, LLC for penalty interest and expenses incurred by West Point Partners LLC on acquiring the GS Capital Partners note dated March 4, 2019. The note had a maturity date of October 21, 2020 and bears interest at 8% per annum. The outstanding principal amount of the note was convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 62% of the lowest two trading prices during the previous ten trading days. On November 19, 2019, the Company received a notice of conversion converting the aggregate principal amount of the note outstanding, including interest thereon, totaling $23,118 into 1,553,621 shares of common stock at a conversion price of $0.149 per share, thereby extinguishing the note.

On March 15, 2019, the Company received a conversion notice from Crown Bridge Partners LLC, converting $10,200, consisting of $9,700 of principal, and $500 of fees on a convertible note issued on February 27, 2018 into 1,700,000 shares of common stock at a conversion price of $0.006 per share.

On March 20, 2019, the Company received a conversion notice from GS Capital, converting $19,235, consisting of $18,000 of principal and $1,235 of interest on a convertible note issued on May 11, 2018, into 1,982,361 shares of common stock at a conversion price of $0.009703 per share.

On March 29, 2019, the Company issued a Convertible Promissory Note in the aggregate principal amount of $75,000 to JSJ Investments, Inc. The note has a maturity date of March 29, 2020 and a coupon of 8% per annum. The note had a maturity date of March 29, 2020 and a coupon of 8% per annum. The Company may prepay the note at a premium ranging from 120% to 140% of the principal plus accrued interest. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the lowest three trading prices during the previous ten (10) trading days. On October 3, 2019, the Company received a notice of conversion from JSJ Investments, converting $25,000 into 9,999,200 pre-reverse stock split (999,920 post reverse split that was effected in November 2019) shares of common stock at a conversion price of $0.0025 pre-reverse split ($0.025 post reverse split that was effected in November 2019) per share. The Company incurred a loss on conversion of $24,996. On November 12, 2019, Dieter Busenhart entered into a debt purchase agreement with JSJ Investments, Inc., whereby the remaining balance of the March 29, 2019 convertible note in the aggregate principal amount of $50,000 plus accrued interest thereon of $3,485, was acquired for gross proceeds of $53,485. In addition to this, Mr. Busenhart paid additional settlement costs of $20,000 including an early settlement penalty to JSJ Investments, Inc. On November 12, 2019, we also issued a Convertible Promissory Note in the aggregate principal amount of $23,250 to Dieter Busenhart for penalty interest and expenses incurred by him on acquiring the JSJ Investments, Inc. note dated March 29, 2019. The note had a maturity date of November 12, 2020 and bears interest at 6% per annum. The outstanding principal amount of the note was convertible after 180 days, at the election of the holder into shares of our common stock at a conversion price equal to 60% of the average three lowest trading prices during the previous ten trading days. On November 18, 2019, the Company and Dieter Busenhart entered into an exchange agreement, replacing the existing note with a new note with a maturity date of November 18, 2020, removing the conversion limitation of ownership of 9.99% and reducing the interest rate to 6% per annum. On November 19, 2019, the Company received a notice of conversion converting the aggregate principal amount of the note outstanding, including interest thereon, totaling $53,595 into 3,370,725 shares of common stock at a conversion price of $0.159 per share, thereby extinguishing the note. The Company realized a loss on conversion of $71,122. On November 12, 2019, the Company also issued a Convertible Promissory Note in the aggregate principal amount of $23,250 to Dieter Busenhart for penalty interest and expenses incurred by him on acquiring the JSJ Investments, Inc. note dated March 29, 2019. The note had a maturity date of November 12, 2020 and bears interest at 6% per annum. The outstanding principal amount of the note was convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 60% of the average three lowest trading prices during the previous ten trading days. On November 19, 2019, the Company received a notice of conversion converting the aggregate principal amount of the note outstanding, including interest thereon, totaling $23,273 into 1,463,706 shares of common stock at a conversion price of $0.159 per share, thereby extinguishing the note. The Company realized a loss on conversion of $30,884.

On May 15, 2019, pursuant to the terms of a debt purchase agreement entered into with Labrys Fund LP. the $300,000 convertible promissory note issued on October 25, 2018, with a maturity date of April 25, 2019 and an original coupon of 8% per annum, was acquired by Strategic IR for gross proceeds of $302,367, including accrued interest thereon. The Convertible note earns interest at 18% per annum, the default interest rate in terms of the Promissory note. The terms of the convertible note include a provision for an automatic note penalty of 50% of the note outstanding if the note is in default. Strategic IR enforced this term resulting in an increase in the principal outstanding in terms of the note of $150,000. On June 19, 2019, pursuant to the terms of a debt purchase agreement entered into with Bellridge Capital, LP, Strategic IR transferred and assigned the aggregate principal sum of $200,000 plus accrued interest thereon of $3,124, of the Convertible note acquired from Labrys Fund LP. On July 30, 2019, the Company received a notice of conversion from Strategic IR, converting $108,882 of the April 25, 2018 convertible note acquired from Labrys Fund LP, into 37,034,605 pre-reverse split (3,703,461 post reverse split that was effected in November 2019) shares of common stock at a conversion price of $0.003 pre-reverse split ($0.03 post reverse split that was effected in November 2019) per share. On November 18, 2019, we and Strategic IR entered into an exchange agreement, replacing the existing note with a new note with a maturity date of November 18, 2020, removing the conversion limitation of ownership of 9.99% and reducing the interest rate to 6% per annum. On November 19, 2019, in terms of a conversion notice received, we received a conversion notice converting the aggregate principal sum of $150,000 and interest thereon of $9,125 into 10,007,882 shares of common stock at a conversion price of $0.0159 per share, thereby extinguishing the note and realizing a loss on conversion of $211,166.

On June 19, 2019, in terms of a debt purchase agreement entered into with Strategic IR, Bellridge Capital, LP acquired an aggregate principal amount of $200,000 plus accrued interest thereon of $3,124 off the $300,000 convertible promissory note originally issued on October 25, 2018, to Labrys Fund LP, with a maturity date of April 25, 2019 and an original coupon of 8% per annum. The Convertible note accrues interest at 18% per annum, the default interest rate in terms of the original Promissory note. On November 19, 2019, the Company received a notice of conversion from Bellridge Capital, LP converting the principal sum of $200,000 and interest thereon of $21,568 into 13,935,112 shares of common stock at a conversion price of $0.0159 per share, thereby extinguishing the note.

We entered into an agreement with Gibbs, whereby the importation of kiosks and accessories was arranged and funded by Gibbs, Skiguine funded a portion of the kiosks and accessories purchased under the same terms and conditions of the agreement entered into with Gibbs. Pursuant to the terms of the agreement, a 5% margin has been added to the cost of the kiosks and accessories purchased and to the liability outstanding. The amount was due on November 1, 2017. On July 30, 2019, the holders of loans payable by us, entered into debt exchange agreements, whereby the aggregate principal amount of the loans payable, together with accrued interest thereon until July 30, 2019 were exchanged for shares of common stock at an exchange price of $0.0063 pre-reverse split ($0.063 post reverse split that was effected in November 2019) per share. The balance of the note as of July 30, 2019, plus accrued interest thereon was $74,662, after the interest was adjusted to $19,366 and was converted into 1,204,234 post reverse split shares on November 18, 2019.

On September 3, 2019, the Company issued West Point Partners, LLC a Convertible Promissory Note in the aggregate principal amount of $26,527. The note had a maturity date of September 3, 2020 and a coupon of 8% per annum. The Company has the right to prepay the note provided it makes a prepayment penalty as set forth in the note. The outstanding principal amount of the note is convertible at any time into shares of the Company’s common stock at a conversion price equal to 60% of the average of the lowest two trading bid prices during the previous ten (10) trading days, including the date the notice of conversion is received. On November 19, 2019, the Company received a notice of conversion converting the aggregate principal amount of the note outstanding, including interest thereon, totaling $26,968 into 1,812,390 shares of common stock at a conversion price of $0.149 per share, thereby extinguishing the note. The Company realized a loss on conversion of $40,090.

On October 3, 2019, in terms of a conversion notice received from JSJ Investments, converting $25,000 into 999,920 shares of common stock at a conversion price of $0.025 per share, realizing a loss on conversion of $24,996.

On October 11, 2019, we issued a Promissory Note in the aggregate principal amount of $3,000 to Strategic IR. The note has a maturity date of January 9, 2020 and a coupon of ten percent per annum. We had the right to prepay the note without penalty prior to maturity date. On November 20, 2019 in terms of an agreement entered into with Strategic IR the principal amount plus accrued interest thereon amounting to $3,028 was converted into 168,219 shares of common stock at a conversion price of $0.04 per share.

On October 15, 2019, we issued a Promissory Note in the aggregate principal amount of $22,000 to Strategic IR. The note has a maturity date of January 13, 2020 and a coupon of ten percent per annum. We have the right to prepay the note without penalty prior to maturity date. On November 20, 2019 in terms of an agreement entered into with Strategic IR the principal amount plus accrued interest thereon amounting to $22,181 was converted into 1,232,268 shares of common stock at a conversion price of $0.04 per share.

On October 16, 2019, we issued a Promissory Note in the aggregate principal amount of $24,980 to Global Business Partnership. The note has a maturity date of January 14, 2020 and a coupon of ten percent per annum. We had the right to prepay the note without penalty prior to maturity date.

On November 15, 2019, we issued a Convertible Promissory Note in the aggregate principal amount of $200,000 to Odyssey Funding, LLC. The note had a maturity date of November 15, 2020 and a coupon of 10% per annum. We may prepay the note with prepayment penalties ranging from 120% to 145%. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of our common stock at a conversion price equal to 58% of the lowest trading price during the previous fifteen trading days. The balance of the note plus accrued interest at June 30, 2020 was $137,083, after unamortized debt discount of $75,410.

On November 15, 2019, the Company entered into Securities Purchase Agreements with Strategic IR whereby notes totaling $79,500 previously advanced to the Company during the period August 19, 2019 to October 15, 2019, was converted into 4,486,750 shares of common stock at a conversion price of $0.037 per share, thereby extinguishing the notes.

On November 18, 2019, we and Strategic IR entered into an exchange agreement, replacing the balance of the July 15, 2019 convertible note purchased from GS Capital Partners, including interest thereon with a new note in the aggregate principal amount of $37,224 with a maturity date of November 18, 2020, removing the conversion limitation of ownership of 9.99% and reducing the interest rate to 6% per annum.

On November 18, 2019, we and Dieter Busenhart entered into an exchange agreement, replacing the balance of the March 29, 2019 convertible note purchased from JSJ Investments , Inc. with a new note in the aggregate principal amount of $53,595 with a maturity date of November 18, 2020, removing the conversion limitation of ownership of 9.99% and reducing the interest rate to 6% per annum.

On November 18, 2019, we and West Point Partners, LLC entered into an exchange agreement, replacing the March 4, 2019 GS Capital note with a new note in the aggregate principal sum of $102,039 with a maturity date of November 18, 2020, removing the conversion limitation of ownership of 9.99% and reducing the interest rate to 6% per annum.

On November 19, 2019, in terms of a conversion notice received from West Point Capital Partners, LLC, on a convertible note entered into on October 21, 2019, converting the aggregate principal amount of the note outstanding, including interest thereon, totaling $23,118 into 1,553,621 shares of common stock at a conversion price of $0.149 per share, thereby extinguishing the note and realizing a loss on conversion of $34,366.

On November 19, 2019, in terms of a debt exchange agreement entered into, Boba Management exchanged a promissory note in the aggregate principal amount of $34,955 and interest thereon of $469 into 1,968,014 shares of common stock at a conversion price of $0.04 per share, thereby extinguishing the debt and realizing a loss on exchange of $37,392.

On November 19, 2019, in terms of a conversion notice received from west Point Capital Partners, LLC, on a convertible note entered into on October 21, 2019, converting the aggregate principal amount of the note outstanding, including interest thereon, totaling $23,118 into 1,553,621 shares of common stock at a conversion price of $0.149 per share, thereby extinguishing the note and realizing a loss on conversion of $34,366.

On November 21, 2019, we issued a Convertible Promissory Note in the aggregate principal amount of $93,000 to Power up Lending Group Ltd. The note had a maturity date of November 12, 2020 and a coupon of 12% per annum. We may prepay the note with prepayment penalties ranging from 115% to 135%. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of our common stock at a conversion price equal to 61% of the lowest three trading prices during the previous fifteen trading days. The balance of the note plus accrued interest at December 31, 2019 was $11,643, less unamortized debt discount of $82,580.

On November 25, 2019, we issued a Convertible Promissory Note in the aggregate principal amount of $52,500 to Black Ice Advisors, LLC. The note had a maturity date of November 25, 2020 and a coupon of 10% per annum. We may prepay the note with prepayment penalties ranging from 120% to 145%. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of our common stock at a conversion price equal to 58% of the lowest trading price during the previous fifteen trading days. Between May 27, 2020 and June 8, 2020, the Company received notices of conversion from Black Ice Advisors, LLC converting $37,000 of principal into 1,970,588 shares of common stock at an average conversion price of $0.0188. The Company incurred a loss on conversion of $38,371. The balance of the note plus accrued interest at June 30, 2020 was $12,163, after unamortized debt discount of $6,268.

On December 9, 2019, in terms of a settlement agreement entered into between us, Qpagos Corporation and Andrey Novikov, we issued a promissory note to Mr. Novikov in settlement of $131,906 of a total debt owing to Mr. Novikov of $156,206 owing to him in terms of a service agreement dated September 1, 2015, the balance remaining as owing to Mr. Novikov by Qpagos Corporation. The promissory note bears interest at 8% per annum, is unsecured and matures on December 9, 2020. This promissory note was subsequently purchased by Vladimir Skiguine and Strategic IR and converted into equity.

On December 11, 2019, Mr. Skiguine purchased a portion of a note issued to Andrey Novikov by Qpagos Corporation in the principal amount of $65,953. On December 17, 2019, we entered into a debt settlement with Mr. Skiguine whereby the Note was assigned from Qpagos Corporation to us and was simultaneously settled by the issue of 2,231,768 shares of common stock at an issue price of $0.03 per share, thereby extinguishing the note. A loss on settlement of $67,953 was realized.

On December 11, 2019, Strategic IR purchased a portion of a note issued to Andrey Novikov by Qpagos Corporation in the principal amount of $65,953. On December 17, 2019, we entered into a debt settlement with Strategic IR whereby the Note was assigned from Qpagos Corporation to us and was simultaneously settled by the issue of 2,231,768 shares of common stock at an issue price of $0.03 per share, thereby extinguishing the note. A loss on settlement of $67,953 was realized.

On December 16, 2019, in terms of a conversion notice received from Crown Bridge Partners converting $8,800 of principal, fees thereon of $500 and interest of $2,409 into 51,045,457 shares of common stock at a conversion price of $0.011 per share, thereby extinguishing the note, realizing a loss on conversion of $58,336.

On December 17, 2019, in terms of a settlement agreement entered into between us, Qpagos Corporation and Stanislav Minaychenko, we issued a promissory note to Mr. Minaychenko in settlement of $23,893 owing to him in terms of a service agreement dated September 1, 2015. The promissory note bears interest at 4% per annum, is unsecured and matures on June 16, 2020. The balance of the promissory note, including interest thereon at December 31, 2019 is $23,930.

On December 17, 2019, in terms of a settlement agreement entered into between us, Qpagos Corporation and Maxim Pukhovskiy, we issued a promissory note to Mr. Pukhovskiy in settlement of $17,856 owing to him in terms of a service agreement dated May 1, 2015. The promissory note bears interest at 4% per annum, is unsecured and matures on June 16, 2020. The balance of the promissory note, including interest thereon at December 31, 2019 is $17,683.

On December 21, 2019, Qpagos Corporation issued a promissory note to Wakatec OU in settlement of a $93,000 trade payable owing by Qpagos Corporation to Wakatec OU. The promissory note bears interest at 4% per annum, is unsecured and matures on December 21, 2020.

On December 23, 2019, in terms of a debt purchase agreement entered into with Wakatec OU, Mr. Skigin acquired $30,000 of the promissory note issued to Wakatec OU by Qpagos Corporation. On December 23, 2019, the Company entered into a debt settlement agreement whereby the Company agreed to the assignment of the debt owed to Mr. Skigin by Qpagos Corporation to the Company in exchange for a new promissory note in the principal amount of $30,000 issued by the Company. The promissory note is unsecured, bears interest at 4% per annum and matures on December 23, 2020. The balance of the promissory note, including interest thereon at December 31, 2019 is $30,026. On January 7, 2020, the Company entered into a debt exchange agreement with Mr. Skigin, whereby the aggregate principal sum of $30,000 plus accrued interest of $49 was exchanged for 1,502,466 shares of common stock at an issue price of $0.02 per share.

On December 23, 2019, we issued a Convertible Promissory Note in the aggregate principal amount of $63,000 to Power up Lending Group Ltd. The note had a maturity date of December 23, 2020 and a coupon of 12% per annum. We may prepay the note with prepayment penalties ranging from 115% to 135%. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of our common stock at a conversion price equal to 61% of the lowest three trading prices during the previous fifteen trading days. The balance of the note plus accrued interest at December 31, 2019 was $1,542, less unamortized debt discount of $61,623.

An aggregate of 5,123,750 shares of restricted common stock are issuable to our Chief Executive Officer under the terms of an employment agreement entered into with him. These shares are restricted and were fully vested on January 1, 2020.

On January 7, 2020, the Company entered into a debt exchange agreement whereby the aggregate principal sum of $20,000 plus accrued interest of $33 was exchanged for 1,001,644 shares of common stock at an issue price of $0.02 per share, realizing a loss on exchange of $20,033.

On January 13, 2020, the Company issued a Convertible Promissory Note in the aggregate principal amount of $100,000 to Odyssey Funding, LLC. The note had a maturity date of January 13, 2021 and a coupon of 10% per annum. The Company may prepay the note with prepayment penalties ranging from 120% to 145%. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 58% of the lowest trading price during the previous fifteen trading days.

On January 22, 2020, the Company issued a Convertible Promissory Note in the aggregate principal amount of $43,000 to Power Up Lending Group Ltd. The note had a maturity date of January 22, 2021 and a coupon of 12% per annum. The Company may prepay the note with prepayment penalties ranging from 115% to 135%. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 61% of the lowest trading price during the previous fifteen trading days.

On January 28, 2020, the Company received a conversion notice from Global Consulting Alliance, converting an aggregate amount of $27,741, at a conversion price of $0.02449 into 1,132,764 shares of common stock, thereby extinguishing the note.

On January 30, 2020, the Company entered into a Corporate Brand Consulting Agreement with Ludlow Business Services, Inc. whereby the consultant agreed to provide corporate consulting, development of strategies, corporate awareness, business plans and advising on interactions with investment professionals, for a consideration of $7,500 per month and 535,714 shares of common stock amounting to $30,000, at the average closing price of the common stock ten days prior to the execution of the agreement.

On February 5, 2020, the Company issued a Convertible Promissory Note in the aggregate principal amount of $105,000 to Adar Alef, LLC. The note had a maturity date of February 5, 2021 and a coupon of 10% per annum. The Company may prepay the note with prepayment penalties ranging from 120% to 145%. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 58% of the lowest trading price during the previous fifteen trading days.

On February 20, 2020, the Company entered into a Securities Purchase Agreement whereby 1,000,000 shares of common stock and 1,000,000 three year warrants, exercisable at $0.05 per share were sold to an investor for gross proceeds of $25,000.

On February 24, 2020, the Company issued a Convertible Promissory Note in the aggregate principal amount of $78,750 to LG Capital Funding LLC. The note had a maturity date of February 24, 2021 and a coupon of 10% per annum. The Company may prepay the note with prepayment penalties ranging from 120% to 145%. The outstanding principal amount of the note is convertible after 180 days, at the election of the holder into shares of the Company’s common stock at a conversion price equal to 58% of the lowest trading price during the previous fifteen trading days.

On March 16, 2020, the Company entered into a Securities Purchase Agreement whereby 400,000 shares of common stock were sold to an investor for gross proceeds of $8,000.

In terms of subscription agreements entered into with investors between March 16, 2020 and March 19, 2020, the Company issued 1,400,000 shares of common stock for gross proceeds of $33,000.

On March 18, 2020, the Company granted a director 2,000,000 shares of common stock for services to be rendered as a director of the Company valued at $88,000.

On April 4, 2020, the Company issued 282,146 shares to Andrey Novikov as compensation in terms of an employment agreement entered into with Mr. Novikov in December 2019.

In terms of debt conversion notices received between May 27, 2020 and June 22, 2020, we issued an aggregate of 5,330,737 shares of common stock in settlement of $76,000 of convertible notes payable.

On June 30, 2020, the Company issued a Convertible Promissory Note in the aggregate principal amount of $300,000 to Cavalry Fund I LP. The note had a maturity date of 12 months after issuance and was issued at a 10% original issue discount. The Company may prepay the note with prepayment penalties ranging from 115% to 120%. The outstanding principal amount of the note is convertible, at the election of the holder into shares of the Company’s common stock at a conversion price equal to $0.035. The Company also issued to the lender a warrant to purchase 8,571,428 shares of common stock.

On July 17, 2020, the Company issued a promissory note to Dieter Busenhart in the aggregate principal amount of $50,000 for net proceeds of $50,000, bearing interest at 10% per annum and maturing on January 17, 2021.

On July 31, 2020, the Company issued a Convertible Promissory Note in the aggregate principal amount of $262,500 to Cavalry Fund I LP. The note had a maturity date of 12 months after issuance and was issued at a 10% original issue discount. The Company may prepay the note with prepayment penalties ranging from 115% to 120%. The outstanding principal amount of the note is convertible, at the election of the holder into shares of the Company’s common stock at a conversion price equal to $0.035. The Company also issued to the lender a warrant to purchase 8,571,428 shares of common stock.

On August 3, 2020, the Company issued a Convertible Promissory Note in the aggregate principal amount of $300,000 to Mercer Street Global Opportunity Fund, LLC. The note had a maturity date of 12 months after issuance and was issued at a 10% original issue discount. The Company may prepay the note with prepayment penalties ranging from 115% to 120%. The outstanding principal amount of the note is convertible, at the election of the holder into shares of the Company’s common stock at a conversion price equal to $0.035. The Company also issued to the lender a warrant to purchase 11,428,571 shares of common stock.

On August 5, 2020, the Company issued a Convertible Promissory Note in the aggregate principal amount of $87,500 to Pinz Capital Special Opportunities Fund, LP (“Pinz Capital”) which was subsequently assigned and transferred to Cavalry on October 20, 2020 pursuant to the Pinz Assignment Agreement. The note had a maturity date of 12 months after issuance and was issued at a 10% original issue discount. The Company may prepay the note with prepayment penalties ranging from 115% to 120%. The outstanding principal amount of the note is convertible, at the election of the holder into shares of the Company’s common stock at a conversion price equal to $0.035. The Company also issued to the Pinz Capital a warrant to purchase 2,857,143 shares of common stock on August 5, 2020, which was subsequently assigned and transferred to Cavalry on October 20, 2020 pursuant to the Pinz Assignment Agreement.

On September 16, 2020, the Company issued a Convertible Promissory Note in the aggregate principal amount of $228,000 and a five-year warrant”) to purchase 6,514,286 shares of the Company’s common stock at an exercise price of $0.05 per share to Iroquois Master Fund Ltd for gross proceeds of $199,500. The note had a maturity date of 12 months after issuance and was issued at a 10% original issue discount. The Company may prepay the note with prepayment penalties ranging from 115% to 120%. The outstanding principal amount of the note is convertible, at the election of the holder into shares of the Company’s common stock at a conversion price equal to $0.035.

On September 24, 2020, the Company issued a Convertible Promissory Note in the aggregate principal amount of $114,000 and a five year warrant to purchase 3,257,143 shares of the Company’s common stock at an exercise price of $0.05 to Cavalry Fund I LP for gross proceeds of $99,750. The note had a maturity date of 12 months after issuance and was issued at a 10% original issue discount. The Company may prepay the note with prepayment penalties ranging from 115% to 120%. The outstanding principal amount of the note is convertible, at the election of the holder into shares of the Company’s common stock at a conversion price equal to $0.035.

An aggregate of 15,371,250 shares of restricted common stock were issued to our Chief Operating Officer in terms of an employment agreement entered into with him. These shares are restricted and vest over a three year period commencing on December 31, 2020.

On October 20, 2020, the Company entered into the Geist SPA with Mark Geist, pursuant to which the Company issued an Original Issue Discount 10% Convertible Note with a principal balance of $28,600 and a five year warrant to purchase 817,143 shares of common stock at an exercise price of $0.05 to Mark Geist for gross proceeds of $25,025.00. The note has a maturity date of 12 months after issuance. The Company may prepay the note with prepayment penalties ranging from 115% to 120%. The outstanding principal amount of the note is convertible, at the election of the holder into shares of the Company’s common stock.

On November 25, 2020, the Company entered into the Bellridge SPA with Bellridge Capital, LP, pursuant to which the Company issued an Original Issue Discount 10% Convertible Note with a principal balance of $286,000 and a five year warrant to purchase 8,171,429 shares of common stock at an exercise price of $0.05 to Bellridge for gross proceeds of $250,250. The note has a maturity date of 12 months after issuance. The Company may prepay the note with prepayment penalties ranging from 115% to 120%. The outstanding principal amount of the note is convertible, at the election of the holder into shares of the Company’s common stock.

All sales to U.S. persons in each of the transactions set forth above were issued relying on the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder for the offer and sale of securities not involving a public offering, except for debt conversions which were effected relying on Section 3(a)(9) of the Securities Act as the common stock was exchanged by us with our existing security holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange. The recipients of securities in each of these transactions relying on Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about us.

All sales to non U.S. persons in each of the transactions set forth above were issued relying on Regulation S. The recipients of the securities in each of these transactions relying on Regulation S represented that they were not a U.S. Person as that term is defined in Regulation S, that at the time of purchase of the securities they were located outside the United States and that they acquired the securities solely for their own account and not for the account or the benefit of a U.S. person.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 12, 2016, by and among Asiya Pearls, Inc., QPAGOS Merge, Inc. and Qpagos Corporation (Incorporated by reference to Exhibit 2.1 to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on May 13, 2016)
3.1	Articles of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-1 (File No. 333-192877) filed with the Securities and Exchange Commission on December 16, 2013)
3.2	Bylaws (Incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on May 13, 2016)
3.3	Certificate of Amendment to Articles of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on June 2, 2016)
3.4	Certificate of Amendment to Articles of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on March 6, 2018)
3.5	Certificate of Amendment to the Articles of Incorporation of the Registrant (Name Change) (Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on November 4, 2019)
3.6	Certificate of Change to the Articles of Incorporation of the Registrant (Reverse) (Incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on November 4, 2019)
4.1	Form of Warrants issued to Investors (Incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on May 13, 2016)
4.2	Form of Warrant issued to Placement Agent and its designees (Incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on May 13, 2016)
4.3	Form of Amendment to Warrant issued to Placement Agent and its designees (Incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Registrant’s registration statement on Form S-1 (File No. 333-192877) filed with the Securities and Exchange Commission on December 22, 2016)
4.4	Note in the principal amount of $77,000 issued December 28, 2016 (Incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on December 29, 2016)
4.5	Note in the principal amount of $105,000 issued January 27, 2017 (Incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on February 1, 2017)
4.6	Note in the principal amount of $200,000 issued February 6, 2017 (Incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on February 13, 2017)
4.7	Note in the principal amount of $53,000 issued February 21, 2017 (Incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on March 1, 2017)
4.8	Note in the principal amount of $100,000 issued March 9, 2017 (Incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on March 15, 2017)
4.9	Note in the principal amount of $100,000 issued March 9, 2017 (Incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on May 1, 2017)
4.10	Note in the principal amount of $50,000 issued October 20, 2016 (Incorporated by reference to Exhibit 4.10 to the Registrant’s Form 10-K (File No. 000-55648) filed with the Securities and Exchange Commission April 17, 2018)
4.11	Note in the principal amount of $50,000 issued October 21, 2016 (Incorporated by reference to Exhibit 4.11 to the Registrant’s Form 10-K (File No. 000-55648) filed with the Securities and Exchange Commission April 17, 2018)
4.12	Note in the principal amount of $50,000 issued October 31, 2016 (Incorporated by reference to Exhibit 4.12 to the Registrant’s Form 10-K (File No. 000-55648) filed with the Securities and Exchange Commission April 17, 2018)
4.13	Note in the principal amount of $50,000 issued February 19, 2017 (Incorporated by reference to Exhibit 4.13 to the Registrant’s Form 10-K (File No. 000-55648) filed with the Securities and Exchange Commission April 17, 2018)
4.14	Note in the principal amount of $50,000 issued March 1, 2017 (Incorporated by reference to Exhibit 4.14 to the Registrant’s Form 10-K (File No. 000-55648) filed with the Securities and Exchange Commission April 17, 2018)
4.15	Extension Agreement dated May 19, 2017 (Incorporated by reference to Exhibit 4.15 to the Registrant’s Form 10-K (File No. 000-55648) filed with the Securities and Exchange Commission April 17, 2018)
4.16	Extension Agreement dated May 30, 2017 ((Incorporated by reference to Exhibit 4.16 to the Registrant’s Form 10-K (File No. 000-55648) filed with the Securities and Exchange Commission April 17, 2018))
4.17	Note in the principal amount of $20,000 issued June 19, 2017 (Incorporated by reference to Exhibit 4.17 to the Registrant’s Form 10-K (File No. 000-55648) filed with the Securities and Exchange Commission April 17, 2018)
4.18	Note in the principal amount of $52,493.59 issued June 19, 2017 (Incorporated by reference to Exhibit 4.18 to the Registrant’s Form 10-K (File No. 000-55648) filed with the Securities and Exchange Commission April 17, 2018)

4.19	Warrant issued to Gibbs International, Inc. issued June 19, 2017 (Incorporated by reference to Exhibit 4.19 to the Registrant’s Form 10-K (File No. 000-55648) filed with the Securities and Exchange Commission April 17, 2018)
4.20	Note in the principal amount of $53,438.36 issued June 29, 2017 (Incorporated by reference to Exhibit 4.20 to the Registrant’s Form 10-K (File No. 000-55648) filed with the Securities and Exchange Commission April 17, 2018)
4.21	Warrant issued to Cobbolo Limited dated June 29, 2017 (Incorporated by reference to Exhibit 4.21 to the Registrant’s Form 10-K (File No. 000-55648) filed with the Securities and Exchange Commission April 17, 2018)
4.22	Note in the principal amount of $54,123.29 issued June 29, 2017 (Incorporated by reference to Exhibit 4.22 to the Registrant’s Form 10-K (File No. 000-55648) filed with the Securities and Exchange Commission April 17, 2018)
4.23	Warrant issued to Delinvest Commercial Ltd issued June 29, 2017 (Incorporated by reference to Exhibit 4.23 to the Registrant’s Form 10-K (File No. 000-55648) filed with the Securities and Exchange Commission April 17, 2018)
4.24	8% Promissory Note between the Company and Andrey Novikov dated December 9, 2019 (Incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K (File No. 000-55648) filed with the Securities and Exchange Commission on December 11, 2019)
4.25	Form of 10% Original Issue Discount Senior Secured Convertible Note (Incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K (File No. 000-55648) filed with the Securities and Exchange Commission on July 2, 2020)
4.26	Warrant Agreement, dated June 30, 2020 (Incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K (File No. 000-55648) filed with the Securities and Exchange Commission on July 2, 2020)
4.27	Form of 10% Original Issue Discount Senior Secured Convertible Note (incorporated by reference to the Form 8-K filed with the Securities and Exchange Commission on July 2, 2020 (File No. 000-55648)
4.28	Warrant issued to Cavalry Fund I LP, dated July 31, 2020 (incorporated by reference to the Form 8-K filed with the Securities and Exchange Commission on August 6, 2020 (File No. 000-55648)
4.29	Warrant issued to Mercer Street Global Opportunity Fund, LLC, dated August 3, 2020 (incorporated by reference to the Form 8-K filed with the Securities and Exchange Commission on August 6, 2020 (File No. 000-55648)
4.30	Warrant issued to Pinz Capital Special Opportunities Fund, LP., dated August 5, 2020 (incorporated by reference to the Form 8-K filed with the Securities and Exchange Commission on August 6, 2020 (File No. 000-55648)
4.31	Form of 10% Original Issue Discount Convertible Note (incorporated by reference to the Form 8-K filed with the Securities and Exchange Commission on September 21, 2020 (File No. 000-55648)
4.32	Warrant Agreement, dated September 16, 2020 (incorporated by reference to the Form 8-K filed with the Securities and Exchange Commission on September 21, 2020 (File No. 000-55648)
4.33	Form of Original Issue Discount 10% Convertible Note (incorporated by reference to Exhibit 4.1 to the Current Report on form 8-K filed with the Securities and Exchange Commission on September 30, 2020).
4.34	Form of Warrant Agreement, dated September 24, 2020 (incorporated by reference to Exhibit 4.2 to the Current Report on form 8-K filed with the Securities and Exchange Commission on September 30, 2020).
4.35

Form of Original Issue Discount 10% Convertible Note issued to Mark Geist (Incorporated by reference to Exhibit 4.35 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 16, 2020).

4.36

Warrant issued to Mark Geist dated October 20, 2020 (Incorporated by reference to Exhibit 4.36 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 16, 2020).

4.37

Form of Original Issue Discount 10% Convertible Note issued to Bellridge Capital, LP (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2020).

4.38

Warrant issued to Bellridge Capital, LP dated November 25, 2020. (Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2020).

5.1	Opinion of Parsons Behle & Latimer *
10.1	Sublicense Agreement between Janor Enterprises and Qpagos Corporation dated May 1, 2015 (Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on May 13, 2016)
10.2	Additional Agreement No. 1 to Sublicense Agreement between Janor Enterprises and Qpagos Corporation dated November 1, 2015 (Incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on May 13, 2016)
10.3†	Employment Agreement Gaston Pereira (Incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on May 13, 2016)
10.4†	Employment Agreement Andrey Novikov (Incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on May 13, 2016)
10.5	Form of Securities Purchase Agreement (Incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on May 13, 2016)
10.6	Placement Agent Agreement (Incorporated by reference to Exhibit 10.6 to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on May 13, 2016)
10.7	Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.7 to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on May 13, 2016)
10.8	Consulting Agreement between Qpagos Corporation and Yogipay Corporation dated February 11, 2016 (Incorporated by reference to Exhibit 10.8 to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on May 13, 2016)
10.9	Consulting Agreement between Qpagos Corporation and Eurosa Inc. dated February 11, 2016 (Incorporated by reference to Exhibit 10.9 to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on May 13, 2016)

10.10	Form of Exchange Agreement (Incorporated by reference to Exhibit 10 to Amendment No. 1 to the Registrant’s registration statement on Form S-1 (File No. 333-192877) filed with the Securities and Exchange Commission on December 22, 2016)
10.11	Share Purchase Agreement between Panatrade Business Limited (QPAGOS S.A.P.I.) and QPAGOS Corporation dated August 27, 2015 (Incorporated by reference to Exhibit 11 to Amendment No. 1 to the Registrant’s registration statement on Form S-1 (File No. 333-192877) filed with the Securities and Exchange Commission on December 22, 2016)
10.12	Share Purchase Agreement between Panatrade Business Limited (Redpag Electronicos S.A.P.I.) and QPAGOS Corporation dated August 27, 2015 (Incorporated by reference to Exhibit 12 to Amendment No. 1 to the Registrant’s registration statement on Form S-1 (File No. 333-192877) filed with the Securities and Exchange Commission on December 22, 2016)
10.13	Consulting Agreement between Panatrade Business Limited and QPAGOS Corporation dated October 29, 2015 (Incorporated by reference to Exhibit 13 to Amendment No. 1 to the Registrant’s registration statement on Form S-1 (File No. 333-192877) filed with the Securities and Exchange Commission on December 22, 2016)
10.14	Consulting Agreement between Delinvest Commercial Ltd. and QPAGOS Corporation dated October 29, 2015 (Incorporated by reference to Exhibit 14 to Amendment No. 1 to the Registrant’s registration statement on Form S-1 (File No. 333-192877) filed with the Securities and Exchange Commission on December 22, 2016)
10.15	Consulting Agreement between Sergey Rumyantsev and QPAGOS Corporation dated May 1, 2015 (Incorporated by reference to Exhibit 15 to Amendment No. 1 to the Registrant’s registration statement on Form S-1 (File No. 333-192877) filed with the Securities and Exchange Commission on December 22, 2016)
10.16	Securities Purchase Agreement dated December 28, 2016 between the Registrant and Power Up Lending Group Ltd (Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on December 29, 2016)
10.17	Securities Purchase Agreement dated January 27, 2017 between the Registrant and Labrys Fund, LP (Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on February 1, 2017)
10.18	Securities Purchase Agreement dated February 21, 2017 between the Registrant and Power Up Lending Group Ltd (Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on March 1, 2017)
10.19	Securities Purchase Agreement dated August 25, 2017 between the Registrant and Power Up Lending Group Ltd (Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on May 1, 2017)
10.20	Securities Purchase Agreement dated June 19, 2017 between Registrant and Gibbs International Inc. (Incorporated by reference to Exhibit 10.20 to the Registrant’s Form 10-K (File No. 000-55648) filed with the Securities and Exchange Commission April 17, 2018)
10.21	Securities Purchase Agreement dated June 29, 2017 between Registrant and Delinvest Commercial Ltd. (Incorporated by reference to Exhibit 10.21 to the Registrant’s Form 10-K (File No. 000-55648) filed with the Securities and Exchange Commission April 17, 2018)
10.22	Securities Purchase Agreement dated July 29, 2017 between Registrant and Cobbolo Limited (Incorporated by reference to Exhibit 10.22 to the Registrant’s Form 10-K (File No. 000-55648) filed with the Securities and Exchange Commission April 17, 2018)
10.23	Securities Purchase Agreement dated July 29, 2017 between Registrant and Delinvest Commercial Ltd (Incorporated by reference to Exhibit 10.23 to the Registrant’s Form 10-K (File No. 000-55648) filed with the Securities and Exchange Commission April 17, 2018)
10.24	Amendment, dated April 30, 2018, to Employment Agreement, by and between QPAGOS Corporation and Gaston Pereira (Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K (File No. 000-55648) filed with the Securities and Exchange Commission on May 2, 2018)
10.25	Amendment, dated April 30, 2018, to Employment Agreement, by and between QPAGOS Corporation and Andrey Novikov (Incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K (File No. 000-55648) filed with the Securities and Exchange Commission on May 2, 2018)
10.26	Agreement to Organize and Operate a Joint Venture, dated June 14, 2018, by and among the Company, Digital Power Lending, LLC and Innovative Payment Systems, Inc. (Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8- K (File No. 000-55648) filed with the Securities and Exchange Commission on June 14, 2018)
10.27	Amendment, dated June 29, 2018, to Agreement to Organize and Operate a Joint Venture by and among the Company, Digital Power Lending, LLC and Innovative Payment Systems, Inc. (Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8- K (File No. 000-55648) filed with the Securities and Exchange Commission on July 2, 2018)
10.28	Amendment, dated July 16, 2018, to Agreement to Organize and Operate a Joint Venture by and among the Company, Digital Power Lending, LLC and Innovative Payment Systems, Inc. (Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8- K (File No. 000-55648) filed with the Securities and Exchange Commission on July 2, 2018)
10.29	Extension of Agreement to Organize and Operate a Joint Venture dated August 17, 2018 by and among the Company, Digital Power Lending, LLC and Innovative Payment Systems, Inc. (Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8- K (File No. 000-55648) filed with the Securities and Exchange Commission on August 24, 2018)

10.30	Amendment to Employment Agreement by and between the Company and Gaston Pereira (Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8- K (File No. 000-55648) filed with the Securities and Exchange Commission on June 17, 2019)
10.31	Amendment To Employment Agreement By And Between The Company And Andrey Novikov (Incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8- K (File No. 000-55648) filed with the Securities and Exchange Commission on June 17, 2019)
10.32	Stock Purchase Agreement Between the QPAGOS and Vivi Holdings, Inc. (Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8- K (File No. 000-55648) filed with the Securities and Exchange Commission on August 8, 2019)
10.33	Employment Agreement By And Between The Company And Andrey Novikov (Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8- K (File No. 000-55648) filed with the Securities and Exchange Commission on December 6, 2019)
10.34	Partial Settlement of Outstanding Balance Between the Company and Andrey Novikov (Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8- K (File No. 000-55648) filed with the Securities and Exchange Commission on December 11, 2019)
10.35	Executive Employment Agreement between Innovative Payment Solutions, Inc. and William Corbett, effective June 24, 2020 (Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8- K (File No. 000-55648) filed with the Securities and Exchange Commission on June 29, 2020)
10.36	Restricted Stock Agreement between Innovative Payment Solutions, Inc. and William Corbett, effective June 24, 2020 (Incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8- K (File No. 000-55648) filed with the Securities and Exchange Commission on June 29, 2020)
10.37	Indemnification Agreement between Innovative Payment Solutions, Inc. and William Corbett, effective June 24, 2020 (Incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8- K (File No. 000-55648) filed with the Securities and Exchange Commission on June 29, 2020)
10.38	Securities Purchase Agreement, between Innovative Payment Solutions, Inc. and Cavalry Fund I LP, dated June 30, 2020 (Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8- K (File No. 000-55648) filed with the Securities and Exchange Commission on July 2, 2020)
10.39	Security Agreement, between Innovative Payment Solutions, Inc. and Cavalry Fund I LP, dated June 30, 2020 (Incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8- K (File No. 000-55648) filed with the Securities and Exchange Commission on July 2, 2020)
10.40	Registration Rights Agreement, between Innovative Payment Solutions, Inc. and Cavalry Fund I LP, dated June 30, 2020 (Incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8- K (File No. 000-55648) filed with the Securities and Exchange Commission on July 2, 2020)
10.41	Securities Purchase Agreement, between Innovative Payment Solutions, Inc. and Cavalry Fund I LP, dated June 30, 2020 (incorporated by reference to the Form 8-K filed with the Securities and Exchange Commission on July 2, 2020 (File No. 000-55648)
10.42	Securities Purchase Agreement, between Innovative Payment Solutions, Inc. and Mercer Street Global Opportunity Fund, LLC, dated August 3, 2020 (incorporated by reference to the Form 8-K filed with the Securities and Exchange Commission on August 6, 2020 (File No. 000-55648)
10.43	Securities Purchase Agreement, between Innovative Payment Solutions, Inc. and Pinz Capital Special Opportunities Fund, LP., dated August 5, 2020 (incorporated by reference to the Form 8-K filed with the Securities and Exchange Commission on August 6, 2020 (File No. 000-55648)
10.44	Amended and Restated Security Agreement, between Innovative Payment Solutions, Inc. and Cavalry Fund I LP, as collateral agent, dated August 3, 2020 (incorporated by reference to the Form 8-K filed with the Securities and Exchange Commission on August 6, 2020 (File No. 000-55648)
10.45	Registration Rights Agreement, between Innovative Payment Solutions, Inc. and Mercer Street Global Opportunity Fund, LLC, dated August 3, 2020 (incorporated by reference to the Form 8-K filed with the Securities and Exchange Commission on August 6, 2020 (File No. 000-55648)
10.46	Registration Rights Agreement, between Innovative Payment Solutions, Inc. and Pinz Capital Special Opportunities Fund, LP., dated August 5, 2020 (incorporated by reference to the Form 8-K filed with the Securities and Exchange Commission on August 6, 2020 (File No. 000-55648)

10.47	Securities Purchase Agreement, between Innovative Payment Solutions, Inc. and Iroquois Master Fund Ltd., dated September 16, 2020 (incorporated by reference to the Form 8-K filed with the Securities and Exchange Commission on September 21, 2020 (File No. 000-55648)
10.48	Registration Rights Agreement, between Innovative Payment Solutions, Inc. and Iroquois Master Fund Ltd., dated September 16, 2020 (incorporated by reference to the Form 8-K filed with the Securities and Exchange Commission on September 21, 2020 (File No. 000-55648)
10.49	Securities Purchase Agreement between Innovative Payment Solutions, Inc. and Cavalry Fund I LP, dated September 24, 2020 (incorporated by reference to Exhibit 10.1 to the Current Report on form 8-K filed with the Securities and Exchange Commission on September 30, 2020).
10.50	Registration Rights Agreement between Innovative Payment Solutions, Inc. and Cavalry Fund I LP, dated September 24, 2020 (incorporated by reference to Exhibit 10.2 to the Current Report on form 8-K filed with the Securities and Exchange Commission on September 30, 2020).
10.51	Independent Director Services Agreement between Innovative Payment Solutions, Inc. and James Fuller, dated March 18, 2020 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2020).
10.52	Securities Purchase Agreement dated October 20, 2020 between Innovative Payment Solutions, Inc. and Mark Geist (Incorporated by reference to Exhibit 10.52 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 16, 2020).
10.53

Registration Rights Agreement, dated October 20, 2020 between Innovative Payment Solutions, Inc. and Mark Geist (Incorporated by reference to Exhibit 10.53 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 16, 2020).

10.54	Securities Purchase Agreement dated November 25, 2020 between Innovative Payment Solutions, Inc. and Bellridge Capital, LP. (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2020).
10.55	Registration Rights Agreement, dated November 25, 2020 between Innovative Payment Solutions, Inc. and Bellridge Capital, LP. (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2020).
99.1	Assignment and Transfer Agreement by and between Pinz Capital Special Opportunities Fund, L.P. and Cavalry Fund I LP, dated October 20, 2020.**
14.1	Code of Ethics (Incorporated by reference to Exhibit 14.1 to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on May 13, 2016)
21	List of Subsidiaries **
23.1	Consent of RBSM LLP.*
23.2	Consent of Parsons Behle & Latimer (contained in Exhibit 5.1)**

*	Filed herewith
**	Previously Filed
†	Indicates management contract or compensatory plan

101.INS	XBRL Instance Document *
101.SCH	XBRL Taxonomy Extension Schema Document *
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document *
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document *
101.LAB	XBRL Taxonomy Extension Label Linkbase Document *
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document *

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any acts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided , however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 to the Registration Statement on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Northridge, California, December 2, 2020.

INNOVATIVE PAYMENT SOLUTIONS, INC.

By:	/s/ William Corbett
Name:	William Corbett
Title:	Chief Executive Officer, Interim Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

/s/ William Corbett	Chief Executive Officer,	December 2, 2020
William Corbett	Interim Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

*	Chief Technology Officer and Director	December 2, 2020
Andrey Novikov

*	Director	December 2, 2020
James Fuller

*By:	/s/ William Corbett
William Corbett
Attorney-in-Fact